UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Whitehall Jewellers, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

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Preliminary Copy dated November 10, 2005
WHITEHALL JEWELLERS, INC.
155 North Wacker Drive
Suite 500
Chicago, Illinois 60606
[                    ], 2005
Dear Stockholder:
      You are cordially invited to attend a special meeting of stockholders of Whitehall Jewellers, Inc., a Delaware corporation, to be held at [                    ] (local time) on [                    ], at [                    ], Chicago, Illinois [                    ]. The formal notice of the meeting and the proxy statement are enclosed.
      On October 3, 2005, the company entered into a series of financing transactions with investment funds managed by Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. in an effort to improve the company’s financial condition and liquidity. These transactions involved a bridge loan of $30 million that has been consummated and an agreement to issue $50 million of secured convertible notes, the proceeds of which would be used to repay the bridge loan and for other corporate purposes. Stockholder approval of the proposals described in the enclosed proxy statement is a condition precedent to the obligations of the investors to purchase the secured convertible notes.
      At the special meeting, stockholders will be asked to:

1. approve the issuance of shares of our common stock pursuant to the terms of our secured convertible notes;

2. approve an amendment to our certificate of incorporation to effect a 1-for-2 reverse stock split of our capital stock;

3. elect one (1) Class I director, three (3) Class II directors and two (2) Class III directors; and

4. transact such other business, if any, as may properly come before the special meeting or any adjournments thereof.
      We believe the financing arrangements provided by the investors offer us a comprehensive approach to our financial condition and liquidity issues. Our bridge loan will also need to be repaid in December or January. The financing arrangements will provide funds that we will use to repay the bridge loan as well as additional funds for use in our operations.
      The Board of Directors believes that it is vitally important that you approve the proposals described in the enclosed proxy statement and elect the director nominees named in the enclosed proxy statement. If the company does not secure financing, there is substantial doubt as to whether the company will have sufficient capital to continue to operate its business as currently conducted.
      The matters to be considered at the meeting are of great importance to your investment and to the future of the company. The enclosed proxy statement contains important information concerning the proposals to be considered at the special meeting. We hope you will take the time to study it carefully.

      Your vote is very important, regardless of how many shares you own. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING EITHER IN PERSON OR BY PROXY. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. If you attend the special meeting, you may vote in person, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.
      We hope that you can attend the special meeting of stockholders.

Sincerely,

Robert L. Baumgardner
Chief Executive Officer

WHITEHALL JEWELLERS, INC.
155 North Wacker Drive
Suite 500
Chicago, Illinois 60606
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [                        ], 2005
To our Stockholders:
      We are notifying you that a special meeting of stockholders of Whitehall Jewellers, Inc., a Delaware corporation, will be held at [                    ] (local time) on [                    ], at [                    ], Chicago, Illinois [                    ] for the following purposes:

1. to approve the issuance of shares of our common stock pursuant to the terms of our secured convertible notes;

2. to approve an amendment to our certificate of incorporation to effect a 1-for-2 reverse stock split of our capital stock;

3. elect one Class I director, three (3) Class II directors and two (2) Class III directors; and

4. to transact such other business, if any, as may properly come before the special meeting or any adjournments thereof.
      The Board of Directors has fixed the close of business on [                    ], 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting of stockholders.
      Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares in person.
      This Notice of Special Meeting of Stockholders is first being sent to stockholders on or about [                    ], 2005.

By Order of the Board of Directors,

Jean K. FitzSimon
Senior Vice President, General Counsel and Secretary
[                    ], 2005

ii

APPENDIX A	—	Fairness Opinion
APPENDIX B	—	Bridge Loan Agreement
APPENDIX C	—	Form of Warrants
APPENDIX D	—	Purchase Agreement
APPENDIX E	—	Form of Notes
APPENDIX F	—	Registration Rights Agreement
APPENDIX G	—	Fourth Amendment to the Senior Credit Agreement
APPENDIX H	—	Vendor Term Sheet
APPENDIX I	—	Stockholder Rights Plan Amendment
APPENDIX J-1	—	Financial Statements for the Period Ended July 31, 2005
APPENDIX J-2	—	Financial Statements for the Fiscal Year Ended January 31, 2005

iii

WHITEHALL JEWELLERS, INC.
155 North Wacker Drive
Suite 500
Chicago, Illinois 60606
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [                        ], 2005
GENERAL INFORMATION
      This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Whitehall Jewellers, Inc., a Delaware corporation (the “Company”), for use at a special meeting of stockholders to be held at [                    ] (local time) on [                    ], at [                    ], Chicago, Illinois [                    ].
      The Board of Directors has fixed the close of business on [                    ], 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. On [                    ], 2005, Whitehall had outstanding (i) [                    ] shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 142 shares of Class B common stock, par value $1.00 per share (the “Class B Common Stock” and together with the Common Stock, the “Capital Stock”). A list of stockholders of record entitled to vote at the special meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the meeting, at the office of Whitehall located at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.
      Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendation of the Board of Directors as set forth in this proxy statement. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the special meeting.
      You may revoke your proxy at any time prior to voting at the special meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the special meeting and voting in person at the special meeting.
      This proxy statement is first being sent or given to stockholders on or about [                    ], 2005.
      References in this proxy statement to the “Company,” “Whitehall Jewellers,” “Whitehall,” “we,” “us,” and “our” refer to Whitehall Jewellers, Inc. and its subsidiaries. Our fiscal year ends January 31. References to fiscal years by date refer to the fiscal year beginning February 1 of that calendar year. For example, “fiscal year 2004” began on February 1, 2004 and ended on January 31, 2005.
ABOUT THE SPECIAL MEETING
What is the purpose of the special meeting?
      On October 3, 2005, the Company entered into a series of financing transactions with investment funds managed by Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. in an effort to improve the Company’s financial condition and liquidity. As a condition to the closing of these financing transactions, we are required to, among other things, solicit and obtain stockholder approval for certain matters. The financing transactions and the matters for which stockholder approval is required are described in detail in this proxy statement.

      At the special meeting, stockholders will act upon the following matters:

•	the approval of the issuance of shares of the Company’s Common Stock pursuant to the terms of our secured convertible notes (see Proposal 1);

•	the approval of an amendment to the Company’s certificate of incorporation providing for a 1-for-2 reverse stock split of the Company’s Capital Stock (see page Proposal 2); and

•	the election of one (1) Class I director, three (3) Class II directors and two (2) Class III directors (see Proposal 3).
      STOCKHOLDER APPROVAL OF EACH OF THE FOREGOING PROPOSALS IS A CONDITION PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO CONSUMMATE THE FINANCING TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT.
      In addition, management will respond to questions from stockholders.
What are the Board’s voting recommendations?
      The Board of Directors recommends that you vote your shares “FOR” the approval of the issuance of the shares of the Company’s Common Stock pursuant to the terms of our secured convertible notes, “FOR” the approval of an amendment to the Company’s certificate of incorporation and “FOR” the election of the nominees to the Board of Directors.
      Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. All properly executed and unrevoked proxies received in the accompanying form in time for the special meeting will be voted in the manner directed therein.
      If no direction is made on a proxy, the proxy will be voted “FOR” the approval of the issuance of the shares of the Company’s Common Stock pursuant to the terms of our secured convertible notes, “FOR” the approval of an amendment to the Company’s certificate of incorporation and “FOR” the election of the nominees to the Board of Directors. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the special meeting. If a proxy indicates that all or a portion of the votes represented by that proxy are not being voted with respect to a particular matter, the non-votes will not be considered present and entitled to vote on that matter, although the votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.
What happens if additional proposals are presented at the special meeting?
      Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the special meeting. If other matters are presented and you vote by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
Who is entitled to vote?
      Only stockholders of record at the close of business on the record date, [                    ], 2005, are entitled to receive notice of the special meeting and to vote the shares of Common Stock or Class B Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each holder of outstanding shares of Common Stock is entitled to one vote for each share of Common Stock held in that holder’s name with respect to all matters on which holders of Common Stock are entitled to vote at the special meeting. Each holder of outstanding shares of Class B Common Stock is entitled to 35.4208 votes for each share of Class B Common Stock held in that holder’s name with respect to all matters on which holders of Class B Common Stock are entitled to vote at the special meeting. Except as otherwise required by law, the holders of shares of Common Stock and Class B Common Stock shall vote together and not as separate classes.

What constitutes a quorum?
      If a majority of the voting power with respect to the shares of Common Stock and Class B Common Stock combined are represented in person or by proxy at the special meeting, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had [                    ] shares of Common Stock and 142 shares of Class B Common Stock outstanding and entitled to vote.
What are the effects of Abstentions and Non-votes?
      The shares represented by each properly executed unrevoked proxy received in time for the special meeting will be voted in accordance with the instructions specified therein. In the absence of instructions, the unrevoked proxies will be voted “FOR” Proposals 1, 2 and 3 and will be voted in accordance with the discretion of the proxy holders upon all other matters which may properly come before the special meeting. Pursuant to Delaware law, abstentions are treated as present and entitled to vote for purposes of determining a quorum at the special meeting, and therefore would have the effect of a vote against a proposal which requires the majority of the votes present and entitled to vote. A broker non-vote on a proposal is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.
How do I revoke my proxy?
      Any proxy received by our company may be subsequently revoked by the stockholder any time before it is voted at the meeting either by delivering a subsequent proxy or other written notice of revocation to our company at our principal executive offices or by attending the special meeting and voting in person.
How do I vote my shares at the special meeting?
      If you are a “record” holder of our Common Stock or Class B Common Stock (that is, if you hold your stock in your own name in the Company’s stock records maintained by our transfer agent), you may complete and sign the proxy card and return it to the Company or deliver it in person. If you hold shares of Common Stock or Class B Common Stock in “street name” (that is, through a broker, bank or other nominee), you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.
What vote is required to approve each proposal that comes before the special meeting?
      The ratification of the proposal to issue shares of Common Stock pursuant to the terms of the Company’s secured convertible notes requires the affirmative vote of a majority of votes cast by the holders present in person or represented by proxy and entitled to vote on such matter at the special meeting. Accordingly, if a quorum is present at the special meeting, an affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on this proposal will ratify the issuance of shares of Common Stock pursuant to the terms of the Company’s secured convertible notes. Because the vote to ratify this proposal requires a majority, abstentions and non-votes will have the same effect as votes against ratification of this proposal.
      The ratification of the proposal to approve an amendment to the Company’s certificate of incorporation to provide for a 1-for-2 reverse stock split of the Company’s Capital Stock requires the affirmative vote of the holders of a majority of the outstanding shares of our Capital Stock. Because the vote to ratify this proposal requires a majority, abstentions and non-votes will have the same effect as votes against ratification of this proposal.
      The election of the directors requires the affirmative vote of a plurality of votes cast by the holders present in person or represented by proxy and entitled to vote on such matter at the special meeting. Accordingly, if a quorum is present at the special meeting, the persons receiving the greatest number of votes by the holders will be elected to serve as the directors.

Who will bear the costs of soliciting votes for the meeting?
      The Company will bear the entire cost of the solicitation of proxies from its stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.
      The Company has also engaged the services of [                              ] to solicit proxies and to assist us in the distribution of proxy materials. [                              ] has agreed to provide consulting and analytic services and to assist in the solicitation of proxies, primarily from banks, brokers, institutional investors and individual stockholders. We have agreed to pay [                              ] a fee of $[          ] plus reasonable out-of-pocket expenses for its services.
PROPOSAL 1
ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO
THE SECURED CONVERTIBLES NOTES
Background of the Financing
      In August of 2003, the Company was named as one of the 14 defendants in a lawsuit brought by Capital Factors, Inc. (“Capital Factors”), which provided financing to defendant Cosmopolitan Gem Corp. (“Cosmopolitan”). Cosmopolitan was an entity with which the Company had certain consignment and other commercial arrangements. The complaint alleged that Cosmopolitan defrauded Capital Factors into advancing funds by misrepresenting Cosmopolitan’s finances and the profitability of its operations. It further alleged that the Company along with other persons and other entities, including other jewelry retailers, aided and abetted or participated in the alleged fraud. Additional litigation was filed against the Company and other defendants by two affiliated suppliers (“International” and “Astra”) to Cosmopolitan.
      The United States Attorney’s Office for the Eastern District of New York (the “U.S. Attorney”) commenced a criminal investigation regarding matters that included those alleged in the Capital Factors litigation. The Securities and Exchange Commission (the “SEC”) also initiated a formal inquiry of the Company with respect to matters that were the subject of the Capital Factors litigation. The Company also conducted its own internal investigation relating to these matters utilizing the services of outside counsel and a nationally recognized accounting firm.
      On November 21, 2003 the Company announced that its Chief Financial Officer had been placed on leave and that the Company had discovered that its Executive Vice President, Merchandising, violated a Company policy relating to documentation regarding the age of certain inventory. On December 11, 2003, the Company announced that, as a result of its ongoing internal investigation conducted in connection with the matter referred to in the Capital Factors lawsuit and related investigations by the U.S. Attorney and the SEC, it had terminated its Chief Financial Officer. The Company also subsequently terminated its Vice President of Merchandise.
      On December 22, 2003, the Company announced that it would restate results for fiscal 2000, 2001 and 2002, and the first two quarters ended July 31, 2003. These restatements primarily reflected the Company’s revision of the accounting treatment for vendor allowances associated with the Company’s return of certain substandard inventory to vendors, as well as certain previously unrecorded adjustments in earlier periods in fiscal 2003. The impact of these restatements decreased the Company’s earnings per diluted share by $0.01 for fiscal 2000, $0.03 for fiscal 2001, $0.02 for fiscal 2002 and decreased the loss by $0.01 for the 6-month period ended July 31, 2003.
      On February 12, 2004, a putative class action complaint was filed in the United States District Court for the Northern District of Illinois against the Company and certain former officers. This complaint alleged securities law violations, making reference to (1) the Capital Factors litigation, (2) the Company’s

November 21, 2003 announcement that it had discovered violations of Company policy with respect to documentation relating to the age of certain store inventory and (3) the December 22, 2003 announcement as to restatements of financial results. Additional securities law actions were filed with similar allegations. In addition, a stockholder derivative action was filed on June 15, 2004 in the Circuit Court of Cook County, Illinois against certain officers and directors of the Company. This complaint asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, breach of fiduciary duties for insider selling and misappropriation of information and contribution and indemnification. The factual allegations of this complaint were similar to those in the securities litigation. The securities and stockholder cases are still pending.
      On September 28, 2004, the Company announced that it entered into a non-prosecution agreement with the U.S. Attorney and that it reached a settlement of the Capital Factors litigation. Under the non-prosecution agreement, the Company committed to pay restitution to Capital Factors in the amount of $10.8 million and to pay $350,000 to the United States Government. The Company also committed to maintain a corporate compliance program and adopt various corporate governance and other changes. The U.S. Attorney agreed that, so long as the Company fulfills its obligations under the non-prosecution agreement for a period of three years, the U.S. Attorney would not prosecute the Company for any matters related to Cosmopolitan’s scheme to defraud Capital Factors or any other party.
      Pursuant to the settlement agreement with Capital Factors discussed above and the separate settlement agreement with International and Astra, the Company agreed to pay $10.8 million to Capital Factors and $1.93 million to International and Astra. These settlement agreements, together with the legal and related expenses related to the U.S. Attorney’s and the SEC’s investigation and the litigation related to Cosmopolitan, imposed substantial costs on the Company. The aggregate cost of these settlement agreements, together with the costs of legal and other professional fees, was approximately $20.9 million. In addition, these matters consumed a substantial amount of time, distracted management from normal business operations and resulted in management turnover, adversely affecting the Company.
      The Company results for fiscal year 2004, especially the Christmas season, were disappointing. These results, coupled with the settlement and litigation-related expenses discussed above, put financial pressure on the Company.
      As a result of the factors noted above, in November of 2004, the Company’s Board of Directors discussed exploring strategic alternatives for the Company.
      On January 6, 2005, Mr. Hugh M. Patinkin, the Company’s then Chairman and Chief Executive Officer, was approached by the chief executive of another jewelry retailer about the possibility of selling the Company.
      In late January of 2005, the Company engaged a financial advisor to analyze strategic alternatives, including a potential sale of the Company. Over the next few months, the firm contacted several industry participants, and the Company entered into confidentiality agreements with, and furnished information to, several potential buyers.
      During February 2005, the Company began working with a different investment banking firm with respect to a potential private placement of notes convertible into the Company’s Common Stock. The Company and this investment banking firm held discussions with several potential buyers about an offering of between $20 million and $40 million. In March of 2005, the Board of Directors concluded not to proceed further with this financing at that time.
      On March 30, 2005, Mr. Patinkin died unexpectedly. The Board met that day and elected Mr. Daniel H. Levy as the nonexecutive Chairman of the Board and Ms. Lucinda M. Baier as the interim Chief Executive Officer. On April 13, 2005, Ms. Baier was named as the permanent Chief Executive Officer. Ms. Baier had joined the Company as its President and Chief Operating Officer in November 2004.
      After the death of Mr. Patinkin, another industry participant expressed an interest in a business combination with the Company. Discussions with potential buyers continued but all parties, other than the party that approached Mr. Patinkin in January, decided not to present proposals. This original party did present a verbal, informal indication of interest in April 2005 at a price at or slightly above the then market price of $7 per share. The Board concluded, after analysis by and discussions with its financial advisors, that the price offered was inadequate and determined not to proceed with this proposal at that time. This party indicated that it was not interested in waiting to consider a transaction later in the year.
      During this period the Company also had discussions with potential sources of private equity and other potential financing services.
      In early 2005, the Company commenced negotiations with its bank lenders about modifying its credit facility to provide additional liquidity. The credit facility was amended, effective April 6, 2005, in order to, among other things, (i) provide for additional availability under the revolving credit facility through the funding of a $15.0 million additional facility from LaSalle Bank National Association (“LaSalle”) and Back Bay Capital Funding LLC (“Back Bay”), which was funded at closing and was to be due July 31, 2006, (ii) add a discretionary overadvance subfacility from LaSalle of $2 million, (iii) terminate the precious metal consignment facility, (iv) shorten the maturity date for all amounts from July 28, 2007 to July 31, 2006, (v) increase the interest rate payable on LIBOR loans from 2.50% to 3.00% above LIBOR and (vi) add financial covenants and modify existing financial covenants and borrowing base calculations.
      Over the next several months, the Company and its financial advisors continued to contact various parties about a potential business combination as well as other possible financing alternatives.
      On April 19, 2005, Newcastle Partners, L.P., an investment fund, and various related persons (collectively, “Newcastle Parties”) filed a Schedule 13D indicating that they owned 2,018,400 shares of the Company’s Common Stock as of April 15, 2005, representing 14.5% of the Company’s outstanding shares. This filing indicated that they had purchased these shares for an aggregate purchase price of $15,091,280. In this filing, the Newcastle Parties stated that they intended to enter into discussions with management to discuss the performance of the Company and discussions with the Board of Directors to seek Board representation.
      On June 23, 2005, the Company announced the election of Mr. Steven J. Pully, the President of Newcastle Management, L.P. (“Newcastle”), as a director. As part of the non-prosecution agreement that was entered into with the U.S. Attorney, the Company was required to expand its Board of Directors by two people, with one person having a financial background and another having a legal background. The board and the search firm that was charged with finding new directors agreed that Mr. Pully could satisfy either the financial or legal background requirement in light of Mr. Pully’s experience as an investor, CFA, CPA and attorney. On July 5, 2005, the Company announced that Mr. Levy had resigned as the nonexecutive Chairman of the Board and that it had elected Mr. Pully to this position. On November 10, 2005, Mr. Pully was replaced by Mr. Levy as the Chairman of the Board.
      Also in July of 2005, the Board of Directors initiated a search for a new Chief Executive Officer for the Company.
      On July 12, 2005, the Board of Directors formed a special committee of the Board of Directors consisting of Messrs. Levy (Chairman), Richard K. Berkowitz and Sanford Shkolnik (the “Special Committee”) to consider potential financing proposals in light of Newcastle’s interest in being a potential source of financing and Mr. Pully’s status as Chairman of the Board of Directors. Mr. Pully did not participate in the consideration of the formation of this special committee and subsequently questioned the role ultimately assigned to the Special Committee. Mr. Pully felt that the role of the Special Committee should have been to limited to determining the fairness of any financing proposals but not the body that determines whether the Company needs to complete a financing, which party to complete a financing with and when a financing should be completed.
      Mr. Pully did not attend the portion of the meeting where the creation of the Special Committee of the Board of Directors was discussed and established. Mr. Pully departed the meeting, as planned, to meet with a prospective Chief Executive Officer candidate for the Company. Mr. Pully did not have reason to believe prior to departing the meeting that a special committee would be discussed or established. At a meeting of the Board of Directors on June 30, 2005, Mr. Pully suggested that additional financial analysis be conducted in connection with the updating of the Company’s assessment of its financing needs. Significant additional financial analyses were undertaken by the Company in connection with the Board’s direction. Mr. Pully believes that financial analysis either stopped or slowed considerably after the formation of the Special Committee. The Board does not agree with Mr. Pully’s view. Financial analyses continued after the establishment of the Special Committee. The majority of the communication of these analyses were shared with the Special Committee, not the full Board, because Newcastle was a possible participant in certain financing alternatives. These analyses were predicated on the belief of the Board of Directors that retention of a new Chief Executive Officer constituted an important part of the Company’s investment thesis.
      During July 2005 and thereafter, the Board of Directors continued to review various issues confronting the Company, including the possibility of raising additional funds and the advisability of selling or closing underperforming stores. During this period, the Company discussed with the agents for its credit facility its plans to seek additional equity or quasi-equity financing (i.e., convertible debt) and the consideration of potential store closings in light of the Company’s weak results throughout 2005. During this period, Newcastle and Reed Conner & Birdwell LLC, another substantial stockholder (“RCB”), indicated that they were interested in providing additional financing to the Company but did not present specific proposals. Mr. Pully advised the Board of Directors that in his view an investment thesis would be needed to support any financing.
      On August 10, 2005, the Company announced that it had entered into an employment agreement with Ms. Beryl Raff as its Chief Executive Officer, Ms. Raff also was elected a director, effective upon her commencing full-time service. Due to notice periods in her agreement with her employer, she was not expected to commence full-time service with the Company until mid-September. In connection with the hiring of Ms. Raff, Ms. Lucinda M. Baier stepped down as Chief Executive Officer, effective August 11, 2005, but continued as President and Chief Operating Officer. In addition, the Company’s agreement with Ms. Baier was amended, providing that she could terminate her employment with the Company within 60 days prior to December 9, 2005 and receive certain severance payments. Ms. Baier resigned from the Company, effective October 13, 2005.
      During the period from August 10 through September 5 of 2005, Company management and members of the Board of Directors engaged in discussions with Ms. Raff concerning Company matters, including revision of its projections, merchandising strategy, potential new hires, financing alternatives, possible store closings and potential extension of maturity or other revisions to its credit facility, among other things. Discussions were also held with the lenders serving as agents for the credit facility, Newcastle and RCB as well as certain other potential investors. Discussions also took place with some significant vendors as to the need for vendor support or a restructuring of obligations to vendors. As a result of management’s analysis, views expressed by Ms. Raff, continued poor financial results and these discussions, the Company’s projections of future performance were reduced, and management estimated that approximately $40-50 million of financing was needed to be raised for the Company to meet its liquidity needs.
      During this period, discussions were held with Newcastle and RCB about potential equity financings, such as the sale by the Company of equity to them in a private transaction or a rights offering of Common Stock in which all stockholders would be offered the opportunity to subscribe for shares of the Company’s Common Stock at a 20 percent discount to the average market price of the stock over a period of time prior to the commencement of the rights offering. It was contemplated that Newcastle and RCB would provide back-up commitments to buy shares not otherwise purchased. Newcastle furnished draft documents relating to this proposal. Ms. Raff’s participation during these discussions was a significant factor in obtaining this proposal. The Company also contacted two industry participants with which it had sale discussions earlier in the year, but these companies decided not to make a proposal.
      On August 23, 2005 the Company hired Standard & Poor’s Corporate Value Consulting (which is now a part of Duff & Phelps, LLC, and hereinafter referred to as “Duff & Phelps”), to serve as a financial advisor to the Special Committee and the Board of Directors in connection with the consideration of financing proposals. In accordance with the engagement letter between the Company and Duff & Phelps, there were two separate phases of engagement. In Phase I, Duff & Phelps served as a financial advisor to the Special Committee in connection with a review of the Company’s financing alternatives. Under Phase II, Duff & Phelps was retained to provide an opinion, if requested by the Company, regarding the fairness, from a financial point of view, of a potential transaction. As contemplated under Phase II, Duff & Phelps rendered such an opinion of the Financing (as defined below).
      On September 7, 2005, Mr. Mark E. Schwarz, a principal of Newcastle, sent the Special Committee a nonbinding financing proposal dated September 6, 2005. This Newcastle proposal contemplated the issuance of $45 million in convertible notes, bearing interest at 20%, payable quarterly partly in kind (i.e., through the issuance of more notes) and partly in cash. These notes would be convertible into Common Stock at a rate equal to the average price of the Common Stock for the ten business days preceding the first interest payment date (or, in the case of notes issued as payment-in-kind for interest, the ten business days preceding the relevant interest payment date). These notes would be secured by a security interest in the Company’s assets junior to that held by the banks. The proposal contemplated that the Company would issue to Newcastle warrants to acquire 20% of the Company’s fully-diluted shares in connection with the note financing with an exercise price of $0.01 per share. This proposal was subject to a number of conditions. The proposal also contemplated that the interest rate on the notes being increased to 25% per annum if stockholder approval of the share issuances upon conversion of the notes was not procured. This proposal was conditioned upon, among other things, Ms. Raff becoming and continuing to be the Chief Executive Officer of the Company.
      On September 7, 2005, Ms. Raff informed the Company that she had resigned all positions with the Company and was returning the compensation paid to her. The Board of Directors met, and steps were taken to try to contact Ms. Raff and her counsel to request that she withdraw the letter. These efforts were unsuccessful.
      On September 8, 2005, the Company issued a press release announcing Ms. Raff’s resignation. The press release indicated that the Company was reviewing its financial situation in light of current and forecasted operating results and management changes and that it believed it needed additional capital to support its operations. The release noted that the Company was evaluating financing alternatives and seeking payment extensions from vendors and had slowed the payment of accounts payable. The release discussed the Company’s planned retention of restructuring professionals as well as the need to pursue other alternatives, such as a restructuring of its obligations, if its efforts to procure additional financing were not successful. Finally, the release noted that the Company did not expect to be able to file its Quarterly Report on Form 10-Q for its second fiscal quarter on a timely basis and that it expected to report a net loss for that quarter.
      The Company commenced arbitration proceedings against Ms. Raff on September 27, 2005 seeking to enforce the non-competition provision and to recover damages based on Ms. Raff’s resignation in light of the obligations under her employment agreement.
      The Board of Directors and the Special Committee held numerous meetings from September 8 through October 3 of 2005 by conference telephone. Given the financial and liquidity issues facing the Company, the Board of Directors concluded that it should consider the interests of the creditors of the Company as well as the interests of stockholders.
      The pressure from vendors and other creditors on the Company intensified. A number of vendors stopped or delayed shipments, and the Company became increasingly concerned about its ability to have sufficient inventory for the holiday season. In addition, employee morale and turnover, which were already a concern, became more serious issues.
      On September 9, 2005, the Company retained the firm of Shaw Gussis Fishman Glantz Wolfson & Towbin LLC (“Shaw Gussis”) to serve as its restructuring counsel. On September 15, 2005, FTI Consulting, Inc. (“FTI Consulting”) was retained by the Company to serve as a financial advisor in its restructuring efforts. The Company engaged in intensive discussions with lenders, vendors and potential investors.
      In seeking a financial advisor for its restructuring activities, the Company had contacted a number of firms. One of these firms, Financo, Inc. (“Financo”), contacted the Company, suggesting it meet with Prentice Capital Management, L.P. (“Prentice”) as a potential financing source. In addition, both Back Bay and LaSalle suggested that the Company contact Prentice due in part to prior experience with Prentice and its principals.
      Over the next few weeks, representatives of Prentice and the Company engaged in discussions regarding a proposed bridge loan financing to the Company that would be refinanced with a larger convertible note transaction that would be completed subject to any required stockholder approval and customary conditions. At the same time, Prentice, along with representatives of the Company, engaged in a series of intensive discussions with the Company’s senior lenders and key trade creditors with the goal of reaching a comprehensive agreement regarding financing for the Company and the resumption of key shipments of merchandise by the Company’s key suppliers.
      On September 12, 2005, Mr. Mark Schwarz of Newcastle submitted to the Special Committee a nonbinding proposal for an issuance of $35 million of convertible notes. These notes would have a maturity of three years, bear interest at 15% (5% payable in cash and 10% payable-in-kind through the issuance of additional notes) and be secured by a security interest in the Company’s assets junior to that securing the Company’s credit facility. Under the proposal, Newcastle would be issued 10-year warrants for 19.9% of the outstanding Common Stock of the Company, exercisable at $0.01 per share, and $10 million of the notes would be convertible into 90% of the fully diluted Common Stock of the Company (after dilution from the warrants). This proposal had a number of conditions, including (1) the Company’s bank lenders agreeing to extend the term of the credit facility to three years, waive defaults and provide additional borrowings of $15 million, (2) principal trade vendors agreeing to a 5-year payout of existing trade payables, (3) key vendors continuing to provide trade credit, (4) appointment of a chairman, president and chief executive officer designated by Newcastle and, potentially, other management acceptable to Newcastle, and (5) reconstitution of the Board of Directors. The proposal also provided that the interest rate on the notes would increase to 24% per annum (5% per annum in cash and 19% paid in kind through the issuance of new notes) if stockholder approval of the equity issuance was not received within 120 days of closing. The Newcastle proposal expired on September 15, 2005.
      On September 13, 2005, Ms. Baier, then the Company’s President and Chief Operating Officer, and Mr. John Desjardins, the Company’s Executive Vice President and Chief Financial Officer, met with Messrs. Jonathan Duskin and Michael Zimmerman, two principals of Prentice, and representatives from Shaw Gussis in Boston. Various discussions followed, and substantial amounts of information were supplied by the Company to Prentice. Later that morning, Ms. Baier and Mr. Desjardins met with certain of the Company’s lenders and their counsel and the Company’s counsel in Boston. Various discussions followed.
      On September 14, 2005, the Company’s bank lenders sent the Company a letter, alleging that the Company was in default under its credit facility and, as a result, the banks were not obligated to make further advances. Therefore, the banks took the position that any further advances were discretionary. The banks also reserved their rights and remedies with respect to the alleged defaults, including the right to accelerate the obligations of the Company under the credit facility and to foreclose on the assets of the Company. As disclosed in a Form 8-K filed with the SEC on September 20, 2005, the Company did not accept the banks’ position expressed in the letter at that time. On September 14, 2005, representatives of the banks also indicated that the lenders would not provide any further advances unless the Company had entered into a letter of intent with a financing source. The banks also indicated in several discussions that they were not interested in providing debtor-in-possession financing to the Company if it should file for bankruptcy protection. Based in part upon consideration of the banks’ position that they were not interested in providing debtor-in-possession financing and considering the security interest held by the banks in substantially all of the Company’s assets, the Company concluded that there was a significant possibility that a bankruptcy filing by the Company could result in a liquidation, rather than a reorganization, of the Company.
      The banks provided some additional funding but continued to express substantial concern that the Company needed to accept a financing proposal. They indicated that, from the banks’ perspective, in light of the Company’s financial position, that unless the Company had entered into a term sheet for additional financing, not later than September 21, 2005, the banks would be unwilling to advance any additional funds.

      On September 18, 2005, Mr. Mark Schwarz of Newcastle submitted to the Special Committee another nonbinding proposal for an issuance of $35 million of convertible notes. The terms of this proposal were almost identical to the terms of the September 12, 2005 Newcastle proposal, except that this proposal added a 1.5% fee to Newcastle ($525,000) upon the funding of the convertible notes and a non-refundable payment of $150,000 to Newcastle for reimbursement of its fees and expenses, plus agreement to pay any additional fees and expenses. This proposal expired on September 19, 2005.
      Five of the Company’s largest vendors, representing more than half of the Company’s merchandise accounts payable, met with representatives of the Company in Chicago on September 20, 2005. These vendors expressed a strong desire for the Company to seek a solution outside of bankruptcy. The vendors cited recent poor experiences they had experienced in other bankruptcy restructurings in the jewelry industry.
      Over the course of September 20 and 21, 2005, Newcastle made further written and oral modifications to its proposal. The final September 21, 2005 proposal from Newcastle contemplated issuance of up to $45 million of convertible notes and a $30 million bridge loan facility. These notes would have a maturity of three years, bear interest at 15% (5% payable in cash and 10% payable-in-kind through the issuance of additional notes) and be secured by a security interest in the Company’s assets junior to that securing the Company’s credit facility. The first $35 million of the notes were to be issued in connection with the refinancing of the bridge loan and an additional $10 million were issuable at the Company’s option. In conjunction with these $10 million in notes, upon the issuance thereof, the Company was to issue to Newcastle 10-year warrants exercisable at $1.50 per share for 10 million shares of the Common Stock of the Company. In conjunction with the bridge loan, Newcastle would also be issued 10-year warrants for 19.9% of the outstanding Common Stock of the Company, exercisable at $0.01 per share. This proposal had a number of conditions, including (1) the Company’s bank lenders agreeing to extend the term of the credit facility for three years and waive defaults, (2) principal trade vendors agreeing to a payout over time of existing trade payables, (3) key vendors continuing to provide trade credit, (4) reconstitution of the Board of Directors, (5) reimbursement to Newcastle of its reasonable fees and expenses, and (6) stockholder approval. Newcastle was to receive a 2.00% fee for the Bridge Loan and a 1.00% fee upon funding of the convertible notes. The bridge loan was to mature at the earlier of (i) 120 days from funding or (ii) stockholder approval of the convertible notes. This proposal expired on September 21, 2005.
      During the period between September 15, 2005 and September 21, 2005, Prentice made a series of written proposals and oral modifications thereto addressing issues of concern raised by the Board of Directors and the Special Committee. The final September 21, 2005 proposal from Prentice contemplated a term sheet with Prentice (the “Prentice Term Sheet”), which the Company signed on September 21, 2005 providing that Prentice and other participating investors would agree to provide a bridge loan to the Company in the aggregate amount of $30 million and, in connection therewith, would receive warrants to purchase approximately 20% of the Company’s Common Stock and (B) purchase $50 million in convertible secured notes subject to certain conditions, including (1) stockholder approval, (2) an agreement with vendors to, among other things, accept payments over time, (3) modification of the Company’s credit agreement consistent with the terms ultimately embodied in a fourth amendment to the senior credit agreement, (3) agreements with landlords as to certain lease termination costs and rent reductions, (4) no material adverse change and (5) execution of definitive agreements. The notes were to have a 3-year term, bear interest at 15% per annum, payable quarterly, payable in cash or additional shares of Common Stock at the Company’s option. The Prentice Term Sheet contemplated that the notes would be convertible into Common Stock and that Prentice and the other investors would receive 7-year warrants for Common Stock (the “Series B Warrants”) with an exercise price equal to 110% of the conversion price of the notes. The Prentice Term Sheet provided that Prentice would have the right through the conversion of the notes, shares issued as interest on the notes and through the exercise of the warrants, to acquire 87% of the Common Stock of the Company. The Prentice Term Sheet contemplated that the bridge loan be made and the warrants for 19.9% of the Common Stock of the Company be issued. Both the bridge loan and the convertible notes were to be secured by a security interest in the Company’s assets junior to that held by the banks. The Prentice Term Sheet was nonbinding, except that the Company was required to deal exclusively with Prentice through September 24, 2005, give Prentice access to certain information and bear Prentice’s expenses.

      On September 21, 2005, the Special Committee met by telephone with management and representatives of Shaw Gussis, FTI and Duff & Phelps to discuss the pending proposals from Newcastle and Prentice. Duff & Phelps had prepared an analysis of the two offers and their respective impacts on stockholder dilution. Duff & Phelps also provided some analysis of liquidity created by the two proposals. A lengthy and detailed discussion of the two proposals occurred, with focus on the terms of the proposals, the potential reactions from the vendors and the banks, conditions to closing and the time needed to close. After soliciting and receiving input from management, Shaw Gussis, Duff & Phelps and FTI, the Special Committee determined that the economics of the Prentice offer (including the fact that the Prentice proposal offered $5 million more in financing than the Newcastle offer) were at least somewhat superior to that of Newcastle, the vendors and lenders were both clearly comfortable with Prentice and had not expressed similar support for a transaction with Newcastle, the intense pressure being applied to the Company by the banks to execute a term sheet with some party that day required prompt action, and Prentice appeared to be in a position to move promptly toward closing. The Special Committee concluded that there were terms of the Prentice proposal that should be negotiated further and that such negotiation could be conducted as the process of formal documentation proceeded. The final conclusion of the Special Committee was that it should recommend to the Board of Directors that the Company sign the Prentice Term Sheet.
      Thereafter, on September 21, 2005, the Board of Directors met by telephone with management and representatives of Shaw Gussis and FTI to hear the recommendation of the Special Committee and to consider taking action thereon. Mr. Pully expressed concerns about the unlimited nature of the Prentice expense reimbursement provision, the inclusion of an exclusivity provision, his view that there was greater stockholder dilution under the Prentice proposal than under the Newcastle proposal and the existence of a material adverse change (of or in) condition, among other things. The Board debated those issues, and solicited and received comments from the various advisors to the Company present on the call. The Board considered the relative economic terms of the two proposals, the existence of intense pressure from the banks to sign a term sheet that day, the apparent comfort of the banks and vendors with the Prentice proposal and the perception that the Prentice deal could be promptly finalized and closed. Counsel reminded the Board that in light of the Company’s current financial condition, the Board should consider both the best interests of creditors in addition to the interests of its stockholders. The Board voted to authorize and direct management to execute the term sheet from Prentice, with Mr. Pully abstaining. The Company did execute the term sheet submitted by Prentice (the “Prentice Term Sheet”) on September 21, 2005.
      On September 22 and 23, 2005, Ms. Baier and Mr. Desjardins, together with representatives of Shaw Gussis and FTI, met with Mr. Duskin and his counsel, representatives of the Company’s five largest trade vendors and their counsel, and representatives of the banks and their counsel in New York to discuss the relationship between the Company and its trade vendors and related issues. By the end of the day on September 23, 2005, the Company, Prentice, the vendor representatives and the banks had reached general agreement on a methodology for the payment of trade debt existing as of that day, terms for the delivery of and payment for goods for the upcoming holiday season and certain modifications to the banks’ loan documents relating to the arrangement with the vendors.
      On or about September 26, 2005, the Company, the banks, the vendors and Prentice finalized a term sheet (the “Vendor Term Sheet”) that set forth the terms of understanding between such parties. See “Proposal 1 — Vendor Term Sheet.”
      On September 24, 2005, the Board met, together with members of management, representatives of Sidley Austin Brown & Wood LLP, the Company’s outside corporate counsel (“Sidley”), and Shaw Gussis to discuss the draft agreements which had been furnished by Prentice. Mr. Pully furnished a list of written comments, and other comments were made by other directors, management and counsel. Among other things, concerns were expressed about the conditions in the Prentice transaction concerning consents from landlords, the question of whether the 3-year maturity of the notes gave the Company sufficient time to procure more permanent financing, and how any proceeds of any legal actions against Ms. Raff and, potentially certain other persons, should be shared. Concerns also were expressed as to the breadth of the representations and warranties and the material adverse change condition, which were viewed as making the transaction more conditional. Mr. Pully also questioned whether Prentice would have any partners and asked who the partners might be, encouraging people involved in the negotiations to obtain such information. Mr. Pully noted the uncertainty related to the stockholder approval requirement, especially in light of the Newcastle’s substantial ownership. He indicated that, based on the information that he had then, he planned to oppose the transaction.
      During negotiations between the Company and its representatives and Prentice and its representatives from September 24 through October 3, a number of significant changes were agreed upon by Prentice and the Company to the contemplated transaction and related documents. These changes included, among others, the following:

•	The Company was given the right to make two one-year extensions to the maturity of the notes if no event of default or event which, with notice or lapse of time or both would constitute an event of default, exists.

•	The interest rate on the notes was reduced from 15% to 12%, with interest now being paid entirely in Common Stock during the first three years and in cash thereafter and with all of the shares payable as interest to be issued if the notes were to be converted prior to the third anniversary of issuance.

•	The concept of Series B Warrants was eliminated, and the exercise price of the warrants issued in connection with the bridge loan and the conversion price of the notes both were set at $0.75 per share.

•	The condition relating to modifications of arrangements with landlords was eliminated.

•	The representations and warranties were limited somewhat and the material adverse effect condition was modified, so that only an “Extremely Detrimental Effect” would be required for this closing condition to apply.

•	A provision was added providing that proceeds, if any, from proceedings concerning Ms. Raff (net of expenses and the costs of any counterclaims) relating to her employment agreement would be paid 20% to the Company and 80% to a trust or other vehicle for the benefit of the Company’s stockholders immediately prior to the closing date of the purchase of the notes and, potentially, certain creditors of the Company.

•	Provisions were added requiring the Company to maintain its indemnification arrangements with directors and officers and to maintain directors’ and officers’ insurance and committing Prentice to advance funds to the Company to purchase this insurance if necessary.

•	The exclusivity provisions were modified to allow the Company to consider potential superior proposals, if any. Additionally, the parties agreed to eliminate a requirement that the Company hold a stockholders meeting to consider the Prentice transaction even if the Board of Directors were to determine to accept a superior proposal.

•	The aggregate expense reimbursement to Prentice was capped at $750,000.
      During this period, the Company and its representatives negotiated the terms of a fourth Amendment to the senior credit agreement with the banks and their representatives. Prentice and other representatives participated in many of these discussions and negotiated the terms of an intercreditor agreement with representatives of the banks as it related to the bridge facility.
      Numerous meetings of the Special Committee and the Board of Directors were held by conference telephone calls from September 21 through October 3 of 2005. A number of these meetings are discussed below.
      On September 26, a broader group of vendors met in New York to discuss the vendor term sheet. At this meeting, the vendors also heard a separate presentation from Jonathan Duskin of Prentice. After this meeting, a number of additional vendors executed the vendor term sheet.
      On September 26, 2005, meetings of the Special Committee and the Board of Directors were held to consider the request from Prentice for an extension of the exclusivity period as well as the status of negotiations with Prentice, the banks and the vendors. Management, as well as representatives of Sidley, Shaw Gussis, FTI Consulting and McDermott Will & Emery (which had been retained to serve as special counsel to the Board and the Special Committee, “McDermott”), were present at these meetings. The representative from Shaw Gussis reported on the strong support by the vendors for a transaction with Prentice as well as the views expressed by an agent for the banks that the extension should be granted. The Special Committee unanimously recommended that exclusivity be extended through September 29, 2005. The Board of Directors approved this extension with all members supporting the extension, except for Mr. Pully, who abstained. Mr. Pully continued to express concern about the uncertainties he saw with respect to the Prentice transaction. Mr. Pully also objected to the extensions that were being proposed of the exclusivity period with Prentice. Mr. Pully noted that the Company was paying Prentice’s expenses with no obligation on Prentice’s part to move forward. Mr. Pully pointed out to the board that he did not believe that exclusivity was appropriate and that the exclusivity provisions may have a chilling effect on other offers.
      On September 27, 2005, Newcastle submitted a revised proposal with a stated expiration date of September 30, 2005. The revised proposal increased the contemplated convertible note issuance from the September 21, 2005 proposal to $50 million. Reflecting the increased financing, the ultimate percentage ownership which the investors would acquire by full exercise of conversion and warrant rights was increased to approximately 87%. This nonbinding offer was not extended past its stated expiration date.
      On September 28, 2005, the Special Committee met with members of management, as well as representatives of FTI, Sidley, Shaw Gussis and McDermott present. The Special Committee discussed the selection of a financial advisor to opine on the fairness of the Prentice proposal. In addition, the representative from Shaw Gussis reviewed the provisions of the vendor term sheet, noting his view that concessions made by the vendors and the high percentage of vendor participation was impressive. Mr. Levy and counsel reviewed the status of the negotiations with Prentice. The Special Committee unanimously recommended the approval of the vendor term sheet to the Board of Directors.
      The Board of Directors then met with members of management and FTI, Sidley, Shaw Gussis and McDermott who had attended the Special Committee meeting present. At this meeting, the Board authorized the execution of the vendor term sheet with all members voting in favor other than Mr. Pully, who abstained.
      On September 29, 2005, the Board of Directors met with members of management and representatives of Sidley, Shaw Gussis and FTI present. The Board raised the request from Prentice to extend exclusivity further. Mr. Pully argued against extending exclusivity without having Prentice cap the amount of its expense reimbursement. Mr. Levy reported on conversations the Company had with representatives of the banks about their concern that an extension be given and their statement that they would not provide additional loans to the Company if a transaction were not entered into on or before October 3. The Board approved an extension of exclusivity through October 3 with all directors voting in favor, other than Mr. Pully, who abstained. The selection of a financial advisor to provide a fairness opinion was discussed, including proposals from several firms. The meeting was adjourned and reconvened later in the day. The Board of Directors then authorized the retention of Duff & Phelps, with all directors in favor, other than Mr. Pully, who abstained.
      The Special Committee met later in the day with management and representatives of Sidley, Shaw Gussis and McDermott and FTI Consulting present, and discussed the relative merits of the Prentice Term Sheet and the revised proposal from Newcastle received on September 27, 2005.
      On September 30, 2005, Mr. Levy, Mr. Desjardins, representatives of Shaw Gussis, Sidley and FTI participated in day long meetings in New York with representatives of the Company’s banks, Prentice and their counsel and advisors. During those meetings the Company, Prentice and the banks negotiated the terms of the loan agreements and other agreements with Prentice.
      On October 2, 2005, a meeting of the Board of Directors was held in which directors, management and representatives of Sidley, Shaw Gussis, McDermott, Duff & Phelps and FTI were present. Counsel, management and Mr. Levy reviewed the status of the negotiations with Prentice and Mr. Desjardins led a discussion regarding the preparation of the revised projections. Counsel reviewed the contemplated terms of the bridge loan agreement, vendor term sheet, securities purchase agreement, notes, warrants and registration rights agreement. The potential interests of certain officers in a transaction (see “Interests of Certain Persons in the Financing”) were noted.

      The Board of Directors met on the morning of October 3 with management and representatives of Sidley, Shaw Gussis, McDermott, Duff & Phelps present. Counsel reviewed the contemplated text of the resolutions that were expected to be presented for consideration later in the day. At this meeting, Mr. Pully continued to express concerns about the Prentice proposal. The meeting was adjourned until later in the day.
      Later that morning Mr. Pully distributed a comparison he had prepared of the Prentice and Newcastle proposals in which he argued that the Newcastle offer was superior.
      The Special Committee met around noon on October 3, 2005 with management and representatives of Sidley, Shaw Gussis, McDermott, FTI and Duff & Phelps present. Mr. Duskin joined the call and gave a presentation on why Prentice was interested in the Company, stating that he believed that the Company had tremendous brand equity but had suffered from various exogenous factors, including the Capital Factors litigation and the death of Mr. Hugh M. Patinkin. He stated that the Company should close some stores and dispose of some inventory, noting that 75 stores were generating substantial losses. Mr. Duskin noted that several companies in the retail jewelry industry had found it necessary to engage in restructurings and that he thought the consolidation of the industry presented opportunities. He also discussed the experience that Prentice and its principals had in similar transactions in the retail industry. Mr. Duskin left the call. The Special Committee then adjourned to give Duff & Phelps additional time to evaluate the electronic communication received from Mr. Pully in which Mr. Pully argued that the Newcastle proposal was superior.
      The Special Committee reconvened with management and legal and financial advisors at approximately 1:30 p.m. on October 3, 2005. Representatives of Duff & Phelps verbally presented their views of the fairness of the Prentice proposal. They reviewed the various analyses described in this proxy statement under “Fairness Opinion” and opined that, as of the date of their opinion, the terms of the Prentice proposal were fair to the stockholders of Whitehall from a financial point of view. Following the oral presentation of the Fairness Opinion, Duff & Phelps responded to questions from members of the Special Committee. In response to specific questions, Duff & Phelps discussed their review of the electronic communication, received earlier that morning, from Mr. Pully. Duff & Phelps noted that their review was limited by the substance and accuracy of such electronic communication, both on a stand-alone basis and in comparison to the substantially greater documentation available, and previously reviewed by Duff & Phelps, for the Prentice proposal. Further, Duff & Phelps expressed its view that it would be well within the discretion of the Special Committee, when comparing the Prentice proposal and the proposed financing from Newcastle, as outlined in Mr. Pully’s electronic communication and Newcastle’s previous proposal letter, to consider certain business factors, including the status of the negotiations with vendors and banks and Prentice’s experience in the retail industry, that would be outside of the strict scope of the fairness opinion. Duff & Phelps also expressed the view that, given the economic similarities, taken as a whole, between the Prentice proposal and the proposed financing from Newcastle, the Special Committee could consider such other business factors. Duff & Phelps concluded its remarks regarding the electronic communication from Mr. Pully by stating that their opinion regarding the Prentice proposal was unchanged. Mr. Desjardins and representatives from Shaw Gussis and FTI Consulting discussed the negotiations with the vendors and the banks and noted that (1) the vendor term sheet contemplated a transaction with Prentice, (2) the vendors had expressed strong support for a transaction with Prentice and (3) counsel for a number of critical vendors had stated in a letter dated September 25, 2005 to the Company that these critical vendors were not close to reaching any agreement with Newcastle and were not optimistic that any agreement could be reached with Newcastle. Mr. Desjardins and representatives from Shaw Gussis and FTI Consulting also noted that the banks and trade creditors had indicated that they had a high level of comfort with Prentice as a financial partner for the Company and that the banks were extremely concerned that a transaction be entered into immediately. It also was disclosed that Mr. Duskin had approached Mr. Levy the day before about the possibility of Mr. Levy serving as the interim CEO and that Mr. Levy had declined to discuss that possibility at that time. The Special Committee then unanimously recommended approval of the Prentice transaction.
      Later on October 3, 2005, the Board of Directors then convened with management and representatives of Sidley, Shaw Gussis, McDermott, Duff & Phelps and FTI Consulting present. The recommendation of the Special Committee was discussed. Mr. Levy noted on behalf of the Special Committee, that (1) the economic disparities between the two proposals were not significant, (2) the Prentice proposal had the overwhelming support of vendors, (3) the bank group was sending a clear message that a deal should be done now, and (4) the Prentice deal could be closed faster. Mr. Levy also noted that the vendors and the banks had not expressed similar support for a transaction with Newcastle.
      Mr. Levy noted that the percentage of the equity of the Company to be retained by the public stockholders, assuming full exercise by the new investors of all conversion rights and warrants, would be the same (i.e., 13%) under both proposals. Mr. Levy also noted that the Prentice proposal (1) did not require any payment of cash interest for three years whereas the Newcastle proposal required the payment of cash interest and the issuance of additional notes, increasing the Company’s debt, (2) allowed the Company to extend the maturity of the notes for up to two additional years and (3) had a lower interest rate than the notes in the Newcastle proposal.
      It was noted that the Newcastle proposal contemplated a combination of cash and additional notes to be paid as interest. Mr. Pully argued that the Newcastle proposal was superior in that the aggregate amount of cash consideration to the Company from a full exercise of warrants and conversion of notes was higher in the Newcastle proposal. Other directors noted that these differences were not significant since the new investors (with an eventual 87% ownership of the Company if all notes and warrants were exercised) would indirectly retain an 87% interest in those amounts paid.
      Mr. Duskin joined the call and made a presentation similar to the one he gave to the Special Committee. He then left the meeting.
      Representatives of Duff & Phelps verbally presented their views of the fairness of the Prentice proposal. They reviewed the various analyses described under “Fairness Opinion” and opined that, as of the date of their opinion, the terms of the Prentice proposal were fair to the stockholders of Whitehall from a financial point of view. Duff & Phelps, at the request of the Special Committee, rendered its written opinion, dated as of October 3, 2005, to both the Special Committee and the Board of Directors.
      The approach by Mr. Duskin to Mr. Levy on the previous day to potentially serve as interim chief executive officer also was disclosed. Mr. Pully expressed surprise.
      The Board next considered the resolutions authorizing the Prentice transaction and related matters and the fourth amendment to the senior credit agreement. Mr. Pully expressed his opposition to the resolutions. Thereupon, the resolutions were approved with all directors voting in favor, other than Mr. Pully, who voted against them. The Purchase Agreement, Bridge Loan Agreement, the Notes, Warrants, Registration Rights Agreement and the Fourth Amendment (each as defined below) were executed and delivered by the parties that night.
      On October 26, 2005, the Company received a new proposal from Newcastle. The proposal, which was subject to a number of conditions and definitive documentation, expressed Newcastle’s willingness to offer $1.10 per share in cash to acquire all the equity of the Company by merger or otherwise and cash out warrants and in-the-money options based on that price. Under the proposal, Newcastle also would pay off the bridge loan entered into by the Company in connection with the Prentice financing. Newcastle indicated that it expected to obtain a commitment to either replace the Company’s senior credit facility or obtain consents from the Company’s senior lenders.
      On October 27, 2005, the Special Committee responded to the Newcastle proposal by indicating that, on the advice of its financial advisors and counsel, the Board had determined that it could not conclude, from the information provided on the Newcastle proposal, that such proposal is reasonably likely to result in a “superior proposal” within the meaning of the Purchase Agreement executed by the Company in connection with the Prentice financing.
Factors Considered by the Special Committee of the Board of Directors
      On October 3, 2005, a Special Committee unanimously recommended and the Board of Directors, by a vote of 4 to 1, approved, among other things, the financing with Prentice and the transactions contemplated thereby, including the proposed amendment by the Company of its certificate of incorporation and the execution and delivery by the Company of the Bridge Loan Agreement, the Warrants, the Purchase Agreement, the Notes, the Registration Rights Agreement, the Fourth Amendment and the Vendor Term Sheet (as defined below). In approving the Financing (as defined below) and the agreements and transactions contemplated thereby, the Special Committee and the Board of Directors considered the following factors:

•	the terms of the amendment to the certificate of incorporation, the Bridge Loan Agreement, the Warrants, the Purchase Agreement, the Notes, the Registration Rights Agreement, the Fourth Amendment and the Vendor Term Sheet were the product of arm’s length negotiations among the parties;

•	the Company’s increased cash resources as a result of the cash infusion by the Investors, as well as the increased borrowing availability under the Senior Credit Agreement (as provided by the Fourth Amendment thereto) and the deferred payment of outstanding invoices provided in the Vendor Term Sheet which would not have been provided unless the Company entered into the Bridge Loan Agreement, the Purchase Agreement and the other agreements contemplated by the Financing;

•	the oral advice and opinion of Duff & Phelps;

•	the written opinion of Duff & Phelps which was delivered to the Special Committee at the October 3, 2005 meeting, more fully described below;

•	the view expressed orally by Duff & Phelps that, given the economic similarities, taken as a whole, between the Prentice proposal and the proposed financing from Newcastle, it would be well within the discretion of the Special Committee to consider certain business factors, including the status of the negotiations with vendors and banks and Prentice’s experience in the retail industry, that would be outside of the strict scope of a fairness opinion;

•	that on September 14, 2005 the Company received a letter from LaSalle, as administrative agent under the Senior Credit Agreement alleging, among other things, that one or more events of default have occurred under the Senior Credit Agreement and the commitment of the lenders to make loans or advances under the Senior Credit Agreement had been terminated;

•	that if Company did not enter into the $30,000,000 Bridge Loan Agreement and receive the proceeds therefrom, it would have exhausted its cash resources in the near term necessary to conduct its operations;

•	the Financing allowed the Company’s stockholders to retain a stake in the Company, providing them with upside potential;

•	the fact that the Company’s vendors and banks strongly supported the Prentice transaction and had not expressed similar support for a transaction with Newcastle;

•	the fact that the Company had earlier in the year solicited indications of interest in acquiring the Company from a number of parties and that the only party to submit a proposal at that time did not submit a proposal when the Company was considering the Financing;

•	the fact that the Company also held discussions with potential lenders and investors, and that the Company believed that the Financing with the Investors represented the most advantageous and readily available transaction to the Company that would provide the cash necessary to enable the Company to fund its ongoing operations and offer a reasonable opportunity to enable the Company to achieve its strategic objectives;

•	the view that, given the Company’s financial situation, it was likely that fiduciary duties were owed to creditors, as well as equity holders, of the Company and that an overwhelming percentage of vendors, as well as the Company’s bank lenders, supported the Financing;

•	that the Company’s Chief Executive Officer, Beryl Raff, who was expected to commence full-time employment with the Company and join the Board of Directors in mid-September, suddenly and unexpectedly resigned from all positions with the Company, which created additional uncertainties involving the Company;

•	the Company’s insufficiency of cash to operate its business had adversely affected the value of the Company’s franchise and its viability as a going concern;

•	that it was necessary for the Company to enter into the Financing or another transaction involving a significant amount of financing promptly in order to prevent a further and potentially irreversible loss in the value of the Company; and

•	that, based on the projections of management, the increased cash resources as a result of the cash infusion by the Investors pursuant to the Financing and the increased borrowing availability under the Senior Credit Agreement (as provided by the Fourth Amendment thereto), the Company would likely have sufficient liquidity, including cash flows from its operations, to conduct its operations.
      Neither the Special Committee nor the Board of Directors assigned relative weights to the above factors or determine that any factor was of particular importance. Rather, they viewed this position and the recommendations as being based on the totality of the information presented to and considered by them.
Fairness Opinion
      On August 23, 2005 the Company hired Standard & Poor’s Corporate Value Consulting (which is now a part of Duff & Phelps, LLC, and hereinafter referred to as “Duff & Phelps”), to serve as a financial advisor to the Special Committee in connection with the consideration of financing proposals. In accordance with the engagement letter between the Company and Duff & Phelps, there were two separate phases of engagement. In Phase I, Duff & Phelps served as a financial advisor to the Special Committee in connection with a review of the Company’s financing alternatives. Under Phase II, Duff & Phelps was retained to provide an opinion, if requested by the Company, regarding the fairness, from a financial point of view, of a potential transaction. As contemplated under Phase II, Duff & Phelps rendered such an opinion of the Financing (as defined below). At the request of the Special Committee, Duff & Phelps rendered its opinion, dated October 3, 2005, to both the Special Committee and the Company’s Board of Directors. In effect, the opinion stated that, as of the date of the opinion, and based upon and subject to the qualifications and limitations set forth in the opinion, the Financing was fair to the stockholders of the Company from a financial point of view.
      The full text of Duff & Phelps’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included in Appendix A to this proxy statement. The summary of Duff & Phelps’s opinion, as set forth below, is qualified in it entirety by reference to the full text of the opinion. You are urged to read Duff & Phelps’s opinion carefully and in its entirety.
      Duff & Phelps’s opinion was limited solely to the fairness of the Financing to the stockholders of the Company from a financial point of view. Duff & Phelps’s opinion did not contemplate whether the Financing was fair to any party other than the stockholders. In addition, neither Duff & Phelps’s opinion nor the related analysis constituted a recommendation of the Financing to the Company, the Board of Directors, or to any stockholder regarding how the stockholder should vote on any manner in connection with the Financing. Duff & Phelps relied upon the executed version of the term sheet between the Company and Prentice. Although such term sheet did not contemplate an amendment to the Company’s certificate of incorporation to authorize a 1 for 2 reverse stock split of the Company’s equity as discussed elsewhere in this proxy statement, it did contemplate an amendment to the Company’s certificate of incorporation to authorize a 1 for 10 reverse stock split of the Company’s equity. Therefore, Duff & Phelps did not analyze the proposed Financing in connection with a 1 for 2 reverse stock split.
      In arriving at it opinion, Duff & Phelps:

•	considered various drafts of the Purchase Agreement;

•	considered various drafts of the Notes, Bridge Loan term sheets and Warrants;

•	considered minutes from meetings of the Board of Directors and the Special Committee, from January 12, 2005 to September 29, 2005;

•	participated on numerous conference calls with the Board of Directors and the Special Committee;

•	considered certain communications between the Company and LaSalle, including the amended bank loan agreements and the security agreement disclosure schedules;

•	considered certain financial and other information relating to the Company that was publicly available or furnished to us by the Company, including budgets and pro forma financial projections;

•	considered various drafts of the vendor agreements;

•	met with members of the Company’s management to discuss the business, operations, historical financial results and future prospects of the Company;

•	considered the financial terms of certain recent acquisitions of companies in businesses similar to those of the Company;

•	performed discounted cash flow analyses of the Company, based on pro forma financial projections prepared by the Company and provided to Duff & Phelps;

•	analyzed the market pricing of the Company relative to the overall market and the relevant market segment, including market multiple comparisons, market pricing history, and a discounted cash flow analysis; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as we deemed relevant and appropriate for purposes of this opinion.
      In arriving at its opinion, among other things, Duff & Phelps has relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available or furnished to it by the Company or its advisors for the purpose of the opinion. With respect to the financial projections and information the Company supplied to and/or discussed with Duff & Phelps and which Duff & Phelps relied on in its analysis, Duff & Phelps has assumed that such financial projects and information have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company and their advisors as to the structure and impact of the proposed Financing.
      In preparing its fairness opinion, Duff & Phelps heavily relied on the Company’s discussions of its significantly distressed finances. The Company also indicated to Duff & Phelps that the Class B Capital Stock represented an insignificant amount of the capital structure and informed Duff & Phelps that such stock should not be factored into any financial analysis conducted in connection with the proposed Financing.
      In connection with rendering its opinion, Duff & Phelps prepared a written presentation for the Board of Directors. The written presentation was accompanied by an oral, telephonic presentation by Duff & Phelps on October 3, 2005. The following is a summary of the material financial analyses performed by Duff & Phelps that were included in the written presentation. This summary is qualified entirely by reference to the full text of the opinion, which is included in this proxy statement as Appendix A. All market data is as of October 3, 2005 and may not reflect current or future market conditions.
      Analysis of Potential Stockholder Dilution. Based on the terms of the Financing, Duff & Phelps analyzed the potential dilution to the Company’s existing stockholders. Immediately prior to the Financing, the Company had approximately 14 million common shares outstanding. As a result of the issuance of the convertible notes and the Series A warrants and the payment of interest on the convertible notes in common shares, all as contemplated by the Financing, Prentice will acquire 107.4 million common shares of the Company, on a fully diluted basis. Thus, Prentice will beneficially own 87% of the Common Stock of the Company, on a fully diluted basis.
      Based on the average closing stock price for the Company’s shares, for the seven-day trading period prior to October 3, 2005, the market value of the Company’s Common Stock issued and outstanding, prior to the Financing, was approximately $18.2 million. Based upon pro forma financial forecasts, giving effect to the Financing, prepared by Company management and its advisors and on the timing and amount of cash flows to be received by the Company from Prentice, as contemplated by the Financing, Duff & Phelps concluded that (i) the value of the Company’s Common Stock issued and outstanding, prior to the Financing, is anticipated to be within a range that is fair, from a financial point of view, to the Company’s stockholders, upon the maturity of the convertible notes, and (ii) Prentice is anticipated to earn a rate of return that is consistent with the risk profile of the investment.

      Valuation Analysis of the Company. Duff & Phelps preformed multiple analyses to estimate the economic value for the equity of the Company as of October 3, 2005. Although each financial analysis performed by Duff & Phelps was provided to the Board of Directors in the written presentation, Duff & Phelps considered all of its analyses as a whole. Duff & Phelps considered, but did not solely rely upon, the exchange quoted prices for the Company’s Common Stock.
      Discounted Cash Flow Analysis. Based upon pro forma financial forecasts, giving effect to the Financing, prepared by Company management and its advisors, Duff & Phelps performed a discounted cash flow analysis to estimate the enterprise value of the Company. The value of the Company’s debt, including both bank debt and the convertible notes, as provided for by the terms of the Financing, were subtracted from the Company’s enterprise value to derive a value for the equity of the Company. Duff & Phelps first discounted, to present value, the Company’s cash flow, as provided by the pro forma financial forecasts through year 2011. Present value was defined as October 3, 2005. Duff & Phelps then applied an exit multiple to the 2011 pro forma financial results to estimate a terminal value for the Company. The terminal value represents the value of the Company’s cash flows subsequent to the last year of the forecast period, in this case, 2011. Consistent with the annual cash flows, the terminal value was also discounted to present value.
      The calculation of the exit multiples was based upon forward revenue multiples and trailing 12 month revenue and EBITDA trading multiples for a group of comparable companies. Comparable companies reviewed were Finlay Enterprises, Inc.; Signet Group plc; Zale Corporation; Movado Group, Inc.; and Tiffany & Co. Duff & Phelps considered Finlay, Zale, and to a lesser extent, Signet, to be the most comparable companies as of the date of the opinion. Using the discounted cash flow analysis, including the range of terminal values derived from exit multiples, Duff & Phelps estimated a range of values for the equity of the Company. Using the discounted cash flow analysis, estimated values for the equity of the Company ranged from approximately $0 to $76 million. The range reflected the distressed nature of the Company’s finances and the inherent uncertainty of the Company’s pro forma financial forecasts. The range of estimated values was consistent with the Company’s estimated market capitalization of $24 million. The Company’s estimated market capitalization of $24 million, on or about October 3, 2005, reflected a recent increase in the Company stock price following press reports that the Company was in negotiations with a potential source of financing.
      Market Transaction Analysis. Duff & Phelps also estimated a value for the Company’s equity using a market transaction approach. Consistent with the discounted cash flow analysis, the market transaction approach was used to derive an estimate for the Company’s enterprise value. The estimate for the equity value was derived by subtracting the value of the Company’s debt (giving effect to the Financing) from the estimated enterprise value.
      Under this approach, Duff & Phelps analyzed 12 transactions in which there was change of control of a jewelry or specialty retail company. The transaction dates ranged from 2000 to 2004. In analyzing these transactions, Duff & Phelps relied primarily upon trailing 12-month revenue multiples. Duff & Phelps calculated a range of values for the equity of the Company based upon a range of revenue multiples that reflected the median of the transactions. Using the market transaction analysis, estimated values for the equity of the Company ranged from approximately $0 to $62 million. The range reflected the distressed nature of the Company’s finances and the inherent uncertainty of the Company’s pro forma financial forecasts. The range of estimated values was consistent with the Company’s estimated market capitalization of $24 million. The Company’s estimated market capitalization of $24 million, on or about October 3, 2005, reflected a recent increase in the Company stock price following press reports that the Company was in negotiations with a potential source of financing.
      Market Trading Analysis. Under a third methodology, Duff & Phelps estimated the value for the Company’s equity using market trading multiples for comparable companies. Consistent with the two other valuation methodologies, Duff & Phelps estimated the Company’s enterprise value, from which it subtracted the value of the Company’s debt, to derive an estimate of the Company’s equity value. The group of comparable companies was the same group that was analyzed under the discounted cash flow analysis for the purposes of deriving the terminal value (see Discounted Cash Flow Analysis). Duff & Phelps relied primarily upon forward and trailing 12-month revenue multiples to derive an estimate of the value for the Company’s equity using the market trading analysis.
      Under all three valuation analyses, Duff & Phelps derived an estimate of the Company’s enterprise value assuming a control, marketable level of value. In substance this means that the derived values reflected a control premium and assumed that the Company was publicly-traded. A control, marketable level of value was derived directly from the discounted cash flow and market transaction analyses. An estimated control premium was added to the value derived under the market trading analysis to derive a control, marketable level of value. Based on a $50 million investment for 87% of the Company’s equity, the proposed Financing has an implied equity value of approximately $58 million. Using the market transaction analysis, estimated values for the equity of the Company ranged from approximately $35 to $174 million. The range reflected the distressed nature of the Company’s finances and the inherent uncertainty of the Company’s pro forma financial forecasts. The range of estimated values was higher than the Company’s estimated market capitalization of $24 million. Furthermore, the Company’s estimated market capitalization of $24 million, on or about October 3, 2005, reflected a recent increase in the Company stock price following press reports that the Company was in negotiations with a potential source of financing.
      The concluded ranges of value, under all three valuation analyses, supported a determination that the Financing was fair, from a financial point of view, to the stockholders of the Company.
      About Duff & Phelps. Duff & Phelps is a leading independent financial advisory firm, offering a broad range of consulting and investment banking services, including financial reporting and tax valuation, fixed asset and real estate consulting, M&A advisory, fairness and solvency opinions, ESOP and ERISA advisory services, legal business solutions, and dispute consulting. Duff & Phelps has more than 600 employees, serving clients worldwide through offices in 15 cities in the United States and Europe. On September 30, 2005, Duff & Phelps completed its merger with Corporate Value Consulting (“CVC”), formerly a business of Standard & Poor’s, a subsidiary of The McGraw Hill Companies. Duff & Phelps was retained by the Special Committee pursuant to an engagement letter dated August 23, 2005. In Phase I of the engagement, Duff & Phelps served as a financial advisor to the Special Committee in connection with a review of the Company’s financing alternatives. Under Phase I, Duff & Phelps was entitled to receive professional fees based upon Duff & Phelps’s prevailing and applicable hourly rates and the actual number of hours expended on the engagement by Duff & Phelps professionals. Duff & Phelps’ professional fees under Phase I totaled approximately $165,000. Under Phase II of the engagement, Duff & Phelps was retained to provide an opinion regarding the fairness, from a financial point of view, of the Financing. Under Phase II, Duff & Phelps was entitled to receive additional professional fees of $200,000.
Financing
      On October 3, 2005, as further described above, the Company entered into a series of financing transactions (the “Financing”) with investment funds managed by Prentice and Holtzman Opportunity Fund, L.P. (“Holtzman” and together with Prentice, the “Investors”) in an effort to improve the Company’s financial condition. At the time the Board approved the Financing, the documents contemplated that an additional investor could participate with Prentice in the Financing. On October 13, 2005, Prentice advised Company counsel that Holtzman Opportunity Fund, L.P. would participate in the Financing with Prentice.
      To provide the Company with additional liquidity through the closing date of the Financing, on October 3, 2005, the Company entered into a Bridge Term Loan Credit Agreement (the “Bridge Loan Agreement”) with certain of the Investors (together with any other lenders under such agreement from time to time, the “Bridge Loan Lenders”). Under the Bridge Loan Agreement, the Bridge Loan Lenders provided a term loan (the “Bridge Loan”) to the Company in the aggregate principal amount of $30,000,000, which bears interest at a fixed rate of 18% per annum, payable monthly, and has a stated maturity date of December 30, 2005 or, if the Purchase Agreement (as defined below) has not been terminated on or prior to such date and the SEC reviews the proxy statement relating to the special meeting of the Company’s stockholders as contemplated by the Purchase Agreement, January 31, 2006.

      In connection with the Bridge Loan Agreement, the Company issued warrants (the “Warrants”) to the Bridge Loan Lenders to purchase 2,792,462 shares of the Company’s Common Stock at an exercise price of $0.75 per share. The Warrants may be exercised for a period of seven years from the date of issuance.
      Contemporaneously with the execution of the Bridge Loan Agreement, the Company and the Investors entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to certain terms and conditions, the Company agreed to sell, and the Investors agreed to purchase, $50,000,000 of the Company’s Secured Convertible Notes (the “Notes”). Proceeds from the issuance of the Notes will be used to pay off the Bridge Loan and to provide additional liquidity for the Company’s operations. The Notes will bear interest at a rate of 12% per annum, payable quarterly. Interest that becomes payable during the initial three year term of the Notes will be paid in shares of Common Stock of the Company at the conversion price (initially $0.75 per share). Interest that becomes payable after the initial three year term of the Notes will be paid in cash. The interest rate on the Notes will increase to 18% per annum from and after the occurrence of an event of default until such default is cured.
      Both the Bridge Loan and the Notes are secured by a lien on substantially all of the Company’s assets ranking junior to the liens securing the Company’s bank debt.
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of Common Stock that may be issued (i) upon exercise of the Warrants, (ii) upon conversion of the Notes and (iii) in payment of interest under the Notes.
      Contemporaneously with the execution of the Bridge Loan Agreement and the Purchase Agreement, the Company entered into a Waiver, Consent and Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Revolving Credit and Gold Consignment Agreement (the “Senior Credit Agreement”), dated as of July 29, 2003, by and among the Company, LaSalle, as administrative agent and collateral agent for the banks party thereto (the “Banks”), the Banks, Bank of America, N.A., as managing agent, and Back Bay, as accommodation facility agent. Under the Fourth Amendment, the Banks have agreed to increase the maximum borrowings under the Company’s credit facility, subject to and depending on borrowing base calculations, by $15 million to $140 million and extending the term of the facility until 2008.
      Lastly, the Company, the Banks and the Investors have executed a term sheet (the “Vendor Term Sheet”) with key trade vendors who hold more than 99% of the Company’s trade debt. The Vendor Term Sheet has facilitated the purchase of fresh inventory for the holiday season and provide for full payment of all amounts owed to those vendors over time, secured by a lien on substantially all of the Company’s assets ranking junior to the liens securing the Company’s bank debt and debt to the Bridge Loan Lenders.
      The terms of and the transactions contemplated by the Bridge Loan Agreement, the Warrants, the Purchase Agreement, the Notes, the Registration Rights Agreement, the Fourth Amendment and the Vendor Agreement are described below in further detail.
Certain Risks Relating to the Financing

The issuance of the Common Stock underlying the Notes and the Warrants will have a severe dilutive effect on the interests of the Company’s existing stockholders and option holders.
      The shares of Common Stock issuable upon conversion of the Warrants represent approximately 19.99% of the Common Stock currently outstanding. The shares of Common Stock issuable (i) upon exercise of the Warrants, (ii) upon conversion of the Notes and (iii) as payment of interest under the Notes, will represent approximately 87% of the issued and outstanding shares of Common Stock of the Company (assuming no anti-dilution adjustment to the conversion price or the exercise price and no issuance of Common Stock or securities convertible, exercisable or exchangeable for Common Stock prior to the closing of the Financing, other than pursuant to the Notes and Warrants).

The significant ownership interest in the Company by the Investors could adversely affect our other stockholders.
      The Financing would have a dilutive effect on the voting rights of existing stockholders if the Investors ultimately exercised their Warrants and converted their Notes. As a result of the Financing, the Investors will likely have the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, or sale of our assets. They will likely have the ability to exert a controlling influence on our management and affairs. This concentration of ownership may delay or prevent a change in control; impede a merger, consolidation, takeover, or other business combination involving us; discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us; or result in actions that may be opposed by other stockholders.
      In addition, conflicts of interest may arise as a consequence of the control relationship between the Company and the Investors, such as conflicts with respect to corporate opportunities, contractual relationships or the strategic direction of the Company. The Investors may also from time to time in the future enter into transactions with us. As a result, it may have interests that are different from, or in addition to, its interest as stockholder in our Company. Such transactions may adversely affect our results of operations or financial condition.

The Financing may impair our ability to utilize our tax losses.
      At January 31, 2005, we had approximately $8.3 million of net operating losses for federal income tax purposes, and believe that we will generate additional net operating losses for federal income tax purposes during the remainder of fiscal 2005. We also expect to generate additional losses through anticipated restructuring efforts. In general, net operating losses may be carried forward to future years to reduce our federal income taxes. However, the continued availability of the net operating losses is subject to the rules of Section 382 of the Internal Revenue Code. In general, these rules restrict a corporation’s ability to utilize net operating losses and certain “built-in” losses following an “ownership change.” The Financing is expected to result in an ownership change under Section 382, which could cause us to pay taxes earlier and in larger amounts than would be the case if our net operating losses and any built-in losses were available to reduce federal income taxes without restriction. See also “Potential Effect of the Financing on Use of Tax Losses.”

The Notes will be secured by a lien on substantially all of our assets.
      The Company’s obligations under the Notes are secured by a lien on substantially all of the Company’s assets which ranks junior in priority to the liens securing the Company’s obligations under the Senior Credit Agreement but senior to the interests of the stockholders.
Certain Risks Associated with Failure to Approve this Proposal
      In deciding whether to approve this Proposal, you should consider the following risks, in addition to the other matters set forth in this proxy statement. If you do not approve this Proposal, there are certain negative consequences to the Company and the holders of the Common Stock further described in this proxy statement.

A vote against this Proposal will result in the occurrence of an event of default under the Senior Credit Agreement.
      A vote against this Proposal will result in the occurrence of an event of default under the Senior Credit Agreement. Upon such an event of default, the Banks will have the right to terminate the Revolving Facility (as defined below) and cause all obligations of the Company under the Senior Credit Agreement to become immediately due and payable. If the Revolving Facility is terminated and such obligations are accelerated, the Company will have limited or no funds available with which to continue to finance its operations and will be forced to seek additional or alternative financing. In addition, the Banks will have the right to immediately exercise all rights and remedies available to them as secured creditors, including the right to foreclose on the assets of the Company. The Company believes there is substantial doubt that any additional or alternative financing will be available or that the Banks would provide an opportunity to seek such alternative financing before terminating the Revolving Facility and exercising such rights and remedies. These events could increase the Company’s risk of bankruptcy.

A vote against this Proposal will result in the occurrence of an event of default under the Bridge Loan Agreement.
      A vote against this Proposal will result in the occurrence of an event of default under the Bridge Loan Agreement. The Bridge Loan Lenders may accelerate the obligations of the Company under the Bridge Loan Agreement to be immediately due and payable upon an event of default and may pursue rights and remedies available to them as secured creditors, however, the rights of the Bridge Loan Lenders to enforce the obligations and to pursue such rights and remedies are subject to an intercreditor agreement between the Bridge Loan Lenders and the Banks. These events could increase the Company’s risk of bankruptcy.
      In addition, if the Bridge Loan is repaid with funds from any source other than the proceeds of the Notes, the Company will be required to pay an exit fee of 4% of the commitment amount (i.e. $30,000,000) or $1.2 million.
Potential Effect of the Financing on Use of Tax Losses
      At January 31, 2005, we had approximately $8.3 million of net operating losses for federal income tax purposes (the “NOLs”). In general, the NOLs may be carried forward to future years to reduce our federal income taxes. However, the continued availability of the NOLs is subject to the rules of Section 382 of the Internal Revenue Code. Section 382 generally restricts the use of an NOL after an “ownership change” (generally a more than 50% increase in stock ownership, measured by value, during a 3-year testing period by “5% stockholders). In the event of an ownership change, the amount of our NOLs that could be utilized in any taxable year would be generally limited to the product of the value of our stock on the date of the ownership change, multiplied by the long-term tax-exempt rate, which is a measure of interest rates on long-term tax-exempt bonds (4.24% as of November 2005). This limitation (the “382 Limitation”) is prorated for the year of the ownership change based on the remaining portion of such year and applies to income recognized after the ownership change. Taxable income or net operating loss for the taxable year in which the ownership change occurs is allocated ratably to the pre-change and post-change periods of that year unless a closing of the books election is made. The Section 382 Limitation may also apply to certain losses or deductions which are “built-in” as of the date of the ownership change and that are subsequently recognized.
      The issuance of all or a significant portion of the Common Stock that could be issued as part of the Financing will result in an ownership change under Section 382 at the time the aggregate amount of Common Stock issued (together with other changes of ownership of our Common Stock during the applicable testing period) meets the 50% test described above. If an ownership change occurs, our ability to utilize the NOLs and any built-in losses or deductions would be limited as described above, and we could pay taxes earlier and in larger amounts than would be the case if the NOLs and built-in losses or deductions were available to reduce federal income taxes without restriction.
About the Investors
      Prentice. Prentice Capital Management is a New York-based private investment firm founded in early 2005 by investment professionals who had previously managed a retail/consumer portfolio for S.A.C. Capital. Prentice focuses its investments on distressed and special situations, with a focus on the retail/consumer sector.
      Holtzman. The Holtzman Opportunity Fund, L.P. (“Partnership”) is a limited partnership formed under the laws of Nevada on June 1, 2005. Holtzman Financial Advisors, LLC (“Holtzman Financial”), a Nevada limited liability company, is the general partner of the Partnership and SH Independence, LLC (“Independence”), a Nevada limited liability company, is the managing member of Holtzman Financial. Seymour Holtzman is the sole member of Independence. The Partnership’s investment objective is to achieve above average annual returns in any market environment while preserving capital in adverse market environments.
Bridge Loan Agreement
      On October 3, 2005, the Company entered into the Bridge Loan Agreement with the Bridge Loan Lenders. Under the Bridge Loan Agreement, the Bridge Loan Lenders provided the Bridge Loan to the Company in the aggregate principal amount of $30,000,000 (the “Commitment Amount”), which bears interest at a fixed rate of 18% per annum, payable monthly, and has a stated maturity date of December 30, 2005 or, if the Purchase Agreement has not been terminated on or prior to such date and the SEC reviews the proxy statement relating to the special meeting of the Company’s stockholders as contemplated by the Purchase Agreement, January 31, 2006.
      The proceeds of the Bridge Loan were used, among other purposes, to repay a portion of the revolving credit loans then outstanding under the Senior Credit Agreement, to fund a segregated account that was disbursed into a third party escrow account established for the benefit of certain of the Company’s trade vendors and to pay fees and expenses associated with the transactions contemplated by the Financing.
      The Company’s obligations under the Bridge Loan Agreement are secured by a lien on substantially all of the Company’s assets which ranks junior in priority to the liens securing the Company’s obligations under the Senior Credit Agreement. The Bridge Loan Agreement contains a number of affirmative and restrictive covenants and representations and warranties that generally are consistent with those contained in the Company’s Senior Credit Agreement (as amended by the Fourth Amendment).
      The Company may prepay the Bridge Loan at any time, provided, however, that if the Bridge Loan is prepaid with funds from any source other than the proceeds of the Notes, then the Company will be required to pay to the Bridge Loan Lenders an exit fee of 4% of the Commitment Amount. Under the Bridge Loan Agreement, the Company is required to use the proceeds of a sale of the Notes to retire the Bridge Loan. While the Bridge Loan Lenders may accelerate the obligations of the Company under the Bridge Loan Agreement to be immediately due and payable upon an event of default, the rights of the Bridge Loan Lenders to enforce the obligations are subject to an intercreditor agreement with the holders of debt under the Senior Credit Agreement.
      A copy of the Bridge Loan Agreement is attached to this proxy statement as Appendix B and is incorporated herein by reference. The foregoing description of the Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document.
Warrants
      General. In connection with the Bridge Loan Agreement, the Company issued the Warrants, which are immediately exercisable at an exercise price of $0.75 per share, to the Bridge Loan Lenders to purchase 2,792,462 shares of Common Stock. The shares of Common Stock underlying the Warrants represents approximately 19.99% of the Capital Stock currently outstanding. The Warrants may be exercised for a period of seven years from the date of issuance. The Warrants contain a provision that enables the holder, at its election, to be bound by a provision that would prohibit such holder from exercising any Warrants if as a result such holder and its affiliates would beneficially own at any time in excess of 9.99% of the outstanding shares of Common Stock.
      Adjustment of Exercise Price and Rate of Conversion. The exercise price of the Warrants will be reduced, subject to certain limited exceptions, if the Company subsequently issues Common Stock or the right to acquire Common Stock at a price less than $0.75 per share. The exercise price of the Warrants and the number of shares of Common Stock underlying such Warrants will be adjusted in the event the Company at any time (i) subdivides or combines its Common Stock, (ii) changes the exercise price or rate of conversion of the Company’s options or convertible securities or (iii) declares or makes any dividend or other distribution of assets to the holders of its Common Stock.

      Fundamental Transactions. The Warrant holders are entitled to certain rights, and the Company is obligated to take certain actions, in the event the Company enters into certain fundamental transactions, including sales of the Company’s assets, mergers, changes in control of the Company and other related transactions.
      Rights as a Stockholder. The Warrant holders are generally not entitled to vote or receive dividends or be deemed holders of shares of Common Stock.
      A copy of the form of Warrants is attached hereto as Appendix C and is incorporated herein by reference. The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of this document.
Purchase Agreement
      General. Contemporaneously with the execution of the Bridge Loan Agreement, the Company and the Investors entered into the Purchase Agreement. Subject to certain terms and conditions set forth in the Purchase Agreement, the Company has agreed to sell, and the Investors have agreed to purchase, $50,000,000 of the Notes. The proceeds received by the Company upon the sale of the Notes will be used to retire the Bridge Loan and for general working capital purposes.
      Stockholder Meeting. The Purchase Agreement provides that the Company must convene and hold a stockholder meeting for the purpose of voting on the approval of the proposals set forth in this proxy statement. The Company has agreed that the proxy materials for the special meeting will contain the recommendation of the Board of Directors that the stockholders approve these matters.
      Representations and Warranties. The Purchase Agreement contains various customary representations and warranties of the parties, including representations by the Company as to (i) organization and qualifications; (ii) due authorizations, enforceability and validity of the Purchase Agreement and related agreements; (iii) due authorizations for issuance of securities; (iv) absence of conflicts with applicable law and certain agreements; (v) governmental permits; (vi) absence of general solicitation; (vii) financial statements and filings; (viii) absence of a material adverse effect on, amongst other things, the business or financial condition of the Company; (ix) absence of certain other changes or events concerning the Company; (x) compliance with applicable laws and regulations; (xi) absence of transactions with affiliates; (xii) capital stock; (xiii) indebtedness and other contracts; (xix) absence of litigation; (xv) insurance coverage; (xvi) employee benefits matters; (xvii) marketable title to all real and personal property; (xviii) intellectual property matters; (xix) environmental matters; (xx) tax matters; and (xxi) adequacy of disclosure.
      Covenants. The Purchase Agreement imposes certain affirmative and negative covenants on the Company and its subsidiaries, including but not limited to, covenants by the Company to:

•	use its reasonable efforts to satisfy the conditions provided for in the Purchase Agreement;

•	maintain the Company’s reporting status until the Investors have sold all securities provided for in the Purchase Agreement;

•	use the proceeds from the Notes to repay in full the Bridge Loan and for general working capital purposes;

•	promptly secure the listing of all shares of Common Stock issuable upon conversion of the Warrants, the Notes and the interest payable thereon upon any national securities exchange upon which the Common Stock is then listed;

•	use its reasonable best efforts to maintain the Common Stocks’ authorization for listing on the New York Stock Exchange or an alternative exchange, if possible;

•	pay or cause to be paid all costs and expenses incident to the performance of the obligations arising under the Purchase Agreement;

•	take all actions necessary to have enough authorized and reserved shares of Common Stock for the purposes of issuance pursuant to terms of the Notes and the Warrants;

•	carry on its business in the regular and ordinary course;

•	use its reasonably best efforts to cause the execution of a waiver, in form and substance reasonably satisfactory to Prentice, of that certain Second Amended and Restated Registration Rights Agreement, dated as of May 1, 1996, among the Company and the other parties thereto;

•	use its best efforts to prepare and file with the SEC all necessary proxy materials and to obtain stockholder approval as set forth in the Purchase Agreement; and

•	abstain from waiving, amending, modifying or terminating the Rights Plan Amendment or Rights Agreement without prior consent from Prentice.
      Without the consent of Prentice, the Company has agreed to, among other things, abstain from (i) amending its certificate of incorporation or bylaws in any material respect; (ii) authorizing, issuing, disposing or encumbering any of its securities; (iii) hiring any executive officers; (iv) splitting, combining or reclassifying any of its capital stock; declaring, paying or setting aside any dividend or distributions on its Common Stock; or purchasing, redeeming or otherwise acquiring any of its securities; (v)) creating, incurring or assuming any indebtedness outside ordinary course borrowings; assuming, guaranteeing, endorsing or otherwise becoming liable for a third party’s indebtedness; or pledging or otherwise encumbering any Company assets or property outside of the ordinary course of business; (vi) making any material amendment or modification of the compensation, bonus or benefits of any of its directors, officers or employees; (vi) entering into, modifying, amending or terminating any material transaction or agreement; (vii) acquiring or agreeing to acquire all or substantially all of the equity or assets of any third party; and (viii) agreeing to the settlement of any claim or litigation expected to result in payments that exceed $250,000.
      Additional Issuance of Securities. In addition, the Company has agreed to not offer, sell or grant any option to purchase (other than options granted pursuant to an approved stock plan, as defined in the Notes), or otherwise dispose of any of its or its subsidiaries’ equity securities from the trigger date, as defined in the Purchase Agreement, until the 36 month anniversary of the closing date until it has first delivered to each buyer an offer notice allowing each buyer to accept the offer by delivering a written notice of acceptance within 10 business days. The Company will then have 15 business days from the expiration of the offer period to offer, issue, sell or exchange all or any part of the offered securities as to which a notice of acceptance has not been given by the buyers. In the event the Company proposes to sell less than all of the refused securities, then each buyer may reduce the number or amount of the offered securities according to a formula as set forth in the Purchase Agreement. In the event that any buyer elects to do so, the Company may not issue, sell or exchange more than the reduced number or amount of the offered securities unless and until such securities have been again offered to the buyers in accordance with the Purchase Agreement.
      Conditions to the Closing and Issuance of the Notes. The issuance of the Notes under the Purchase Agreement is subject to certain conditions for the benefit of the Investors including, among other things, (i) the approval by the stockholders of the Company of (A) the issuance of the shares of Common Stock pursuant to the terms of the Notes, (B) an amendment to the Company’s certificate of incorporation providing for a 1-for-2 reverse stock split and (C) the election of persons designated by Investors to the Company’s Board of Directors (the “Board Nominees”), (ii) upon election, such Board Nominees constitute a majority of the members of the Board of Directors, (iii) the representations and warranties of the Company generally being true and correct in all material respects, (iv) no occurrence of an event, circumstance or fact which resulted in, would result in or could reasonably be expected to a result in an Extremely Detrimental Event (as defined below), and (v) the waiver of that certain Second Amended and Restated Registration Rights Agreement, dated as of May 1, 1996, among the Company and the other parties thereto having been obtained. “Extremely Detrimental Event” shall mean any event, circumstance or fact which, individually or in the aggregate, is or could reasonably be expected to be significantly more adverse on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, than any event, circumstance or fact constituting a material adverse effect.

      Termination. The Purchase Agreement may be terminated by: (i) mutual written agreement of the Company and Prentice; (ii) Prentice if the Board of Directors of the Company (a) approves or recommends a competing transaction; (b) fails to call a stockholder meeting or fails to obtain stockholder approval of the required proposals; or (c) fails to publicly reaffirm the Company’s recommendation of the Purchase Agreement following the announcement of a competing transaction; (iii) the Company if its Board of Directors determines in good faith that it has received a more favorable competing transaction for the Company, its stockholders and creditors which constitutes a superior proposal, provided that the Company complies with certain provisions of the Purchase Agreement relating to exclusivity rights granted by the Company to the Investors and gives Prentice the opportunity to match such superior proposal; (iv) either party upon a material uncured breach of any covenant or agreement on the other party’s part; or (v) Prentice upon certain events or bankruptcy or insolvency with respect to the Company or its subsidiaries.
      If the Purchase Agreement is terminated by any party pursuant to its terms, (except if termination results from a material breach by the Investors), the Company shall remain obligated to reimburse the Investors for transaction expenses incident to the performance of its obligations under the agreement subject to the limitations discussed below.
      Transaction Expenses. The Company has agreed to pay for all out-of-pocket fees and expenses incurred by the Investors and its affiliates in an amount up to $750,000 in connection with the transactions contemplated by the Purchase Agreement, the other agreements contemplated by the Purchase Agreement and all matters related to those agreements, provided, that the Company is not obligated to pay any such expenses if the Financing does not close due to the Investors’ breach of the Purchase Agreement.
      Indemnification. The Company has agreed to defend, protect, indemnify and hold harmless each Investor and all of their stockholders, partners, members, officers, directors employees and direct or indirect investors and duly authorized agents from and against any claims, losses, liabilities and damages arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the transaction documents relating to the Financing; (ii) any breach of a covenant, agreement or obligation of the Company contained in the transaction documents relating to the Financing; (iii) any cause of action, suit or claim arising out of, or resulting from the transactions or any action or omission of the Company in connection with the transactions contained in the transaction documents relating to the Financing.
      Indemnification; Directors and Officers Insurance. The Company has agreed to honor to the fullest extent permitted under applicable law, for a period of not less than six years from the closing of the Financing, all rights to indemnification or exculpation existing in favor of individuals who at or prior to such closing were a director, officer, employee or agent of the Company, as provided in the Company’s certificate of incorporation and bylaws. Prior to the closing, the Company shall have the right to obtain and pay for in full “tail” coverage directors’ and officers’ liability insurance policies for a period of six years after the date of closing.
      Exclusivity; Termination for a Superior Proposal. Under the Purchase Agreement, the Company may not directly or indirectly (i) solicit offers, inquiries or proposals or entertain any inquiry, offer or proposal to enter into (a) a merger, consolidation or other business combination involving the Company, (b) an acquisition of more than 10% of the then-outstanding equity securities of the Company, (c) an acquisition of equity securities or securities convertible into or exchangeable for equity, which, after giving effect to such conversion or exchange, would constitute more than 10% of the outstanding equity securities of the Company, (d) issuance of debt securities not permitted by the Bridge Loan Agreement, (e) a sale, transfer or conveyance of any significant portion of the Company’s assets, (f) a liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution of the Company or (g) any other transaction that would otherwise be done in lieu of the transaction entered into with the Investors; (ii) participate in any discussions or negotiations with any third parties with regard to a competing transaction or disclose any non-public information or data relating to the Company or its subsidiaries to any such parties; or (iii) enter into any contract contemplating a competing transaction or requiring the Company to abandon or terminate the transactions entered into with the Investors.

      Notwithstanding the foregoing, so long as certain conditions are met, the Company may approve or recommend, and terminate the Purchase Agreement to enter into a bona fide agreement to accept, an unsolicited bona fide offer for a competing transaction that is or is reasonably likely to constitute a proposal that the Board of Directors has concluded in good faith to be a more favorable transaction from a financial point of view to the Company, its stockholders and creditors, taken as whole. However, prior to approving or recommending any such competing proposal, the Company must first give Prentice an opportunity to counter-offer with a revised proposal. Only after the Board has considered both proposals and consulted with the Company’s financial advisor and outside legal counsel can it determine in good faith that the third party’s competing transaction is a superior proposal relative to Prentice’s revised proposal.
      Proceedings Concerning Beryl Raff. The Purchase Agreement contains a provision contemplating that 80% of any proceeds to the Company from any proceedings by the Company concerning Beryl Raff relating to the termination of her employment with the Company, net of litigation costs and the costs relating to any counterclaim against the Company, would be paid by the Company to a trust or other vehicle to be established for the benefit of stockholders prior to the closing under the Purchase Agreement and possibly certain creditors.
      A copy of the Purchase Agreement is attached hereto as Appendix D and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document.
Notes
      General. Subject to the satisfaction of the terms and conditions set forth in the Purchase Agreement, the Company has agreed to sell, and the Investors have agreed to purchase, $50 million of the Notes. The Company’s obligations under the Notes are secured by a lien on substantially all of the Company’s assets which ranks junior in priority to the liens securing the Company’s obligations under the Senior Credit Agreement, which is the same security interest that secures the Bridge Loan.
      Maturity. The stated maturity of the Notes will be three years after the date of issuance which maturity generally may be extended by the Company for up to two years. The Investors will have the option to extend the maturity date (A) in the event and for so long as (i) an event of default shall have occurred and be continuing under the Notes or (ii) any event shall have occurred and be continuing which with the passage of time and the failure to cure would results in an event of default or (B) through the date that is ten business days after the consummation of a change of control of the Company in the event a change of control is publicly announced prior to the maturity date.
      Interest. The Notes will bear interest at a rate of 12% per annum, payable quarterly. Interest that becomes payable during the initial three year term of the Notes will be paid in shares of Common Stock of the Company at the conversion price (initially $0.75 per share). Interest that becomes payable after the initial three year term of the Notes will be paid in cash. The interest rate on the Notes shall increase to 18% per annum from and after the occurrence of an event of default until such default is cured.
      Conversion of Notes. Each Note will be convertible into shares of Common Stock at an initial conversion price of $0.75 per share. The Notes may be converted at the option of the holder at any time for the full amount of shares of Common Stock underlying the Notes. The conversion price will be reduced, subject to certain limited exceptions, if the Company subsequently issues Common Stock or the right to acquire Common Stock at a price of less than $0.75 per share. The exercise price of the Notes and the number of shares of Common Stock underlying such Notes will also be adjusted in the event the Company at any time subdivides or combines its Common Stock.
      The Company is obligated to deliver shares of Common Stock to a Note holder within three trading days after receipt of a valid conversion notice. If the Company fails to deliver such shares of Common Stock and on or after such third trading day the Note holder purchases Common Stock to deliver in satisfaction of a sale by such holder of the Common Stock issuable upon conversion of such holders Notes, the Company shall be obligated to pay to the Note holder cash in an amount equal to the holder’s total purchase price (including brokerage commissions) or promptly deliver shares of Common Stock plus the difference in cash, if any, between the price of the Common Stock on the conversion date and the price paid by the holder.
      Change of Control. Upon a change of control of the Company, the holder of a Note may require the Company to redeem all or any portion of the Note for a price equal to (i) the outstanding principal amount of the Notes, together with any accrued and unpaid interest or late charges thereon multiplied by (ii) 125% (unless the change of control is not approved by a majority of the directors who are not employees, directors, officers or beneficial owners of 10% of more of the economic interest of the holder or its affiliates, in which case the 125% will be 100%).
      Covenants. Until the Notes have been converted, redeemed or otherwise satisfied, the Company shall not, subject to limited exceptions, redeem, repurchase or declare or pay any dividends or distributions without the written consent of the holders of the Notes representing a majority of the aggregate principal amount of the Notes outstanding. So long as the Notes are outstanding, the Company shall not incur or guarantee any indebtedness or permit or allow any liens, mortgage or other encumbrance upon any asset or property, subject to limited exceptions. Subject to limited exceptions, the Company shall not make certain restricted payments with respect to certain indebtedness.
      Other Rights. In the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of the Common Stock, then the holders of the Notes will be entitled to acquire such options, convertible securities or rights as if the holders had converted the Notes prior to such grant, issuance or sale. In the event the Company consummates certain fundamental transactions pursuant to which the holders of the Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock, then the holders of the Notes will be entitled to receive such securities or other assets as if the holders had converted the Notes prior to such fundamental transaction.
      Events of Default. Upon the occurrence of an event of default, the holder of a Note may require the Company to redeem all or any portion of the Note at price equal to the principal amount of the Notes plus accrued and unpaid interest and late charges, if any.
      Events of default include, among others: (i) failure by the Company to have a registration statement declared and maintained effective in accordance with the Registration Rights Agreement, (ii) failure by the Company to convert the Notes in accordance with terms and conditions set for therein, (iii) failure by the Company for a period of 45 days to reserve for issuance the shares of Common Stock underlying the Notes, (iv) failure by the Company to pay when due any principal, interest or late charges, (v) any event of default with respect to the Company’s indebtedness shall have occurred and be continuing that gives the holder of such debt the right to accelerate payment of any such debt in an amount in excess of $1 million, (vi) certain events of bankruptcy or insolvency have occurred with respect to the Company, (vii) certain judgments are rendered against the Company, (viii) any representation, warranty or covenant of the Company made in the Purchase Agreement was breached in a material respect and (ix) certain covenants contained in the Notes were breached by the Company.
      Voting Rights. The holders of the Notes generally have no voting rights as a stockholder of the Company.
      A copy of the form of Notes is attached hereto as Appendix E and is incorporated herein by reference. The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of this document.
Registration Rights Agreement
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company and the Investors entered into the Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of Common Stock the may be issued (i) upon exercise of the Warrants, (ii) upon conversion of the Notes and (iii) in payment of interest under the Notes.

      Pursuant to the Registration Rights Agreement, the Company has agreed (i) to prepare and file with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, covering the resale of all registrable securities as soon as is practicable but in no event later than 45 days after the earlier of the closing of the transactions contemplated by the Purchase Agreement or the termination of the Purchase Agreement and (ii) to have such registration statement declared effective by the SEC as soon as is practicable but in any event no later than (x) if such registration statement is not subject to SEC review, 90 days after the earlier of closing of the transactions contemplated by the Purchase Agreement or the termination of the Purchase Agreement or (y) if such registration statement is subject to SEC review, 150 days after the earlier of the earlier of closing of the transactions contemplated by the Purchase Agreement or the termination of the Purchase Agreement. In the event that (i) the registration statement is (a) not filed with the SEC on or before the filing deadline or (b) not declared effective by the SEC on or before the effectiveness deadline, or (ii) sales of all of the registrable securities cannot be made on any day after the effective date, the Company shall pay to each holder of registrable securities an amount in cash equal to one-half percent (1.5%) of the aggregate purchaser price as partial relief for the damages arising from the delay in or reduction of their ability to sell the underlying shares of Common Stock. The Registration Rights Agreement provides that expenses relating to the registration, filing or qualification of shares (other than underwriters commissions) will be paid by the Company and otherwise contains terms that are customary to registration rights agreements of its type, including but not limited to indemnification and contribution.
      A copy of the Registration Rights Agreement is attached hereto as Appendix F and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document.
Fourth Amendment to the Senior Credit Agreement
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company entered into the Fourth Amendment to the Senior Credit Agreement with the Banks. Under the Fourth Amendment, the Banks agreed to increase the maximum borrowings under the Company’s credit facility, subject to and depending on borrowing base calculations, by $15 million to $140 million and extending the term of the facility from July 2006 to October 2008.
      Under the Senior Credit Agreement (as amended by the Fourth Amendment), the Banks provide a revolving line of credit of up to $125,000,000 (the “Revolving Facility”) and an accommodation facility of $15,000,000 (the “Accommodation Facility”), each having a maturity date of October 3, 2008. The Fourth Amendment removes the financial performance covenants and modifies the borrowing base calculation and increases the minimum required availability covenant. The Senior Credit Agreement remains secured by substantially all of the assets of the Company. The Senior Credit Agreement continues to contain affirmative and negative covenants and representations and warranties customary for such financings. Borrowings under the Revolving Facility shall bear interest at the option of the Company (i) at the LIBOR rate plus 250 basis points, or (ii) at the lesser of (a) LaSalle’s prime rate and (b) the federal funds effective rate plus 50 basis points (such lesser rate, the “Base Rate”). Borrowings under the Accommodation Facility bear interest at the Base Rate plus 800 basis points. The Company may prepay without penalty and reborrow under the Revolving Facility. The Company will be required to pay an early termination fee under certain circumstances if the Revolving Facility is terminated early or if the Accommodation Facility is prepaid. The Banks may accelerate the obligations of the Company under the Senior Credit Agreement to be immediately due and payable upon an event of default. The Company intends to use the proceeds for working capital needs, fees and costs associated with the Bridge Loan Agreement and the proposed Note conversion and for general corporate purposes. As of October 5, 2005, there was approximately $92.3 million in borrowings outstanding under the Senior Credit Agreement.
      A copy of the Fourth Amendment is attached hereto as Appendix G and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of this document.

Vendor Term Sheet
      The Company, the Investors and the Banks executed the Vendor Term Sheet with certain trade vendors. Vendors holding over 99% of the Company’s aggregate trade debt, as of September 23, 2005, to inventory suppliers (“Suppliers”) have now executed the Vendor Term Sheet. The Vendor Term Sheet provides a mechanism for (i) the Company’s satisfaction of its current trade debt (“Trade Debt”) to participating Suppliers, and (ii) the participating Suppliers’ prompt delivery of merchandise to the Company for the upcoming holiday season. Under the provisions of the Vendor Term Sheet, the Company will make payments totaling 50% of the Trade Debt at various time up to January 16, 2006. A final payment in the amount of 50% of the Trade Debt, plus accrued interest at 6% from and after January 17, 2006, is required to be made on or about September 30, 2007. The obligations to pay the final 50% of the Trade Debt will be secured by a security interest in substantially all of the Company’s assets ranking junior to the interests securing the Senior Credit Agreement, the Bridge Loan Agreement and the Notes. The Vendor Term Sheet is subject to and conditioned upon the execution of definitive documentation among the parties.
      A copy of the Vendor Term Sheet is attached hereto as Appendix H and is incorporated herein by reference. The foregoing description of the Vendor Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of this document.
      Stockholder Rights Plan Amendment; Section 203 of the General Corporation Law of the State of Delaware
      Contemporaneously with the execution of the Purchase Agreement, the Company entered into an amendment (the “Amendment to the Stockholders Rights Plan”) to its Amended and Restated Stockholders Rights Plan, dated as of April 28, 1999, between the Company and LaSalle, as the rights agent (as so amended, the “Stockholders Rights Plan”) to provide that none of the Investors, any of the other purchasers that may be added under the Purchase Agreement or any of their affiliates or associates (each, a “Buying Person”) shall be deemed to be an Acquired Person (as defined in the Stockholders Rights Plan) and no Distribution Date or Share Acquisition Date (each, as defined in the Stockholders Rights Plan) shall occur and no Rights (as defined in the Stockholders Rights Plan) will otherwise become exercisable as a result of the execution and delivery of the Purchase Agreement, the Notes or the Warrants, the public announcement of such execution and delivery, the performance of the Purchase Agreement, the Notes or the Warrants or the consummation of the other transactions contemplated thereby. After the closing of sale of the Notes under the Purchase Agreement, each Buying Person shall be deemed to be an “Exempt Person” for purposes of the definition of Acquiring Person and, therefore, not an Acquiring Person regardless of the amount of Common Stock of the Company beneficially owned by such Buying Person.
      A copy of the Amendment to the Stockholders Rights Plan is attached hereto as Appendix I and is incorporated herein by reference. The foregoing description of the Stockholders Rights Plan does not purport to be complete and is qualified in its entirety by reference to the full text of this document.
      In addition, on October 3, 2005, in accordance with the provisions of Section 203 of the General Corporation Law of the State of Delaware (“DGCL”), the Board of Directors approved the Purchase Agreement, the Notes and the Warrants and transactions contemplated thereby, which approval constitutes approval under Section 203 of DGCL such that the Purchase Agreement, the Notes, the Warrants and the transactions contemplated thereby are not and shall not be subject to any restriction of Section 203 of the DGCL.
Trading of Our Common Stock
      Our Common Stock was listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “JWL.” The Common Stock of the Company was suspended from trading on the NYSE prior to the opening of trading on Friday, October 28, 2005. The decision was reached in view of the fact that the Company was not in compliance with the NYSE continued listing standards because its average market capitalization had been less than $25 million over a consecutive 30 trading-day period. The Company’s Common Stock is now quoted in the Pink Sheets under the symbol “JWLR.”

Interests of Certain Persons in the Financing
      In connection with the approval of the Financing, it was decided by the Board of Directors that the Financing might constitute a “change in control” under the severance agreements with Mr. Desjardins, Executive Vice President and Chief Financial Officer, and Mr. Patinkin, Executive Vice President, Operations. In addition, it was noted that Ms. Baier, the former President and Chief Operating Officer, had the right under her employment agreement to resign in October 2005 (which she exercised) and to receive certain severance payments upon such resignation. Without the making of the Bridge Loan, the Company’s ability to make such severance payments to Ms. Baier would have been highly questionable. Therefore, Ms. Baier, Mr. Desjardins and Mr. Patinkin may have had an interest in the Financing being approved by the Board of Directors. See “Executive Compensation — Severance and Employment Agreements.”
Vote Required; Recommendation of the Board of Directors
      The affirmative vote of the holders of a majority of the issued and outstanding shares of our voting stock present in person or represented by proxy and entitled to vote at the special meeting will be required to approve this Proposal.
      STOCKHOLDER APPROVAL OF THIS PROPOSAL 1 IS A CONDITION PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO CONSUMMATE THE FINANCING DESCRIBED IN THIS PROXY STATEMENT.
      THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 2
AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A 1-FOR-2 REVERSE STOCK SPLIT
General
      As a condition to the closing of the transactions contemplated by the Purchase Agreement, including the issuance of the Notes, the Company is obligated to obtain approval from its stockholders of an amendment (the “Amendment”) to the Company’s Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for a 1–for–2 reverse split of the Company’s Capital Stock. The Amendment will allow the Company to reserve for issuance the number of shares of Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants without increasing the number of our authorized shares of Capital Stock.
      In connection with the foregoing, our Board of Directors has adopted a resolution recommending that our stockholders approve the Amendment to our Certificate of Incorporation that would effect a single reverse split of our Capital Stock at a ratio of 1–for–2. If the Amendment is approved by our stockholders and becomes effective, the number of issued and outstanding shares of our Capital Stock, as well as any Capital Stock held in our treasury, will be reduced at a ratio of 1–for–2. The Amendment will not reduce the number of authorized shares of our Capital Stock.
      As permitted by General Corporation Law of the State of Delaware (“Delaware Law”), our Board of Directors will be able to abandon the Amendment, without further stockholder action, at any time before the Amendment has become effective under Delaware Law. This means that we do not have to implement the reverse stock split if the Purchase Agreement is terminated for any reason even though the Amendment has been approved by our stockholders.
      We will provide public notice of the effective date of the Amendment as well as other relevant information. See “Principal Effects of the Amendment,” “Exchange of Stock Certificates” and “Federal Income Tax Consequences of the Reverse Stock Split” for additional information regarding the effect of the Amendment.
Certain Risks Associated with the Reverse Stock Split

We cannot assure you that our total market capitalization after the reverse stock split will be equal to or greater than our total market capitalization before the reverse stock split or that the per share market price of our Common Stock following the reverse stock split will either exceed or remain higher than the current per share market price or the per share market price immediately before the reverse stock split.
      We cannot assure you that the market price per share of our Common Stock after the reverse stock split will rise or remain constant in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. For example, based on the market price of our Common Stock on [                    ], 2005 of $[          ] per share, if we implement the proposed 1-for-2 reverse stock split, we cannot assure you that the post-split market price of our Common Stock will be $[          ] per share or greater. After the reverse stock split, the market price of our Common Stock may not exceed or remain higher than the market price prior to the reverse stock split.
      Accordingly, our total market capitalization after the reverse stock split may be lower than our total market capitalization before the reverse stock split. This has occurred in connection with reverse stock splits that other companies have implemented. If this were to happen to us, the total value of our stock that you hold after the reverse stock split would be lower than the value of your holdings immediately before the reverse stock split, even if the price at which our stock trades is higher than it was before the reverse stock split.

A decline in the market price for our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the reverse stock split.
      The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If we implement the reverse stock split and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of that Company’s Common Stock following a reverse stock split are lower than they were before the reverse stock split.

The liquidity of our Common Stock could be adversely affected following the reverse stock split.
      The liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

The volatility of our Common Stock could be increased following the reverse stock split.
      The volatility of our Common Stock could be increased by the reduced number of shares that would be outstanding after the reverse stock split.

We cannot assure you that the reverse stock split will result in a per share price that will attract investors, brokers and analysts.
      We cannot assure you that the reverse stock split will result in a per share price that will attract investors, brokers and analysts.

The reverse stock split would likely increase the number of “odd lot” holders.
      The reverse stock split may leave certain stockholders with one or more “odd lots” which are stock holdings in amounts of less than 100 shares. These odd lots may be more difficult to sell than shares in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from any reverse stock split may be offset by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.
Principal Effects of the Reverse Stock Split
      Corporate Matters. If approved and implemented, the Amendment would have the following effects:

•	The number of shares of our Capital Stock held by each of our stockholders would be reduced proportionately. Specifically, upon effectuation of the proposed reverse stock split, the number of shares held by each stockholder will be divided by two.

•	Proportionate adjustments would be made to the per-share exercise price and the number of shares issuable upon the exercise of all of our outstanding stock options and warrants, including the Warrants issued to the Bridge Loan Lenders. Accordingly, the number of shares subject to each outstanding stock option or warrant would be divided by two and the per share exercise price for those stock options or warrants would be multiplied by two.

•	The number of shares of Common Stock remaining available under our stock incentive plan and our employee stock purchase plan would be reduced proportionately. Accordingly, the number of shares of Common Stock remaining available under each plan would be divided by two.

•	Proportionate adjustments would be made to our preferred share purchase rights associated with each share of our Capital Stock and the rights related thereto.

•	The number of issued and outstanding shares of our Common Stock would decrease from [ ] shares issued and outstanding as of [ ], 2005 to approximately

[ ] shares and the number of shares of Common Stock held in our treasury would decrease from [ ] shares as of [ ], 2005 to approximately [ ] shares.

•	The number of issued and outstanding shares of our Class B Common Stock would decrease from 142 shares issued and outstanding as of [ ], 2005 to approximately 71 shares.

      If the Amendment is approved and becomes effective, the reverse stock split will be effected simultaneously for all of our Capital Stock and the ratio will be the same for all of our Capital Stock. The reverse stock split will affect all of our stockholders uniformly, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of those fractional shares. A stockholder whose shares would be combined into less than a single share of stock by virtue of the reverse stock split would no longer be one of our stockholders. This, however, is not the purpose of the reverse stock split.
      If the Amendment is approved and becomes effective, our Capital Stock will remain fully paid and non-assessable and we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.
      Our Common Stock was listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “JWL.” The Common Stock of the Company was suspended from trading on the NYSE prior to the opening of trading on Friday, October 28, 2005. The decision was reached in view of the fact that the Company was not in compliance with the NYSE continued listing standards because its average market capitalization had been less than $25 million over a consecutive 30 trading-day period. Beginning The Company’s Common Stock is now quoted in the Pink Sheets under the symbol “JWLR.” We expect that our Common Stock would continue to be quoted on the Pink Sheets or the OTC Bulletin Board under the same symbol following the reverse stock split.
      Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares of our Capital Stock not evenly divisible by two will be entitled, upon surrender of certificate(s) representing those shares, to a cash payment in lieu of any fraction. The cash payment shall be on the basis of the average closing market price of the Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the day of the effective time of the stock split with payment for each one-tenth of a share of new Common Stock being equal to the average closing price of one share of old Common Stock on the New York Stock Exchange.
      Stockholders should be aware that, under the escheat laws of the various states where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed may be required to be paid to the designated agent for that state. Thereafter, stockholders otherwise entitled to receive the cash payment may have to obtain the payment directly from the state to which they were paid.
      Authorized Shares. The Amendment will not effect the number of authorized shares of our Capital Stock. As of [                    ], we had 60,000,000 shares of Common Stock authorized of which [                    ] shares were issued and outstanding and [                    ] shares were held in our treasury. As of [                    ], we had 26,026 shares of Class B Common Stock authorized of which 142 shares were issued and outstanding and no shares were held in our treasury. Authorized but unissued shares of Capital Stock will be available for issuance, and we may issue those shares in financings or otherwise. We will continue to have 2,000,000 authorized shares of preferred stock, par value $0.0001 per share, none of which is outstanding.
      Given that [                    ] shares of Common Stock will be issued and outstanding and [                    ] shares of Common Stock will be reserved for issuance pursuant to the terms of the Notes and the Warrants, there will be very few shares of Common Stock authorized and available for issuance following the sale of the Notes.
      Accounting Matters. The reverse stock split will not affect the par value of our Capital Stock but will affect the presentation of stockholders’ equity on our balance sheet. Because the par value of the shares of our

Capital Stock would not change as a result of the reverse stock split, our stated capital will be reduced proportionately. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our Capital Stock, will be increased by a number equal to the decrease in stated capital. The net income or loss and net book value, in each case per share, of our Capital Stock will be restated because there will be fewer shares of our Capital Stock outstanding.
Exchange of Stock Certificates
      If the reverse stock split becomes effective, stockholders will be notified and requested to surrender their old stock certificates for new stock certificates representing their post-reverse stock split shares. Until so surrendered, each current stock certificate representing shares that will be combined into at least one post-reverse stock split share will be deemed for all corporate purposes after the reverse stock split to evidence ownership of whole shares of our Capital Stock in the appropriately reduced number. We expect that [                    ] will be appointed exchange agent to act for stockholders in exchanging their certificates. The exchange agent will furnish stockholders of record at the effective time with the necessary materials and instructions advising them of the procedure for surrendering their stock certificates in exchange for new stock certificates. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. DO NOT DESTROY YOUR STOCK CERTIFICATES. DO NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL REQUESTED TO DO SO.
      Upon the surrender of old stock certificates, new stock certificates will be delivered. At the same time or as soon as possible thereafter, any cash payment for any fractional share will be paid (without interest).
      Any stockholder whose old stock certificate has been lost, destroyed or stolen will be entitled to issuance of a new stock certificate representing the reduced number of shares upon compliance with the requirements customarily applied in connection with lost, stolen or destroyed certificates.
Appraisal Rights
      No appraisal rights are available under Delaware Law or under our Certificate of Incorporation or bylaws to any stockholder who dissents from the proposal to be considered at the special meeting.
Federal Income Tax Consequences of the Reverse Stock Split
      The following is a summary of the material federal income tax consequences of the Amendment. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), all of which are subject to change, possibly with retroactive effect, and assumes that our Capital Stock will be held after the reverse stock split as a “capital asset” (generally, property held for investment) as defined in the Code. This summary is included for general information only. You should consult with your tax adviser regarding the federal income tax consequences of the Amendment in light of your personal circumstances and the consequences to you under state, local and foreign tax laws that may be applicable to you.

•	No gain or loss will be recognized by us in connection with the reverse stock split.

•	No gain or loss will be recognized by a stockholder who does not receive cash in lieu of fractional shares.

•	A stockholder’s aggregate tax basis in the stockholder’s shares of our Capital Stock following the reverse stock split (including any fractional share deemed received) will be the same as the stockholder’s aggregate tax basis in the stockholder’s shares of our Capital Stock prior to the reverse stock split.

•	A stockholder’s holding period for the shares of our Capital Stock following the reverse stock split (including any fractional share deemed received) will include the holding period of the shares of our Capital Stock for periods prior to the reverse stock split.

•	A stockholder receiving cash in lieu of a fractional share of our Capital Stock will be treated as receiving the payment in connection with a redemption of the fractional share.

•	A stockholder will generally recognize gain or loss upon the payment equal to the difference, if any, between the stockholder’s basis in the fractional share and the amount of cash received. The resulting gain or loss will be capital gain or loss and will be long-term capital gain or loss if the stockholder’s holding period exceeds one year. In certain circumstances, a stockholder receiving cash in lieu of a fractional share may instead be subject to dividend treatment on the payment (rather than gain or loss treatment). Based on a published IRS ruling, dividend treatment is unlikely if, taking into account the constructive ownership rules set forth in Section 318 of the Code, (a) the stockholder’s relative stock interest in us is minimal, (b) the stockholder exercises no control over our affairs and (c) there is a reduction in the stockholder’s proportionate interest in us as a result of the reverse stock split.
Vote Required; Recommendation of the Board of Directors
      The affirmative vote of the holders of a majority of all outstanding shares of the Company’s Capital Stock entitled to vote on this proposal will be required to approve this Proposal.
      STOCKHOLDER APPROVAL OF THIS PROPOSAL 2 IS A CONDITION PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO CONSUMMATE THE FINANCING DESCRIBED IN THIS PROXY STATEMENT.
      THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 3
ELECTION OF DIRECTORS
General
      As a condition to the closing of the transactions contemplated by the Purchase Agreement, the director nominees described below in this proxy statement must be elected to our Board of Directors. The director nominees have been designated by the Investors in accordance with the terms of the Purchase Agreement. If the nominees are elected, the Investors will effectively control our Board of Directors. See “Proposal 1 — Certain Risks Relating to the Financing” and the other risks described in this proxy statement.
      Our business is managed under the direction of our Board of Directors. The Board of Directors is presently composed of five directors, divided into three classes, two of whom are Class I directors, one of whom is a Class II director and two of whom are Class III directors.
      At the special meeting, one Class I director will be elected to serve until the annual meeting in the year 2006, or until such person’s successor is duly elected and qualified, three Class II directors will be elected to serve until the annual meeting in the year 2007, or until such person’s successor is duly elected and qualified, and two Class III directors will be elected to serve until the annual meeting in the year 2008, or until such person’s successor is duly elected and qualified.
      In the event any nominee, each of whom has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.
Nominees
      The following persons, if elected at the special meeting, will serve as directors until the expiration of his or her term, or until his or her successor is elected and qualified.

Class I Directors.
      One Class I director nominee will be named prior to the completion and distribution of this proxy statement.

Class II Directors.
      Charles G. Phillips, age 57, is the Chief Operating Officer of Prentice Capital Management, LP, an investment management firm he joined at the beginning of 2005. Mr. Phillips retired from Gleacher & Co., an investment banking and management firm, where he was a managing director from 1991 to 2002 and President from 1998-2001. Mr. Phillips currently serves on the boards of directors of California Pizza Kitchen, Inc. and Champps Entertainment, Inc. and has served on the boards of several public and private companies and private investment funds.
      Two additional Class II director nominees will be named prior to the completion and distribution of this proxy statement.

Class III Directors.
      Jonathan Duskin, age 38, is a managing director of Prentice Capital Management, LP, an investment management firm he joined at the beginning of 2005. Prior to joining Prentice, Mr. Duskin was employed S.A.C. Capital beginning in 2002. Prior to joining S.A.C., Mr. Duskin was a managing director at Lehman Brothers Inc. from 1998 to 2002 where he served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin currently serves on the boards of directors of several private companies.
      Seymour Holtzman, age 70, was appointed as Chairman of the Board of Directors of Interland, Inc. (NASD: INLD) in August 2005. He also serves as Co-Chairman of the Board of Directors of George

Foreman Enterprises, Inc. GFME was previously called MM Companies, Inc. (OTC: MMCO.OB) and Mr. Holtzman had been Chief Executive Office and Chairman of the Board of MMCO since January 2001. Mr. Holtzman has also been a director and Chairman of the Board of Casual Male Retail Group, Inc. (NASDAQ: CMRG) since April 2000. Mr. Holtzman was previously the President and Chief Executive Officer of Jewelcor, Inc., a former New York Stock Exchange listed company that operated a chain of retail stores and other businesses until 1988. Mr. Mr. Holtzman currently serves as Chairman and Chief Executive Officer of each of Jewelcor Management, Inc., a company primarily involved in investment and management services; C.D. Peacock, Inc., a Chicago, Illinois retail jewelry establishment; and S.A. Peck & Company, a retail and mail order jewelry company based in Chicago, Illinois. From 1986 to 1988, Mr. Holtzman was Chairman of the Board and Chief Executive Officer of Gruen Marketing Corporation, an American Stock Exchange listed company involved in the nationwide distribution of watches. Mr. Holtzman has over 40 years of business and management experience.
Vote Required; Recommendation of the Board of Directors
      Directors will be elected by the affirmative vote of a plurality of votes cast by the holders present in person or represented by proxy and entitled to vote on such matter at the special meeting.
      THE ELECTION OF THE BOARD NOMINEES SET FORTH IN THIS PROPOSAL 3 IS A CONDITION PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO CONSUMMATE THE FINANCING DESCRIBED IN THIS PROXY STATEMENT.
      THE BOARD RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.
Other Directors
      The following persons are currently directors of Whitehall whose terms will continue after the special meeting.
CLASS I DIRECTORS — TERM SCHEDULED TO EXPIRE IN 2006
      Daniel H. Levy, age 62, served as the interim Chief Executive Officer of Whitehall from October 11, 2005 until November 9, 2005 and has served as Chairman of the Board since November 10, 2005 and as a director of Whitehall since January 7, 1997 (and had served as a director from March 1996 until May 1996). Mr. Levy resigned from the Audit Committee, the Compensation Committee and the Governance and Nominating Committee when he was elected interim Chief Executive Officer. Mr. Levy was the Chief Executive Officer of Donnkenny, LLC, a designer, manufacturer and marketer of women’s apparel, and was also Chief Executive Officer and Chairman of the Board of Donnkenny, Inc. until April 6, 2005. On February 8, 2005, Donnkenny, Inc. filed for voluntary Chapter 11 bankruptcy protection. Mr. Levy served as Chairman and Chief Executive Officer of Best Products Co. Inc., a large discount retailer of jewelry and brand name hardline merchandise, from April 1996 until January 1997. Prior to such time, Mr. Levy was a Principal for LBK Consulting from 1994 until 1996. Mr. Levy served as Chairman and Chief Executive Officer of Conran’s during 1993. Prior to such time, Mr. Levy was Vice Chairman and Chief Operating Officer for Montgomery Ward & Co. from 1991 until 1993.
      Steven J. Pully, age 45, was appointed to the Board of Directors of Whitehall on June 22, 2005 and served as Chairman of the Board of Whitehall from July 5, 2005 to November 10, 2005. Mr. Pully has served as the President of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P., since January 2003 and has been with Newcastle Partners, L.P. since December 2001. He has served as a director, Chief Executive Officer and Secretary of New Century Equity Holdings Corp. since June 2004 and as a director of Pizza Inn, Inc. since December 2002. From January 2003 to June 2004, he served a Chief Executive Officer of privately-held Pinnacle Frames and Accents, Inc., a domestic picture frame manufacturer. Prior to joining Newcastle Management, from May 2000 to December 2001, he was a managing director in the mergers and acquisitions department of Banc of America Securities and from January 1997 to May 2000 he worked in the investment banking department at Bear Stearns, where he became a Senior Managing

Director in 1999. Prior to becoming an investment banker, Mr. Pully practiced securities and corporate law at the law firm Baker & Botts. Mr. Pully is a CPA, a member of the Texas Bar and is also a CFA charterholder. Mr. Pully is a member of the Compensation Committee.
CLASS II DIRECTOR — TERM SCHEDULED TO EXPIRE IN 2007
      Sanford Shkolnik, age 66, was appointed to the Board of Directors of Whitehall on April 15, 2003. In 1972, he co-founded Equity Properties and Development Co., which operated a substantial retail real estate portfolio, and served as its Chairman and Chief Executive Officer from 1972 to 1996. Since 1997, Mr. Shkolnik has independently pursued opportunities in real estate and other business ventures. Mr. Shkolnik is the Chairman of the Governance and Nominating Committee and a member of the Audit Committee and the Compensation Committee.
CLASS III DIRECTORS — TERM SCHEDULED TO EXPIRE IN 2008
      Richard K. Berkowitz, age 63, has served as a director of Whitehall since 1998. He retired from Arthur Andersen, L.L.P. in August 1998 after serving 21 years as a partner. Prior to his retirement, Mr. Berkowitz served as head of Arthur Andersen’s tax division in Miami, Florida. Mr. Berkowitz has been associated with Entente Investment, Inc. and was a member of the Advisory Board of Security Plastics, Inc. Mr. Berkowitz is Chairman of the Audit Committee and a member of the Governance and Nominating Committee and the Compensation Committee.
      Norman J. Patinkin, age 79, has served as a director of Whitehall since 1989. In 2001, he retired as the Chief Executive Officer of United Marketing Group, L.L.C., but remains on its Board of Directors. United Marketing Group operates telemarketing services, motorclubs, travel clubs and direct response merchandise programs for large corporations. Mr. Patinkin is a member of the Audit Committee and the Governance and Nominating Committee.
      Norman J. Patinkin is a first cousin, once removed, of Matthew M. Patinkin, an executive officer of Whitehall.
Meetings and Committees
      Directors are expected to attend board meetings and meetings of the committees on which they serve. The Board of Directors of Whitehall held twelve meetings during fiscal year 2004. Each director attended all of the meetings of the Board of Directors and its committees on which he served during fiscal year 2004. In addition, it is the Board of Directors’ policy that the directors should attend Whitehall’s annual meeting of stockholders absent exceptional circumstances. Last year, all directors attended the annual meeting.
      Audit Committee. The Audit Committee presently consists of Richard K. Berkowitz (Chairman), Norman J. Patinkin and Sanford Shkolnik. As of October 11, 2005, Mr. Norman J. Patinkin replaced Daniel H. Levy as a member of the Audit Committee. The Audit Committee held eleven meetings in fiscal year 2004.
      The Board of Directors has determined that all of the members of the Audit Committee meet the requirements for independence and expertise, including financial literacy, under applicable New York Stock Exchange listing standards and federal securities laws. The Board of Directors has also determined that Mr. Berkowitz is an “Audit Committee financial expert” under federal securities laws.
      The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on Whitehall’s website at www.whitehalljewellers.com. Whitehall will provide a copy of the charter without charge to any stockholder upon written or verbal request of such person.
      The functions of the Audit Committee include assisting the Board in monitoring the integrity of Whitehall’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of Whitehall’s internal audit function and independent registered public accounting firm and the compliance by Whitehall with legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm of Whitehall, who report directly to the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the independent registered public accounting firm. The Audit Committee has the authority to retain independent legal, accounting and other advisors and Whitehall is required to provide adequate funding and the compensation of any such advisors.
      The Audit Committee is also responsible for preparing a report for inclusion in Whitehall’s proxy statement stating among other things, whether Whitehall’s audited financial statements should be included in Whitehall’s Annual Report on Form 10-K.
      Compensation Committee. The Compensation Committee presently consists of Richard K. Berkowitz (Chairman), Steven J. Pully and Sanford Shkolnik. Mr. Berkowitz replaced Mr. Levy as a member and Chairman of the Compensation Committee on October 11, 2005. The Compensation Committee held two meetings in fiscal year 2004. The Compensation Committee reviews and recommends the compensation arrangements for all executive officers and directors and administers and takes such other action as may be required in connection with certain compensation and incentive plans of Whitehall (including the granting of stock options and other stock based awards).
      The Board of Directors has determined that all of the members of the Compensation Committee meet the requirements for independence under applicable New York Stock Exchange listing standards. Whitehall’s By-Laws require that the Compensation Committee consist of non-employee directors. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on Whitehall’s website at www.whitehalljewellers.com and is available in print without charge to any stockholder upon written or verbal request of such person.
      Governance and Nominating Committee. The Governance and Nominating Committee presently consists of Sanford Shkolnik (Chairman), Richard K. Berkowitz and Norman J. Patinkin. On October 17, 2005, Norman J. Patinkin replaced Mr. Levy as the Chairman and member of the committee. The Governance and Nominating Committee held five meetings in fiscal year 2004. The Governance and Nominating Committee identifies, evaluates, and recommends individuals qualified to be directors of Whitehall to the Board of Directors for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders, develops and recommends to the Board of Directors corporate governance guidelines for Whitehall and reviews and makes recommendations with respect to a variety of other governance matters.
      The Board of Directors has determined that all of the members of the Governance and Nominating Committee meet the requirements for independence under applicable New York Stock Exchange listing standards. The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on Whitehall’s website at www.whitehalljewellers.com and is available in print without charge to any stockholder upon written or verbal request of such person.
      Stockholder recommendations for director nominations at our annual meeting may be submitted to the Secretary of Whitehall by written request at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, and they will be forwarded to the Governance and Nominating Committee for its consideration. Each such written request must be received by no later than March 10, 2006, which is 90 calendar days prior to the anniversary of the mailing date of Whitehall’s proxy statement for its annual stockholder meeting filed with the SEC on June 8, 2005. The Governance and Nominating Committee will consider all stockholder recommendations for candidates for the Board of Directors. In addition to considering candidates recommended by stockholders, the committee considers potential candidates recommended by current directors, Company officers and others. The committee screens all potential candidates in the same manner regardless of the source of the recommendation. The committee’s initial review is typically based on any written materials provided with respect to the potential candidate. The committee determines whether the candidate has the specific qualities and skills desirable for directors of Whitehall and whether requesting additional information or an interview is appropriate. The consideration of any candidate for director will be based on the committee’s assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. In fiscal year 2004, the committee retained a third-party firm to advise Whitehall on, among other things, the structure of the Board of Directors. The Governance and Nominating Committee also has retained outside consultants to help identify potential candidates.
      Executive Sessions. Non-employee directors meet in executive session at each regularly scheduled meeting of the Board of Directors. Chairmanship of the sessions rotates among the chairperson of the Audit, Nominating and Governance and Compensation Committees.
Director Independence
      In accordance with the rules of the New York Stock Exchange (and with respect to the Audit Committee, the rules of the SEC) and after considering all existing relationships, the Board of Directors has determined that a majority of its members are independent, and that all members of the Audit, Compensation and Governance and Nominating Committees are independent. In connection with these determinations, the Board of Directors has adopted standards concerning director independence, which conform to the independence requirements in the New York Stock Exchange listing rules and other applicable laws, rules and regulations. A current copy of Whitehall’s Corporate Governance Guidelines is available on Whitehall’s website at www.whitehalljewellers.com and is available in print without charge to any stockholder upon written or verbal request of such person.
Compensation of Directors
      As a general matter, directors who are officers or employees of Whitehall receive no compensation for serving as directors. Currently, the Board of Directors is comprised entirely of non-employee directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors, meetings of committees of the Board of Directors, and the performance of other Board of Directors related matters.
      In fiscal year 2005, non-employee directors are receiving compensation of $6,250 per fiscal quarter. In addition, non-employee directors are entitled to receive $1,250 for each meeting of the Board of Directors attended and committee members are entitled to receive $400 for each committee meeting attended. The chairman of the Board of Directors and the Audit Committee is entitled to receive an annual cash retainer of $10,000, to be paid in four equal installments at the beginning of each fiscal quarter. The chairman of each other committee is entitled to receive an annual cash retainer of $5,000, to be paid in four equal installments at the beginning of each fiscal quarter. Each non-employee director of Whitehall has the option to receive shares of restricted Common Stock at the beginning of each fiscal quarter in lieu of receiving the quarterly directors’ fees of $6,250 described above. The fair market value of the Common Stock on the date of issuance, and the restriction period (that is, the period in which the Common Stock subject to the award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of) relating to each such award will lapse at the end of the fiscal quarter in which the shares of restricted Common Stock were issued. Shares of restricted stock are subject to forfeiture if the non-employee director ceases to serve as a director of Whitehall during the restriction period.
      Each of the 1996 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan provides that non-employee directors may be granted stock-based awards at the discretion of the Compensation Committee, with the approval of the Board of Directors, to advance the interests of Whitehall by attracting and retaining well-qualified directors. Accordingly, Whitehall may grant such awards from time to time for such purpose. The non-employee directors have received such additional awards with respect to each of the past six fiscal years of Whitehall and it is the current expectation of the Compensation Committee that such annual grants will continue in the form of a grant of 1,667 shares of restricted stock.
      As permitted under Whitehall’s 1997 Long-Term Incentive Plan, each non-employee director is granted a restricted stock award each year as of the Audit Certification Date (as defined below). Such award entitles each non-employee director to receive an amount of restricted Common Stock equal to $10,000 divided by the fair market value of such Common Stock on the applicable Audit Certification Date, rounded down to the nearest whole share. The restriction period relating to each such award is one year from the date of grant. Shares of restricted stock are subject to forfeiture if the non-employee director ceases to serve as a director of Whitehall during the restriction period. The “Audit Certification Date” is the date each year on which Whitehall’s independent public accountants deliver an opinion to Whitehall as to its yearly audit of the financial statements of Whitehall.
      Whitehall offers health insurance coverage to the members of its Board of Directors. The health insurance policy options and related policy cost available to the directors are the same as those available to Whitehall’s senior level employees.
      Fees associated with certain meetings of the Board of Directors and its committees held during late spring and late summer of 2005.
Communications with the Board of Directors
      Whitehall does not have formal procedures for stockholder communication with the Board of Directors. However, any matter intended for the Board of Directors, including the chair of the Nominating and Governance Committee, the non-management directors as a group or the presiding director of the executive sessions, should be directed to the Secretary of Whitehall at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, with a request to forward the same to the intended recipient. All stockholder communications delivered to the Secretary of Whitehall for forwarding to the Board of Directors or specified Board members will be forwarded in accordance with the stockholder’s instructions. Information regarding how to submit comments or complaints relating to Whitehall’s accounting, internal accounting controls or auditing matters can be found in Whitehall’s Code of Conduct, which can be found on Whitehall’s website at www.whitehalljewellers.com and is available in print without charge to any stockholder upon written or verbal request of such person.
EXECUTIVE OFFICERS
      The following sets forth certain information with respect to the executive officers of Whitehall.
      Robert L. Baumgardner, age 59, joined Whitehall in November 2005 as Chief Executive Officer. Mr. Baumgardner, prior to joining Whitehall, was President and Chief Executive Officer of Little Switzerland, a Caribbean based duty free retailer. Mr. Baumgardner is a 34 year veteran of the jewelry industry with prior affiliations with Bailey Banks & Biddle, Mayors Jewelers and Tiffany & Co.
      John R. Desjardins, age 55, joined Whitehall in 1979 and has served as Executive Vice President and Chief Financial Officer. He also served as Treasurer of Whitehall from 2003 to present and from 1989 through October 1998 and as a member of the Board of Directors of Whitehall from 1989 to January 2004. Previously, he worked as a certified public accountant with Deloitte & Touche L.L.P.
      Robert W. Evans, age 52, joined Whitehall in January 2003 as Vice President — Merchandise Control. Mr. Evans was promoted to Senior Vice President — Merchandise Control in January, 2004 and to Executive Vice President, Administration and Chief Information Officer in June 2005. From May 2001 to December 2002 Mr. Evans was an independent retail consultant specializing in process improvement and profit recovery. Mr. Evans was a Director of Consulting with Answerthink from 1999 to 2001. Prior to joining Answerthink, Mr. Evans served in senior financial and technology positions in the retail industry.
      Jean K. FitzSimon, age 54, joined Whitehall in July 2005 as Senior Vice President and General Counsel. Ms. FitzSimon joined Whitehall after Bridge Associates, LLC, a corporate financial and operational consulting firm where she served as General Counsel and consulted on corporate compensation matters. Previously she served as Chief Compliance Officer and Vice President — Law for Sears, Roebuck and Co. Ms. FitzSimon was in the private practice of law for several years, specializing in corporate turnarounds and restructurings. Ms. FitzSimon began her career with the U.S. Department of Justice.

      Debbie Nicodemus-Volker, age 51, joined Whitehall in June 2004 as its Executive Vice President of Merchandise. Ms. Nicodemus-Volker joined Whitehall after a fourteen year tenure with Duty Free Shoppers. Most recently Ms. Nicodemus-Volker was a Vice President of Merchandising and Planning for Donna Karan International, based in New York. Donna Karan International and Duty Free Shoppers are divisions of Louis Vuitton Moet Hennessey. At Duty Free Shoppers, Ms. Nicodemus-Volker was Vice President for Merchandise Planning and Procurement for European Brands, including responsibility for fine jewelry and watches. For the six years before that, Ms. Nicodemus-Volker was Vice President for Merchandising — Fine Jewelry at Duty Free Shoppers.
      Matthew M. Patinkin, age 48, joined Whitehall in 1979 and has served as its Executive Vice President, Operations since July 2000. He also served as Executive Vice President, Store Operations, from 1989 through July 2000 and as a member of the Board of Directors of Whitehall from 1989 to January 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
      Summary Compensation. The following summary compensation table sets forth certain information concerning compensation for services rendered in all capacities awarded to, earned by or paid to Whitehall’s Chief Executive Officer and the other named executive officers during the years ended January 31, 2005, 2004 and 2003. See also “Severance and Employment Agreements” below for additional information.
Summary Compensation Table

					Long-Term
					Compensation Awards

	Year	Annual Compensation		Other	Restricted	Shares
	Ended			Annual	Stock	Underlying	All Other
Name and Principal Position	Jan. 31	Salary	Bonus	Compensation	Awards(1)	Options(2)	Compensation(3)

John R. Desjardins	2005	$305,000	$—	$—	$—	—	$12,796
Executive Vice President	2004	$305,000	$45,700	$—	$—	—	$24,932
and Chief Financial Officer	2003	$305,000	$—	$—	$—	15,000	$38,477
Matthew M. Patinkin	2005	$280,000	$—	$—	$—	—	$9,457
Executive Vice President,	2004	$280,000	$40,500	$—	$—	—	$5,577
Operations	2003	$270,000	$—	$—	$—	20,000	$6,015
Debbie Nicodemus-Volker	2005	$190,385	$25,000	$91,731	$162,400	—	$125
Executive Vice President	2004	$—	—	$—	$—	—	—
of Merchandise(4)	2003	—	—	$—	$—	—	—
Lucinda M. Baier	2005	$63,750	$100,000	$2,469	$—	—	$—
Former Chief Executive Officer,	2004	$—	$—	$—	$—	—	$—
President and Chief Operating	2003	$—	$—	$—	$—	—	$—
Officer(5)
Hugh M. Patinkin	2005	$525,000	$—	$—	$—	—	$20,654
Former Chairman, Chief	2004	$525,000	$75,000	$—	$—	—	$21,188
Executive Officer and President	2003	$500,000	$—	$—	$101,200	150,000	$25,702
Manny A. Brown	2005	$235,000	$—	$—	$—	—	$671,685
Former Executive Vice	2004	$260,000	$37,425	$37,425	$—	—	$8,572
President, Operations(6)	2003	$250,000	$—	$—	$—	12,500	$12,784
	2003	$500,000	$—	$—	$101,200	150,000	$25,702

(1)	On January 28, 2003, Whitehall’s former Chief Executive Officer received an award of 10,000 shares of restricted stock as an incentive award with respect to services to be rendered during the fiscal year ending January 31, 2004. The restrictions on shares of restricted stock lapse in three equal annual installments on the first, second and third anniversaries of the dates of each of the grants, except for the award to Mr. H. Patinkin, which vested in full upon death and the award to Mr. M. Brown (see footnote 8 below). Dividends or other distributions, if paid on shares of Common Stock generally, will be paid with respect to shares of restricted stock. As of January 31, 2005, the number and value of the aggregate restricted stock holdings of Whitehall’s former Chief Executive Officer and the other named executive officers were: Mr. H. Patinkin, 3,333 shares ($24,064); Ms. Baier, 50,000 shares ($361,000), Mr. Desjardins, 713 shares ($5,148); Mr. M. Brown, 0 shares ($0); Mr. M. Patinkin, 632 shares ($4,563); and Ms. Nicodemus-Volker, 20,000 shares ($144,400).

(2)	The shares underlying options shown for the fiscal year ended January 31, 2003 include separate option grants for services to be rendered during fiscal years 2003 and 2004. On February 7, 2002, as an incentive award with respect to services to be rendered during the fiscal year ended January 31, 2003, each of Whitehall’s former Chief Executive Officer and the following named executive officers were granted options to purchase shares of Whitehall’s Common Stock in the following amounts: Mr. H. Patinkin, 100,000; Mr. Desjardins, 10,000; Mr. M. Patinkin, 10,000; and Mr. M. Brown, 5,000. On January 28,

2003, as an incentive award with respect to services to be rendered during the fiscal year ending January 31, 2004, each of Whitehall’s former Chief Executive Officer and the other named executive officers were granted options to purchase shares of Whitehall’s Common Stock in the following amounts: Mr. H. Patinkin, 50,000; Mr. Desjardins, 5,000; Mr. M. Patinkin, 10,000; and Mr. M. Brown, 7,500. Prior to the date of Mr. Patinkin’s death, 16,666 of his options remained unvested. Pursuant to his stock option agreement, 5,555 of the unvested options became exercisable effective March 30, 2005 and will remain exercisable until March 30, 2006.

(3)	Payments in these amounts for fiscal year 2004 consists of (i) executive medical benefits, (ii) payments or reimbursements for life insurance premiums and (iii) payments in connection with separation agreements. The foregoing amounts were as follows:

	Executive	Life	Separation
	Medical	Insurance	Agreement
Name	Benefits	Premium	Payment	Total

Lucinda M. Baier	$—	$—	$—	$—
John R. Desjardins	$10,593	$2,203	$—	$12,796
Debbie Nicodemus-Volker	$125		$—	$125
Matthew M. Patinkin	$8,805	$652	$—	$9,457
Hugh M. Patinkin	$14,009	$6,645	$—	$20,654
Manny A. Brown	$4,375	$1,310	$666,000	$671,685

(4)	Ms. Nicodemus-Volker commenced employment with Whitehall on June 1, 2004. Ms. Nicodemus-Volker’s annual base salary is $300,000. Ms. Nicodemus-Volker also received $91,731 for amounts reimbursed during fiscal year 2004 for the payment or reimbursement of residential relocation expenses and taxes related thereto.

(5)	Ms. Baier tendered her resignation effective as of October 13, 2005. Pursuant to her employment agreement, dated November 30, 2004 and as amended on August 11, 2005, Ms. Baier has forfeited all of her shares of restricted Common Stock. Ms. Baier commenced her employment with Whitehall on November 30, 2004 as President and Chief Operating Officer. Ms. Baier’s annual base salary in such position was $425,000 during fiscal year 2004. Ms. Baier also received $2,469 for amounts reimbursed during fiscal year 2004 for the payment of taxes related to relocation expenses.

(6)	Mr. M. Brown tendered his resignation effective December 17, 2004. Pursuant to his separation and release agreement, Mr. M. Brown’s employment with Whitehall was deemed to have been terminated for good reason and therefore his awards of restricted stock vested in full and his options to purchase shares of Whitehall’s Common Stock vested in full and remain exercisable until December 17, 2006. Also pursuant to the separation and release agreement, Whitehall made a payment of $666,000 to Mr. M. Brown.
      General Information Regarding Options. The following tables show information regarding stock options exercised by and held by the executive officers named in the Summary Compensation Table. Stock options were not granted to any of the named executive officers in fiscal year 2004.

Option Exercises in Fiscal Year 2004 and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in the Money
			Options as of		Options as of
	Shares		January 31, 2005		January 31, 2005
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John R. Desjardins	—	$—	392,826	4,999	$—	$—
Debbie Nicodemus-Volker	—	$—	—	—	$—	$—
Matthew M. Patinkin	—	$—	377,869	6,666	$—	$—
Lucinda M. Baier	—	$—	—	—	$—	$—
Hugh M. Patinkin(1)	—	$—	1,329,315	49,999	$—	$—
Manny A. Brown(2)	—	$—	124,632	—	$—	$—

(1)	Mr. H. Patinkin passed away after January 31, 2005, the date as of which this table speaks. Prior to Mr. H. Patinkin’s death on March 30, 2005, only 16,666 of his options remained unvested. Pursuant to his stock option agreement, 5,555 of the unvested options became exercisable by his estate effective March 30, 2005 and will remain exercisable until March 30, 2006. On October 9, 2005, a total of 776,233 of these options were forfeited.

(2)	Mr. M. Brown tendered his resignation effective December 17, 2004. Pursuant to his separation and release agreement, Mr. M. Brown’s employment with Whitehall was deemed to have been terminated for good reason and therefore his options to purchase shares of Whitehall’s Common Stock vested in full and remain exercisable until December 17, 2006.
Severance and Employment Agreements
      Severance Agreements with Named Executive Officers. As described below, Whitehall has entered into severance agreements with each of John R. Desjardins, Executive Vice President and Secretary, dated May 7, 1996 and Matthew M. Patinkin, Executive Vice President, Operations, dated May 7, 1996.
      It is possible that the transactions contemplated by the Financing may cause a “change of control” under the severance agreements. A “change of control” is defined under the agreements to include (i) an acquisition by a third party (excluding certain affiliates of Whitehall) of beneficial ownership of at least 25% of the outstanding shares of Common Stock, (ii) a change in a majority of the incumbent Board of Directors and (iii) merger, consolidation or sale of substantially all of Whitehall’s assets if Whitehall’s stockholders do not continue to own at least 60% of the equity of the surviving or resulting entity. Pursuant to these agreements, the employees will receive certain payments and benefits if they terminate employment voluntarily six months after a “change of control,” or if, during a three-year period following a change in control (i) they terminate for “good reason,” as defined in the agreements (such as certain changes in duties, titles, compensation, benefits or work locations) or (ii) if they are terminated by Whitehall, other than for “cause,” as so defined. The severance agreements also provide for certain payments absent a change of control if they terminate employment for “good reason” or if they are terminated by Whitehall, other than for “cause.” Their payment will equal 2.5 times (1.5 times if a change of control has not occurred) their highest salary plus bonus over the five years preceding the change of control, together with continuation of health and other insurance benefits for 30 months (18 months if a change of control has not occurred). The severance agreements also provide for payment of bonus for any partial year worked at termination of employment equal to the higher of (x) the employee’s average bonus for the immediately preceding two years and (y) 50% of the maximum bonus the employee could have earned in the year employment terminates, pro rated for the portion of the year completed. To the extent any payments to either of these two senior executives under these agreements would constitute an “excess parachute payment” under section 280G(b)(1) of the Internal Revenue Code (the “Code”), the payments will be “grossed up” for any excise tax payable under such section, so that the amount retained after paying all federal income taxes due would be the same as such person would have retained if such section had not been applicable.
      Employment Agreements with Executive Officers. As described below, Whitehall has entered into employment agreements with each of Mr. Baumgardner, Chief Executive Officer, dated October 31, 2005,

Debbie Nicodemus-Volker, Executive Vice President of Merchandise, dated June 1, 2004, Jean K. FitzSimon, Senior Vice President and General Counsel, dated May 16, 2005, and Robert Evans, Executive Vice President — Administration and Chief Information Officer, dated June 10, 2005.
      Under the terms of Mr. Baumgardner’s employment agreement, Mr. Baumgardner will receive an initial annual base salary of $500,000. He also received a one-time, lump sum payment of $500,000 as a signing bonus. Mr. Baumgardner will also eligible to participate in the Company’s Management Cash Bonus Plan. Under the plan, he will be eligible to receive an annual bonus of up to fifty percent (50%) of his base salary. Pursuant to the employment agreement and notwithstanding the foregoing, he will receive an annual bonus for the fiscal year ending January 31, 2007 of no less than $125,000. Under the terms of the employment agreement, Mr. Baumgardner received an employment inducement stock option award for the purchase of 325,235 shares of Common Stock of the Company at a purchase price equal to the higher of the fair market value (as defined in the Company’s 1997 Long-Term Incentive Plan) on Mr. Baumgardner’s first day of work or $0.75. The Company also agreed to grant Mr. Baumgardner an additional award for options on the closing of the sale of the Notes under the Purchase Agreement (as described elsewhere in the proxy statement) for a number of shares equal to 2% of the number of shares of the Company’s Common Stock for which the Notes would then be convertible. This second award of options will have an exercise price equal to the fair market value on the date of grant. Each of these option awards shall (i) provide for vesting in three equal annual installments commencing on the first anniversary of the date of grant (but will vest fully, if not already vested, upon a change in control), (ii) expire on the tenth anniversary of the date of grant and (iii) be subject to the same terms and conditions (subject to limited exceptions with respect to vesting on a change of control) as if granted under the Company’s 1997 Long-Term Incentive Plan. The employment agreement is for an initial term of three years, subject to earlier termination, and will be automatically extended for one additional year unless either party gives written notice of termination at least 60 days prior to the expiration of the term. The employment agreement provides that, if Mr. Baumgardner ’s employment is terminated without Cause (as defined in the employment agreement) during the employment period and prior to a change in control of the Company, he will continue to receive his base salary, target annual bonus payments and health and dental coverage for a period of twelve months. If Mr. Baumgardner terminates his employment with Good Reason (as defined in the employment agreement), he will receive his base salary and, if he executes a mutual release and non-disparagement agreement, target annual bonus payments and health and dental insurance for a period of twelve months. The severance payments described above will be reduced by the amount of any compensation that Mr. Baumgardner receives from a subsequent employer or from self-employment.
      Under the terms of Ms. Nicodemus-Volker’s employment agreement, Ms. Nicodemus-Volker will receive an initial annual base salary of $300,000. In addition, beginning for the fiscal year ending January 31, 2005 and in the sole discretion of the Compensation Committee of Whitehall’s Board of Directors, Ms. Nicodemus-Volker will have an opportunity to participate in Whitehall’s Management Cash Bonus Plan, with the same percentage bonus opportunity as Whitehall’s other Executive Vice Presidents. Furthermore, Ms. Nicodemus-Volker shall, in the sole discretion of the Compensation Committee, be eligible during her employment with Whitehall to be granted stock options, restricted stock and/or other equity-based compensation awards.
      Under the terms of Mr. Evans’ employment agreement, Mr. Evans will receive an initial annual base salary of $200,000. In the sole discretion of the Compensation Committee of Whitehall’s Board of Directors, Mr. Evans will have an opportunity to participate in Whitehall’s Management Cash Bonus Plan, with the same percentage bonus opportunity as Whitehall’s other Executive Vice Presidents. For the fiscal year ending January 31, 2006, Mr. Evans has a minimum bonus of $10,000. Furthermore, Mr. Evans shall, in the sole discretion of the Compensation Committee, be eligible during his employment with Whitehall to be granted stock options, restricted stock and/or other equity-based compensation awards.
      Under the terms of Ms. FitzSimon’s employment agreement, Ms. FitzSimon will receive an initial annual base salary of $250,000. In addition, in the sole discretion of the Compensation Committee of Whitehall’s Board of Directors, Ms. FitzSimon will have an opportunity to participate in Whitehall’s Management Cash Bonus Plan. Furthermore, Ms. FitzSimon shall, in the sole discretion of the Compensation Committee, be eligible during her employment with Whitehall to be granted stock options, restricted stock and/or other equity-based compensation awards.

      Each of Ms. Nicodemus-Volker’s, Ms. FitzSimon’s and Mr. Evans’ employment agreements is for an initial term of one year, subject to earlier termination, and will be automatically extended for one additional year unless either party to the applicable employment agreement gives written notice of termination at least 60 days prior to the expiration of the term.
      The employment agreements also provide that if the executive’s employment is terminated without Cause (as defined in each executive’s employment agreement), such executive will receive a severance payment equal to his or her base salary for a period of twelve months following termination, any accrued but unpaid salary and annual bonus through and including the effective date of the termination of his or her employment (determined on a pro rata basis for the number of days of the fiscal year for which the executive was employed by Whitehall), such annual bonus to be paid following the Compensation Committee’s determination of his or her annual bonus, if any, for the fiscal year in which the termination of employment occurred, and other employee benefits to which the executive was entitled on the date of the termination of his or her employment in accordance with the terms of the applicable plans.
      The employment agreements also provide Ms. Nicodemus-Volker, Ms. FitzSimon and Mr. Evans with certain benefits, including participation in Whitehall’s employee benefit plans generally available to executives of the Company (currently including health insurance, life insurance, participation in Whitehall’s 401(k) plan, automobile benefits and reimbursement for business expenses) and relocation assistance. The employment agreements also contain confidentiality, noncompete and nonsolicitation covenants from Ms. Nicodemus-Volker, Ms. FitzSimon and Mr. Evans.
      Employment Agreements with Former Executive Officers. Whitehall also entered into an employment agreement with Ms. Baier, the former President and Chief Operating Officer, dated November 30, 2004 and as amended on August 11, 2005. Under the terms of the employment agreement, as amended, if Whitehall terminated Ms. Baier’s employment without Cause (as defined in the employment agreement) or Ms. Baier terminated her employment within 60 days prior to December 9, 2005, Ms. Baier would be entitled to receive payment of an amount equal to her monthly base salary for a period of 12 months, any accrued but unpaid salary and vacation and annual bonus through and including the effective date of the termination of her employment (determined on a pro rata basis for the number of days of the fiscal year for which she was employed by Whitehall), such annual bonus to be paid following the Compensation Committee’s determination of her annual bonus, if any, for the fiscal year in which the termination of employment occurred, and other employee benefits to which she was entitled on the date of the termination of her employment in accordance with the terms of the applicable plans. Ms. Baier tendered her resignation on October 11, 2005, which is within 60 days prior to December 9, 2005, and therefore will be entitled to receive a severance payment described above.
Executive Officer Compensation Report by the Compensation Committee
      All compensation decisions for each of the executive officers named in the Summary Compensation Table (other than Manny Brown, whose employment with Whitehall was terminated on December 17, 2004, Hugh Patinkin, who passed away on March 30, 2005, and Lucinda M. Baier, who tendered her resignation on October 11, 2005) are currently made by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Richard K. Berkowitz (Chairman), Steven J. Pully and Sanford Shkolnik. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of Whitehall.
      Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. Long-term compensation is generally provided through awards under the 1996 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan.
      The Compensation Committee’s approach to annual base salary is to offer competitive salaries in comparison with market practices. The base salary of each officer is set at a level considered to be appropriate in the judgment of the Compensation Committee based on an assessment of the particular responsibilities and performance of the officer taking into account the performance of Whitehall, other comparable companies, the retail jewelry industry, the economy in general and such other factors as the Compensation Committee may deem relevant. The comparable companies considered by the Compensation Committee may include companies included in the peer group index discussed below and/or other companies in the sole discretion of the Compensation Committee. No specific measures of Whitehall’s performance or other factors are considered determinative in the base salary decisions of the Compensation Committee. Instead, substantial judgment is used and all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions.
      In addition to base salary, Ms. Baier, as the former Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table were eligible to participate in Whitehall’s Management Bonus Program during fiscal year 2004. Under this bonus program, each executive officer was entitled to receive a cash bonus (not to exceed 125% of base salary in the case of the Chief Executive Officer and up to 100% of base salary in the case of the other executive officers named in the Summary Compensation Table above) and a restricted stock bonus (not to exceed 25% of the cash bonus paid) based on the net income of Whitehall before extraordinary items. Based on Whitehall’s performance during fiscal year 2004, no bonuses were paid pursuant to the Management Bonus Program to the former Chief Executive Officer or the other executive officers named in the Summary Compensation Table above.
      The executive officers are eligible to participate in the 1996 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan. Each of the 1996 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan is administered by the Compensation Committee. Subject to the terms of the plans, the Compensation Committee (and the interim Chief Executive Officer with respect to non-executive officer employees) is authorized to select eligible directors, officers and other key employees for participation in the plans and to determine the number of shares of Common Stock subject to the awards granted thereunder, the exercise price, if any, the time and conditions of exercise, and all other terms and conditions of the awards. The purposes of the plans are to align the interests of Whitehall’s stockholders and the recipients of grants under the plans by increasing the proprietary interest of the recipients in Whitehall’s growth and success and to advance the interests of Whitehall by attracting and retaining officers and other key employees. The terms and the size of the option grants to each executive officer will vary from individual to individual in the discretion of the Compensation Committee. No specific factors are considered determinative in the grants of options to executive officers by the Compensation Committee. Instead, all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions. Grants of options are based on the judgment of the members of the Compensation Committee considering the total mix of information.
      Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated officers other than the chief executive officer, subject to certain exceptions. One such exception is “qualified performance-based compensation.” Compensation attributable to stock options granted to executives is intended to constitute “qualified performance-based compensation.” Whitehall does not believe that the $1 million deduction limitation should have any effect on it in the near future. If the $1 million deduction limitation is expected to have any effect on Whitehall in the future, Whitehall will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

RICHARD BERKOWITZ (CHAIRMAN)
STEVEN J. PULLY
SANFORD SHKOLNIK

Performance Graph
      Set forth below is a performance graph comparing the cumulative total stockholder return on the Company’s Common Stock with the cumulative total returns of a broad equity market index and a peer group or similar index for the period shown. The Common Stock traded on The NASDAQ Stock Market under the symbol “WHJI” from May 2, 1996 through January 26, 2000. On January 27, 2000, the Common Stock began trading on the New York Stock Exchange under the symbol “JWL.” On October 28, 2005, our Common Stock was delisted from the New York Stock Exchange. It is now quoted in the Pink Sheets under the symbol “JWLR.” The performance graph included in this proxy statement shows the period from January 31, 2000 through October 31, 2005.
      The following chart graphs the performance of the cumulative total return to stockholders (stock price appreciation plus dividends) between January 31, 2000 and October 31, 2005 in comparison to the New York Stock Exchange Market Index and the “Jewelry Stores Peer Group Index” or “JSPGI.” The retail jewelry store companies comprising the JSPGI are companies traded on The Nasdaq Stock Market, the New York Stock Exchange, The American Stock Exchange or over-the-counter who have listed their companies’ SIC code as 5944 — Jewelry Store. These companies include Whitehall, Blue Nile, Inc., DGSE Companies, Inc., Finlay Enterprises, Inc., Lion-Gri International, Reeds Jewelers, Inc., SGD Holdings, Ltd., Signet Group PLC, Tiffany & Co. and Zale Corporation.
      Assumes $100 invested on January 31, 2000 in Whitehall’s Common Stock, The Jewelry Stores Peer Group Index, and The NYSE Market Index. Cumulative total return assumes reinvestment of dividends.

	1/31/00	1/31/01	1/31/02	1/31/03	1/31/04	1/31/05	10/31/05

Whitehall Jewellers, Inc.	100.00	34.26	64.00	41.31	37.91	29.62	3.24

The Jewelry Stores Peer Group Index	100.00	99.77	107.79	77.25	122.92	117.53	126.79

NYSE Market Index	100.00	108.42	96.00	77.75	105.62	114.49	121.34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding beneficial ownership of Whitehall’s Common Stock as of October 24, 2005, by (i) each person who is known by Whitehall to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee of Whitehall, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers of Whitehall as a group.

	Amount of
	Beneficial	Percent of
Name of Beneficial Owner(1)	Ownership	Class(2)

5% Stockholders
Prentice Capital Management, LP(3)	2,094,346	15.00%
623 Fifth Avenue, 32nd Floor
New York, NY 10020
Holtzman Opportunity Fund, L.P(4)	698,116	5.00%
Mr. Seymour Holtzman
c/o Jewelcor Companies
100 N. Wilkes Barre Blvd., 4th Floor
Wilkes Barre, Pennsylvania 18707
Newcastle Partners, L.P.(5)	2,018,400	14.46%
300 Crescent Court, Suite 1110
Dallas, TX 75201
FMR Corp.(6)	1,548,900	11.09%
82 Devonshire Street
Boston, MA 02109
Myron M. Kaplan(7)	1,386,600	9.93%
P.O. Box 385
Leonia, NJ 07605
Wasatch Advisors, Inc.(8)	1,331,952	9.54%
150 Social Hall Avenue
Salt Lake City, UT 84111
Dimensional Fund Advisors Inc.(9)	1,022,750	7.33%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Directors and Executive Officers
Hugh M. Patinkin(10)	—	—
Matthew M. Patinkin(11)	890,936	6.21%
John R. Desjardins(12)	670,664	4.67%
Manny A. Brown(13)	127,920	*
Norman J. Patinkin(14)	90,645	*
Daniel H. Levy(15)	64,385	*
Richard K. Berkowitz(16)	61,247	*
Sanford Shkolnik(17)	29,697	*
Debbie Nicodemus-Volker(18)	20,000	*
Steven J. Pully(4),(19)	—	*
Lucinda M. Baier(20)	—	*

	Amount of
	Beneficial	Percent of
Name of Beneficial Owner(1)	Ownership	Class(2)

Director Nominees (21)
Jonathan Duskin	[ ]	[ ]
Seymour Holtzman(4)	698,116	5.99
Charles G. Phillips	[ ]	[ ]
All executive officer and directors as a group	1,955,494	14.01%

*	Less than 1%.

(1)	Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	Applicable percentage of ownership is based on 13,961,216 shares of Common Stock outstanding on October 24, 2005. Where indicated in the footnotes, this table also includes Common Stock issuable pursuant to stock options exercisable within 60 days of the filing of this proxy statement.

(3)	Share information based solely on information contained on a Schedule 13D, dated October 3, 2005, filed with the SEC, and as amended on October 28, 2005. The share numbers and percentages assume that the Notes (described elsewhere in this proxy statement) have not yet been issued. This Schedule 13 D indicates that PWJ Lending LLC (“PWJ Lending”) may be deemed to beneficially own 2,094,346 shares of Common Stock issuable upon exercise of the Warrants (described elsewhere in this proxy statement). The Schedule 13D further indicates that PWJ Funding LLC (“PWJ Funding”) may be deemed to beneficially own 68,020,815 shares of Common Stock issuable upon the conversion of the Notes, including interest shares (described elsewhere in this proxy statement) if interest will paid in Common Stock for the first three years of the Note, at a conversion price of $0.75. The Schedule 13D also indicates that each of Prentice Capital Management, LP and Michael Zimmerman may be deemed to beneficially own 70,115,161 shares of Common Stock, including the 2,094,346 shares issuable upon exercise of the Warrants and 68,020,815 shares of Common Stock issuable upon conversion of the Notes. The Schedule 13D indicates that Prentice Capital Management, L.P. is the managing member of PWJ Funding and PWJ Lending. The Schedule 13D also indicates that Michael Zimmerman is the Managing Member of (a) Prentice Management GP, LLC, the general partner of Prentice Capital Management, LP, and (b) Prentice Capital GP, LLC the general part of certain investment funds. The Schedule 13D states that as such, Mr. Zimmerman may be deemed to control Prentice Capital Management, LP and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities described above. Each of Mr. Zimmerman and Prentice Capital Management, LP disclaimed beneficial ownership of all of shares described above. The Schedule 13D indicates that certain of the reporting persons to the Schedule 13D share voting and dispositive powers over the shares beneficially owned to the extent reported therein.

(4)	Share information based solely on information contained on a Schedule 13D, dated October 28, 2005, filed with the SEC. The share numbers and percentages assume that the Notes (described elsewhere in this proxy statement) have not yet been issued. This Schedule 13D indicates that Holtzman Opportunity Fund, L.P. (“Holtzman Opportunity”) beneficially owns 698,116 shares of common stock issuable upon exercise of the Warrants (described elsewhere in this proxy statement). If the Notes are issued, then Holtzman Opportunity at that time may be deemed to beneficially own an aggregate of up to 22,666,667 shares of Common Stock potentially issuable upon conversion of the Notes, including interest shares (described elsewhere in this proxy statement); such shares, together with shares issuable upon exercise of the Warrants, would represent an aggregate of 23,364,783 shares of common stock, constituting approximately 21.7% of the outstanding Common Stock as of the date of this table. The Schedule 13D further indicates that each of Holtzman Financial Advisors, LLC (“Holtzman Advisors”), as the general partner of Holtzman Opportunity, and SH Independence, LLC (“Independence”), as Managing Member of Holtzman Opportunity, may each also be deemed to beneficially own 698,116 shares of Common Stock owned by Holtzman Opportunity issuable upon exercise of the Warrants. If the Notes are issued, then each of Holtzman Advisors and Independence may each also be deemed to beneficially own an aggregate of up to 22,666,667 shares of Common Stock owned by Holtzman Opportunity potentially issuable upon conversion of the Notes, including interest shares (described elsewhere in this proxy statement); such shares, together with shares issuable upon exercise of the Warrants, would represent an aggregate of 23,364,783 shares of Common Stock, constituting approximately 21.7% of the outstanding common stock as of the date of this proxy statement. Lastly, the Schedule 13D indicates that Seymour Holtzman, as the sole member of Independence, may also be deemed to beneficially own such shares. According to the Schedule 13D, each of Holtzman Opportunity, Holtzman Advisors, Independence and Seymour Holtzman may be deemed to have sole voting and dispositive power with respect to the reported shares.

(5)	Share information based solely on information contained on a Schedule 13D, dated October 26, 2005, filed with the SEC. This Schedule 13D indicates that Newcastle Partners, L.P. beneficially owns 2,018,400 shares of Common Stock and has sole voting and investment power with respect to the reported shares. Newcastle Capital Management, L.P., as the general partner of Newcastle Partners, L.P., may also be deemed to beneficially own the 2,018,400 shares of Common Stock beneficially owned by Newcastle Partners, L.P. Newcastle Capital Group, L.L.C., as the general partner of Newcastle Capital Management, L.P., which in turn is the general partner of Newcastle Partners, L.P., may also be deemed to beneficially own the 2,018,400 shares of Common Stock beneficially owned by Newcastle Partners, L.P. Mark E. Schwarz, as the managing member of Newcastle Capital Group, L.L.C., the general partner of Newcastle Capital Management, L.P., which in turn is the general partner of Newcastle Partners, L.P., may also be deemed to beneficially own the 2,018,400 shares of Common Stock beneficially owned by Newcastle Partners, L.P. Steven J. Pully, as President of Newcastle Capital Management, L.P., which is the general partner of Newcastle Partners, L.P., may also be deemed to beneficially own the 2,018,400 shares of Common Stock beneficially owned by Newcastle Partners, L.P. Newcastle Capital Management, L.P., Newcastle Capital Group, L.L.C., Mr. Schwarz and Mr. Pully disclaim beneficial ownership of the shares of Common Stock held by Newcastle Partners, L.P., except to the extent of their pecuniary interest therein. By virtue of his position with Newcastle Partners, L.P., Newcastle Capital Management, L.P. and Newcastle Capital Group, L.L.C., Mark E. Schwarz has the sole power to vote and dispose of the shares of Common Stock owned by Newcastle Partners, L.P.

(6)	Share information based solely on information contained on a Schedule 13G/ A, dated February 14, 2005, filed with the SEC. This Schedule 13G/A indicates that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has sole investment power with respect to 1,131,900 of the reported shares. The Schedule 13G/A further indicates that Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through their control of Fidelity Management & Research Company, have sole power to dispose of the 1,131,900 shares. This Schedule 13G/A also indicates that Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 417,000 of the reported shares as a result of its serving as investment manager of the institutional account(s). This Schedule 13G/ A further indicates that Edward C. Johnson 3d and FMR Corp., through their control of Fidelity Management Trust Company, each has sole dispositive power over 417,000 shares and sole power to vote or to direct the voting of 417,000 shares of Common Stock owned by the institutional account(s) as reported above. In addition, the Schedule 13G/ A indicates that Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Board of Directors of Trustees of the Fidelity Funds, that members of the Edward C. Johnson 3d family own approximately 49% of the voting power of FMR Corp., and that the Johnson family group and all Class B stockholders of FMR Corp. have entered into a stockholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Furthermore, the Schedule 13G states that through their ownership of voting Common Stock and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(7)	Share information based solely on information contained on a Form 4, dated April 15, 2005, filed with the SEC. This Form 4 indicates that Myron M. Kaplan has sole voting and investment power with respect to the reported shares.

(8)	Share information based solely on information contained on a Schedule 13G/ A, dated February 14, 2005, filed with the SEC. This Schedule 13G/ A indicates that Wasatch Advisors, Inc., an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has sole voting and investment power with respect to the reported shares.

(9)	Share information based solely on information contained on a Schedule 13G, dated February 9, 2005, filed with the SEC. This Schedule 13G indicates that Dimensional Fund Advisors Inc., an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has sole voting and investment power with respect to the reported shares.

(10)	Mr. Hugh M. Patinkin passed away prior to the date as of which the table speaks. Mr. Patinkin served as Chairman and Chief Executive Officer of Whitehall until the time of his death.

(11)	Includes 381,202 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 185,208 shares solely owned by Robin J. Patinkin, as Trustee of the Robin Patinkin UA2-2-92 Trust. Robin J. Patinkin, Matthew Patinkin’s wife, has sole investment power with respect to such shares. Includes 32,406 shares held by Matthew M. Patinkin and Robin J. Patinkin, as Trustees of various trusts for the benefit of their children. Includes 13,281 shares held by Robin J. Patinkin, as Trustee of various trusts for the benefit of the children of Matthew M. Patinkin and Robin J. Patinkin, with respect to which shares Matthew M. Patinkin disclaims beneficial ownership because Robin J. Patinkin has sole voting and investment power with respect to such shares. The mailing address of Matthew M. Patinkin is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(12)	Includes 396,159 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 35,748 shares beneficially owned by John R. Desjardins, which shares are held by Cheryl Desjardins and Stephen Kendig, as Trustees of the John R. Desjardins 1995 Family Trust U/ A/ D 12/28/95. Cheryl Desjardins and Stephen Kendig have shared investment power with respect to such shares. Shares beneficially owned by Mr. Desjardins include shares allocated to his account in the ESOP (12,440 shares), as to which he shares voting power with the ESOP. The ESOP has sole investment power with respect to such shares. The mailing address of John R. Desjardins is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(13)	Includes 124,632 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Mr. M. Brown tendered his resignation effective December 17, 2004. Pursuant to his separation and release agreement, Mr. M. Brown’s employment with Whitehall was deemed to have been terminated for good reason and therefore his options to purchase shares of Whitehall’s Common Stock vested in full and remain exercisable until December 17, 2006. Includes 750 shares owned by Marcy Brown, Mr. M. Brown’s wife, in her self directed IRA account, with respect to which shares Manny A. Brown disclaims beneficial ownership. The mailing address of Manny A. Brown is 184 Oak Knoll Terrace, Highland Park, IL 60035.

(14)	Includes 47,366 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 1,111 shares of restricted Common Stock granted on February 19, 2004, which restrictions lapse in equal installments on February 19, 2006 and February 19, 2007. Includes 1,667 shares of restricted Common Stock granted on March 3, 2005, which restrictions lapse in equal installments on March 3, 2006, March 3, 2007 and March 3, 2008. Includes 1,402 shares of restricted Common Stock granted on April 13, 2005, which restrictions lapse on April 13, 2006. The mailing address of Norman J. Patinkin is c/o United Marketing Group, L.L.C., 5724 North Pulaski, Chicago, Illinois 60647.

(15)	Includes 49,444 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes

1,111 shares of restricted Common Stock granted on February 19, 2004, which restrictions lapse in equal installments on February 19, 2006 and February 19, 2007. Includes 1,667 shares of restricted Common Stock granted on March 3, 2005, which restrictions lapse in equal installments on March 3, 2006, March 3, 2007 and March 3, 2008. Includes 1,402 shares of restricted Common Stock granted on April 13, 2005, which restrictions lapse on April 13, 2006. The mailing address for Daniel H. Levy is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(16)	Includes 46,306 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 1,111 shares of restricted Common Stock granted on February 19, 2004, which restrictions lapse in equal installments on February 19, 2006 and February 19, 2007. Includes 1,667 shares of restricted Common Stock granted on March 3, 2005, which restrictions lapse in equal installments on March 3, 2006, March 3, 2007 and March 3, 2008. Includes 1,402 shares of restricted Common Stock granted on April 13, 2005, which restrictions lapse on April 13, 2006. The mailing address for Richard K. Berkowitz is 3201 NE 183rd Street, Unit 1905, Aventure, Florida 33160.

(17)	Includes 6,141 shares of Common Stock issuable pursuant to presently exercisable stock options. Includes 1,111 shares of restricted Common Stock granted on February 19, 2004, which restrictions lapse in equal installments on February 19, 2006 and February 19, 2007. Includes 1,667 shares of restricted Common Stock granted on March 3, 2005, which restrictions lapse in equal installments on March 3, 2006, March 3, 2007 and March 3, 2008. Includes 1,402 shares of restricted Common Stock granted on April 13, 2005, which restrictions lapse on April 13, 2006. The mailing address of Sanford Shkolnik is c/o Encore Investments, LLC, 101 West Grand Avenue, Chicago, Illinois 60610.

(18)	Includes 13,333 shares of restricted Common Stock granted on June 1, 2004, which restrictions lapse in equal installments on June 1, 2006 and June 1, 2007. The mailing address of Debbie Nicodemus-Volker is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(19)	Mr. Pully is the President of Newcastle Management, L.P., which is the general partner of Newcastle Partners, L.P. See footnote 4 to this table. Mr. Pully disclaims beneficial ownership of the 2,018,400 shares owned by Newcastle Partners, L.P. The mailing address of Mr. Pully is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(20)	Ms. Baier tender her resignation on October 11, 2005. Pursuant to her employment agreement, dated November 30, 2004 and as amended on August 11, 2005, Ms. Baier has forfeited all of her shares of restricted Common Stock.

(21)	One additional Class I director nominee and two additional Class II director nominees will be named prior to the completion and distribution of this proxy statement.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and executive officers and persons who are deemed to own more than ten percent of our Common Stock, to file certain reports with the SEC with respect to their beneficial ownership of our Common Stock.
      Based upon a review of filings with the SEC and written representations from certain reporting persons that other filings were required to be made, we believe that all our directors and executive officers complied during fiscal year 2004 with the reporting requirements of Section 16(a).

SELECTED FINANCIAL INFORMATION
      The following table sets forth certain financial and operating data of the Company. The selected statement of operations data and balance sheet data as of and for the fiscal year ended January 31, 2005 (fiscal 2004) and each of the four prior fiscal years are derived from audited financial statements of the Company. The selected statement of operations data and balance sheet data as of and for the six-month periods ended July 31, 2005 and 2004 are derived from our quarterly report on Form 10-Q for the period ended July 31, 2005. The selected financial information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s audited financial statements appearing elsewhere in this proxy statement.

						Six Months	Six Months
						Ended	Ended
	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal	July 31,	July 31,
	2004	2003	2002	2001	2000	2005	2004

	(In thousands, except per share and selected operating data)
STATEMENT OF OPERATIONS DATA:
Net sales	$334,206	$344,655	$341,037	$338,911	$355,065	$139,409	$145,312
Cost of sales (including buying and occupancy expenses)	221,370	217,622	213,242	207,227	217,344	99,371	96,971

Gross profit	112,836	127,033	127,795	131,684	137,721	40,038	48,341
Selling, general and administrative expenses(1)	115,028	114,624	104,891	108,481	112,706	55,336	54,007
Professional fees and other charges(2)	7,679	21,874	2,899	1,494	2,894	2,229	4,298
Impairment of goodwill	—	—	—	—	—	5,662	—

(Loss) income from operations	(9,871)	(9,465)	20,005	21,709	22,121	(23,189)	(9,964)
Interest expense	4,365	4,110	4,341	6,902	5,757	3,421	2,000

(Loss) income before income taxes	(14,236)	(13,575)	15,664	14,807	16,364	(26,610)	(11,964)
Income tax (benefit) expense	(4,353)	(4,861)	5,970	5,153	6,103	2,420	(5,085)

(Loss) income before cumulative effect of accounting change	(9,883)	(8,714)	9,694	9,654	10,261	(29,030)	(6,879)
Cumulative effect of accounting change, net(3)	—	—	—	—	(3,068)	—	—

Net (loss) income	$(9,883)	$(8,714)	$9,694	$9,654	$7,193	$(29,030)	$(6,879)

DILUTED EARNINGS PER SHARE:
(Loss) income before cumulative effect of accounting change	$(0.71)	$(0.62)	$0.64	$0.66	$0.64	$(2.08)	$(0.49)
Selected Operating Data:
Stores open at end of period	382	380	370	364	348	388	386
Average net sales per store(4)	$861,000	$925,000	$925,000	$952,000	$1,116,000	$361,000	$372,000
Average net sales per gross square foot(5)	$976	$1,066	$1,068	$1,093	$1,286	$414	$426
Average merchandise sale	$304	$285	$302	$304	$319	$336	$289
Comparable store sales (decrease) increase(6)	(3.7)%	(0.6)%	(1.9)%	(10.7)%	(1.7)%	(5.0)%	1.3%
Balance Sheet Data (at end of period)
Merchandise inventories	$183,676	$206,146	$196,694	$173,098	$184,185	$199,221	$199,241
Working capital	40,200	45,678	57,777	52,658	46,074	26,029	41,551
Total assets	256,830	286,997	272,479	252,091	261,926	253,758	278,610
Total debt	73,793	80,980	99,630	45,667	61,860	102,426	97,496
Stockholders’ equity, net	96,623	105,768	117,901	113,145	103,058	67,775	98,987

(1)	In fiscal 2002, the Company adopted Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets,” and has discontinued amortization of goodwill.

(2)	Includes legal, accounting and consulting services expenses, litigation charges and severance accruals.

(3)	Reflects net cumulative effect in the change in accounting for layaway sales.

(4)	Average net sales per store represents the total net sales for stores open for a full fiscal year divided by the total number of such stores.

(5)	Average net sales per gross square foot represents total net sales for stores open for a full fiscal year divided by the total square feet of such stores.

(6)	Comparable store sales are defined as net sales of stores which are operating for each month in the current reporting period as well as open for the same month during the prior year reporting period.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
      The unaudited pro forma statement of operations and unaudited pro forma balance sheet are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. It is not necessarily indicative of our future results of operations or results of operations that would have actually occurred had the events described below taken place as of the date or for the periods presented.
      You should read this information together with the consolidated financial statements, including the notes contained in the consolidated financial statements appearing elsewhere in this proxy.
      The unaudited pro forma statement of operations for the fiscal year ended January 31, 2005 and for the six-months ended July 31, 2005 give effect to the events discussed below as if each had occurred on the first day of each respective period, reflecting:

•	The Company entered into a Securities Purchase Agreement with Prentice Capital Management L.P. (“Prentice Capital”), and Holtzman Opportunity Fund, L.P. (collectively the “Lenders”) for the issuance of $50 million of Secured Convertible Notes (the “Notes”), which bear interest at a fixed rate of 12% per annum, payable quarterly. Interest that becomes payable during the initial three year term of the Notes will be paid in Common Stock of the Company at the conversion price (initially $0.75 per share). Interest that becomes payable after the initial three year term of the Notes will be paid in cash; and

•	The Company amended its credit facility with the banks. Under the Senior Credit Agreement (as amended by the Fourth Amendment), the maximum borrowings available, depending on the borrowing base calculation, were increased by $15 million to $140 million, and the term of the facility was extended to October 3, 2008; and

•	The Company, Prentice Capital and the Banks executed a term sheet (the “Term Sheet”) with certain trade vendors. Vendors holding over 99% of the Company’s aggregate trade debt to inventory suppliers executed the Term Sheet. Under the provisions of the Term Sheet, the Company will make payments totaling 50% of the Trade Debt at various times up to January 16, 2006. A final payment in the amount of 50% of the Trade Debt, plus accrued interest at 6% from and after January 17, 2006, is required to be made on or about September 30, 2007. The Term Sheet is subject to and conditioned upon the execution of definitive documentation among the parties.
      The following discusses the accounting treatment for the Bridge Term Loan, Warrants issued, Convertible Notes, Senior Credit Agreement, and Vendor Trade Agreement.
Bridge Term Loan
      On October 3, 2005, the Company entered into a Bridge Term Loan Agreement (the “Bridge Term Loan”) for $30 million, which bears interest at a fixed rate of 18.0% per annum, payable monthly, and has a stated maturity date as early as December 30, 2005, but no later than January 31, 2006. In connection with the Bridge Term Loan, the Company incurred financing costs of $795,000, which will be deferred on the Company’s balance sheet and amortized over the three-month life of the Bridge Term Loan and included in interest expense. In accordance with Article 11 of Regulation S-X, the interest expense and the financing costs incurred on the Bridge Term Loan are not reflected as adjustments in the pro forma statement of operations as they represent a short-term, non-recurring event.
Warrants Issued
      In connection with the Bridge Term Loan, the Company issued detachable warrants with a seven year term, which are immediately exercisable, with an exercise price of $0.75 per share to the Lenders to purchase 2,792,462 shares of the Company’s common stock. The warrants issued will be accounted for in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 150 (“SFAS 150”), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Based on a valuation using the Black-Scholes model, the fair value ascribed to these warrants was determined to be $0.80 per share for a total value of approximately $2.2 million. The value assigned to the warrants, constitute a discount to the Bridge Term Loan and will be accreted over the three-month life of the Bridge Term Loan as non-cash interest expense. In accordance with Article 11 of Regulation S-X, the accretion of discount on the Bridge Term Loan is not reflected as an adjustment in the pro forma statement of operations as it represents a short-term, non-recurring event.
      The warrants will be classified as a long-term liability due to the cash conversion feature option of the warrants. In subsequent periods, these warrants will be marked to market using the Black-Scholes model. The changes in the fair value of the warrants will be included in interest expense. The warrants are potentially dilutive securities. To the extent that the price of the Company’s common stock exceeds the exercise price of the warrants, the outstanding warrants would have a dilutive impact to the Company’s earnings per share.
Convertible Notes
      In connection with the issuance of the Notes, the Company incurred $2,651,000 in financing costs, which will be deferred on the Company’s balance sheet and amortized over the three-year term of the Notes and included in interest expense. In accordance with EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Notes may contain a beneficial conversion feature. Currently, the beneficial conversion feature of the Convertible Notes could not be determined due to the unpredictability of the price of the Company’s common stock on the future commitment date which will occur on the date of issuance of the Notes. Upon the issuance of the Notes, the Company will perform a valuation to determine if these instruments contain a beneficial conversion feature. If a beneficial conversion feature exists, the Company will recognize non-cash interest expense with a corresponding credit to additional paid-in capital. The amount of this adjustment may have a material impact on the Company’s financial statements in future periods depending on the common stock price of the Company on the date of issuance. In accordance with the Notes agreement, interest payments are made on a quarterly basis in common shares of the Company’s stock for the initial three year term of the agreement.
      Interest expense on the Notes is calculated as follows:

For the fiscal year ended January 31, 2005	(in thousands)
Interest expense on Notes ($50,000 x 12%)	$6,000
Less: reduction of interest expense on revolver loans ($50,000 x 4.4%)	(2,200)
Amortization of financing costs ($2,651/36 months x 12 months)	884

Net impact on interest expense	$4,684

      Interest expense on the Company’s revolver loans was reduced to reflect a pay down on such loans from the net proceeds of the Bridge Term Loan and the Notes. The weighted-average interest rate on the Company’s revolver loans was 4.4% for the year ended January 31, 2005.

      The total number of common shares issued for the fiscal year ended January 31, 2005 is 8,000,000, calculated as interest expense of $6,000,000 divided by $0.75 conversion rate.

For the six months ended July 31, 2005	(in thousands)
Interest expense on Convertible Notes ($50,000 x 12% x 6/12 months)	$3,000
Less: reduction of interest expense on revolver loans ($50,000 x 7.06% x 6/12 months)	(1,765)
Amortization of financing costs ($2,651/36 months x 6 months)	442

Net impact on interest expense	$1,677

      Interest expense on the Company’s revolver loans was reduced to reflect a pay down on such loans from the net proceeds of the Bridge Term Loan and the Notes. The weighted-average interest rate on the Company’s revolver loans was 7.06% in the six-month period ended July 31, 2005.
      The total number of common shares issued for the six-month period ended July 31, 2005 is 4,000,000, calculated as interest expense of $3,000,000 divided by $0.75 conversion rate.
Senior Credit Agreement
      In connection with the fourth amendment to the Senior Credit Agreement, the Company incurred $1,533,000 in financing costs, which will be deferred on the Company’s balance sheet and amortized over the three-year term of the agreement and included in interest expense. Interest expense on the Senior Credit Agreement is calculated as follows:

For the fiscal year ended January 31, 2005	(in thousands)
Amortization of financing costs ($1,533/36 months x 12 months)	$511

For the six months ended July 31, 2005	(in thousands)
Amortization of financing costs ($1,533/36 months x 6 months)	$255
Vendor Trade Agreement
      In connection with the Vendor Trade Agreement, the Company will reclassify approximately $22.3 million, representing 50% of the aggregate trade debt of the suppliers that executed the Vendor Trade Agreement, of the trade accounts payable, to a trade note payable and record interest expense of 6% per annum accordingly.
      Interest expense on Vendor Trade Agreement is calculated as follows:

For the fiscal year ended January 31, 2005	(in thousands)
Interest expense ($22,300 x 6%)	$1,338

For the six months ended July 31, 2005	(in thousands)
Interest expense ($22,300 x 6% x 6/12 months)	$669

Unaudited Pro Forma Statement of Operations For the Fiscal Year Ended January 31, 2005

						Pro Forma
	For the	Pro Forma		Pro Forma		Adjustment		Pro Forma
	Fiscal Year	Adjustment		Adjustment		for Senior		for the
	Ended	for		for		Credit and		Year Ended
	January 31,	Warrants		Convertible		Vendor Trade		January 31,
	2005	Issued		Notes		Agreements		2005

	(in thousands of dollars, except per share data)
Net sales	$334,206	$—		$—		$—		$334,206
Cost of sales (including buying and occupancy costs)	221,370	—		—		—		221,370

Gross profit	112,836	—		—		—		112,836
Selling, general and administrative expenses	115,028	—		—		—		115,028
Professional fees and other charges	7,679	—		—		—		7,679
Impairment of goodwill	—	—		—		—		—

Loss from operations	(9,871)	—		—		—		(9,871)
Interest expense	4,365	—		4,684	(1)	1,849	(2)	10,898

Loss before income taxes	(14,236)	—		(4,684)		(1,849)		(20,769)
Income tax benefit	(4,353)	—		—	(3)	—	(3)	(4,353)

Net loss	$(9,883)	$—		$(4,684)		$(1,849)		$(16,416)

Loss per share — basic and diluted:	$(0.71)							$(0.97)
Shares outstanding:
Basic: weighted-average number of shares outstanding	13,943			3,000	(5)			16,943
Diluted: effect of dilutive securities	—	2,792	(4)	—		—		—
Total diluted	13,943							16,943
Notes to unaudited pro forma statement of operations:

(1)	Interest expense on the Notes is comprised of:	(in thousands)
	Interest expense on Notes	$6,000
	Less: reduction of interest expense on revolver loans	(2,200)
	Amortization of financing costs	884

	Net impact on interest expense	$4,684

(2)	Interest expense on the Senior Credit Agreement and Trade Note Payable is comprised of:	(in thousands)
	Interest on trade note payable	$1,338
	Amortization of financing costs	511

	Net impact on interest expense	$1,849

(3)	An income tax benefit has not been calculated on the interest expense on the convertible notes as this interest is paid in common stock of the Company and is not deductible for federal or state income tax purposes. In addition, the Company has not calculated and an income tax benefit on the amortization of deferred financing fees due to the fact that a full valuation allowance would be placed on this benefit as it is more likely than not that the deferred tax asset would not be realized.

(4)	In connection with the Bridge Term Loan, the Company issued seven year detachable warrants, which are immediately exercisable, with an exercise price of $0.75 per share to the Lenders to purchase 2,792,462 shares of the Company’s common stock. These shares are excluded from the fully diluted EPS calculation as such shares would be anti-dilutive when compared to the Company’s weighted average common stock price for the fiscal year ended January 31, 2005.

(5)	In connection with the Notes the total number of common shares issued is 8,000,000, representing the payment of interest expense. The weighted-average number of shares for the year is 3,000,000.
Unaudited Pro Forma Statement of Operations For the Six Months Ended July 31, 2005

					Pro Forma		Pro Forma
	For the	Pro Forma		Pro Forma	Adjustment		for the
	Six Months	Adjustment		Adjustment	for Senior		Six Months
	Ended	for		for	Credit and		Ended
	July 31,	Warrants		Convertible	Vendor Trade		July 31,
	2005	Issued		Notes	Agreements		2005

	(in thousands of dollars, except per share data)
Net sales	$139,409	$—		$—	$—		$139,409
Cost of sales (including buying and occupancy costs)	99,371	—		—	—		99,371

Gross profit	40,038	—		—	—		40,038
Selling, general and administrative expenses	55,336	—		—	—		55,336
Professional fees and other charges	2,229	—		—	—		2,229
Impairment of goodwill	5,662	—		—	—		5,662

Loss from operations	(23,189)	—		—	—		(23,189)
Interest expense	3,421	—		1,677 (1)	924	(2)	6,022

Loss before income taxes	(26,610)	—		(1,677)	(924)		(29,211)
Income tax expense	2,420	—		— (3)	—	(3)	2,420

Net loss	$(29,030)	$—		$(1,677)	$(924)		$(31,631)

Loss per share — basic and diluted:	$(2.08)						$(2.12)
Shares outstanding:
Basic: weighted-average number of shares outstanding	13,962			992(5)			14,954
Diluted: effect of dilutive securities	—	2,792	(4)				—
Total diluted	13,962						14,954
Notes to unaudited pro forma statement of operations:

(1)	Interest expense on the Notes is comprised of:	(in thousands)
	Interest expense on Notes	$3,000
	Less: reduction of interest expense on revolver loans	(1,765)
	Amortization of financing costs	442

	Net impact on interest expense	$1,677

(2)	Interest expense on the Senior Credit Agreement and Trade Note Payable is comprised of:	(in thousands)
	Interest on trade note payable	$669
	Amortization of financing costs	255

	Net impact on interest expense	$924

(3)	An income tax benefit has not been calculated on the interest expense on the convertible notes as this interest is paid in common stock of the Company and is not deductible for federal or state income tax purposes. In addition, the Company has not calculated and an income tax benefit on the amortization of deferred financing fees due to the fact that a full valuation allowance would be placed on this benefit as it is more likely than not that the deferred tax asset would not be realized.

(4)	In connection with the Bridge Term Loan, the Company issued seven year detachable warrants, which are immediately exercisable, with an exercise price of $0.75 per share to the Lenders to purchase 2,792,462 shares of the Company’s common stock. These shares are excluded from the fully diluted EPS calculation as such shares would be anti-dilutive when compared to the Company’s weighted average common stock price for the six-months ended July 31, 2005.

(5)	In connection with the Notes the total number of common shares issued is 4,000,000, representing the payment of interest expense. The weighted-average number of shares for the six-months ended July 31, 2005 is 992,000.

      The unaudited pro forma Balance Sheet as of July 31, 2005 give effect to the events discussed above as if each had occurred on July 31, 2005.
Unaudited Pro Forma Condensed Balance Sheet as of July 31, 2005

								Pro Forma
								Adjustment
		Pro Forma		Pro Forma		Pro Forma		for Senior
		Adjustment		Adjustment		Adjustment		Credit and		Pro
	As of	for the		for		for		Vendor		Forma as
	July 31,	Bridge		Warrants		Convertible		Trade		of July 31,
	2005	Term Loan		Issued		Notes		Agreements		2005

	(in thousands of dollars, except per share data)
ASSETS
Total current assets	$205,579	$795	(1)	$—		$89	(2)	$511	(3)	$206,974
Property and equipment, net	48,179	—		—		—		—		48,179
Deferred financing costs	—	—		—		1,767	(2)	1,022	(3)	2,789

Total Assets	$253,758	$795		$—		$1,856		$1,533		$257,942

LIABILITIES AND STOCKHOLDERS’ EQUITY

Revolver loans	$102,426	$(29,205	)(4)	$—		$(17,349	)(5)	$1,533(8)		$57,405
Bridge term loan	—	30,000	(4)	(2,234	)(6)	(27,766	)(5)	—		—
Other current liabilities	77,124	—		—		—		(22,291	)(7)	54,833

Total current liabilities	179,550	795		(2,234)		(45,115)		(20,758)		112,238
Trade note payable	—	—		—		—		22,291	(7)	22,291
Warrants issued	—	—		2,234	(6)	—		—		2,234
Secured convertible notes	—	—		—		50,000	(5)	—		50,000
Other long-term liabilities	6,433	—		—		—		—		6,433

Total Liabilities	185,983	795		—		4,885		1,533		193,196

Stockholders Equity
Common Stock, ($.001 par value; 60,000,000 shares authorized; 18,058,902 shares issued)	18	—		—		—		—		18
Class B Common Stock, ($1.00 par value; 26,026 shares authorized; 142 shares issued and outstanding)	—	—		—		—		—		—
Additional paid-in-capital	106,162	—		—		—		—		106,162
Retained Earnings (Accumulated Deficit)	398	—		—		(3,029	)(9)	—		(2,631)
Treasury stock, (4,092,611 shares, at cost)	(38,803)	—		—		—		—		(38,803)

Total stockholders’ equity, net	67,775	—		—		(3,029)		—		64,746

Total liabilities and stockholders’ equity	$253,758	$795		$—		$1,856		$1,533		$257,942

Notes to unaudited pro forma condensed balance sheet:

(1)	Increase in total current assets for the Bridge Term Loan represents the $795,000 in deferred financing costs.

(2)	Increases in total current assets and deferred financing costs for the Notes are comprised of:

(in thousands)
Notes deferred financing costs (current)	$884
Less: write-off of Bridge Term Loan deferred financing costs	(795)

Net increase in total current assets	$89
Notes deferred financing costs (non-current)	$1,767

(3)	Increases in total current assets and deferred financing costs represent the current and non-current portions of $1,533,000 paid for the fourth amendment to the Senior Credit agreement.

(4)	The net proceeds obtained from the Bridge Term Loan were utilized to pay down the revolver loans. The financing cost for the Bridge Term Loan were paid from the revolver loans:

(in thousands)
Proceeds from the bridge term loan	$30,000
Payment to the revolver loans	(30,000)
Less: payment of financing costs for the bridge term loan	795

Net payment to the revolver loans	$(29,205)

(5)	The net proceeds obtained from the Notes will be utilized to pay off the bridge term loan and pay down the revolver loans. The financing costs for the Notes were paid from the revolver loans:

(in thousands)
Proceeds from the convertible notes	$50,000
Payment to the revolver loans	(20,000)
Less: payment of financing costs for the convertible notes	2,651

Net payment to revolver loans	(17,349)

Payoff of the bridge term loan	(30,000)
Less: write-off of the unamortized discount on the Bridge Term Loan	2,234

Net payment to bridge term loan	(27,766)

(6)	Based on a valuation using the Black-Scholes model, the fair value ascribed to these warrants was determined to be $0.80 per share for a total value of approximately $2.2 million. The value assigned to the warrants, constitute a discount to the Bridge Term Loan and will be accreted over the three-month life of the Bridge Term Loan as non-cash interest expense. The value of the warrants will be classified as a long-term liability due to the cash conversion feature option of the warrants.

(7)	Represents the total amount reclassified from trade accounts payable to trade note payable per the Vendor Trade Agreement.

(8)	Represents the amount paid for deferred financing costs for the Senior Credit Agreement.

(9)	Total amount represents the write-off of the following:

Bridge Term Loan, unamortized financing costs	$(795)
Discount on bridge term loan	(2,234)

Net increase in total current assets	$(3,029)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the Company’s financial statements, including the notes thereto, which are attached to this proxy statement as Appendix J-1 and J-2. This section contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. See the information contained under the heading “Forward-Looking Statements.”
Management’s Discussion and Analysis of Financial Condition and Results of Operations from the Company’s Form 10-Q for the Period Ended July 31, 2005
Overview
      The Company is a mall-based national retailer of fine jewelry operating 388 stores in 38 states as of July 31, 2005. The Company offers a selection of merchandise in the following categories: diamond, gold, precious and semi-precious jewelry and watches. Jewelry purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy and perceptions of such conditions, which affect disposable consumer income and/or its use.
      For the quarter ended July 31, 2005, the Company recorded a net loss of $24.1 million. The primary contributors to the net loss were a 6.2% decline in comparable store sales for the second quarter of fiscal year 2005; a decrease in the merchandise gross margin rate; a $5.7 million non-cash charge to write-down goodwill; a non-cash charge of $13.5 million to record a full valuation allowance against all of its deferred tax assets and a $3.1 million non-cash charge related to the impairment of long-lived assets recorded under FAS 144 asset held for use model, primarily furniture, fixtures and leasehold improvements, in thirty-one of the Company’s retail stores.
      On August 12, 2005, the Company announced that Ms. Beryl Raff was named Chief Executive Officer and would join the Company’s Board of Directors. On September 8, 2005, the Company announced that Ms. Raff had resigned all positions with the Company. All transition related compensation paid to Ms. Raff has been subsequently returned to the Company. In addition, all incentive stock options granted to Ms. Raff by the Company have been cancelled. Ms. Lucinda Baier, who had served as Chief Executive Officer, continued as President and Chief Operating Officer of the Company. On September 27, 2005, the Company commenced an arbitration proceeding relating to Ms. Raff’s employment with the Company seeking damages as well as enforcement of a non-competition agreement. Ms. Raff’s response has not yet been filed. On October 21, 2005, the Company was served with a declaratory judgment action, filed by J.C Penney (Ms. Raff’s employer), in the 380th Judicial District in Collin County, Texas seeking a declaration of rights, that among other things, J.C. Penney has not violated any of the rights of the Company with respect to Ms. Raff’s employment. The Company’s answer is due on or about November 14, 2005.
      On October 11, 2005, the Company’s Board of Directors elected Daniel H. Levy to serve as interim Chief Executive Officer, while the Company conducts a search to find a permanent Chief Executive Officer. On October 12, 2005, the Company announced that Lucinda Baier resigned as President and Chief Operating Officer.
      On November 1, 2005, the Company announced that Robert Baumgardner had been hired as its President and Chief Executive Officer.
      The Company entered into a series of transactions on October 3, 2005, designed to significantly improve its financial condition. The Company has entered into agreements (“the Prentice Transaction”) with investment funds managed by Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. (collectively, “Prentice”) to provide financing to the Company, as described in Note 13 to the financial statements included in Appendix J-1. The first stage of this financing was a $30 million secured bridge loan made to the Company. The agreements also call for the issuance of $50 million of secured convertible notes not later than January 31, 2006, which is contingent upon shareholder approval. Proceeds of the planned issuance will be used to pay off the bridge loan and provide additional liquidity for operations. Both the bridge loan and the convertible notes are being secured by a lien on substantially all of the Company’s assets ranking junior to the liens securing the Company’s bank debt. Giving effect to an assumed conversion of the notes, the payment of shares as interest and an exercise of the warrants, Prentice would own 87% of the Company’s common stock.
      In addition, the Company, its banks and Prentice have entered into an agreement with key trade vendors who hold more than 99% of the Company’s trade debt. This agreement will facilitate the purchase of fresh inventory for the holiday season and provide for full payment of all amounts owed, plus interest, to those vendors over time. Also, the Company reached agreement with its banks, LaSalle, Back Bay and Bank of America, to increase the maximum borrowings under its credit facility, depending on borrowing base calculations, by $15 million to $140 million and extending the term of the facility until October 3, 2008.
      The Company has experienced recurring losses from operations in the first six months of fiscal year 2005 and in the two previous fiscal years. During the second quarter of fiscal year 2005, the Company slowed payments to certain vendors and received temporary extension of payment terms with certain other vendors in order to manage its liquidity needs. Subsequent to July 31, 2005, the Company has received temporary extension of payment terms, beyond the stated payment terms, with certain of its key merchandise vendors. The Company’s ability to continue as a going concern is highly dependent upon the Prentice Transaction being approved by the Company’s shareholders. In the event that the Prentice Transaction is not approved there can be no assurance that additional funding, or another liquidity event, will become available to the Company. In that event, the Company would be required to consider other alternatives, including a reorganization under Chapter 11 of the U.S. bankruptcy code or a liquidation of its assets.
      On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. As a result, the Company will record an impairment charge of approximately $5.4 million during the third quarter of fiscal year 2005. The Company plans to liquidate inventory through store closure sales, and such sales will require additional inventory valuation allowances. It is currently anticipated that such inventory allowances will be no less than $14.0 million. The Company currently expects to close these stores by February 2006. The decision to close these stores will result in an impairment of the respective stores’ long-lived assets, as the carrying amount of the respective stores’ long-lived fixed assets will not be recoverable as such assets will be disposed of before the end of its previously estimated useful life.
      In accordance with FASB Statement No. 146 (“SFAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities,” the Company has not recorded any exit or disposal related expenses, including lease terminations, personnel costs and other expenses, associated with the planned store closures. Such expenses will be recorded in the period in which the liability is incurred. At this time, no agreements have been reached which would permit the Company to estimate such disposal costs, which may be material to the financial statements.
      On October 17, 2005, the Company received notification from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the NYSE continued listing standards because its average market capitalization had been less than $25 million over a consecutive 30 trading-day period. The Company’s common stock was delisted from the NYSE as of the close of the market on October 27, 2005. The Company’s common stock currently is quoted on the “pink sheets”.
      On October 26, 2005, the Company received a proposal from Newcastle Partners, L.P. (“Newcastle”). The proposal, which is subject to a number of conditions and definitive documentation, expresses Newcastle’s willingness to offer $1.10 per share in cash by merger or otherwise and cash out warrants and in-the-money options based on that price. Under the proposal, Newcastle would pay off the Company’s recent $30 million bridge loan. Newcastle expects to obtain a commitment to replace the Company’s Senior Credit Agreement or obtain consents from the Company’s senior lenders. A copy of the proposal letter was contained in an amendment to Newcastle’s Schedule 13D which was filed electronically with the SEC on October 27, 2005. On October 27, 2005, the Special Committee of the Company’s Board of Directors responded to the Newcastle proposal by indicating that, on the advice of its financial advisors and counsel, it could not conclude, from the information provided in the Newcastle proposal, that such proposal is reasonably likely to result in a superior proposal within the meaning of the Securities Purchase Agreement executed by the Company in connection with the Prentice transactions.
      The Company’s business is highly seasonal. Historically, income generated in the fourth fiscal quarter ending each January 31 represents all or a majority of the income generated during the fiscal year. The Company has historically experienced lower net sales in each of its first three fiscal quarters and expects this trend to continue. The Company’s quarterly and annual results of operations may fluctuate significantly as a result of factors including, among others: increases or decreases in comparable store sales; inventory availability and the Company’s ability to fund inventory purchases and to time such purchases correctly; changes in the Company’s cost of financing; marketing or credit programs; timing of certain holidays and Company-initiated special events; changes in the Company’s merchandise; the timing of new store openings; net sales contributed by new stores; timing of store remodels and closures; general economic, industry, weather conditions and disastrous events that affect consumer spending and the pricing, merchandising, marketing, credit and other programs of competitors.
Results of Operations
      The following table sets forth for the periods indicated, certain financial information derived from the unaudited statements of operations of the Company expressed as a percentage of net sales.

	Three months ended		Six months ended

	July 31,	July 31,	July 31,	July 31,
	2005	2004	2005	2004

Percentage of net sales
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including buying and occupancy expenses)	74.4	66.7	71.3	66.7

Gross profit	25.6	33.3	28.7	33.3
Selling, general and administrative expenses	40.4	37.3	39.7	37.2
Professional fees and other charges	1.5	2.3	1.6	2.9
Impairment of goodwill	8.3	—	4.0	—

Loss from operations	(24.6)	(6.3)	(16.6)	(6.8)
Interest expense	3.1	1.5	2.5	1.4

Loss before income taxes	(27.7)	(7.8)	(19.1)	(8.2)
Income tax expense (benefit)	7.5	(3.4)	1.7	(3.5)

Net loss	(35.2)%	(4.4)%	(20.8)%	(4.7)%

Three Months Ended July 31, 2005 Compared to Three Months Ended July 31, 2004
     Net Sales
      Net sales for the second quarter of fiscal 2005 decreased $3.9 million, or 5.4%, to $68.4 million from $72.3 million in the second quarter of fiscal 2004. Comparable store sales decreased $4.4 million, or 6.2%, in the second quarter of fiscal 2005 compared to the same period in fiscal year 2004. Additionally, sales decreased by $0.5 million due to store closings and stores closed for remodeling for limited periods. These decreases were partially offset by sales from new store openings of $0.7 million. In addition, net sales increased by $0.3 million due to changes in the provision for sales returns and allowances primarily due to a decrease in sales in the second quarter of fiscal year 2005 as compared to the second quarter of fiscal year 2004. The comparable store sales decrease was primarily due to lower unit sales in the second quarter of fiscal year 2005 in comparison to the prior year period. The total number of merchandise units sold decreased by 14.4% in the second quarter of fiscal year 2005 compared to the second quarter of fiscal year 2004 while the average price per item sold increased by approximately 9.6% to $331 in the second quarter of fiscal year 2005 from $302 in the prior year period. The decline in the number of merchandise units sold was due in part to a decrease in the number of lower price-point items sold during the second quarter of fiscal year 2005 compared to the second quarter of fiscal year 2004. In addition, the decrease in unit sales in the second quarter of fiscal year 2005 was attributable to a major initiative launched in July 2004 to accelerate the sale of merchandise which was inconsistent with the Company’s branding strategy. During the second half of July of last year, sales of such merchandise were instrumental in generating double-digit comparable store sales increases.
      Credit sales as a percentage of net sales decreased to 42.9% in the second quarter of fiscal year 2005 from 43.6% in the second quarter of fiscal year 2004. The Company opened 2 new stores in the second quarter of fiscal year 2005, and on July 31, 2005 operated 388 stores. As of July 31, 2004, the Company operated 386 stores.
     Gross Profit
      Gross profit for the second quarter of fiscal 2005 decreased $6.6 million, or 27.4%, to $17.5 million from $24.1 million in the same period in fiscal 2004. Gross profit as a percentage of net sales decreased to 25.6% in the second quarter of fiscal year 2005 compared to 33.3% in the second quarter of fiscal year 2004. The gross profit rate decreased by approximately 450 basis points due to the $3.1 million non-cash charge recorded during the second quarter of fiscal year 2005 related to the impairment of long-lived store fixed assets. In addition, the gross profit rate decreased by approximately 180 basis points due to the de-leveraging of store occupancy, depreciation and buying costs due to the decrease in second quarter fiscal year 2005 sales, and an increase in such costs as compared to the second quarter of fiscal year 2004. Merchandise gross margins declined by approximately 130 basis points resulting primarily from price reductions on certain discontinued merchandise and by approximately 70 basis points due to lower margins resulting due in part from increases in diamond and gold prices and changes in merchandise sales mix and promotional offers in comparison to the prior year period. The gross margin rate increased by approximately 40 basis points due to a decrease in the provision recorded for damaged inventory and inventory losses in comparison to the prior year period.
      The Company has historically offered clearance merchandise for sale, representing merchandise identified from time to time that will not be part of its future merchandise presentation. During the second and third quarters of fiscal year 2004, the Company reviewed its merchandise inventory presentation and determined that, in addition to the items remaining in the Company’s clearance program, $70.4 million of its merchandise inventory at cost would not be part of its future merchandise presentation. Price reductions were taken on these items which have resulted in and will continue to result in lower than historical margins on such merchandise. Sales of these items totaled approximately $6.5 million with an approximate merchandise cost of $4.5 million in the second quarter of fiscal year 2005. In addition, the Company has reduced such discontinued merchandise by approximately $1.0 million due in part to vendor returns during the second quarter of fiscal year 2005. As of July 31, 2005, the Company had approximately $38.4 million, at cost, of such discontinued merchandise inventory. The impact of these sales accounted for a margin decline of approximately 130 basis points during the second quarter of fiscal year 2005. The Company continues to review its merchandise inventory presentation and offers discounts to accelerate sales on merchandise that would not be a part of its future merchandise assortment. Based on currently anticipated selling prices, the Company expects to achieve positive, but lower than historical, merchandise margins on such merchandise. It is the Company’s current expectation to continue to offer for sale, in a portion of its stores, the remaining amount of this merchandise in future periods, which will negatively impact margins. The Company in future periods may consider alternative methods of disposition for this inventory. Such alternatives may result in additional valuation allowances.
      On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. The Company plans to liquidate inventory through store closure sales, and such sales will require additional inventory valuation allowances. It is currently anticipated that such inventory allowances will be no less than $14.0 million.

     Expenses
      Selling, general and administrative expenses, excluding professional fees and other charges, increased $0.7 million, or 2.5%, to $27.7 million from $27.0 million in the second quarter of fiscal 2005 compared to the same period in fiscal 2004. Selling, general and administrative expense as a percent of sales increased to 40.4% versus 37.3% in second quarter 2004. The dollar increase primarily related to higher personnel expense ($1.1 million) partially offset by lower credit expense ($0.3 million). The increase in personnel expense is primarily attributable to the addition of support office positions and higher salary and wage rates. The decrease in credit expense is primarily due to a decrease in credit card sales in comparison to the prior year period and a shift in the mix of private label credit card promotions that carried a lower discount rate. These decreases in credit expense were partially offset by an increase in credit card discount rate due to increases in the U.S. prime rate in comparison to the prior year period.
      Professional fees and other charges decreased by $0.6 million to a total of $1.0 million in the second quarter of fiscal 2005 from $1.6 million in the prior year period, primarily attributable to the decrease in legal fees and charges associated with the consolidated Capital Factors actions and the related United States Attorney and Securities and Exchange Commission (the “SEC”) investigations.
     Impairment of Goodwill
      As of July 31, 2005, the Company evaluated goodwill for impairment using discounted cash flow and a market multiple approach for impairment and concluded that the entire amount of the Company’s goodwill was impaired. This analysis was based in part upon the Company’s sales performance and financial results for the second quarter of fiscal year 2005 and management’s current expectation of future financial results. The Company recorded a non-cash impairment charge of $5,662,000 to write-off the entire goodwill asset in the second quarter of fiscal year 2005.
     Loss from Operations
      As a result of the factors discussed above, loss from operations was $16.8 million in the second quarter of fiscal 2005 compared to a loss of $4.6 million in the second quarter of fiscal 2004. As a percentage of net sales, loss from operations was 24.6% in the second quarter of fiscal 2005 compared to 6.3% in the second quarter of fiscal 2004.
     Interest Expense
      Interest expense increased $1.0 million, or 94.1%, to $2.1 million in the second quarter of fiscal year 2005 from $1.1 million in the prior year period. The increase in interest expense resulted from higher average interest rates associated with the amendment to the Credit Agreement in April 2005 and increases in the U.S. prime rate as compared with the year-ago period, and higher amortization of deferred loan costs associated with the amended Credit Agreement. These increases were partially offset by lower average outstanding borrowings. The Company expects increased interest expense associated with the financing transactions described in Note 13 to the financial statements included in Appendix J-1.
     Income Tax Expense
      In the second quarter of fiscal year 2005, the Company recorded a valuation allowance of $13.5 million against all of its deferred tax assets. In recording the valuation allowance, management considered whether it was more likely than not that some or all of the deferred tax assets would be realized. This analysis included consideration of expected reversals of existing temporary differences and projected future taxable income.
      The income tax expense was $5.1 million in the second quarter of 2005 compared to an income tax benefit of $2.5 million in the second quarter of 2004. In accordance with the guidance in FASB Interpretation No. 18 “Accounting for Income Taxes in Interim Periods — an interpretation of APB Opinion No. 28” (“FIN 18”), the Company’s current estimate of the income tax expense associated with the cumulative year-to-date fiscal year 2005 loss and valuation allowance recorded against its deferred tax assets results in an effective income tax rate of 9.1%. Based on the current facts and circumstances, the provisions of FIN 18 effectively limit the amount of income tax expense that can be recorded in the interim period. The effective income tax rate of 27.0% for the three months ended July 31, 2005 is the result of reducing the cumulative year-to-date effective tax rate from a benefit of 35.3% used in the first three months to an expense of 9.1% in the second quarter. To the extent that results in the third and fourth quarter quarters are significantly more or less than expected, the Company’s effective income tax rate for the third and fourth quarters and for the full year could vary significantly from that of the first six months of fiscal year 2005. The Company’s annual effective income tax rate was 30.6% for fiscal year 2004.

Six Months Ended July 31, 2005 Compared to Six Months Ended July 31, 2004
     Net Sales
      Net sales for the six months ended July 31, 2005 decreased $5.9 million, or 4.1%, to $139.4 million from $145.3 million in the six months ended July 31, 2004. Comparable store sales decreased $7.1 million, or 5.0%, in the first six months of fiscal 2005 from the same period in fiscal 2004. Additionally, sales decreased by $0.6 million due to store closings and stores closed for remodeling for limited periods. These decreases were partially offset by sales from new store openings of $1.4 million. In addition, net sales increased by $0.4 million due to changes in the provision for sales returns and allowances primarily due to a decrease in sales in the first six months of fiscal year 2005 as compared to the first six months of fiscal year 2004. The comparable store sales decrease was primarily due to lower unit sales in the first six months of fiscal year 2005 in comparison to the prior year period. The total number of merchandise units sold decreased by 17.9% in the first six months of fiscal year 2005 compared to the prior year period while the average price per item sold increased by approximately 16.3% to $336 in the first six months of fiscal year 2005 from $289 in the prior year period. The decline in the number of merchandise units sold was due in part to a decrease in the number of lower price-point items sold during the first six months of fiscal year 2005 compared to the first six months of fiscal year 2004. In addition, the decrease in unit sales in the second quarter of fiscal year 2005 was attributable to a major initiative launched in July 2004 to accelerate the sale of merchandise which was inconsistent with the Company’s branding strategy. During the second half of July of last year, sales of such merchandise were instrumental in generating double-digit comparable store sales increases.
      Credit sales as a percentage of net sales increased to 42.1% in the first six months of fiscal year 2005 from 41.6% in the first six months of fiscal year 2004. The Company opened six new stores in the first six months of fiscal year 2005, and on July 31, 2005 operated 388 stores. As of July 31, 2004, the Company operated 386 stores.
     Gross Profit
      Gross profit for the first six months of fiscal 2005 decreased $8.3 million, or 17.2%, to $40.0 million from $48.3 million compared to the same period in fiscal 2004. Gross profit as a percentage of net sales decreased to 28.7% in the first six months of fiscal year 2005 compared to 33.3% in the first six months of fiscal year 2004. The gross profit rate decreased by approximately 220 basis points due to the $3.1 million non-cash charge recorded during the second quarter of fiscal year 2005 related to the impairment of long-lived store fixed assets. The gross profit rate decreased by approximately 130 basis points due the de-leveraging of store occupancy, depreciation and buying costs due to the decrease in sales in the first six months of fiscal year 2005, and an increase in such costs as compared to the prior year period. Merchandise gross margins declined by approximately 150 basis points resulting primarily from price reductions on certain discontinued merchandise and by approximately 40 basis points resulting from increases in diamond and gold prices and changes in merchandise sales mix and promotional offers in comparison to the prior year period. In addition, the gross profit rate decreased by approximately 20 basis points due to lower vendor discounts and allowances recognized during the first six months of fiscal year 2005 compared to the first six months of fiscal year 2004. The gross margin rate increased by approximately 90 basis points due to a decrease in the provision recorded for damaged inventory and inventory losses in comparison to the prior year period.

      The Company has historically offered clearance merchandise for sale, representing merchandise identified from time to time that will not be part of its future merchandise presentation. During the second and third quarters of fiscal year 2004, the Company reviewed its merchandise inventory presentation and determined that, in addition to the items remaining in the Company’s clearance program, $70.4 million of its merchandise inventory at cost would not be part of its future merchandise presentation. Price reductions were taken on these items which have resulted in and will continue to result in lower than historical margins on such merchandise. Sales of these items totaled approximately $12.3 million with an approximate merchandise cost of $8.2 million in the first six months of fiscal year 2005. In addition, the Company has reduced such discontinued merchandise by approximately $2.4 million due in part to vendor returns during the first six months of fiscal year 2005. As of July 31, 2005, the Company had approximately $38.4 million, at cost, of such discontinued merchandise inventory. The impact of these sales accounted for a margin decline of approximately 150 basis points during the first six months of fiscal year 2005. The Company continues to review its merchandise inventory presentation and offers discounts to accelerate sales on merchandise that would not be a part of its future merchandise assortment. Based on currently anticipated selling prices, the Company expects to achieve positive, but lower than historical, merchandise margins on such merchandise. It is the Company’s current expectation to continue to offer for sale, in a portion of its stores, the remaining amount of this merchandise in future periods, which will negatively impact margins. The Company in future periods may consider alternative methods of disposition for this inventory. Such alternatives may result in additional valuation allowances.
      On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. The Company plans to liquidate inventory through store closure sales, and such sales will require additional inventory valuation allowances. It is currently anticipated that such inventory allowances will be no less than $14.0 million.
     Expenses
      Selling, general and administrative expenses, excluding professional fees and other charges, for the first six months of fiscal 2005 increased $1.3 million, or 2.5%, to $55.3 million from $54.0 million for the first six months of fiscal 2004. Selling, general and administrative expense as a percent of sales increased to 39.7% versus 37.2% in the first six months of fiscal year 2005. The dollar increase primarily related to higher personnel expense ($1.8 million) partially offset by lower credit expense ($0.4 million). The increase in personnel expense is primarily attributable to the addition of support office positions and higher salary and wage rates. The decrease in credit expense is primarily due to a shift in the mix of private label credit card promotions that carried a lower discount rate and a decrease in credit card sales partially offset by an increase in the credit card discount rate due to increases in the U.S. prime rate in comparison to the prior year period.
      Professional fees and other charges decreased by $2.1 million to a total of $2.2 million in the first six months of fiscal 2005 from $4.3 million in the prior year period, primarily attributable to the decrease in legal fees and charges associated with the consolidated Capital Factors actions and the related United States Attorney and the SEC investigations.
     Impairment of Goodwill
      As of July 31, 2005, the Company evaluated goodwill for impairment using discounted cash flow and a market multiple approach for impairment and concluded that the entire amount of the Company’s goodwill was impaired. This analysis was based in part upon the Company’s sales performance and financial results for the second quarter of fiscal year 2005 and management’s current expectation of future financial results. The Company recorded a non-cash impairment charge of $5,662,000 to write-off the entire goodwill asset in the first six months of fiscal year 2005.
     Loss from Operations
      As a result of the factors discussed above, loss from operations was $23.2 million in the first six months of fiscal 2005 compared to a loss of $10.0 million in the first six months of fiscal 2004. As a percentage of net sales, loss from operations was 16.6% in the first six months of fiscal 2005 as compared to 6.8% in the prior year period.
     Interest Expense
      Interest expense increased $1.4 million, or 71.1%, to $3.4 million in the first six months of fiscal 2005 from $2.0 million in the first six months of fiscal 2004. The increase in interest expense resulted from higher average interest rates associated with the amendment to the Credit Agreement in April 2005 and increases in the U.S. prime rate as compared with the year-ago period, and higher amortization of deferred loan costs associated with the amended Credit Agreement. These increases were partially offset by lower average outstanding borrowings. The Company expects increased interest expense associated with the financing transactions described in Note 13 to the financial statements included in Appendix J-1.
     Income Tax Expense
      In the second quarter of fiscal year 2005, the Company recorded a valuation allowance of $13.5 million against all of its deferred tax assets. In recording the valuation allowance, management considered whether it was more likely than not that some or all of the deferred tax assets would be realized. This analysis included consideration of expected reversals of existing temporary differences and projected future taxable income.
      Income tax expense was $2.4 million in the first six months of fiscal 2005 compared to an income tax benefit of $5.1 million in the first six months of fiscal 2004. In accordance with the guidance in FIN 18, the Company’s current estimate of the income tax expense associated with the cumulative year-to-date fiscal year 2005 loss and valuation allowance recorded against its deferred tax assets results in an effective income tax rate of 9.1%. Based on the current facts and circumstances, the provisions of FIN 18 effectively limit the amount of income tax expense that can be recorded in the interim period. The effective income tax rate of 27.0% for the three months ended July 31, 2005 is the result of reducing the cumulative year-to-date effective tax rate from a benefit of 35.3% used in the first three months to an expense of 9.1% in the second quarter. To the extent that results in the third and fourth quarter quarters are significantly more or less than expected, the Company’s effective income tax rate for the third and fourth quarters and for the full year could vary significantly from that of the first six months of fiscal year 2005. The Company’s annual effective income tax rate was 30.6% for fiscal year 2004.
     Liquidity and Capital Resources
      The Company’s cash requirements consist principally of funding its highly seasonal working capital needs, inventory for existing and new stores and capital expenditures. The Company’s primary sources of liquidity have historically been cash flow from operations and bank borrowings under the Company’s Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated July 29, 2003 (as amended, the “Credit Agreement”). The Company had $102.4 million of outstanding borrowings under the revolving loan facility as of July 31, 2005.
      The Company’s inventory levels and working capital requirements have historically been highest in advance of the Christmas season. The Company has funded these seasonal working capital needs through borrowings under the Company’s revolver and increases in trade payables and accrued expenses. As of July 31, 2005, the maximum availability under the Credit Agreement was $117.1 million as determined by the weekly borrowing base formula. The credit facility covenants also require the Company to attain certain operating results.
      During the second quarter of fiscal year 2005, the Company slowed payments to certain vendors and received temporary extension of payment terms with certain other vendors in order to manage its liquidity needs. Subsequent to July 31, 2005, the Company has received temporary extension of payment terms, beyond the stated payment terms, with certain of its key merchandise vendors.
      A net loss of $29.0 million and increases in merchandise inventories ($15.5 million), other current assets ($0.3 million) and accounts receivable ($0.2 million) and decreases in accounts payable ($7.0 million) and accrued payroll ($0.5 million) and accrued liabilities ($0.7 million) were partially offset by decreases in deferred income taxes ($3.2 million) and current income tax benefit ($3.7 million) and the receipt of a $2.0 million contract sign-on bonus related to the renewal of the Company’s private label credit card contract.
      The increase in merchandise inventories was attributable to the purchase of goods previously held on consignment and increased purchasing activity related to new merchandise assortments. The increase in accounts payable was due in part to increased purchasing activity as well as slowing payments to vendors in order to manage liquidity.
      Cash used in investing activities included the funding of capital expenditures of $3.2 million, related primarily to the opening of 6 new stores during the first six months of fiscal year 2005, compared to $3.1 million used for capital expenditures primarily related to the opening of 6 new stores during the first six months of 2004.
      The Company generated cash from financing activities in the first six months of fiscal 2005 by increases in its revolver borrowing ($28.6 million) and outstanding checks ($3.5 million). The Company paid financing costs ($0.5 million) associated with the amendment to the Credit Agreement.
      On October 3, 2005, the Company entered into a Bridge Term Loan Credit Agreement (the “Bridge Loan Agreement”) with PWJ Lending LLC (“PWJ Lending”), an investment fund managed by Prentice Capital Management, L.P. (“Prentice Capital”), and Holtzman Opportunity Fund, L.P. (“Holtzman”) (together with any other lenders under such agreement from time to time, the “Lenders”), and PWJ Lending as administrative agent and collateral agent for the Lenders. Under the Bridge Loan Agreement, the Lenders provided a term loan (the “Term Loan”) to the Company in the aggregate principal amount of $30,000,000 (the “Commitment Amount”), which bears interest at a fixed rate of 18% per annum, payable monthly, and has a stated maturity date as early as December 30, 2005. The proceeds of the Term Loan were used, among other purposes, to repay a portion of the revolving credit loans then outstanding under the Senior Credit Agreement, to fund a segregated account that will promptly be disbursed into a third party escrow account established for the benefit of certain of the Company’s trade vendors and to pay fees and expenses associated with the transaction. The Company’s obligations under the Bridge Loan Agreement are secured by a lien on substantially all of the Company’s assets which ranks junior in priority to the liens securing the Company’s obligations under the Senior Credit Agreement. The Bridge Loan Agreement contains a number of affirmative and restrictive covenants and representations and warranties that generally are consistent with those contained in the Company’s Senior Credit Agreement (as amended by the Fourth Amendment). The Company may prepay the Term Loan at any time, provided, however, that if the Term Loan is prepaid with funds from any source other than the proceeds of the Notes (as defined below), then the Company will be required to pay to the Lenders an exit fee of 4% of the Commitment Amount. Under the Bridge Loan Agreement, the Company is required to use the proceeds of a sale of the Notes to retire the Term Loan. While the Lenders may accelerate the obligations of the Company under the Bridge Loan Agreement to be immediately due and payable upon an Event of Default, the rights of the Lenders to enforce the obligations are subject to an intercreditor agreement with the holders of debt under the Senior Credit Agreement.
      In connection with the Bridge Loan Agreement, the Company issued 7-year warrants (the “Warrants”), which are immediately exercisable, with an exercise price of $0.75 per share to the Lenders to purchase 2,792,462 shares of the Company’s common stock (i.e., 19.99% of the number of shares currently outstanding). The exercise price of the Warrants will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $0.75 per share.
      Contemporaneously with the entry into the Bridge Loan Agreement, the Company, PWJ Funding LLC (“PWJ Funding”), another fund affiliated with Prentice Capital, and Holtzman entered into a Securities Purchase Agreement (the “Purchase Agreement,” and PWJ Lending, PWJ Funding and Holtzman are collectively referred to herein as “Prentice”).
      Subject to certain terms and conditions set forth in the Purchase Agreement, the Company has agreed to sell to Prentice $50,000,000 of secured convertible notes (the “Notes”). The stated maturity of the Notes will be three years after the date of issuance which maturity generally may be extended by the Company for up to two years. Prentice will have the option to extend the maturity date in the event and for so long as an event of default shall have occurred and be continuing under the Notes or through the date that is ten business days after the consummation of a change of control of the Company in the event a change of control is publicly announced prior to the maturity date. The Notes will be secured by the same second security interest that secures the Term Loan.
      The Notes will bear interest at a rate of 12% per annum, payable quarterly. Interest that becomes payable during the initial three year term of the Notes will be paid in shares of common stock of the Company at the Conversion Price (initially $0.75 per share). The Conversion Price will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $0.75 per share. Interest that becomes payable after the initial three year term of the Notes will be paid in cash.
      Upon a change of control of the Company (as defined in the Purchase Agreement), the holder of a Note may require the Company to redeem all or any portion of the Note for a price equal to (i) the outstanding principal amount of the Notes, together with any accrued and unpaid interest or late charges thereon multiplied by (ii) 125% (unless the change of control is not approved by a majority of the disinterested members of the Company’s board of directors, in which case the 125% will be 100%).
      The issuance of the Notes under the Purchase Agreement is subject to certain conditions including (i) the approval by the stockholders of the Company of (A) the issuance of the shares of common stock pursuant to the terms of the Notes, (B) an amendment to the Company’s certificate of incorporation providing for a 1-for-2 reverse stock split, and (C) the election of persons designated by Prentice to the Company’s board of directors (the “Board Nominees”), (ii) upon election, such Board Nominees constituting a majority of the members of the board of directors, and (iii) no occurrence of an event, circumstance or fact which resulted in, would result in or could reasonably be expected to a result in a extremely detrimental event on the Company. The Company may terminate the Purchase Agreement under certain circumstances in order to accept a superior proposal. The Notes will contain certain covenants, including limitations on indebtedness, and liens and a prohibition on dividends.
      Under the Purchase Agreement, the Company may not solicit offers, inquiries or proposals or conduct negotiations with any third parties regarding a transaction that involved debt or equity fundraising or that would otherwise be done in lieu of the transaction with Prentice, subject to the Company’s board of directors fulfilling its fiduciary duties to the Company’s shareholders and creditors. The Company may terminate the Purchase Agreement under certain circumstances in order to accept a superior proposal.
      The shares of common stock issuable (i) upon exercise of the Warrants, (ii) upon conversion of the Notes, and (iii) as payment of interest under the Notes, will represent approximately 87% of the issued and outstanding shares of common stock of the Company, assuming (A) no anti-dilution adjustment to the Conversion Price or the Exercise Price and (B) no issuance of common stock or securities convertible, exercisable or exchangeable for common stock prior to the closing of the transaction, other than pursuant to the Notes and Warrants.
      The proceeds to be received by the Company upon the sale of the Notes will be used to retire the Term Loan and for general working capital purposes.
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company and Prentice entered into a Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of common stock that may be issued (i) upon exercise of the Warrants, (ii) upon conversion of the Notes, and (iii) in payment of interest under the Notes.
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company entered into a Waiver, Consent and Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Revolving Credit and Gold Consignment Agreement (the “Senior Credit Agreement”), dated as of July 29, 2003, by and among the Company, LaSalle Bank National Association

(“LaSalle”), as administrative agent and collateral agent for the banks party thereto (“Banks”), the Banks, Bank of America, N.A., as managing agent, and Back Bay Capital Funding LLC, as accommodation facility agent.
      Under the Senior Credit Agreement (as amended by the Fourth Amendment), the Banks provide a revolving line of credit of up to $140,000,000 (the “Revolving Facility”) and an accommodation facility of $15,000,000 (the “Accommodation Facility”), each having a maturity date of October 3, 2008. The Fourth Amendment removes the financial performance covenants and modifies the borrowing base calculation and increases the minimum required availability covenant. The Senior Credit Agreement remains secured by substantially all of the assets of the Company. The Senior Credit Agreement continues to contain affirmative and negative covenants and representations and warranties customary for such financings. Borrowings under the Revolving Facility shall bear interest at the option of the Company (i) at the LIBOR rate plus 250 basis points, or (ii) at the lesser of (a) LaSalle Bank, National Association’s prime rate and (b) the federal funds effective rate plus 50 basis points (such lesser rate, the “Base Rate”). Borrowings under the Accommodation Facility bear interest at the Base Rate plus 800 basis points. The Company may prepay without penalty and reborrow under the Revolving Facility. The Company will be required to pay an early termination fee under certain circumstances if the Revolving Facility is terminated early or if the Accommodation Facility is prepaid. The Banks may accelerate the obligations of the Company under the Senior Credit Agreement to be immediately due and payable upon an Event of Default. The Company intends to use the proceeds for working capital needs, fees and costs associated with the Bridge Loan Agreement and the proposed Note conversion and for general corporate purposes.
      The Company, Prentice Capital and the Banks executed a term sheet (the “Term Sheet”) with certain trade vendors. Vendors holding over 99% of the Company’s aggregate trade debt to inventory suppliers (“Suppliers”) have now executed the Term Sheet. The Term Sheet provides a mechanism for (i) the Company’s satisfaction of its current trade debt (“Trade Debt”) to participating Suppliers, and (ii) the participating Suppliers’ prompt delivery of merchandise to the Company for the upcoming holiday season. Under the provisions of the Term Sheet, the Company will make payments totaling 50% of the Trade Debt at various times up to January 16, 2006. A final payment in the amount of 50% of the Trade Debt, plus accrued interest at 6% from and after January 17, 2006, is required to be made on or about September 30, 2007. The obligations to pay the final 50% of the Trade Debt will be secured by a security interest in substantially all of the Company’s assets ranking junior to the interests securing the Senior Credit Agreement, the Bridge Loan Agreement and the Notes. The Term Sheet is subject to and conditioned upon the execution of definitive documentation among the parties.
      The Company was in compliance with the financial covenants of the amended Credit Agreement as of July 31, 2005. The Company’s business is highly seasonal, and historically, income generated in the fourth fiscal quarter ending each January 31 represents all or a significant majority of the income generated during the fiscal year. If an event of default occurs pursuant to the Credit Agreement, the Company may be required to negotiate relief with its lenders or to seek new financing. There is no assurance that new financing arrangements would be available on acceptable terms or at all. If the existing lenders were to cease funding under the revolving loan facility or require immediate repayment and if the Company were not able to arrange new financing on acceptable terms, this would have a material adverse effect on the Company, which could affect the underlying valuation of its assets and liabilities.
      Subject to the Prentice Transaction being approved by the Company’s Shareholders, the contingencies identified in Note 10 to the financial statements included in Appendix J-1 and the matters described in the Risk Factors section and those identified in Forward-Looking Statements, management expects that cash flow from operating activities and funds available under the Company’s revolving loan facilities should be sufficient to support the Company’s operations. In the event that the Prentice Transaction is not approved there can be no assurance that additional funding, or another liquidity event, will become available to the Company. In that event, the Company would be required to consider other alternatives, including a reorganization under Chapter 11 of the U.S. bankruptcy code or a liquidation of its assets.

      The Company is involved in certain putative class action claims and derivative suits as described in Note 10 to the financial statements included in Appendix J-1. The Company intends to contest vigorously the putative class actions and the shareholder derivative suits and exercise all of its available rights and remedies. Given that these cases are in their early stages and may not be resolved for some time, it is not possible to evaluate the likelihood of an unfavorable outcome in any of these matters, or to estimate the amount or range of potential loss, if any. While there are many potential outcomes, an adverse outcome in these actions could have a material adverse effect on the Company’s results of operations, financial condition and/or liquidity.
Contractual Obligations
      The following summarizes the Company’s contractual obligations at July 31, 2005:

	Payments Due By Period

		Less than			More than
(in thousands)	Total	1 year	1 - 3 Years	4 - 5 Years	5 years

Revolver	$102,426	$102,426	$—	$—	$—
Operating leases	179,923	30,176	82,489	36,678	30,580

Total contractual obligations	$282,349	$132,602	$82,489	$36,678	$30,580

      In the normal course of business, the Company issues purchase orders to vendors for the purchase of merchandise inventories. The outstanding amount of these purchase orders is not included in the above table, as the purchase orders may be cancelled prior to delivery at the option of the Company. In addition, the Company is party to employment and severance agreements, previously filed with the SEC, with certain executive officers.
Critical Accounting Policies and Estimates
      The Company’s critical accounting policies and estimates, including the assumptions and judgments underlying them, are disclosed in the notes to the Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K filing for the year ended January 31, 2005. These policies have been consistently applied in all material respects and address such matters as revenue recognition, inventory valuation, depreciation methods and asset impairment recognition. While the estimates and judgments associated with the application of these policies may be affected by different assumptions or conditions, the Company believes the estimates and judgments associated with the reported amounts are appropriate in the circumstances. Management has discussed the development and selection of these critical accounting estimates with the Audit Committee of our Board of Directors.
      Merchandise inventories are stated principally at the lower of weighted average cost or market. Purchase cost is reduced to reflect certain allowances and discounts received from vendors. Periodic credits or payments from merchandise vendors in the form of consignment conversions, volume or other purchase discounts and other vendor considerations are reflected in the carrying value of the inventory and recognized as a component of cost of sales as the merchandise is sold. Additionally, to the extent it is not addressed by established vendor return privileges, and if the amount of cash consideration received from the vendor exceeds the estimated fair value of the goods returned, that excess amount is reflected as a reduction in the purchase cost of the inventory acquired. Allowances for inventory shrink, scrap and other provisions are recorded based upon analysis and estimates by the Company.
      Certain of the Company’s agreements with merchandise vendors provide credits for co-op advertising, as calculated as a percentage of net merchandise. The Company adopted Emerging Issues Task Force (“EITF”) Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”) in fiscal year 2002, which was effective for all arrangements entered into after December 31, 2002. In accordance with EITF 02-16, the Company classifies certain merchandise vendor allowances as a reduction to inventory cost unless evidence exists supporting an alternative classification. The Company earned $1,075,000 and $978,000 of vendor allowances for advertising during the first six months of fiscal years 2005 and 2004, respectively. The Company records such allowances as a reduction of inventory cost and as the inventory is sold, the Company will recognize a lower cost of sales.
      The Company also obtains merchandise from vendors under various consignment agreements. The consigned inventory and related contingent obligations associated with holding and safekeeping such consigned inventory are not reflected in the Company’s financial statements. At the time of sale of consigned merchandise to customers, the Company records the purchase liability and the related consignor cost of such merchandise in cost of sales.
New Accounting Pronouncements
Accounting for Exchanges of Nonmonetary Assets
      The Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 153 (“SFAS No. 153”), “Exchanges of Nonmonetary Assets — An Amendment of Accounting Principles Board Opinion No. 29 (“APB No. 29”), “Accounting for Nonmonetary Transactions.” SFAS No. 153 eliminated the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB No. 29, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for fiscal periods beginning after June 15, 2005. The Company does not expect SFAS No. 153 to have a material impact on the Company.
Accounting for Stock Based Compensation
      The FASB issued SFAS No. 123 (revised 2004), “Shared-Based Payment” (“SFAS No. 123R”). This statement revised SFAS No. 123, “Accounting for Stock-Based Compensation,” and requires companies to expense the value of employee stock options and similar awards. The effective date of this standard is annual periods beginning after June 15, 2005. Historically, the Company has elected to follow the intrinsic value method in accounting for its employee stock options and employee stock purchase plans. No stock option based compensation costs were reflected in net income, as no options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant.
      Upon the adoption of SFAS No. 123R, the Company will be required to expense stock options over the vesting period in its statement of operations. In addition, the Company will need to recognize this expense over the remaining vesting period associated with unvested options outstanding for fiscal years beginning after June 15, 2005. The Company is currently evaluating which transition method to use and the effects on its financial statements in connection with the adoption of SFAS No. 123R.
Accounting for Conditional Asset Retirement Obligations
      In March 2005, the FASB issued FASB Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143.” FIN 47 clarifies that conditional asset retirement obligations meet the definition of liabilities and should be recognized when incurred if their fair values can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Company is in the process of evaluating the expected effects of the adopting of FIN 47 on its financial statements.
Accounting Changes and Error Corrections
      In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 (“SFAS No. 154”), “Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 “Accounting Changes,” previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005.

Transactions with Affiliates and Related Parties
      The Company offers health insurance coverage to the members of its Board of Directors. The health insurance policy options and related policy cost available to the Directors are similar to those available to the Company’s employees.
Accounting for Guarantees
      In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34.” The Company has adopted the guidance of FIN 45 and has reflected the required disclosures in its financial statements commencing with the financial statements for the year ended January 31, 2004.
      Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences while the officer or director is serving, or was serving, at its request in such capacity. The maximum potential amount of future payments the Company could be required to make pursuant to these indemnification obligations is unlimited; however, the Company has a directors and officer liability insurance policy that, under certain circumstances, enables it to recover a portion of any future amounts paid. The Company has no liabilities recorded for these obligations as of July 31, 2005, however, reference should be made to Note 10 to the financial statements included in Appendix J-1 with respect to legal contingencies.
Quantitative and Qualitative Disclosure About Market Risk
      Interest Rate Risk. The Company’s exposure to changes in interest rates relates primarily to its borrowing activities to fund business operations. The Company principally uses floating rate borrowings under its revolving credit facility. The Company’s private label credit card provider charges the Company varying discount rates for its customers’ credit program purchases. These discount rates are sensitive to changes in interest rates. The Company currently does not use derivative financial instruments to protect itself from fluctuations in interest rates.
      Gold Price Risk. The Company does not hedge gold price changes. Current increases in gold prices have had and may have a future negative impact on gross margin to the extent sales prices do not increase commensurately.
      Diamond Price Risk. Recent increases in diamond prices may have a future negative impact on gross margin to the extent that sales prices for such items do not increase commensurately.
Management’s Discussion and Analysis of Financial Condition and Results of Operations from the Company’s Form 10-K for the Period Ended January 31, 2005
Overview
      The Company is a mall-based national retailer of fine jewelry operating 382 stores in 38 states as of January 31, 2005. The Company offers a selection of merchandise in the following categories: diamond, gold, precious and semi-precious jewelry and watches. Jewelry purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy and perceptions of such conditions affecting disposable consumer income.
      Although fiscal year 2004 was a challenging one for the Company’s business, the Company also took a number of significant steps during the year, including that the Company:

•	Strengthened its executive management team by filling a newly created role of President and Chief Operating Officer and hiring a new Executive Vice President, Merchandising. These new members of the management team add general management, business process, financial and brand building expertise.

•	Signed a non-prosecution agreement with the United States Attorney’s Office for the Eastern District of New York and settled the consolidated Capital Factors actions.

•	Instituted a program to identify and sell non-productive inventory that would no longer be part of the Company’s future merchandise presentation. This program resulted in the sell through of approximately $18.5 million of such merchandise at cost, which negatively impacted gross margin.

•	Enhanced the Company’s assortment of merchandise through the introduction of 157 new styles nationwide for the 2004 Christmas holiday season. Sales of such items plus other new items tested in certain store locations accounted for approximately 15% of merchandise sales in the November and December 2004 holiday season.
      On March 30, 2005, Hugh M. Patinkin, the Company’s Chairman and Chief Executive Officer passed away unexpectedly. The Company’s Board of Directors appointed Daniel H. Levy, a member of the Company’s Board of Directors since 1997, as Chairman and Lucinda M. Baier, the Company’s President and Chief Operating Officer as Chief Executive Officer.
      The Company’s business is highly seasonal. During fiscal year 2004, a significant portion of the Company’s sales and net income was generated during the fourth fiscal quarter ending January 31, 2005. Fourth quarter fiscal year 2004 net income was $5.3 million as compared to a net loss of $15.2 million recorded in the previous three quarters. Historically, income generated in the fourth fiscal quarter ending each January 31 represents all or a majority of the income generated during the fiscal year. The Company has historically experienced lower net sales in each of its first three fiscal quarters and expects this trend to continue. The Company’s quarterly and annual results of operations may fluctuate significantly as a result of factors including, among others: increases or decreases in comparable store sales; the timing of new store openings; net sales contributed by new stores; timing of store remodels and closures; timing of certain holidays and Company-initiated special events; changes in the Company’s merchandise; inventory availability and the Company’s ability to fund inventory purchases and to time such purchases correctly; marketing or credit programs; general economic, industry, weather conditions and disastrous national events that affect consumer spending; and the pricing, merchandising, marketing, credit and other programs of competitors.
Results of Operations
      The following table sets forth for the periods indicated certain information derived from the statements of operations of the Company expressed as a percentage of net sales for such periods.

Percentage of net sales	Fiscal 2004	Fiscal 2003	Fiscal 2002

Net sales	100.0%	100.0%	100.0%
Cost of sales (including buying and occupancy expenses)	66.2	63.1	62.5

Gross profit	33.8	36.9	37.5
Selling, general and administrative expenses	34.4	33.3	30.8
Professional fees and other charges	2.3	6.3	0.8

(Loss) income from operations	(2.9)	(2.7)	5.9
Interest expense	1.3	1.2	1.3

(Loss) income before income taxes	(4.2)	(3.9)	4.6
Income tax (benefit) expense	(1.3)	(1.4)	1.8

Net (loss) income	(2.9)%	(2.5)%	2.8%

Fiscal Year 2004 Compared To Fiscal Year 2003

Net Sales
      Net sales decreased $10.5 million, or 3.0%, to $334.2 million in fiscal year 2004 from $344.7 million in fiscal year 2003. Comparable store sales decreased $12.5 million, or 3.7%, in fiscal year 2004. Additionally, sales were lower by $4.2 million due to store closings and stores closed for remodeling for limited periods. These decreases were partially offset by sales from new store openings of $5.9 million, $0.3 million due to changes in the provision for sales returns and allowances and support office sales. The comparable store sales decrease was primarily due to lower unit sales in fiscal year 2004 in comparison to the prior year. The total number of merchandise units sold decreased 9.8% in fiscal year 2004 compared to fiscal year 2003 while the average price per item sold increased by approximately 6.7% to $304 in fiscal year 2004 from $285 in fiscal year 2003. The decline in the number of merchandise units sold was due in part to a decrease in the number of lower price-point items sold during promotional events and the holiday season during fiscal year 2004 compared to fiscal year 2003. The increase in average price per merchandise sale was due in part to sales of certain discontinued merchandise on which price reductions were taken which had an average price per merchandise sale of $378 in fiscal year 2004. Excluding such merchandise, the average price per merchandise sale was $297 in fiscal year 2004. Credit sales as a percentage of net sales increased to 42.1% in fiscal year 2004 from 40.3% in fiscal 2003. The Company opened 6 new stores and closed 4 stores during fiscal year 2004, increasing the number of stores operated to 382 as of January 31, 2005 from 380 as of January 31, 2004.

Gross Profit
      Gross profit decreased $14.2 million, or 11.2%, to $112.8 million in fiscal year 2004, from $127.0 million in fiscal year 2003. As a percentage of net sales, gross profit decreased to 33.8% in fiscal year 2004 from 36.9% in fiscal year 2003. The gross profit rate decreased by approximately 140 basis points due to increases in store occupancy, depreciation and buying costs, and the de-leveraging of such costs due to the decrease in fiscal year 2004 sales. Merchandise gross margins declined by approximately 115 basis points resulting from price reductions on certain discontinued merchandise beginning mid-July 2004. The gross profit rate was negatively impacted by approximately 55 basis points due to an increase in the provision for certain damaged and other merchandise inventories. The gross profit rate was also negatively impacted by an increase in the sales mix of items which carry a lower margin. These margin decreases were partially offset by somewhat lower in-store discounting, and price increases which were implemented during 2004 on certain merchandise items.
      The Company has historically offered clearance merchandise for sale, representing merchandise identified from time to time that will not be part of its future merchandise presentation. During the second and third quarters of fiscal year 2004, the Company reviewed its merchandise inventory presentation and determined that $70.4 million of its merchandise inventory at cost would not be part of its future merchandise presentation in addition to the items remaining in the Company’s clearance program. Price reductions were taken on these items which have resulted in and will continue to result in lower than historical margins on such merchandise. Sales of these items totaled approximately $30.8 million with an approximate merchandise cost of $18.5 million since program inception in July 2004. In addition, the Company has reduced such discontinued merchandise by approximately $2.1 million due in part to vendor returns. As of January 31, 2005, the Company had approximately $49.8 million, at cost, of such discontinued merchandise inventory. The impact of these sales accounted for a margin decline of approximately 115 basis points during fiscal year 2004. Based on currently anticipated selling prices, the Company expects to achieve positive, but lower than historical merchandise margins on such merchandise. It is the Company’s current expectation to continue to offer for sale in all or a portion of its stores the remaining amount of this merchandise in future periods, which will negatively impact margins. The Company in future periods may consider alternative methods of disposition for this inventory. Such alternatives may result in additional valuation allowances.

Expenses
      Selling, general and administrative expenses, excluding professional fees and other charges, in fiscal year 2004 increased $0.4 million, or 0.4%, to $115.0 million from $114.6 million in fiscal year 2003. As a percentage of net sales, selling, general and administrative expenses increased to 34.4% in fiscal year 2004 from 33.3% in fiscal year 2003. Higher personnel expense ($2.2 million) and higher credit expense ($0.1 million) were partially offset by lower advertising expense ($1.1 million) and lower other expense ($0.8 million). Payroll costs increased primarily due to the addition of support office positions, improving the quality of support office staff and associated recruiting costs. Advertising expense decreased due to the elimination of holiday radio advertising, a reduction in the number of names mailed in direct mail campaigns and the elimination of certain promotional flyers. The decrease in other expense is primarily due to lower accruals for insurance and lower accruals for state and local taxes, based on revised estimates, than those recorded in the prior year.
      Professional fees and other charges decreased by $14.2 million to $7.7 million in fiscal year 2004 from $21.9 million in fiscal year 2003. As previously disclosed, on September 28, 2004, the Company announced that it entered into a non-prosecution agreement with the United States Attorney’s Office for the Eastern District of New York and that it reached a settlement of the consolidated Capital Factors actions. Professional fees decreased by approximately $6.5 million in fiscal year 2004 from the prior year primarily due to the settlement of the consolidated Capital Factors actions and the non-prosecution with the United States Attorney’s Office for the Eastern District of New York, partially offset by approximately $1.2 million of costs incurred in connection with compliance with certain sections of the Sarbanes-Oxley Act of 2002. In addition, during fiscal year 2004, the Company recorded an accrual of approximately $1.0 million primarily related to the settlement of the consolidated Capital Factors actions, the non-prosecution agreement with the United States Attorney’s as compared to an accrual of $8.6 million recorded in fiscal year 2003 due to such matters. In addition, the Company recorded a severance related charge of approximately $0.8 million during fiscal year 2004 as compared to a charge of approximately $1.0 million during fiscal year 2003.

Loss From Operations
      As a result of the factors discussed above, loss from operations was $9.9 million in fiscal year 2004 compared to $9.5 million in fiscal year 2003. As a percentage of net sales, loss from operations was 2.9% in fiscal year 2004 as compared to 2.7% in fiscal year 2003.

Interest Expense
      Interest expense increased $0.3 million, or 6.2%, to $4.4 million in fiscal year 2004 from $4.1 million in fiscal year 2003. The increase in interest expense resulted from higher average interest rates and higher average outstanding borrowings, which were partially offset by the write-off in fiscal year 2003 of deferred loan costs associated with the prior credit facility.

Income Tax Benefit
      Income tax effective rate decreased in fiscal year 2004 to 30.6% from 35.8% in fiscal year 2003. The income tax benefit associated with the loss in fiscal year 2004 was partially offset by a change in the Company’s valuation allowance with respect to the Company’s current expected ability to use certain state income tax net operating loss carry forwards in certain jurisdictions, resulting in an overall decrease in the effective tax rate. At January 31, 2005, the Company had $8.3 million of federal net operating loss carryforwards available. The deferred tax asset for federal net operating loss carryforwards is reviewed for recoverability based on historical taxable income, the expected reversals of existing temporary differences and management’s forecast of future taxable income. Management has concluded that no valuation allowance was necessary on the federal net operating loss carryforward and remaining net deferred tax assets as utilization is more likely than not to occur. However, should actual taxable income for fiscal year 2005 differ unfavorably in comparison to management’s forecast of future taxable income, a valuation allowance against the full amount of the federal net operating loss may be required.

Fiscal Year 2003 Compared To Fiscal Year 2002

Net Sales
      Net sales increased $3.7 million, or 1.1%, to $344.7 million in fiscal year 2003 from $341.0 million in fiscal year 2002. Comparable store sales decreased $1.9 million, or 0.6%, in fiscal year 2003. The slower economy and lower consumer confidence had a negative impact on sales, which was partially offset by increased sales generated from new promotional initiatives, including semi-annual two-day events and the enhancement of other special promotions and the expansion of the watch lines carried in inventory. These new initiatives were introduced primarily during the first three quarters of fiscal year 2003. Comparable store sales in the first six months of fiscal year 2003 decreased 7.9% while comparable sales in the last six months of fiscal year 2003 increased 5.3%. Additionally, sales were lower by $6.5 million due to store closings and stores closed for remodeling for limited periods and by $1.9 million due to changes in sales returns and allowances, of which, $0.3 million was due to fiscal year 2003 reserve activity. The remaining $1.6 million change in the reserve for sales returns and allowances reflects the historical trends in returns which are governed by the Company’s return policies and management’s initiatives to ensure compliance with those policies which resulted in a reduction in the sales returns and allowances in fiscal year 2002.
      These decreases were offset by sales from new store openings of $14.0 million. The Company plans to significantly reduce new store openings in fiscal year 2004. The total number of merchandise units sold increased 7.7% in fiscal year 2003 compared to fiscal year 2002 while the average price per item sold decreased by approximately 5.7% to $285 in fiscal year 2003 from $302 in fiscal year 2002. The decline in average price per merchandise sale and the increase in the number of merchandise units sold was primarily due to a significant increase in the number of lower price-point advertised items sold during promotional events during fiscal year 2003 compared to fiscal year 2002. The Company opened 21 new stores and closed 11 stores during fiscal year 2003, increasing the number of stores operated to 380 as of January 31, 2004 from 370 as of January 31, 2003.

Gross Profit
      Gross profit decreased $0.8 million, or 0.6%, to $127.0 million in fiscal year 2003, from $127.8 million in fiscal year 2002. As a percentage of net sales, gross profit decreased to 36.9% in fiscal 2003 from 37.5% in fiscal year 2002. The gross profit rate was negatively impacted by an increase in the cost of gold and an increase mix in watch sales, which carry a lower margin than other categories, a decrease in the mix of diamond and gold merchandise sales which carry a higher gross margin, as well as the competitive pricing environment. These declines in gross margin were partially offset by lower inventory cost associated with higher vendor discounts and allowances compared to the same period in the prior year. Store occupancy and buying expenses, which increased at a higher rate than the increase in sales, also contributed to the reduction in gross profit percentage. In response to the increased cost of gold, beginning in March 2004, the Company has increased prices of certain items, primarily in gold merchandise categories, which may result in gross profit rate improvements. The Company expects higher watch sales to have a continued negative impact on gross profit rate.

Expenses
      Selling, general and administrative expenses, excluding professional fees and other charges, in fiscal year 2003 increased $9.7 million, or 9.3%, to $114.6 million from $104.9 million in fiscal year 2002. As a percentage of net sales, selling, general and administrative expenses increased to 33.3% in fiscal year 2003 from 30.8% in fiscal year 2002. Higher personnel expense ($3.6 million), higher other expense ($3.9 million), and higher advertising expense ($2.5 million) were partially offset by lower credit expense ($0.5 million). These dollar increases primarily related to operating costs associated with new store openings. During fiscal year 2003, the Company opened 21 new stores, as compared to 17 new stores in the prior year. Payroll costs increased primarily due to the increased number of stores and the addition of support office positions and enhancing the hiring requirements and compensation associated with new personnel in fiscal year 2003. The increase in other expense is primarily due to the increase in the number of stores, increases in insurance expense ($0.9 million) and increases in accruals for state and local taxes ($0.6 million). Advertising expense increased due to new promotional initiatives in 2003 and the impact of the adoption of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”) as of February 1, 2003. To the extent the Company’s agreements with merchandise vendors provide credits for co-op advertising, the Company had historically classified such credits as a reduction to advertising expense in selling, general and administrative expenses. EITF 02-16, which was effective for all arrangements entered into after December 31, 2002, requires certain merchandise vendor allowances to be classified as a reduction to inventory cost unless evidence exists supporting an alternative classification. During fiscal year 2003, the Company received $2.7 million of vendor allowances for advertising. Credit expense decreased due to lower historical experience in fiscal 2003 associated with exposures for chargebacks on credit card receivables that have already been collected. The decrease in credit expense was partially offset by higher credit card discounts due to increased credit card sales.
      Professional fees and other charges increased by $19.0 million to $21.9 million in fiscal year 2003 from $2.9 million in fiscal year 2002, primarily associated with the Capital Factors matters. As required by Financial Accounting Standards Board Statement No. 5, “Accounting for Contingencies,” the Company determines whether an estimated loss from a loss contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. During the fourth quarter of the fiscal year ended January 31, 2004, the Company accrued a litigation reserve of $8.6 million for the consolidated Capital Factors actions and the United States Attorney and SEC investigations. Professional fees of approximately $9.6 million incurred as a result of the consolidated Capital Factors actions, the United States Attorney and SEC investigations and the Company’s internal investigation were expensed through January 31, 2004. The Company also recorded approximately $1.0 million for certain severance related costs that were governed by existing severance agreements.

(Loss) Income From Operations
      As a result of the factors discussed above, loss from operations was $9.5 million in fiscal year 2003 compared to income from operations of $20.0 million in fiscal year 2002. As a percentage of net sales, loss from operations was 2.7% in fiscal year 2003 as compared to income from operations in fiscal year 2002 of 5.9%.

Interest Expense
      Interest expense decreased $0.2 million, or 5.3%, to $4.1 million in fiscal year 2003 from $4.3 million in fiscal year 2002. The decrease in interest expense resulted from lower average interest rates, which were partially offset by higher average outstanding borrowings and the write-off of deferred loan costs associated with the prior credit facility.

Income Tax (Benefit) Expense
      Income tax effective rate decreased in fiscal year 2003 to 35.8% from 38.1% in fiscal year 2002. The income tax benefit associated with the loss in fiscal 2003 was partially offset by a change in the Company’s valuation allowance with respect to the Company’s current expected ability to use certain state income tax net operating loss carry forwards, resulting in a decrease in the effective tax rate.

Liquidity and Capital Resources
      The Company’s cash requirements consist principally of funding inventory for existing stores, capital expenditures and working capital (primarily inventory) associated with the Company’s new stores. The Company’s primary sources of liquidity have historically been cash flow from operations and bank borrowings under the Company’s Second Amended and Restated Revolving Credit and Gold Consignment agreement dated July 29, 2003 (the “Credit Agreement”), as amended. As of January 31, 2005, the calculated revolver borrowing base availability pursuant to the Credit Agreement was $95.2 million. The Company had $73.8 million of outstanding borrowings under the revolving loan facility as of January 31, 2005.
Fiscal Year 2004
      The Company’s cash flow provided by operating activities was $12.6 million in fiscal 2004 compared to $36.9 million in fiscal 2003. Decreases in merchandise inventories ($22.5 million) and other current assets ($0.5 million) were offset by decreases in other accrued expenses ($10.0 million), deferred income taxes ($1.1 million), accrued payroll ($0.6 million), customer deposits ($0.6 million), accounts payable ($0.3 million) and accounts receivable ($0.1 million) and an increase in current income tax benefit ($1.7 million). The decrease in merchandise inventories was due in part to the sales of certain merchandise that will no longer be part of the Company’s future merchandise presentation. The decrease in accrued expenses is due in part to the payments to Capital Factors, International Diamonds, L.L.C. and Astra Diamonds Manufacturers in connection with the settlement of the consolidated Capital Factors actions.
      Cash used in investing activities included the funding of capital expenditures of $4.7 million, related primarily to the opening of 6 new stores as well as remodels in fiscal 2004, compared to $11.5 million used for capital expenditures in 2003.
      The Company utilized cash for financing activities in fiscal 2004 primarily to decrease revolver borrowing ($6.5 million), to repay the Company’s subordinated debt at maturity, ($0.6 million), to pay financing costs ($0.3 million) associated with amendments to the Credit Agreement, and to decrease outstanding checks ($0.1 million). Stockholders’ equity decreased to $96.6 million at January 31, 2005 from $105.8 million at January 31, 2004.
Fiscal Year 2003
      The Company’s cash flow provided by operating activities was $36.9 million in fiscal 2003 compared to cash flow used in operating activities of $20.1 million in fiscal 2002. Increases in accounts payable ($36.1 million), accrued expenses ($13.1 million) and accrued payroll ($1.2 million) were offset by increases in merchandise inventories ($9.5 million), current income tax benefit ($2.3 million) and accounts receivable ($0.9 million) and decreases in income taxes payable ($3.3 million) and deferred income taxes ($3.1 million).
      Cash used in investing activities included the funding of capital expenditures of $11.5 million, related primarily to the opening of 21 new stores in fiscal 2003, compared to $8.6 million used for capital expenditures in 2002.
      The Company utilized cash for financing activities in fiscal 2003 primarily to (i) decrease revolver borrowing ($14.2 million), (ii) make principal payments on the term loan ($4.5 million), (iii) purchase 321,400 shares of common stock at an average price of $11.92 per share under the Stock Repurchase Program ($3.8 million), (iv) pay financing costs ($1.0 million) associated with the second amended and restated credit facility, and (v) decrease outstanding checks ($2.3 million). Cash generated by financing activities included proceeds from the exercise of options ($0.3 million). Stockholders’ equity decreased to $105.8 million at January 31, 2004 from $117.9 million at January 31, 2003.
Other Liquidity and Capital Resources Elements
      Effective July 29, 2003, the Company entered into a Second Amended and Restated Revolving Credit and Gold Consignment Agreement (the “Credit Agreement”) with certain members of its prior bank group to provide a total facility of up to $125.0 million through July 28, 2007. Interest rates and the commitment fee charged on the unused facility float based on the Company’s financial performance as calculated quarterly. Since these interest rates are determined by reference to LIBOR or prime rates, changes in market interest rates can materially affect the Company’s interest expense. Borrowings under the revolver are limited to a borrowing base determined based on the levels of the Company’s inventory and accounts receivable. Availability under the revolver is based on amounts outstanding thereunder.
      The Company amended the Credit Agreement effective April 6, 2005 in order to, among other things, (i) provide for additional availability under the revolving credit facility through the funding of a $15.0 million additional facility from LaSalle Bank National Association (“LaSalle”) and Back Bay Capital Funding LLC (“Back Bay”) which was funded at closing and will be due July 31, 2006, (ii) add a discretionary overadvance subfacility from LaSalle in the amount of $2 million, (iii) terminate the precious metal consignment facility, (iv) change the maturity date for all outstanding amounts under the Credit Agreement from July 28, 2007 to July 31, 2006, (v) increase the interest rate payable on LIBOR loans from 2.50% to 3.00% above LIBOR, (vi) amend the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) covenant not to be less than 0.75:1.00 as measured at the last day of each of the months during the period of April 2005 to October 2005, 0.80:1.00 at November 30, 2005 and 1.00:1.00 as measured at the last day of each of the months from December 2005 and each month thereafter, (vii) add additional financial covenants related to Minimum

Accounts Payable, Capital Expenditures and Minimum Borrowing Availability of $2.0 million (each as defined in the Credit Agreement), (viii) amend the calculation of the borrowing base to lower the advance rate on inventory for certain periods and to modify the types of inventory and accounts receivable included, (ix) add a reserve in the amount of $7.0 million to the borrowing base pending satisfactory completion of a field examination report by LaSalle and Back Bay and (x) add a reserve in the amount of $5.0 million to the borrowing base effective February 1, 2006. The Company expects to have adequate availability under its revolving credit facility throughout fiscal year 2005. However, should actual financial results differ unfavorably from the Company’s current forecast, the availability under its revolving credit facility may be adversely impacted.
      The Company amended the Credit Agreement effective January 29, 2005 in order to, among other things, (i) add a reserve in the amount of $15.0 million to the Borrowing Base, and (ii) amend the Fixed Charge Coverage Ratio not to be less than 1.00:1.00 as measured at January 31, 2005 and 1.25:1.00 at the end of each fiscal quarter thereafter.
      The Company amended the Credit Agreement effective March 23, 2004 in order to, among other things, (i) add a Layaway Reserve (as defined in the Credit Agreement) to the Borrowing Base, (ii) add and amend certain financial covenants including, amending the Fixed Charge Coverage Ratio and adding a covenant to maintain a Net Worth (as defined in the Credit Agreement) of at least $90.0 million at January 31, 2005, (iii) cap the borrowings under the facility to a maximum of $85.0 million for at least thirty consecutive calendar days during the period December 15, 2004 through and including February 15, 2005, (iv) increase the interest rate at which LIBOR based borrowings are available under the Credit Agreement to LIBOR plus 2.5% through April 30, 2005, (v) set the Commitment Fee Rate (as defined in the Credit Agreement) at 0.5% through April 30, 2005, and (vi) set the Standby Letter of Credit Fee Rate (as defined in the Credit Agreement) at 2.0% through April 30, 2005.
      The Company periodically determines the value of the unused facility based upon a formula the result of which varies with fluctuations in inventory and receivable levels and aggregate borrowings. The peak outstanding borrowing under the Company’s revolver during fiscal 2004 and 2003 was $106.5 million and $110.4 million, respectively. The unused facility and availability was $21.4 million as of January 31, 2005. Cash receipts are applied against the outstanding borrowings on a daily basis in accordance with the credit facility provisions.
      The Company was in compliance with the financial covenants of the amended Credit Agreement as of January 31, 2005. The Company’s business is highly seasonal, and historically, income generated in the fourth fiscal quarter ending each January 31 represents all or a significant majority of the income generated during the fiscal year. The Fixed Charge Coverage Ratio is sensitive to changes in the level of the Company’s profitability. Should actual financial results differ unfavorably from the Company’s current forecast, such results may have an adverse impact on the Fixed Charge Coverage Ratio. If an event of default occurs pursuant to the Credit Agreement, the Company may be required to negotiate relief with its lenders or to seek new financing. There is no assurance that new financing arrangements would be available on acceptable terms or at all. If the existing lenders were to cease funding under the revolving loan facility or require immediate repayment and if the Company were not able to arrange new financing on acceptable terms, this would have a material adverse effect on the Company, which could affect the underlying valuation of its assets and liabilities.
      Subject to the contingencies identified in Note 16 to the financial statements included in Appendix J-2 and other risks, including those identified in Forward-Looking Statements, management expects that the cash flow from operating activities and funds available under the Company’s revolving credit facilities should be sufficient to support the Company’s current new store expansion program and seasonal working capital needs.
      The Company intends to vigorously contest the putative class action complaints and exercise all of its available rights and remedies. Given that these class action cases are in their early stages, it is not possible to evaluate the likelihood of an unfavorable outcome in any of these matters, or to estimate any amount or range of potential loss, if any. While there are many potential outcomes, an adverse outcome in these actions could have a material adverse effect on the Company’s results of operations, financial condition and/or liquidity.

      A substantial portion of the merchandise sold by the Company is carried on a consignment basis prior to sale or is otherwise financed by vendors, thereby reducing the Company’s direct capital investment in inventory. The peak consigned inventories from merchandise vendors were $92.6 million and $99.0 million during fiscal 2004 and 2003, respectively. The willingness of vendors to enter into such arrangements may vary substantially from time to time based on a number of factors, including the merchandise involved, the financial resources of vendors, interest rates, availability of financing, fluctuations in diamond, colored stone and gold prices, inflation, the financial condition of the Company, the vendors’ understanding that the Company bears risk of loss but does not possess title, and a number of economic or competitive conditions in the jewelry business or the general economy. Any change in these relationships could have a material adverse effect on the Company’s results of operations or financial condition.
      The Company’s inventory levels and working capital requirements have historically been highest in advance of the Christmas season. The Company has funded these seasonal working capital needs through borrowings under the Company’s revolver and increases in trade payables and accrued expenses.
Contractual Obligations
      The following summarizes the Company’s contractual obligations at January 31, 2005:

	Payments Due By Period

		Less than			More than
(in thousands)	Total	1 year	1 - 3 Years	3 - 5 Years	5 years

Revolver	$73,793	$—	$73,793	$—	$—
Operating leases	184,262	31,142	83,228	38,296	31,596

Total contractual obligations	$258,055	$31,142	$157,021	$38,296	$31,596

      In the normal course of business, the Company issues purchase orders to vendors for purchase of merchandise inventories. The outstanding amount of these purchase orders is not included in the above table, as the purchase orders may be cancelled at the option of the Company. In addition, the Company is party to employment and severance agreements, previously filed with the SEC, with certain executive officers.
      During fiscal year 2005, the Company entered into a letter agreement with one of its merchandise vendors. Under the terms of this letter agreement, the merchandise vendor has the sole option to require the Company to purchase certain consignment goods of up to a maximum of $2,010,000, based on current prices, held by the Company as of February 1, 2006.
Critical Accounting Policies and Estimates
      The Company’s critical accounting policies and estimates, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. These policies have been consistently applied in all material respects and address such matters as revenue recognition, inventory valuation, depreciation methods and asset impairment recognition. While the estimates and judgments associated with the application of these policies may be affected by different assumptions or conditions, the Company believes the estimates and judgments associated with the reported amounts are appropriate in the circumstances. Management has discussed the development and selection of these critical accounting estimates with the Audit Committee of our Board of Directors.
Accounts Receivable
      Accounts receivable consist primarily of customer credit card charges and other non-recourse third party credit arrangements for merchandise delivered to the customer for which the Company has not yet received payment under the terms of the arrangements. Allowance for doubtful accounts represents reserves established to address exposures to chargebacks on credit receivables that have already been collected. The Company accrues an estimate of expected chargebacks based on the Company’s historical chargeback experience.

Merchandise Inventories
      Merchandise inventories are stated principally at the lower of weighted average cost or market. Purchase cost is reduced to reflect certain allowances and discounts received from merchandise vendors. Periodic credits or payments from merchandise vendors in the form of consignment buydowns, volume or other purchase discounts and other vendor consideration are reflected in the carrying value of the inventory and recognized as a component of cost of sales as the merchandise is sold. Additionally, to the extent it is not addressed by established vendor return privileges, and if the amount of cash consideration received from the vendor exceeds the estimated fair value of the goods returned, that excess amount is reflected as a reduction in the purchase cost of the inventory acquired. Allowances for inventory shrink, scrap and other provisions are recorded based upon analysis and estimates by the Company.
      Certain of the Company’s agreements with merchandise vendors provide credits for co-op advertising, as calculated as a percentage of net merchandise. The Company adopted EITF 02-16 in fiscal year 2002, which was effective for all arrangements entered into after December 31, 2002. In accordance with EITF 02-16, the Company classifies certain merchandise vendor allowances as a reduction to inventory cost unless evidence exists supporting an alternative classification. The Company has recorded such merchandise vendor allowances as a reduction of inventory costs.
      The Company earned $2.4 million and $2.7 million of vendor allowances for advertising during fiscal 2004 and 2003, respectively. The Company records such allowances as a reduction of inventory cost and as the inventory is sold, the Company will recognize a lower cost of sales.
      The Company also obtains merchandise from vendors under various consignment agreements. The consigned inventory and related contingent obligations associated with holding and safekeeping such consigned inventory are not reflected in the Company’s financial statements. At the time of sale of consigned merchandise to customers, the Company records the purchase liability and the related consignor cost of such merchandise in cost of sales.
Legal Contingencies
      The Company is involved in certain legal matters and other claims including those discussed in Note 16 to the financial statements included in Appendix J-2. As required by Financial Accounting Standards Board Statement No. 5, “Accounting for Contingencies,” the Company determines whether an estimated loss from a loss contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. The Company analyzes its legal matters and other claims based on available information to assess potential liability. The Company consults with outside counsel involved in our legal matters when analyzing potential outcomes.
      Based on the nature of such estimates, it is possible that future results of operations or net cash flows could be materially affected if actual outcomes are significantly different than management’s estimates related to these matters.
Revenue Recognition
      The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition.” Revenue from merchandise sales is recognized when delivery has occurred and title and risk of loss has transferred to the customer. The Company accrues an estimate of expected returns, which have not yet been presented, based on its historical returns experience, which is governed by the Company’s merchandise returns policy. Repair revenues are recognized when the service is complete and the merchandise is delivered to the customer. The Company recognizes revenue, net of cost reimbursed to a third party service provider, from the sale of an extended service plan at the time the contract is executed with the customer. The Company records revenue from layaway program sales at the time the customer fulfills the terms of the program, including receipt of full payment and delivery of the merchandise to the customer. The Company charges a monthly fee to cover the costs of administration of inactive layaways.

Lease Expense
      The Company leases the premises for its office facilities and all of its retail stores. Certain leases require increasing annual minimum lease payments over the term of the lease. The Company’s retail store lease term is deemed to commence on the date the Company has access to and control of the retail space, which is generally two months earlier than the date the Company becomes legally obligated for rent payments. Minimum lease expense under these agreements is recognized on a straight-line basis over the terms of the respective leases.
      Effective with the fourth quarter of fiscal year 2004, the Company has capitalized straight-line rent incurred during the construction period of a retail store as a leasehold improvement. Straight-line rent subsequent to the construction period and prior to the store opening is recognized as expense. The Company recorded a cumulative rent expense adjustment of approximately $187,000 to account for the straight-line rent subsequent to the construction period and prior to the store opening. The Company deemed that this adjustment was immaterial in relation to the results of its fourth quarter of fiscal year 2004 and for the fiscal years ended January 31, 2005, 2004 and 2003 respectively. In addition, the Company recorded a cumulative adjustment of approximately $1.4 million to its balance sheet to record the unamortized portion of rent capitalized during the construction period from current and non-current accrued rents to leasehold improvements.
      Virtually all leases covering retail stores provide for additional contingent rentals based on a percentage of sales. These costs are expensed in the period incurred.
Accounting for Stock Based Compensation
      The Company follows Accounting Principles Board Opinion No. 25 (“APB No. 25”) “Accounting for Stock Issued to Employees” and the related interpretations in accounting for its stock option plans. Since the stock option plans meet certain criteria of APB No. 25, the Company does not recognize any compensation cost in the income statement. Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation” issued subsequent to APB No. 25, defines a “fair value based method” of accounting for employee stock options but allows companies to continue to measure compensation cost for employee stock options using the “intrinsic value based method” prescribed in APB No. 25.
      The Company believes that applying the intrinsic value based method of accounting for stock options prescribed by APB No. 25 is a critical accounting policy because application of SFAS 123 would require the Company to estimate the fair value of employee stock options at the date of the grant and record an expense in the income statement over the vesting period for the fair value calculated, thus reducing net income and earnings per share.
      The FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS 148”), “Accounting for Stock-Based Compensation-Transition and Disclosure,” during fiscal 2002. This Statement amends SFAS 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure requirements of this statement as of January 31, 2003.
Long-Lived Assets
      When facts and circumstances indicate potential impairment, the Company evaluates the recoverability of long-lived asset carrying values, using projections of undiscounted future cash flows over remaining asset lives. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values.

Accounting for Business Combinations and Goodwill and Other Tangibles
      In accordance with the FASB Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” the Company evaluates goodwill for impairment on an annual basis in the fourth quarter or earlier whenever indicators of impairment exist. SFAS 142 requires that if the carrying value of a reporting unit to which the goodwill relates exceeds its fair value, an impairment loss is recognized to the extent that the carrying value of the reporting unit goodwill exceeds the “implied fair value” of reporting unit goodwill. As discussed in the Notes to the Financial Statements, the Company evaluated goodwill using discounted cash flow and a market multiple approach for impairment and concluded that no impairment currently exists.
      The Company believes that the accounting estimate related to determining fair value is a critical accounting estimate because: (1) it is highly susceptible to change from period to period because it requires Company management to make assumptions about the future cash flows over several years in the future and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet as well as our results of operations could be material. Management’s assumptions about future cash flows require significant judgment and actual cash flows in the future may differ significantly from those forecasted today.
Accounting for Guarantees
      The Financial Standards Accounting Board issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34. Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences while the officer or director is serving, or was serving, at its request in such capacity. The maximum potential amount of future payments the Company could be required to make pursuant to indemnification obligations is unlimited; however, the Company has purchased directors and officer liability insurance that, under certain circumstances, enables it to recover a portion of certain future amounts paid. The Company has no liabilities recorded for these obligations as of January 31, 2004 and 2005; however, reference should be made to Note 16 to the Financial Statements included in Appendix J-2 with respect to legal contingencies.

New Accounting Pronouncements
Accounting for Exchanges of Nonmonetary Assets
      The FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29, “Accounting for Nonmonetary Transactions.” SFAS No. 153 eliminated the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of ABP Opinion No. 29, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for fiscal periods beginning after June 15, 2005. The Company does not expect SFAS No. 153 to have a material impact on the Company.
Accounting for Stock Based Compensation
      The FASB issued SFAS No. 123 (revised 2004), “Shared-Based Payment”. This statement revised SFAS No. 123, “Accounting for Stock-Based Compensation,” and requires companies to expense the value of employee stock options and similar awards. The effective date of this standard is annual periods beginning after June 15, 2005. Historically, the Company has elected to follow the intrinsic value method in accounting for its employee stock options and employee stock purchase plans. No stock option based compensation costs were reflected in net income, as no options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant.
      Upon the adoption of SFAS No. 123R, the Company will be required to expense stock options over the vesting period in its statement of operations. In addition, the Company will need to recognize expense over the remaining vesting period associated with unvested options outstanding for the fiscal years beginning after

June 15, 2005. The Company is currently evaluating which transition method to use in connection with the adoption of SFAS No. 123R.
Transactions With Affiliates and Related Parties
      At the end of fiscal year 2004, Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin owned a 52% equity interest in Double P Corporation, PDP Limited Liability Company and CBN Limited Liability Company, which own and operate primarily mall-based snack food stores. A substantial portion of the remaining equity interest is owned by the adult children and other family members of Norman Patinkin, a member of the Board of Directors. One of Norman Patinkin’s adult children is a director and chief executive officer of Double P Corporation. During fiscal year 2004, Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin spent a limited amount of time providing services to Double P Corporation, PDP Limited Liability Company and CBN Limited Liability Company, and such services were provided in accordance with the Company’s Code of Conduct. Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin received no remuneration for these services other than reimbursement of expenses incurred. In the past, the Company and Double P Corporation agreed to divide and separately lease contiguous mall space. The Company and Double P Corporation concurrently negotiated separately with each landlord (“Simultaneous Negotiations”) to reach agreements for their separate locations. Since the Company’s initial public offering, its policy had required that the terms of any such leases must be approved by a majority of the Company’s outside directors. The Company had conducted such negotiations in less than ten situations, since the Company’s initial public offering in 1996. The Company’s current policy is that it will no longer enter into such Simultaneous Negotiations.
      The Company offers health insurance coverage to the members of its Board of Directors. The health insurance policy options and related policy cost available to the Directors are the same as those available to the Company’s senior level employees.
      The Company operated a program under which executive officers and directors, and parties introduced to the Company by its executive officers and directors, were permitted to purchase most Company merchandise at approximately ten percent above the Company’s cost. No such purchases were made under this program during fiscal year 2004 as compared to approximately $174,000 of such purchases in fiscal year 2003. This program was discontinued during the third quarter of fiscal year 2004. Executive officers and directors, and parties introduced to the Company by its executive officers and directors are now permitted to purchase Company merchandise at the same level of discount that is offered to the Company’s support office employees, field supervisors and store managers, which is less favorable in comparison to the discount that was offered under the discontinued program.
Quantitative and Qualitative Disclosure About Market Risk
      Interest Rate Risk. The Company’s exposure to changes in interest rates relates primarily to its borrowing activities to fund business operations. The Company principally uses floating rate borrowings under its revolving credit facility. The Company currently does not use derivative financial instruments to protect itself from fluctuations in interest rates.

      The information below summarizes the Company’s interest rate risk associated with debt obligations outstanding as of January 31, 2005. The table presents principal cash flows and related interest rates by fiscal year of maturity or repricing date.

	2005	2006	Total

	(in thousands)
Variable rate(a)	$73,793	—	$73,793
Average interest rate	4.39%	—	4.39%

(a)	Interest rates charged on the facility float based on the Company’s quarterly financial performance.
      Gold Price Risk. The Company does not hedge gold price changes. Current increases in gold prices have had and may have a future negative impact on gross margin to the extent sales prices for such items do not increase commensurately.
      Diamond Price Risk. Recent increases in diamond prices may have a future negative impact on gross margin to the extent that sales prices for such items do not increase commensurately.
      Inflation. The Company believes that inflation generally has not had a material effect on the results of its operations. There is no assurance, however, that inflation will not materially affect the Company in the future.
ABOUT THE COMPANY AND THE BUSINESS
The Company
      Founded in 1895, Whitehall Jewellers is a national specialty retailer of fine jewelry offering a selection of merchandise in the following categories: diamond, gold, precious and semi-precious jewelry and watches. As of July 31, 2005, we operated 388 mall-based stores in 38 states under the established brand names of Whitehall Co. Jewellers (331 stores), Lundstrom Jewelers (55 stores) and Marks Bros. Jewelers (2 stores).
Store Closings
      On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. As a result, the Company will record an impairment charge of approximately $5.4 million during the third quarter of fiscal year 2005. The Company plans to liquidate inventory through store closure sales, and such sales will require additional inventory valuation allowances. It currently is anticipated that such inventory allowances will be no less than $14.0 million. The Company currently expects to close these stores by February 2006. The decision to close these stores will result in an impairment of the respective stores’ long-lived assets, as the carrying amount of the respective stores’ long-lived fixed assets will not be recoverable as such assets will be disposed of before the end of their previously estimated useful lives.
      In accordance with FASB Statement No. 146 (“SFAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities,” the Company has not recorded any exit or disposal related expenses, including lease terminations, personnel costs and other expenses, associated with the planned store closures. Such expenses will be recorded in the period in which the liability is incurred. At this time, no agreements have been reached which would permit the Company to estimate such disposal costs, which may be material to the financial statements.
Trading of Our Common Stock
      Our Common Stock was previously listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “JWL.” The Common Stock of the Company was suspended from trading on the NYSE prior to the opening of trading on Friday, October 28, 2005. The decision was reached in view of the fact that the Company was not in compliance with the NYSE continued listing standards because its average market capitalization had been less than $25 million over a consecutive 30 trading-day period. The Company’s Common Stock is now quoted in the Pink Sheets under the symbol “JWLR.”
Operating Strategies
      The principal elements of our operating strategy are as follows:
      Small, Flexible Store Format. Our average store size is approximately 874 square feet and adapts to various sizes and configurations. Our stores are typically located in high visibility mall locations. The stores’ open, attractive design appeals to customers, while facilitating foot traffic and enhancing sales opportunities for us. Furthermore, the stores’ small, flexible format (which lowers our fixed occupancy costs) and sales per square foot productivity are desirable to mall owners.
      Brand Imaging. We reinforce the image of our store brand names, Whitehall Co. Jewellers and Lundstrom Jewelers, through merchandise selection and price points, marketing and promotions. Whitehall Co. Jewellers is our primary trademark. Having two brands has allowed us to enter a given mall with multiple locations, leverage our infrastructure within a given region and increase the number of potential store sites available to us.
      Merchandising. We offer a selection of merchandise in the following categories: diamond, gold, precious and semi-precious jewelry and watches. Within these categories, we augment our selection with consignment merchandise. In recent periods, we have emphasized higher priced point merchandise. For example, in fiscal 2004 more than 32% of our overall sales resulted from purchases of items priced at of above $1,500. We carry a limited selection of watches in most stores and virtually no costume jewelry or non-jewelry gift merchandise.
      Sales-Orientated Store Personnel. We believe that the quality of our sales personnel is important to our success. Our sales personnel are authorized to discount prices within specifically developed guidelines to assist their selling efforts. We seek to enhance the selling skills of our sales associates through recruitment of experienced sales personnel and training programs. Certain non-sale activities are centralized, allowing sales personnel to focus more on our customers.
      Absence Of Recourse Credit Risk. We operate based upon a “no credit risk” policy. When purchasing on credit, customers must use their personal credit cards (e.g., Visa, Mastercard, American Express and others), our private label credit card (which is available through a third party and is a non-recourse to us) or other non-recourse third party credit arrangements. Our policy limits credit risk associated with a customer’s failure to pay. Recourse against us is limited to those cases where the receivable itself is defective (such as incorrectly completed documentation or situations involving fraud). In cooperation with G.E. Capital Consumer Card Co. (“G.E.C.C.”), our private label credit card program provider, we often offer our customers competitive, interest-free terms for varying periods of time and other attractive offerings in order to promote jewelry.
Store Operations
      Site Selection. We are disciplined in our site selection methodology. Our stores average approximately 874 square feet and our layout is flexible. We typically located our stores in high traffic, “center court” or corner locations in desirable regional and super-regional malls throughout the United States. We select locations for stores based on our evaluation of individual site economics and market conditions. We expect to open on additional store during the balance of fiscal 2005 and to open five additional stores in fiscal 2006. Our ability to open additional stores will depend upon the operating performance of our existing stores and our relationships with our landlords as well as general economic and market conditions.
      Store Layout. Our stores are typically located in high traffic, “center court” or corner locations. Most of the stores have an open storefront. Stores are generally designed to have display cases situated near the lease line. Formatting the stores in this “customer-friendly” manner and without a formal entryway allows a casual mall shopper to come in close contact with the store’s merchandise.

      Store Management. Typically, each of our stores is operated under the direction of a store manager who is responsible for management of all store-level operations, including sales and most personnel matters. A number of non-sales related administrative functions are performed at our corporate office in Chicago. The store managers are assisted by a staff that often includes an assistant manager and four to eight sales associates, determined upon store operating hours and anticipated sales volume. We have approximately 35 district managers, each supervising between 8 and 14 stores, who concentrate their efforts on execution of store-focused sales strategies. In addition, 8 regional supervisors oversee all field operations and concentrate their efforts on the execution of store-focused sales strategies, compliance with operating policies, and communication between the corporate office and the field. Our Executive Vice President, Operations is responsible for store operations and the oversight of the 8 regional supervisors.
      Operating Cost Controls. Our store operations are designed to maintain low operating costs at the store level. Our small average store size reduces fixed costs, and the lack of recourse credit eliminates the need for most overhead expenses normally associated with credit operations. We seek to reduce store-level operating costs through efficient sales staff utilization.
      Store Employee Compensation. We seek to hire experienced sales personnel and motivate our store employees by linking a percentage of employee compensation to individual and/or store sales performance, as well as by offering opportunities for promotion.
      Employee Training. We believe that providing knowledgeable and responsive customer service is important to our success. New sales staff receive on-the-job training upon the commencement of employment. We utilize a workbook-based program of produce knowledge, sales and operational process training. New store managers undergo a similar sequence of learning activities.
Merchandising
      We believe that an important element of our success is our merchandising strategy that reflects our customer orientation and small store format. We seek to provide an assortment of items across a broad range of price points in our product categories: diamonds (such as diamond jewelry, diamond solitaires and bridal), gold, precious and semi-precious jewelry and watches. In recent periods, we have emphasized higher price point merchandise. For example, in fiscal 2004 more than 32% of our overall sales resulted from purchases of items priced at or above $1,500. We carry a limited selection of watches and virtually no costume jewelry or non-jewelry gift merchandise. In addition, customers may special-order certain items which are not offered in our store merchandise assortment.
      On average, our stores each offer approximately 2,500 individual items, including approximately 1,500 core assortment items. These core items, which comprise many of our more popular merchandise programs, accounted for approximately 77% of net sales in fiscal 2004.
      The following table sets forth our percentage of total merchandise sales by category for the following periods:

	Fiscal Year Ended January 31,

	2002	2003	2004	2005

Diamonds	64.6%	66.4%	65.3%	65.6%
Gold	18.6	17.4	15.6	15.6
Precious/ Semi-Precious	15.3	14.2	14.6	13.1
Watches	1.5	2.0	4.5	5.7

Total Merchandise Sales	100.0%	100.0%	100.0%	100.0%

      We customize the merchandising of our stores based upon each store’s sales volume and historical selling patterns. We test new items in our stores and monitor their sales performance to identify additional sales opportunities.

      Along with our merchandise assortments, we provide jewelry repair services to our customers (sales from which represented 2.5% of fiscal 2004 net sales) and jewelry service plans provided through a third party provider (sales from which represented 2.9% of fiscal 2004 net sales). Jewelry repair services are provided through independent jewelers under contract, which are performed on-site at some of our stores.
Advertising and Promotions
      Our advertising strategy includes in-store and point-of-sale marketing and direct mail campaigns. Our customer database, which currently consists of over 1.1 million customers, has allowed us to develop targeted advertising, marketing and promotional campaigns. We test various direct mail campaigns as part of our advertising initiatives. Special promotions such as diamond restyling events and “Vice President’s Day Events,” as well as point-of-sale signage and in-store flyers, are designed to increase traffic through our stores and encourage customers to make purchases. These promotions vary from year to year and among stores.
      We generally offer customers a 30-day return and 90-day exchange policy. In addition, we offer a trade-in policy for certain merchandise.
      We offer a layaway program that enables our customers to hold an item at our stores and pay for it over a one-year period without interest charges. The customer is required to make an initial deposit to establish the layaway and is required to make monthly payments. We retain possession of merchandise placed in layaway until the customer has made all required payments.
Credit
      We operate based upon a “no credit risk” policy. When purchasing on credit, customers must use their personal credit cards (e.g., Visa, MasterCard, American Express and others), our private label credit card, which is available through a third party, G.E.C.C., and is non-recourse to us, or other non-recourse third party credit arrangements. Our policy limits credit risk associated with a customer’s failure to pay. We believe that our ability to offer credit through our “private label” credit cards and other non-recourse arrangements is attractive to many customers, including those who prefer not to have their jewelry purchases count towards their credit limits on their personal third party credit cards. Sales on our private label credit card or other non-recourse third party credit arrangements tend to generate higher average sales. In fiscal 2004, our average private label credit sale was approximately $835, compared to our average personal credit card sale of approximately $247.
      Under the credit programs, the financial services companies have no recourse against us based on the customer’s failure to pay; recourse against us is limited to those cases where the receivable itself is defective (such as incorrectly completed documentation or certain situations involving fraud). Our expense related to these cases was approximately 0.2% of sales during fiscal year 2004. Our credit card discount expense for fiscal year 2004 and fiscal year 2003 represented 3.2% and 3.0% of credit sales, respectively. In general, our credit card discount expense is higher for our private label programs than for personal credit cards, such as Visa and MasterCard. G.E.C.C. provides credit to our customers using its own credit criteria and policies. We pay a fee to G.E.C.C. based primarily upon the volume of credit, average ticket and type of promotion extended. We have similar non-recourse arrangements with other financial services companies, which we use in addition to G.E.C.C.’s program to assist customers in financing their purchases. In addition, we utilize a check authorization company which, for a fee, guarantees payments on transactions involving certain personal checks.
      From time to time, we offer our customers interest free promotions on our private label credit program. Under this program, G.E.C.C. offers customers a financing arrangement with no interest for certain periods of time (e.g. three months no interest, six months no interest, twelve months no interest), for which we pay G.E.C.C. a rate that varies based on the average transaction size and type of credit promotion. This program enables us to offer our customers competitive, interest-free terms and other attractive promotions despite our “no credit risk” policy.

      Under the terms of our private label credit agreement with G.E.C.C., the Company has pledged to G.E.C.C. a letter of credit through its bank in the amount of $3 million.
Seasonality
      Our business is highly seasonal. During fiscal 2004, a significant portion of our sales and net income was generated during the fourth fiscal quarter ending January 31,2005. Fourth quarter net income was $5.3 million as compared to a net loss of $15.2 million recorded in the previous three quarters. Historically, income generated in the fourth fiscal quarter ending each January 31 represents all or a majority of the income generated during the fiscal year. We have historically experienced lower net sales in each of our first three fiscal quarters and expects this trend to continue.
Purchasing
      We do not manufacture our merchandise. We purchase substantially all of our inventory, including loose gems, directly from leading suppliers located in the United States and abroad. We purchase merchandise from approximately 126 vendors, primarily in the United States, Israel, Italy, India, China, and the Far East, who supply various jewelry products under U.S. dollar-denominated agreements. During fiscal 2004, our largest supplier and five largest suppliers accounted for approximately 12% and 38%, respectively, of the merchandise we purchased. During fiscal 2003, our largest supplier and five largest suppliers accounted for approximately 11% and 46%, respectively, of the merchandise we purchased. We have certain subcontracting arrangements with jewelry finishers to set loose diamonds and gemstones into rings and other jewelry, using styles established by us or by other companies. We believe that the relationships we have established with our suppliers and subcontractors are good. We believe that adequate alternative sources of supply exist for most of the merchandise sold in our stores. However, the loss of one or more of our major suppliers, particularly at certain critical times of the year, could have a material adverse effect on us.
      We maintain a quality assurance program, with most shipments from suppliers being counted or weighed and visually inspected upon receipt at our distribution center in Chicago, Illinois.
      During fiscal 2004, our average net monthly investment in inventory (i.e., the total cost of inventory owned and paid for) was approximately 57% of the total cost of our on-hand merchandise with the remaining percentage being trade payables and consignment inventory. Under the terms of our vendor trading agreements for non-consignment inventory, we are often granted return privileges, based on a formula, which permit us to return certain unsold merchandise. Our consignment inventory permits us to have more merchandise available for sale in stores, providing increased selection while reducing our inventory risk.
      As participants in the jewelry industry, we are affected by general industry-wide fluctuations in the prices of diamonds and gold and, to a lesser extent, other precious and semiprecious metals and stones. During fiscal 2004, diamonds, gold, precious and semi-precious jewelry accounted for approximately 94.3% of our net merchandise sales. In recent periods, we have experienced increases in diamond prices. The supply and price of diamonds in the principal world markets are significantly influenced by a single entity, the Diamond Trading Company (formerly called the Central Selling Organization), a marketing arm of DeBeers Consolidated Mines Ltd. of South Africa. The Diamond Trading Company has traditionally controlled the marketing of a majority of the world’s supply of diamonds and sells rough diamonds to worldwide diamond site holders from its London office in quantities and at prices determined in its discretion. Several years ago the Diamond Trading Company implemented a “Supplier of Choice” initiative. The impact of this initiative on the diamond supplier base is not yet fully known. The availability of diamonds to the Diamond Trading Company and our suppliers is to some extent dependent on the political situation in diamond producing countries, such as South Africa, Botswana, Zaire, Canada, republics of the former Soviet Union and Australia, and on continuation of the prevailing supply and marketing arrangements for raw diamonds. Until alternate sources could be developed, any sustained interruption in the supply of diamonds or any oversupply from the producing countries could adversely affect us and the retail jewelry industry as a whole.

      We alter the mix of our products from time to time and we have over the last several years increased the percentage of higher priced items in our stores. Higher priced jewelry items tend to have a slower rate of turnover, thereby increasing the risks to us associated with price fluctuations and changes in fashion trends.
Inventory Loss Prevention
      We undertake substantial efforts to safeguard our jewelry inventory from loss and theft, including the use of security alarm systems and safes at each store and the taking of daily inventory of higher value items. In addition, our inventory management and control system, which tracks each item in our inventory, provides a further check against loss or theft. We have a full-time executive who directs our loss prevention department. The loss prevention department consists of corporate and field based employees who are responsible for the development and maintenance of loss prevention procedures, including training and investigations. We maintain insurance (subject to certain deductibles) covering the risk of loss of merchandise in transit, on store premises and in our distribution facility, whether owned or on consignment, in amounts that we believe are reasonable and adequate for the types and amounts of merchandise that we carry. During fiscal 2004, inventory shrinkage was approximately 1.0% of sales.
Management Information Systems
      We utilize customized management information systems throughout our business to facilitate the design and implementation of selling strategies and as an integral part of our financial and other operational controls. Our management information system utilizes IBM AS400 systems as its foundation. The system incorporates point-of-sale computers in our stores with a merchandise management and purchase order management system and utilizes software specifically designed or customized for the jewelry industry. The information system has been upgraded to support our current needs but further upgrading is necessary to support our operations and growth.
      We use the management information system to track each individual item of merchandise from receipt to ultimate sale to the customer or return to the vendor. As a result, management can closely monitor inventory by location, sales, gross margin, inventory levels and turnover statistics, reallocating inventory among stores when beneficial. This system enables management to review each store’s and each employee’s productivity and performance. The system enables us to manage our inventory at the store level, including the automatic replenishment of merchandise generally once or twice a week.
      The system automatically provides a daily reconciliation of each store’s transactions for prompt investigation of discrepancies. The point-of-sale computers are polled nightly and updated data is available at the beginning of the following day for use by support office and store supervisory personnel, and for transfer into our accounting, merchandising and other management information systems.
      We have implemented, through our point-of-sale system, the ability to capture and retain selected customer data from each sale (name, address, phone, birthday, anniversaries, historical purchases, etc.). Our store managers and sales associates often use this data in their efforts to contact customers and anticipate and facilitate future add-on purchases by our customers. We also use the customer data in our direct marketing promotional campaigns. In addition, the point-of-sale systems track required inspection dates for customers with diamond warranties.
Competition
      The jewelry retail business is fragmented and is subject to increasingly intense competition. We primarily compete with national and regional jewelry chains and local independently owned jewelry stores, especially those that operate in malls or off-mall superstores, as well as with department stores, mass merchant discount stores, direct mail suppliers, televised home shopping networks and Internet commerce. Diamond Promotional Service, a marketing arm of DeBeers, has traditionally supported the national marketing of diamonds. Certain of our competitors are substantially larger and have greater financial resources than us and can take advantage of national advertising programs. Some of our competitors, such as Signet Group plc, which owns Kay Jewelers, have substantially increased their marketing expenditures in recent periods which we believe has resulted in increases in their market share. We believe that we compete for consumers’ discretionary spending dollars with retailers that offer merchandise other than jewelry.
      We believe that the primary competitive factors affecting our operations are store location and atmosphere, quality of sales personnel and service, breadth, depth and quality of merchandise offered, pricing, credit, marketing and our stores’ reputation.
      Over the past several years a number of businesses began marketing fine jewelry via the Internet. Large scale consumer acceptance of Internet fine jewelry retailing is impacting the jewelry retailing business, resulting in lower price points and margins, and we believe that the increase of Internet retailing has adversely affected our results of operations and financial condition. We are not currently transacting Internet sales of jewelry.
Intellectual Property
      Whitehall® Co. Jewellers and Lundstrom® Jewelers are registered trademarks in the United States. In addition, we operate a limited number of stores under the Mark Bros.TM name. We sell proprietary branded solitaire diamond merchandise under the White Star® brand. We also have registered the Internet domain names “whitehalljewellers.com” and “lundstromjewelers.com.” Our trademarks are held by, and our licensing activity is conducted by, WH Inc. of Illinois, a wholly owned subsidiary of Whitehall Jewellers.
Employees
      As of July 31, 2005, we had approximately 2,225 employees, including approximately 2,025 full and part-time store level employees. We usually hire a limited number of temporary employees during each Christmas selling season. None of our employees are represented by a union.
Litigation
      Class Action Lawsuits. On February 12, 2004, a putative class action complaint captioned Greater Pennsylvania Carpenters Pension Fund v. Whitehall Jewellers, Inc., Case No. 04 C 1107, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The complaint makes reference to the litigation filed by Capital Factors, Inc. (“Capital Factors”) and settled as disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2004 and to the Company’s November 21, 2003 announcement that it had discovered violations of Company policy by the Company’s Executive Vice President, Merchandising, with respect to Company documentation regarding the age of certain store inventory. The complaint further makes reference to the Company’s December 22, 2003 announcement that it would restate results for certain prior periods. The complaint purports to allege that the Company and its officers made false and misleading statements and falsely accounted for revenue and inventory during the putative class period of November 19, 2001 to December 10, 2003. The complaint purports to allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“1934 Act”) and Rule 10b-5 promulgated thereunder.
      On February 17, 2004, a putative class action complaint captioned Michael Radigan v. Whitehall Jewellers, Inc., Case No. 04 C 1196, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The factual allegations and claims of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On February 19, 2004, a putative class action complaint captioned Milton Pfeiffer, v. Whitehall Jewellers, Inc., Case No. 04 C 1285, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The factual allegations and claims of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On April 6, 2004, the District Court in the Greater Pennsylvania Carpenters case, No. 04 C 1107 consolidated the Pfeiffer and Radigan complaints with the Greater Pennsylvania Carpenters action, and dismissed the Radigan and Pfeiffer actions as separate actions. On April 14, 2004, the court designated the Greater Pennsylvania Carpenters Pension Fund as the lead plaintiff in the action and designated Greater Pennsylvania’s counsel as lead counsel.
      On June 10, 2004, a putative class action complaint captioned Joshua Kaplan v. Whitehall Jewellers, Inc., Case No. 04 C 3971, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The factual allegations and claims of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On June 14, 2004, lead plaintiff Greater Pennsylvania Carpenters Pension Fund in Case No. 04C 1107 filed a consolidated amended complaint. On July 14, 2004, the District Court in the Greater Pennsylvania Carpenters action consolidated the Kaplan complaint with the Greater Pennsylvania Carpentersaction, and dismissed the Kaplan action as a separate action. On August 2, 2004, the Company filed a motion to dismiss the consolidated amended complaint. On January 7, 2005, the motion to dismiss was granted in part and denied in part, with plaintiffs granted leave to file an amended complaint by February 10, 2005. On February 10, 2005, the lead plaintiff filed a first amended consolidated complaint. On March 2, 2005, the Company filed a motion to dismiss the amended complaint. On June 30, 2005, the Court denied Defendants’ motions to dismiss. On July 28, 2005, Defendants filed their Answers to the First Amended Consolidated Complaint. Written discovery has commenced and document production is ongoing. On September 23, 2005, lead plaintiff filed its motion for class certification. Briefing on this motion is not yet completed. The parties have scheduled a mediation for November 8, 2005 in an attempt to resolve the 10(b)-5 claims and the below described state and federal derivative claims.
      State Derivative Complaints. On June 17, 2004, a stockholder derivative action complaint captioned Richard Cusack v. Hugh Patinkin, Case No. 04 CH 09705, was filed in the Circuit Court of Cook County, Illinois, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, breach of fiduciary duties for insider selling and misappropriation of information, and contribution and indemnification. The factual allegations of the complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On April 19, 2005, a stockholder derivative action complaint captioned Marilyn Perles v. Executor of the Estate of Hugh M. Patinkin, Case No. 05 CH 06926, was filed in the Circuit Court of Cook County, Illinois, for the alleged benefit of the Company against, inter alia, certain of the Company’s officers and directors. The complaint asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, breach of fiduciary duties for insider selling and misappropriation of information, and contribution and indemnification. The factual allegations of the complaint are similar to those made in the Cusack complaint discussed above. The Perles complaint also purports to assert claims on behalf of the Company against PricewaterhouseCoopers LLP, the Company’s outside auditor.
      On June 13, 2005, a stockholder derivative action complaint captioned Carey Lynch v. Berkowitz, Case No. 05CH09913, was filed in the Circuit Court of Cook County, Illinois, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts, inter alia, a claim for breach of fiduciary duty. The factual allegations of the complaint are similar to those made in the Cusack and Perles complaints discussed above.
      On July 18, 2005, the Circuit Court of Cook County consolidated the Cusack, Perles and, Lynch actions. On August 26, 2005, plaintiffs filed a consolidated amended derivative complaint against certain of the Company’s current and former officers and directors and PricewaterhouseCoopers LLP, the Company’s outside auditor. On October 3, 2005, defendants, other that PricewaterhouseCoopers LLP, filed their motion to dismiss the consolidated amended derivative complaint based, inter alia, on the failure of plaintiffs to make a pre-suit demand upon the Company’s Board of Directors and failure to state a claim.
      Federal Derivative Complaints. On February 22, 2005, a verified derivative complaint captioned Myra Cureton v. Richard K. Berkowitz, Case No. 05 C 1050, was filed in the United States District Court, Northern

District of Illinois, Eastern Division, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts a claim for breach of fiduciary duty. The factual allegations of the complaint are similar to those made in the Cusack and Greater Pennsylvania Carpenters Pension Fund complaints discussed above.
      On April 13, 2005, a verified derivative complaint captioned Tai Vu v. Richard Berkowitz, Case No. 05 C 2197, was filed in the United States District Court, Northern District of Illinois, Eastern Division, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts a claim for breach of fiduciary duty. The factual allegations of the complaint are similar to those made in the Cusack and Greater Pennsylvania Carpenters Pension Fund complaints discussed above. On May 11, 2005, plaintiffs in the Cureton and Vu actions filed an unopposed motion to consolidate those two actions, and these cases were consolidated on May 25, 2005. On June 20, 2005, plaintiffs filed a consolidated amended derivative complaint asserting claims for breach of fiduciary duty of good faith, breach of duty of loyalty, unjust enrichment, a derivative Rule 10b-5 claim, and a claim against Browne for reimbursement of compensation under Section 304 of the Sarbanes-Oxley Act. On July 15, 2005, defendants moved to stay the consolidated action under the Colorado River doctrine pending the outcome of the state derivative actions. The motion is fully briefed and awaiting decision from the court.
      Other. The Company intends to contest vigorously these putative class actions and the stockholder derivative suits and exercise all of its available rights and remedies. Given that these cases are in their early stages and may not be resolved for some time, it is not possible to evaluate the likelihood of an unfavorable outcome in any of these matters, or to estimate the amount or range of potential loss, if any. While there are many potential outcomes, an adverse outcome in any of these actions could have a material adverse effect on the Company’s results of operations, financial condition and/or liquidity.
      As previously disclosed, in September 2003 the SEC initiated a formal inquiry of the Company with respect to matters that were the subject of the consolidated Capital Factors actions. The Company has fully cooperated with the SEC in connection with this formal investigation.
      By letter from counsel dated October 26, 2004, A.L.A. Casting Company, Inc. (“ALA”), a supplier and creditor of Cosmopolitan Gem Corporation (“Cosmopolitan”), informed the Company that it had been defrauded by Cosmopolitan and was owed $506,081.55 for goods shipped to Cosmopolitan for which payment was never received. ALA claimed that the Company is jointly and severally liable for the full amount of $506,081.55 owed by Cosmopolitan because the Company aided and abetted Cosmopolitan’s fraud and participated in, induced or aided and abetted breaches of fiduciary duty owed to ALA by Cosmopolitan. ALA has indicated its intention to pursue its claim, but the Company has not received notice that litigation has been filed. The Company intends to vigorously contest this claim and exercise all of its available rights and remedies.
      On September 27, 2005, the Company filed an arbitration proceeding, as required under the Beryl Raff employment agreement, seeking damages and to enforce the non-competition provision. Ms. Raff’s response has not yet been filed. In addition, on October 21, 2005, the Company was served with a declaratory judgment action, filed by J.C. Penney (Ms. Raff’s employer), in the 380th Judicial District in Collin County, Texas seeking a declaration of rights, that among other things, J.C. Penney has not violated any of the rights of the Company with respect to Ms. Raff’s employment. The Company’s answer is due on or about November 14, 2005.
      The Company is also involved from time to time in certain other legal actions and regulatory investigations arising in the ordinary course of business. Although there can be no certainty, it is the opinion of management that none of these other actions or investigations will have a material adverse effect on the Company’s results of operations or financial condition.

RISKS RELATING TO OUR COMPANY AND OUR BUSINESS

We have recorded substantial net losses and declines in comparable store sales in recent periods, and there is no assurance that we will not continue to incur substantial losses and declines in comparable store sales.
      We recorded net losses in fiscal year 2003, fiscal year 2004 and the first six months of fiscal year 2005. Comparable store sales also have decreased in fiscal year 2003, fiscal year 2004 and the first six months of fiscal year 2005. We expect to have declines in comparable store sales through at least the balance of fiscal year 2005. It is likely that we will continue to have net losses through at least fiscal year 2006. There is no assurance that we will not continue to incur substantial losses and declines in comparable store sales in the future.

If we fail to consummate the Financing, we may be unable to continue as a going concern.
      We have entered into the Financing, the closing of which is subject to conditions including stockholder approval of various matters. We anticipate that a stockholder meeting for this purpose will occur no later than January 2006. If approved by our stockholders, the Financing is expected to close promptly thereafter. We believe that the Financing will provide sufficient funding for the next several months. If, for any reason, the Financing is not consummated, the Company’s financial position would be materially and adversely affected, which could result in a default under the Bridge Loan and the Senior Credit Agreement and may force the Company to consider the sale of assets or other strategic alternatives, including a reorganization under Chapter 11 of the US Bankruptcy Code.
      Other risks associated with our failure to consummate the Financing are included elsewhere in this proxy statement.

Our current levels of debt could impact our operations in the future.
      As of July 31, 2005, we had approximately $102 million of outstanding debt constituting approximately 60% of our total debt and stockholders’ equity. Our debt levels fluctuate from time to time based on seasonal working capital needs.
      Our bank credit facility includes negative covenants and financial covenants which could restrict or limit our operations. In addition, the degree to which we are leveraged, as well as the restrictions contained in our bank credit facility, could impair our ability to obtain additional financing for working capital or other corporate purposes.
      We are more highly leveraged than many of our competitors, which may place us as a competitive disadvantage, and our leverage could make us more vulnerable to changes in general economic conditions or factors affecting the jewelry business generally. In addition, a substantial portion of our indebtedness bears interest at fluctuating rates and increases in interest rates would adversely affect our results of operations or financial condition. Our costs of borrowings are higher than many of our competitors.

Our quarterly operating results will fluctuate due to seasonality and other factors, and variation in quarterly results could cause the price of our Common Stock to decline.
      Our business is highly seasonal, with a significant portion of our sales and most of our net income generated during the fourth fiscal quarter ending January 31. Sales in the fourth quarter of fiscal 2004 accounted for 38% of annual sales for such fiscal year and income from operations for the fourth quarter of fiscal 2004 was $5.3 million as compared to a net loss of $15.2 million recorded in the previous three quarters. We have historically experienced lower net sales and minimal net income in each of our first three fiscal quarters and we expect this trend to continue for the foreseeable future. We expect to continue to experience fluctuations in our net sales and net income due to a variety of factors. A shortfall in results for the fourth quarter of any fiscal year could have a material adverse effect on our annual results of operations. Our quarterly results of operations also may fluctuate significantly as a result of a variety of factors, including increases or decreases in comparable store sales, the timing of new store openings, net sales contributed by new stores, timing of certain holidays and special events initiated by us, changes in our merchandise, inventory availability and our ability to fund inventory purchases, general economic, industry, weather conditions and disastrous national events that affect consumer spending and the pricing, merchandising, marketing, credit and other programs of our competitors.

Our business is particularly susceptible to adverse economic conditions.
      Jewelry purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions) affecting disposable consumer income such as employment wages and salaries, business conditions, interest rates, availability and cost of credit and taxation, for the economy as a whole and in regional and local markets where we operate. In addition, we are dependent upon the continued popularity of malls as a shopping destination and the ability of malls or tenants and other attractions to generate customer traffic for our stores. The recent substantial increases in gasoline prices, may affect the popularity of malls as shopping destinations and our customer traffic, as well as having a depressing effect on discretionary consumer spending generally. There can be no assurance that consumer spending will not be adversely affected by general economic conditions or a decrease in mall traffic, thereby negatively impacting our results of operations or financial condition.

If we lose key personnel or are unable to attract additional qualified personnel, our business could be adversely affected.
      We are highly dependent upon the ability and experience of our senior executives and other key employees. It is likely that there will be changes to our management team and other personnel as we focus on improving execution and reducing costs. Our inability to retain highly qualified management personnel or find suitable replacements could have a material adverse effect on our results of operations or financial condition. We do not maintain “key executive” life insurance on any of our executives.
      Moreover, our success depends on our ability to attract and retain qualified personnel generally. We have experienced high turnover among our marketing and field personnel, especially store managers, and other personnel in recent periods, which has had an adverse impact on our results of operations. We cannot assure you that we will be able to attract and retain qualified personnel in the future, or that there will not be disruptions to our operations as a result of personnel changes.

We face significant competition.
      The retail jewelry business is fragmented and subject to increasingly intense competition. We compete with national and regional jewelry chains and local independently owned jewelry stores, especially those that operate in malls or off-mall superstores, as well as with department stores, discounters, direct mail suppliers and televised home shopping networks. A number of our competitors are substantially larger and have greater financial resources than us. Some of our competitors, such as Signet Group plc, which owns Kay Jewelers, Jareds and some regional chains, have substantially increased their number of stores and marketing expenditures in recent years, which we believe has resulted in increases in their market share and affected our results of operations. We believe that the other primary competitive factors affecting our operations are store location and atmosphere, quality of sales personnel and service, breadth and depth of merchandise offered, pricing, credit and reputation. We also believe that we compete for consumers’ discretionary spending dollars with retailers that offer merchandise other than jewelry. In addition, we compete with jewelry and other retailers for desirable locations and qualified personnel. The foregoing competitive conditions may adversely affect our results of operations or financial condition.
      We also face significant new competition from Internet jewelry retailers. Over the past several years a number of businesses began marketing fine jewelry via the Internet. Large scale consumer acceptance of Internet fine jewelry retailing is impacting the jewelry retailing business, resulting in additional competition for sales and lower margins, and has adversely affected our results of operations and financial condition. We do not transact Internet sales of jewelry.

A decrease in the availability of or an increase in the cost of consumer credit could have a negative impact on our business.
      The third party credit we offer to our customers is supplied to us primarily through a “private label” credit card arrangement with G.E.C.C. During fiscal 2004, private label credit card sales accounted for approximately 41% of our net sales while total non-private label credit sales, including major credit cards such as Visa, MasterCard, American Express and others, generally constituted approximately 46% of our net sales. The loss or any substantial modification of any of these arrangements could have a material adverse effect on our results of operations or financial condition. During periods of increasing consumer credit delinquencies in the retail industry generally, financial institutions may reexamine their lending practices and procedures. There can be no assurance that increased delinquencies being experienced by providers of consumer credit generally would not cause providers of third party credit offered by us to decrease the availability or increase the cost of such credit.

We depend on our major suppliers and on the availability of merchandise, including consigned merchandise, and we will need their support to maintain our liquidity.
      We do not manufacture our own merchandise but instead work closely with a number of suppliers. During fiscal 2004, our largest supplier accounted for approximately 12% of our total purchases, and our largest five suppliers accounted for approximately 38% of such purchases. Our relationships with our primary suppliers are generally not pursuant to long-term agreements. We depend on our suppliers to ship merchandise on time and within our quality standards. Although we believe that there are a number of suppliers of fine jewelry, the loss of one or more of our major suppliers, particularly at critical times during the year, could have a material adverse effect on our results of operations or financial condition.
      In recent periods, we have requested temporary extensions of payment terms from some of our key suppliers in order to manage liquidity needs and have also slowed our accounts payable schedules generally. Our liquidity depends on continued vendor support, and changes in the extensions of credit or other terms by vendors could have a material adverse effect on us. Our current financial condition may cause vendors to delay or suspend shipments of our orders for the holiday season which could materially adversely affect our results.
      A substantial portion of the merchandise we sell is carried on a consignment basis prior to sale or is otherwise financed by vendors, thereby reducing our direct capital investment in inventory. The weighted average percentage of our total inventory that was carried on consignment for fiscal 2002, 2003 and 2004 and the first six months of 2005 (based on the inventory levels at the end of each fiscal quarter) was 28.7%, 27.5%, 29.1% and 28.2%, respectively. The willingness of vendors to enter into such arrangements may vary substantially from time to time based on a number of factors, including the merchandise involved, the financial resources of vendors, interest rates, availability of financing, fluctuations in gem and gold prices, inflation, our financial condition and a number of economic or competitive conditions in the jewelry business or the economy generally or their perception of the desirability of doing business with us. Any change in these relationships could have a material adverse effect on our results of operations or financial condition.

Our business is particularly susceptible to fluctuations in gem and gold prices.
      Our Company and the jewelry industry in general are affected by fluctuations in the prices of diamonds and gold and, to a lesser extent, other precious and semi-precious metals and stones. During fiscal 2004, diamonds, gold, precious and semi-precious jewelry accounted for approximately 94.3% of our net merchandise sales. A significant change in prices or in the availability of diamonds, gold or other precious and semi-precious metals and stones could have a material adverse effect on our results of operations or financial condition. In recent periods, we have experienced large increases in diamond prices which we expect to continue to increase our overall costs, adversely affecting our results of operations. There appears to be increasing consumer acceptance of diamond substitutes and, as a result, there may be less consumer willingness to pay higher diamond prices. The supply and price of diamonds in the principal world markets are significantly influenced by a single entity, the Central Selling Organization, a marketing arm of DeBeers Consolidated Mines Ltd. of South Africa (the “CSO”). The CSO has traditionally controlled the marketing of substantial majority of the world’s supply of diamonds and sells rough diamonds to worldwide diamond cutters from its London office in quantities and at prices determined in its sole discretion. The availability of diamonds to the CSO and our suppliers is to some extent dependent on the political situation in diamond producing countries, such as South Africa, Botswana, Zaire, republics of the former Soviet Union and Australia, and on continuation of the prevailing supply and marketing arrangements for raw diamonds. Until alternate sources could be developed, any sustained interruption in the supply of diamonds or any oversupply from the producing countries could adversely affect us and the retail jewelry industry as a whole. Higher priced jewelry items, such as the higher price point merchandise that we have emphasized in recent periods, tend to have a slower rate of turnover, thereby increasing the risks to us associated with price fluctuations and changes in fashion trends.

We are faced with securities litigation, stockholder derivative litigation and other proceedings which could be material and we are subject to restrictions set forth in a non-prosecution agreement.
      We are defendants in securities litigation, stockholder derivative litigation and other proceedings. See “Business — Litigation.” There is no assurance that these proceedings will not result in material expense to us and the handling of these actions requires significant attention from our management team. In addition, in connection with the Capital Factors litigation described under “Business — Litigation,” we entered into a non-prosecution agreement with the United States Attorney’s Office for the Eastern District of New York. The non-prosecution agreement contains certain conditions, including our continued compliance with applicable laws. If we were to fail to meet the conditions contained in the non-prosecution agreement we could face criminal prosecution.

We may have to take additional accounting charges on our financial statements.
      We include as assets on our financial statements leasehold improvements, furniture, fixtures, inventory and other items that are subject to impairment charges under generally accepted accounting principles if the net book values of such items on our financial statements exceed their fair market values. For the quarter ended July 31, 2005, we recorded a non-cash impairment charge of $3.1 million relating to long-lived assets, primarily furniture, fixtures and leasehold improvements at thirty-one of the Company’s retail stores. This impairment charge had the effect of reducing our earnings for the second fiscal quarter of 2005. There can be no assurance that we will not take additional impairment charges in the future as a result of additional store closings, other restructurings, other impairments or the valuation of other assets.

The costs associated with our store-closing program may be material.
      On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. The Company will record an impairment charge of approximately $5.4 million during the third quarter of fiscal year 2005. The Company plans to liquidate inventory through store closure sales, and such sales will require additional inventory valuation allowances. It is currently anticipated that such inventory allowances will be no less than $14.0 million. The Company currently expects to close these stores by February 2006. In connection with the store-closing program, the Company will incur disposal costs, including lease terminations, personnel costs and other expenses. Such expenses will be recorded in the period in which the liability is incurred, and may be material to the financial statements.

We need to alter the composition of our inventory to successfully execute our business strategy.
      A substantial portion of our inventory consists of items that we do not plan to incorporate into our merchandising strategies on a long-term basis. In recent periods, we have emphasized higher price point merchandise. We are in the process of modifying our merchandising strategy, however, and may increase our emphasis on popularly priced merchandise in future periods. Much of our inventory may not fit this new strategy. In addition, our inventory contains a number of styles that we do not plan to reorder going forward. In recent periods we have sought to reduce the amount of inventory that would no longer be a part of the Company’s future merchandise presentation through price reductions and special promotional programs. The success of our business strategy will depend to a substantial extent on our ability to sell such merchandise that would no longer be a part of the Company’s future merchandise presentation effectively as well as to sell a substantial amount of other inventory that has been slow-moving historically or does not fit with our ongoing merchandising strategies.

We are subject to substantial regulation.
      Our operations are affected by numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing and enforcement of credit accounts, and limitations on the maximum amount of finance charges that may be charged by a credit provider. Although credit to our customers is provided by third parties without recourse to us based upon a customer’s failure to pay, any restrictive change in the regulation of credit, including the imposition of, or changes in, interest rate ceilings, could adversely affect the cost or availability of credit to our customers and, consequently, our results of operations or financial condition.
      Our operations are also affected by federal and state laws relating to marketing practices in the retail jewelry industry. In marketing to our customers, we compare most of our prices to “reference prices.” Our literature indicates to customers that our reference price for an item is either the manufacturer’s suggested retail price or our determination of the non-discounted price at which comparable merchandise of like grade or quality is advertised or offered for sale by competitive retailers and is not our current selling price or the price at which we formerly sold such item. We are, from time to time, subject to regulatory investigation relating to our use of “reference prices” in marketing to our customers. Although we believe that pricing comparisons are common in the jewelry business, there can be no assurance that this practice would be upheld.

We may incur costs and disruptions in connection with moving to a new facility.
      The lease at the office building housing our corporate headquarters, distribution functions and quality assurance operations expires on December 31, 2005. We are currently negotiating a lease extension; however, the landlord has indicated that it ultimately intends to replace the building with a new structure. If this occurs, we will need to find a new location for these operations, which may be at a higher lease rate than the rent we pay currently. In addition, moving these functions to a new location may result in substantial disruptions to our operations.

The issuance of Common Stock underlying the Notes and the Warrants as contemplated by the Financing will have a severe dilutive effect on the interests of our existing stockholders and option holders.
      The shares of Common Stock underlying the Warrants represent approximately 19.99% of our Common Stock currently outstanding. The shares of Common Stock issuable (i) upon exercise of the Warrants, (ii) upon conversion of the Notes and (iii) as payment of interest under the Notes, in each case as contemplated by the Financing, will represent approximately 87% of the issued and outstanding shares of our Common Stock (assuming no anti-dilution adjustment to the conversion price or the exercise price and no issuance of Common Stock or securities convertible, exercisable or exchangeable for Common Stock prior to the closing of the Financing, other than pursuant to the Notes and Warrants).

The significant ownership interest in the Company by the Investors could adversely affect our other stockholders.
      The Financing would have a dilutive effect on the voting rights of existing stockholders if the Investors ultimately exercised their Warrants and converted their Notes. As a result of the Financing, the Investors will likely have the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, or sale of our assets. The Investors will likely have the ability to exert a controlling influence on our management and affairs. This concentration of ownership may delay or prevent a change in control; impede a merger, consolidation, takeover, or other business combination involving us; discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us; or result in actions that may be opposed by other stockholders.
      The Investor’s ownership of our Common Stock and ability to direct the election of our directors could create, or appear to create, potential conflicts of interest when the Investors are faced with decisions that could have different implications for the Investors and the Company. In addition, the Investors may from time to time in the future enter into transactions with us. As a result, they may have interests that are different from, or in addition to, its interest as stockholder in our Company. Such transactions may adversely affect our results of operations or financial condition.

Our Common Stock has been delisted from the New York Stock Exchange, which may make it more difficult for trading in our Common Stock to occur.
      On October 28, 2005, our Common Stock was delisted from the NYSE. Trading in our Common Stock is now conducted in the over-the-counter market. As such, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. It is also possible that trading in our Common Stock could be subject to requirements under the Securities Exchange Act of 1934 that require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, any equity security that has a market price of less than $5.00 per share and that is not listed for trading on a national securities exchange, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our Common Stock, which could significantly limit the market liquidity of the stock and the ability of investors to trade our Common Stock.

The price of our Common Stock could continue to be volatile.
      There has been in recent years and may continue to be significant volatility in the market price for our Common Stock, and there can be no assurance that an active market for our Common Stock can be sustained. Our stock price may rise and fall in a manner which is not related to our performance. Factors such as quarterly fluctuations in our financial results, whether or not our quarterly results meet or exceed analysts’ or investors’ expectations, our comparable store sales results, announcements by us and other jewelry retailers, the overall economy and the condition of the financial markets and general events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Anti-takeover provisions in Delaware law and our charter and by-laws could delay or deter a change in control.
      Certain provisions of our certificate of incorporation and by-laws and certain sections of the Delaware General Corporation Law, including those which authorize our Board of Directors to issue shares of preferred stock and to establish the voting rights, preferences and other terms of preferred stock without further action by stockholders, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our Board of Directors (including takeovers which some stockholders may deem to be in their best interests). These provisions could delay or frustrate the removal of incumbent directors or the assumption of control by an acquiror, even if such removal or assumption of control would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they would be beneficial, in the short term, to the interests of our stockholders.
      The specific provisions of our certificate of incorporation which may be deemed to have an anti-takeover effect include, among others, the following:

•	a classified Board of Directors serving staggered three-year terms;

•	the elimination of stockholder voting by written consent;

•	a provision providing that only the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may call special meetings of stockholders;

•	the removal of directors only for cause, and then only by the holders of at least a majority of the outstanding shares entitled to vote for such removal;

•	a provision permitting the Board of Directors to take into account factors in addition to potential economic benefits to stockholders; and

•	advance notice requirements for stockholder proposals and nominations for election to the Board of Directors.
      We are also subject to Section 203 of the Delaware General Corporation Law which, in general, imposes restrictions upon certain acquirors (including their affiliates and associates) of 15% or more of our Common Stock. In connection with the rights offering, our Board of Directors took action to provide that stockholders who exceed the 15% threshold solely as a result of their acquisition of shares of Common Stock in the rights offering are not deemed to be “interested stockholders” for purposes of Section 203. We also have entered into severance agreements with our senior executives which could increase the cost of any potential acquisition of us.
      In addition, our Board of Directors has adopted a stockholders rights plan pursuant to which each share of our Common Stock has associated with it one right entitling our stockholders, upon the occurrence of a triggering event, to purchase shares of our preferred stock or shares of the acquiror at a discount from the prevailing market price. Triggering events generally include events or transactions that relate to a potential acquisition, merger or consolidation involving Whitehall Jewellers that has not been approved by our Board of Directors. In connection with the financing, we have amended the stockholders rights plan to provide that to the extent that the Investors exceed the applicable ownership thresholds set forth in the stockholders rights plan, such occurrence will not be a triggering event under the stockholders rights plan. The stockholders rights plan may be deemed to have an anti-takeover effect and may discourage or prevent takeover attempts not first approved by our Board of Directors (including takeovers which certain stockholders may deem to be in their best interests).
      See also “Proposal 1 — Stockholders Rights Plan Amendment; Section 203 of the General Corporation Law of the State of Delaware.”
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      At the end of fiscal year 2004, Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin owned a 52% equity interest in Double P Corporation, PDP Limited Liability Company and CBN Limited Liability Company, which own and operate primarily mall-based snack food stores. A substantial portion of the remaining equity interest is owned by the adult children and other family members of Norman Patinkin, a member of the Board of Directors. One of Norman Patinkin’s adult children is a director and chief executive officer of Double P Corporation. During fiscal year 2004, Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin spent a limited amount of time providing services to Double P Corporation, PDP Limited Liability Company and CBN Limited Liability Company, and such services were provided in accordance with Whitehall’s Code of Conduct. Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin received no remuneration for these services other than reimbursement of expenses incurred. In the past, Whitehall and Double P Corporation agreed to divide and separately lease contiguous mall space. Whitehall and Double P Corporation concurrently negotiated separately with each landlord (“Simultaneous Negotiations”) to reach agreements for their separate locations. Since Whitehall’s initial public offering, its policy had required that the terms of any such leases must be approved by a majority of Whitehall’s outside directors. Whitehall had conducted such negotiations in less than ten situations since Whitehall’s initial public offering in 1996. Whitehall’s current policy is that it will no longer enter into such Simultaneous Negotiations.
      Whitehall offers health insurance coverage to the members of its Board of Directors. The health insurance policy options and related policy cost available to the Directors are the same as those available to Whitehall’s senior level employees.

      Whitehall operated a program under which executive officers and directors, and parties introduced to Whitehall by its executive officers and directors, were permitted to purchase most Whitehall merchandise at approximately ten percent above Whitehall’s cost. No such purchases were made under this program during fiscal year 2004 as compared to approximately $174,000 of such purchases in fiscal year 2003. This program was discontinued during the third quarter of fiscal year 2004. Executive officers and directors, and parties introduced to Whitehall by its executive officers and directors, are now permitted to purchase Company merchandise at the same level of discount that is offered to Whitehall’s support office employees, field supervisors and store managers, which is less favorable in comparison to the discount that was offered under the discontinued program.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      The SEC and the Company’s by-laws establish advance notice procedures for stockholder proposals to be brought before any special meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Under the rules of the SEC, proposals to be considered for inclusion in the proxy statement for the 2006 annual meeting must be received no later than February 8, 2006. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Act of 1934, as amended.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the last fiscal year, are expected to be present at the special meeting and will have an opportunity to make a statement and to respond to appropriate questions raised by stockholders at the special meeting or submitted in writing prior thereto.
FORWARD-LOOKING STATEMENTS
      This proxy statement, including the documents incorporated by reference herein, contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of our management as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this proxy statement, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “opinion,” “will” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this proxy statement with respect to future events, the outcome of which is subject to certain risks, including the factors described herein, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements.
      The following factors, among others, may impact forward-looking statement contained in this proxy statement and in the documents incorporated by reference herein: (1) our ability to execute our business strategy and our continued net losses and declines in comparable store sales; (2) our ability to manage our liquidity and to obtain adequate financing on acceptable terms and the effect on us if an event of default were to occur under any of the Company’s financing arrangements; (3) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (4) reduced levels of mall traffic caused by economic or other factors; (5) increased competition from specialty jewelry retail stores, the Internet and mass merchant discount stores which may adversely impact our sales and gross margin;(6) the high degree of fourth quarter seasonality of our business and the impact on our sales, profitability and liquidity; (7) the extent and success of our merchandising, marketing and/or promotional programs; (8) personnel costs and the extent to which we are able to retain and attract key personnel and disruptions caused by the loss of key personnel; (9) the availability, terms and cost of consumer credit; (10) relationships with suppliers including the timely delivery to us of appropriate merchandise on acceptable payment, delivery and other terms; (11) our ability to maintain adequate information systems, capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase financing costs; (13) developments relating to the Securities Purchase Agreement, Notes, Warrants and Registration Rights Agreement, including the impact of any adverse developments with respect to such agreements, that may require the Company to seek new financing, for which there can be no assurance of availability on acceptable terms or at all; (14) the lease termination and other expenses that we will incur in connection with closing stores and the revenues we achieve in the liquidation of their inventory and associated inventory valuation allowances taken; (15) our ability to maintain adequate loss prevention measures; (16) fluctuations in raw material prices, including diamond, gem and gold prices; (17) the impact of current or future price reductions on margins and resultant valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of our future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resulting valuation allowances taken; (18) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney’s Office, the SEC investigation, and stockholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (19) regulation affecting the industry generally, including regulation of marketing practices; and (20) the risk factors identified from time to time in our filings with the SEC.
      You should rely only on the information contained in this proxy statement and in the documents incorporated by reference herein. We have not authorized any other person to provide you with information different from that contained in this proxy statement. If anyone provides you with different or inconsistent information, you should not rely on it. The information appearing herein is accurate only as of the date on the front cover of any issuance of our Common Stock. Our business, financial condition, results of operation and prospectus may have changed since that date.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

OTHER BUSINESS
      It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the special meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors,

Robert L. Baumgardner
Chief Executive Officer
ALL STOCKHOLDERS ARE URGED TO SIGN, DATE
AND MAIL THEIR PROXIES PROMPTLY

APPENDIX A
Fairness Opinion
DUFF & PHELPS, LLC • 1700 PACIFIC AVENUE, SUITE 1675 • DALLAS, TX 75201 • TEL 469-547-3900 • FAX 469-547-3949
October 3, 2005
The Special Committee of the Board of
Directors and the Board of Directors
Whitehall Jewellers, Inc.
155 N. Wacker Drive
Chicago, IL 60606
To the Special Committee of the Board of Directors and the Board of Directors:
      You have requested the opinion of Duff & Phelps, LLC (“D&P”) as to the fairness to shareholders from a financial point of view of the proposed terms by which one or more funds affiliated with Prentice Capital Management, LP (together with potential other purchasers, collectively “Prentice”) has agreed to provide financing to Whitehall Jewellers, Inc. (“Whitehall” or the “Company”). The principal terms of the proposed transaction contemplate that Prentice will provide a Bridge Loan in the amount of $30.0 million with an interest rate of 18.0% per annum. The Bridge Loan will include a 2.0% closing fee and a 4.0% exit fee at maturity on December 31, 2005, if paid from sources other than the proposed Secured Convertible Notes. At funding of the Bridge Loan, the Company will provide to Prentice Series A Detachable Warrants with a 7.0-year maturity representing 19.99% of the Company’s outstanding common stock and with a strike price of $0.75 per share, equal to that of the conversion price of the Secured Convertible Notes. Additionally, Prentice will purchase Senior Convertible Notes from the Company, once certain conditions relating to shareholder approval and other matters are met, for a face amount of $50.0 million and receive interest of 12.0% per annum. The Secured Convertible Notes will have a 3.0-year maturity with the Company generally having the right to extend this maturity for up to two years. The Notes will be convertible into shares of the Company’s common stock at a conversion rate of $0.75 per share. The Notes will be used, in part, to refinance the Bridge Loan and will pay interest in shares of the Company’s common stock over its original stated maturity of three years with interest during any extension period being paid in cash. The financing terms described above, as agreed to by and between the Company and Prentice, together represent the financing transaction (the “Financing Transaction”).
      In connection with our opinion, we have:

(a) considered substantially final drafts of the Securities Purchase Agreement, Secured Convertible Notes, Bridge Loan Term Agreement and Warrant Agreements;

(b) considered minutes from meetings of the Board of Directors and the Special Committee of the Board of Directors from January 12, 2005 to September 29, 2005;

(c) participated in certain conference calls with the Board of Directors and the Special Committee;

(d) considered certain communications between the Company and LaSalle Bank, including Amended Bank Loan Agreements and Security Agreement Disclosure Schedules;

(e) considered certain financial and other information relating to Whitehall that was publicly available or furnished to us by the Company, including budgets and pro-forma financial projections;

(f) considered the term sheet relating to the Vendor Agreements;

(g) met with members of Whitehall’s management to discuss the business, operations, historical financial results and future prospects of the Company;

(h) considered the financial terms of certain recent acquisitions of companies in businesses similar to those of Whitehall;

(i) performed discounted cash flow analyses of Whitehall, based on pro forma financial projections prepared by the Company;

(j) analyzed the market pricing of Whitehall relative to the overall market and the relevant market segment, including market multiple comparisons, market pricing history, and a discounted cash flow analysis; and

(k) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as we deemed relevant and appropriate for purposes of this opinion.
      The opinions expressed herein are subject to the following additional qualifications and limitations:

1. In arriving at our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available or furnished to us by the Company or its advisors. With respect to the information relied on in our analysis, we have assumed that it has been reasonably prepared on bases reflecting the best currently available estimates and judgments of Whitehall and their advisors as to the structure and impact of the proposed Financing Transaction.

2. We have not made an independent evaluation or appraisal of the assets or liabilities of the Whitehall, nor have we been furnished with any such appraisals. We have not been requested to, and did not, solicit third party indications of interest in acquiring or investing in the Company.

3. Our opinion does not constitute a view regarding the solvency of the Whitehall prior to or subsequent to the Financing Transaction. Duff & Phelps has performed no procedures to determine the solvency of Whitehall. As such, this opinion does not constitute a solvency opinion, and should not be relied upon for such purposes.

4. Our opinion does not address, and should not be construed to address, either the underlying business decision to affect the Financing Transaction or whether the capital to be provided by Prentice in the Financing Transaction represents the best terms obtainable.

5. We express no view as to the federal, state or local tax consequences of the Financing Transaction.

6. Our opinion does not address, and should not be construed to address, the underlying business decisions relating to any agreements or guarantees entered into by Whitehall except for those specifically entered into in connection with the proposed Financing Transaction. We express no view as to prior or future contemplated transactions entered into by the Whitehall.

7. Our opinion is based on business, economic, market and other conditions as they exist as of the date hereof or as of the date of the information provided to us.

8. This opinion is effective as of the date hereof. We have no obligation to update the opinion unless requested by you in writing to do so and expressly disclaim any responsibility to do so in the absence of any such request.
      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the proposed terms by which Prentice has agreed to provide financing to Whitehall are fair to the shareholders of Whitehall from a financial point of view.
      We will receive a fee as compensation for our services in rendering this opinion. We have also acted as financial advisor to the Special Committee in connection with a review of strategic alternatives, as defined in the engagement letter dated August 23, 2005. However, no portion of D&P’s fee, or expense reimbursement refund, is contingent upon consummation of the Financing Transaction or conclusion of the opinion.

      This letter is intended for the Special Committee of the Board of Directors in connection with the Financing Transaction described herein. This opinion may not be quoted or referred to, in whole or in part, filed with, or furnished or disclosed to any other party, or used for any other purpose, without our prior written consent, which shall not be unreasonably withheld.
Yours sincerely,
Duff & Phelps, LLC

By:	Philip W. Wisler
Managing Director

APPENDIX B
Bridge Loan Agreement
BRIDGE TERM LOAN
CREDIT AGREEMENT
Dated as of October 3, 2005
by and among
WHITEHALL JEWELLERS, INC.,
THE LENDERS
party hereto,
and
PWJ LENDING LLC
as Administrative Agent and Collateral Agent,
for the Agent, and the Lenders

B-i

BRIDGE TERM LOAN
CREDIT AGREEMENT
      This BRIDGE TERM LOAN CREDIT AGREEMENT is made as of October 3, 2005, by and among (a) WHITEHALL JEWELLERS, INC. (the “Borrower”), a Delaware corporation having its principal place of business at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606; (b) the lending institutions from time to time party hereto (collectively, the “Lenders”); and (c) PWJ LENDING LLC(“Prentice”), a Delaware limited liability company, as administrative agent (in such capacity, the “Administrative Agent”) and the collateral agent (in such capacity, the “Collateral Agent”) for the Agents (as hereinafter defined) and the Lenders.
      WHEREAS, the Borrower has requested that the Lenders make a loan available to the Borrower for, among other things, general corporate and working capital purposes; and
      WHEREAS, the Lenders are willing to provide such financing on the terms and conditions set forth herein.
      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and benefits to be derived herefrom, the Borrower, the Lenders and the Agents agree as follows:
1.     DEFINITIONS AND RULES OF INTERPRETATION.
      1.1     Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

Administrative Agent. Prentice, in its capacity as administrative agent for the benefit of Lenders and the Agents and with respect to the Security Documents.

Administrative Agent’s Head Office. The Administrative Agent’s head office located at 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

Administrative Agent’s Special Counsel. Schulte Roth & Zabel LLP, or such other counsel as may be approved by the Administrative Agent.

Affiliate. Any Person (other than Prentice, its Affiliates, associates and Related Funds) that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

Agents. Collectively, the Administrative Agent and the Collateral Agent.

Asset Disposition Prepayment. See Section 5.4.3.

Assignment and Acceptance. See Section 19.1.

Balance Sheet Date. October 3, 2005.

Blocked Account Agreement. Each Blocked Account Agreement entered into by the Borrower, the Senior Administrative Agent and a depository institution satisfactory to the Senior Administrative Agent, which shall be in form and substance acceptable to the Administrative Agent.

Borrower. As defined in the preamble hereto.

Borrowing Base Report. A Borrowing Base Report, as defined in and as attached to the Senior Credit Agreement as Exhibit A.

Business Day. Any day, other than a Saturday or Sunday, on which banking institutions in Chicago, Illinois and New York, New York are open for the transaction of banking business.

Capital Assets. Fixed and/or capital assets, both tangible (such as land, buildings, fixtures, samples, tools and die, software, software development, machinery and equipment) and intangible (such as software, patents, copyrights, trademarks, franchises and goodwill); providedthat Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Generally Accepted Accounting Principles.

Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles.

Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

CERCLA. See Section 7.18.

Closing Date. The first date on which the conditions set forth in Section 11 have been satisfied or waived and the Term Loan is made.

Closing Fee. The Closing Fee is two percent (2.00%) of the Total Commitment.

Code. The Internal Revenue Code of 1986, as amended.

Collateral. All of the property, rights and interests of the Borrower that are or are intended to be subject to the security interests created by the Security Documents.

Collateral Agent. Prentice, in its capacity as collateral agent for the benefit of Lenders and the Agents under and with respect to the Security Documents.

Collateral Trustee. The collateral trustee appointed to act on behalf of the Suppliers, as set forth in the Trade Vendor Extension Agreement.

Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender’s commitment to make a Term Loan to the Borrower.

Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders.

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

Consolidated EBITDA. With respect to the Borrower and its Subsidiaries and any particular fiscal period, the consolidated earnings (or loss) from operations of the Borrower and its Subsidiaries for such period, after eliminating therefrom all non-cash extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses and other proper charges, but before payment or provision for (a) any income taxes or interest expenses for such period, (b) depreciation for such period, (c) amortization for such period, and (d) all other non-cash charges for such period, all determined in accordance with Generally Accepted Accounting Principles.

Credit Agreement. This Bridge Term Loan Credit Agreement, including the Schedules and Exhibits hereto, as may be amended, modified or restated from time to time.

Default. See Section 13.1.

Delinquent Lender. Means any Lender that fails (i) to make available to the Administrative Agent its pro rata share of the Term Loan or (ii) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement. A “Delinquent Lender” shall be deemed a Delinquent Lender until such time as such delinquency is satisfied.

Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

Dollars or $. Dollars in lawful currency of the United States of America.

Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) any Affiliate or Related Fund of an Agent or Lender; (iii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (v) the central bank of any country which is a member of the OECD; and (vi) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws. See Section 7.18(a).

ERISA. The Employee Retirement Income Security Act of 1974.

ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default. See Section 13.1.

Exit Fee. The exit fee is four percent (4.00%) of the Total Commitment.

Foreign Subsidiary. See Section 8.19.

Fourth Amendment to the Senior Credit Agreement. That certain Waiver, Consent, and Fourth Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement, among the Borrower and the Senior Agents, dated as of the date hereof.

Generally Accepted Accounting Principles or GAAP. (i) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date; provided, however, that if any change in such principles promulgated by the Financial Accounting Standards Board and its predecessors following the Balance Sheet Date would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 10 or any definition related thereto, then the Borrower, the Agents and the Lenders will negotiate in good faith to amend all such covenants and definitions as would be affected by such changes in such principles to the extent necessary to maintain the economic terms of such covenants as in effect under this Credit Agreement immediately prior to giving effect to such changes in such principles; provided further that until the amendment of such covenants and definitions shall have been agreed upon by the Borrower, the Agents and the Required Lenders, the covenants and definitions in effect immediately prior to such amendment shall remain in effect and any determination of compliance with any covenant set forth in Section 10 shall be construed in accordance with Generally Accepted Accounting Principles as in effect immediately prior to such amendment and consistently applied, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of “Generally Accepted Accounting Principles” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantors. WH Inc. of Illinois, an Illinois corporation, and any other Person who becomes a direct or indirect Subsidiary of the Borrower after the Closing Date.

Guaranty. Each Guaranty Agreement executed by each Guarantor in favor of the Collateral Agent, substantially in the form of Exhibit C, as each may be amended, modified or restated from time to time.

Hazardous Substances. See Section 7.18(b).

Headquarters Landlord Consent. The Landlord Consent and Waiver, to be given by the lessor with respect to the Borrower’s leased real property located in Chicago, Illinois at which the Borrower maintains its headquarters and central warehouse, such Headquarters Landlord Consent being in form and substance satisfactory to the Lenders and the Agents.

Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(i) every obligation of such Person for money borrowed,

(ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(v) every obligation of such Person under any Capitalized Lease,

(vi) every obligation of such Person under any lease (generally referred to as being a “synthetic lease”) treated as an operating lease under Generally Accepted Accounting Principles and as a loan or financing for United States income tax purposes and pursuant to which the lessee retains economic risk with respect to the value of the residual interest in the leased property,

(vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(viii) every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

(ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices,

(x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

(xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with Generally Accepted Accounting Principles, (x) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (y) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

Intercreditor Agreement. That certain Intercreditor Agreement entered into by and between the Collateral Agent, on behalf of the Lenders, and the Senior Collateral Agent, on behalf of the Senior Lenders, dated October 3, 2005.

Interest Payment Date. See Section 2.3(b).

Interest Rate. See Section 2.3(a).

Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Landlord Waiver. Collectively, each waiver from the lessor or sublessor of property leased by the Borrower as lessee, in substantially the form of Exhibit D.

Lenders. Each of the lending institutions party hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 19.

Loan Account. See Section 5.2.1.

Loan Documents. This Credit Agreement, the Notes, the Security Documents and all other documents related thereto.

Loans. The Term Loan.

Majority Lenders. As of any date, the Lenders (other than Delinquent Lenders) whose aggregate Commitments together constitute fifty-one percent (51%) of the Total Commitment.

Mandatory Prepayments. Each of the Senior Facility Termination Prepayment, Asset Disposition Prepayment, and New Issuance Prepayment, in each case pursuant to Section 5.4.

Maturity Date. December 30, 2005; provided that if the Securities Purchase Agreement has not been terminated on or prior to such date and the SEC reviews the Borrower’s preliminary proxy statement with respect to the special or annual meeting seeking approval from the Borrower’s stockholders as contemplated by Section 4(n) of the Securities Purchase Agreement, then the Maturity Date shall be January 31, 2006.

Monthly Inventory Report. A Monthly Inventory Report signed by the Controller, Senior Vice President of Finance or principal financial or accounting officer of the Borrower in substantially the form of Exhibit E hereto.

Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

Net Proceeds. With respect to any sale or other disposition of any asset by any Person or any issuance of Indebtedness or equity securities of such Person, the excess of (i) the gross cash proceeds received by such Person from such sale or disposition or, as the case may be, such issuance, plus, as and when received, all cash payments received subsequent to such sale or disposition or such issuance representing (A) any deferred purchase price therefor or (B) any cash proceeds from the sale or other disposition of any cash equivalents (or any deferred purchase price obligations) received therefor over (ii) the sum of (A) a reasonable reserve for any liabilities payable incident to such sale or disposition or such issuance, (B) reasonable direct costs and expenses incurred by such Person in connection with such sale or disposition or such issuance (including, without limitation, reasonable brokerage, legal, investment banking, accounting, consulting, survey, title and recording fees and commissions), (C) all payments actually made on any Indebtedness (other than the Obligations) or other obligations which are secured by any assets subject to such sale or disposition which are required to be repaid out of the proceeds from such transaction and (D) actual tax payments made or to be made in connection therewith.

New Issuance Prepayment. See Section 5.4.4.

Notes. The Term Loan Notes.

Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of the Term Loans or cash management services provided or any of the Notes or other instruments or documents at any time evidencing any thereof.

Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

Perfection Certificate. The Perfection Certificate dated as of October 3, 2005 executed by Borrower in favor of Administrative Agent.

Permitted Inventory Locations. The retail stores and distribution centers of the Borrower and its Subsidiaries located in the United States of America and listed on Schedule 2 hereto, as such Schedule 2 may be supplemented from time to time in accordance with the provisions of Section 8.4(j).

Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Pledge Agreement. Each Pledge Agreement executed by the Borrower in favor of the Collateral Agent, substantially in the form of Exhibit F, as each may be amended, modified or restated from time to time.

Precious Metal. Gold measured in troy ounces having a fineness of not less than .9995, without regard to whether such gold is alloyed or unalloyed, in bullion form or contained in or processed into other materials which contain elements other than gold.

Prentice. See preamble hereto.

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

Register. See Section 19.3.

Registration Rights Agreement. The Registration Rights Agreement pursuant to which the Borrower will provide certain registration rights with respect to the Warrant Shares, as defined under the Securities Purchase Agreement, and, if issued, the Conversion Shares and the Interest Shares, as defined under the Securities Purchase Agreement, under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

Related Fund. With respect to any Lender or Agent which is a fund that invests in loans, any other such fund managed by the same investment advisor as such Lender or Agent or by an Affiliate of such Lender or Agent or such advisor.

Required Lenders. As of any date, the Lenders (other than Delinquent Lenders) whose aggregate Commitments together constitute at least sixty-six and two-thirds percent (66?%) of the Total Commitment.

Secured Convertible Notes. The secured convertible notes to be issued by the Borrower for an aggregate principal amount of $50,000,000 pursuant to the Securities Purchase Agreement.

Secured Convertible Note Documents. Collectively, the documents entered into in connection with the issuance of the Secured Convertible Notes pursuant to the Securities Purchase Agreement, including without limitation the Securities Purchase Agreement.

Securities Purchase Agreement. The Securities Purchase Agreement, dated as of October 3, 2005, by and among the Borrower and the investors listed on the Schedule of Buyers attached thereto.

Security Agreement. The Security Agreement of even date herewith, between the Borrower and the Collateral Agent, as may be amended, modified or restated from time to time, together with each other Security Agreement executed by each Guarantor in favor of the Collateral Agent substantially in the form of Exhibit G.

Security Documents. The Security Agreement, the Headquarters Landlord Consent, the Landlord Waivers, the Security Interest Grant in Patents, the Security Interest Grant in Trademarks, each Guaranty, each Pledge Agreement, and all Blocked Account Agreements, as each may be amended, modified or restated from time to time.

Senior Administrative Agent. LaSalle Bank National Association, in its capacity as Administrative Agent for the Senior Lenders under the Senior Credit Agreement.

Senior Agents. LaSalle Bank National Association (or any successor) in its capacity as administrative agent and collateral agent under the Senior Credit Agreement, ABN Amro Bank N.V. in its capacity as syndication agent under the Senior Credit Agreement and JPMorgan Chase Bank in its capacity as documentation agent under the Senior Credit Agreement.

Senior Collateral Agent. LaSalle Bank National Association, in its capacity as Collateral Agent for the Senior Lenders under the Senior Credit Agreement.

Senior Credit Agreement. The Second Amended and Restated Revolving Credit and Gold Consignment Agreement, dated as of July 29, 2003, among the Borrower, LaSalle Bank National Association, as administrative agent for the banks from time to time party thereto, LaSalle Bank National Association, as Collateral Agent for the Senior Lenders and the other agents and parties from time to time party thereto, as the same may be amended, amended and restated, supplemented, refinanced or otherwise modified and in effect from time to time.

Senior Lenders. The financial institutions from time to time party to the Senior Credit Agreement.

Senior Loan Documents. In each case as the following terms are defined under the Senior Credit Agreement: the Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents.

Specified Lease. A lease by the Borrower as lessee of Real Estate at which Inventory is held and as to which at any time either (a) the Borrower and the Agents have not received a Landlord Waiver or (b) the Administrative Agent has not received evidence, in form and substance satisfactory to the Administrative Agent, that, based upon then existing law (as determined by the Administrative Agent in the exercise of its reasonable discretion and on the advice of counsel), the landlord of such property would not have a lien on inventory superior to the security interest granted under the Security Agreement, securing rent obligations more than thirty (30) days past due or securing future rent obligations accruing after the Closing Date.

Store Accounts. Depository accounts in depository institutions for, or on behalf of, the Borrower or any of its Subsidiaries and listed on Schedule 7.20 hereto (as such may be amended from time to time in accordance with the terms hereof).

Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Supplier or Suppliers. Individually and collectively, one or more suppliers of inventory to the Borrower and its Subsidiaries.

Term Loan Note Record. A Record with respect to a Term Loan Note.

Term Loan Notes. See Section 2.2.

Term Loan. The term loan made by the Lenders to the Borrower pursuant to Section 2.

Termination Date. The earliest to occur of the (i) Maturity Date, or (ii) the date on which the maturity of the Term Loan is accelerated in accordance with Section 13.1 or (iii) the date of the occurrence of an Event of Default pursuant to Sections 13.1(g) and (h).

Total Commitment. The sum of the Commitments of the Lenders, such amount being equal to $30,000,000 as of the Closing Date.

Trade Vendor Extension Agreement. Collectively, that certain Trade Vendor Extension Agreement to be entered into by and between the Borrower, Prentice Capital Management LP or one of its Affiliates, and certain Suppliers, as contemplated by the Trade Vendor Term Sheet, the Trade Vendor Term Sheet and any notes or other documents and agreements entered into in connection therewith.

Trade Vendor Intercreditor Agreement. That certain Intercreditor Agreement to be entered into by and between the Collateral Agent, on behalf of the Lenders, and the Collateral Trustee, on behalf of the Suppliers, in form and substance acceptable to the Agents, in their sole discretion.

Trade Vendor Term Sheet. That certain binding term sheet entitled Terms for Treatment of Trade Indebtedness of Whitehall Jewellers, Inc., entered into by and among the Borrower, Prentice Capital Management LP and certain Suppliers in September 2005.

Unanimous Lenders. As of any date, the Lenders (other than Delinquent Lenders) whose aggregate Commitments together constitute One hundred percent (100%) of the Total Commitment.

Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

Warrants. The Series A Warrants to be issued to the “Buyers,” as defined under the Securities Purchase Agreement, pursuant to the terms of the Securities Purchase Agreement.
      1.2     Rules of Interpretation.
      (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.
      (b) The singular includes the plural and the plural includes the singular.
      (c) A reference to any law includes any amendment or modification to such law.
      (d) A reference to any Person includes its permitted successors and permitted assigns.
      (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

      (f) The words “include”, “includes” and “including” are not limiting.
      (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, as in effect from time to time, have the meanings assigned to them therein.
      (h) Reference to a particular “Section” refers to that section of this Credit Agreement unless otherwise indicated.
      (i) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.
2.     TERM CREDIT LOANS.
      2.1     Term Loan.
      (a) Each Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, on the Closing Date to make the Term Loan to the Borrower in a single drawing in an aggregate principal amount not to exceed the amount of such Lender’s Commitment; provided that the aggregate principal amount of the Term Loan shall not exceed $30,000,000. Any portion of the Term Loan that is repaid may not be reborrowed.
      (b) The Term Loan shall be made by the Lenders simultaneously and in accordance with their respective Commitments. The failure of any Lender to make its portion of the Term Loan shall neither relieve any other Lender of its obligation to fund its portion of the Term Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.
      (c) The Administrative Agent, without the request of the Borrower, may advance any interest, fee, service charge, or other payment to which any Agent or their Affiliates or any Lender is entitled from the Borrower pursuant hereto or any other Loan Document and may charge the same to the Loan Account. The Administrative Agent shall advise the Borrower of any such advance or charge promptly after the making thereof. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.1(c) shall bear interest at the Interest Rate and shall be payable on the Maturity Date.
      2.2     Notes; Repayment of Term Loan.
      (a) The Term Loan shall be evidenced by this Agreement and/or one or more Notes duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit H, payable to the order of a Lender in the aggregate principal amount equal to the principal amount of the portion of the Term Loan advanced by such Lender plus the amount of interest capitalized thereon in accordance with the terms of this Agreement. The outstanding principal balance of all Obligations shall be payable on the Termination Date (subject to earlier repayment as provided below). The Term Loan (including, without limitation, any interest capitalized thereon and added to the outstanding principal balance of the Term Loan in accordance with the terms hereof) shall bear interest from the date hereof on the outstanding principal balance thereof as set forth in this Section 2. Each Lender is hereby authorized by the Borrower to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of the Term Loan from such Lender, each payment and prepayment of principal of such Term Loan, each payment of interest on the Term Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Term Loan made by such Lender in accordance with the terms of this Agreement and the applicable Notes.
      (b) Upon receipt of indemnification reasonably satisfactory to the Borrower, and an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

      2.3     Interest on Term Loan.
      (a) The Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the principal amount thereof from time to time outstanding, from the date of the making of such Term Loan until such principal amount is repaid in full, at a rate per annum equal to 18% (the “Interest Rate”).
      (b) Accrued interest on the Term Loan shall be payable monthly in arrears, on the first Business Day of each month (each an “Interest Payment Date”), commencing on November 1, 2005, at maturity (whether by acceleration or otherwise), and after such maturity on demand.
      (c) The Borrower shall repay the entire unpaid balance of the Term Loan (including, without limitation, all capitalized interest thereon) and all accrued and unpaid interest thereon on the Termination Date. If the Term Loan shall be repaid from sources other than the proposed Secured Convertible Notes, concurrently with such repayment, the Borrower shall pay the Exit Fee to the Administrative Agent for the benefit of the Lenders.
      2.4     Termination of Commitments.
      The Total Commitment shall terminate at 5:00 p.m. (New York City time) on the Closing Date.
      2.5     Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, (a) all of the Term Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and (b) the Exit Fee, to the extent (x) the Term Loans are not paid at maturity for any reason other than the occurrence of an Event of Default under Sections 13.1(g) and (h) hereof or (y) any repayment is funded from sources other than the proposed Secured Convertible Notes.
      2.6     Optional Repayments of Term Loans. The Borrower shall have the right, at its election, to repay the outstanding Term Loans in accordance with the provisions of Section 5.3 hereof.
3.     INTENTIONALLY OMITTED.
4.     INTENTIONALLY OMITTED.
5.     CERTAIN GENERAL PROVISIONS.
      5.1     Default Interest. Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on the outstanding Term Loan (after as well as before judgment, as and to the extent permitted by law) at a rate per annum equal to the rate in effect from time to time plus 3% per annum, and such interest shall be payable on demand.
      5.2     Maintenance of Loan Account; Statement of Account.

5.2.1 The Administrative Agent shall maintain an account on its books in the name of the Borrower (the “Loan Account”) which will reflect the Term Loan and any and all other Obligations that have become payable.

5.2.2 The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrower or otherwise for the Borrowers’ account, and the amounts so credited shall be applied as set forth in Section 2.2(a). After the end of each month, the Administrative Agent shall send to the Lead Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on the Borrower.
      5.3     Optional Prepayment of Term Loan. The Borrower may upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay, without penalty or premium, all or any portion of the principal balance of the Term Loan. Notwithstanding the preceding, if such prepayment is funded directly or indirectly from sources other than the proposed Secured Convertible Notes, the Borrower shall concurrently pay the Exit Fee to the Administration Agent for the benefit of the Lenders. Each prepayment made pursuant to this Section 5.3 shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.
      5.4     Mandatory Prepayments of Loans.

5.4.1 Termination of Senior Loan Agreement. The Borrower shall immediately prepay all Obligations (a “Senior Facility Termination Prepayment”) in the event that the Senior Credit Agreement is terminated for any reason and either (i) the Senior Credit Agreement is not replaced with another credit agreement and related transaction documentation, the terms and conditions of which are no less favorable to the Borrower, the Agents and the Lenders than the Senior Credit Agreement, including with respect to any intercreditor arrangements (as determined by the Agents in their discretion) or (ii) the lenders and agents party to such new credit agreement are not reasonably acceptable to the Agents and the Required Lenders.

5.4.2 Secured Convertible Notes. The Borrower shall immediately prepay to the Administrative Agent, for the accounts of the Lenders, the proceeds from the Secured Convertible Notes, in an amount equal to one hundred percent (100%) of the Net Proceeds received by the Borrower in connection therewith.

5.4.3 Asset Disposition Prepayment. Subject to the terms of the Intercreditor Agreement, the Borrower shall pay to the Administrative Agent, for the accounts of the Lenders (each, an “Asset Disposition Prepayment”), immediately upon the receipt by the Borrower of the proceeds of any asset dispositions, an amount equal to one hundred percent (100%) of the Net Proceeds received by the Borrower in connection with such asset disposition.

5.4.4 New Issuance Prepayment. Subject to the terms of the Intercreditor Agreement, the Borrower shall pay to the Agent, for the accounts of the Lenders (each, a “New Issuance Prepayment”), immediately after the completion by the Borrower of any issuance of (i) Indebtedness permitted pursuant to Section 9.1(i) hereof or (ii) except as contemplated and/or required by the Secured Convertible Note Documents, equity securities of the Borrower or any of its Subsidiaries, including, without limitation, any issuance of warrants, options or subscription rights (other than issuances of common stock to employees of the Borrower), permitted pursuant to Section 9.13 hereof, an amount equal to one hundred percent 100% of the Net Proceeds received by the Borrower in connection with any such issuance.

5.4.5 Applications of Mandatory Prepayments. Each Mandatory Prepayments received by the Administrative Agent shall be applied to the Obligations as follows:

(A) first, to pay all fees and expenses then due and payable under this Credit Agreement;

(B) second, to pay all accrued and unpaid interest on the Term Loans until paid in full;

(C) third, to prepay the Term Loans until paid in full, and

(D) fourth, to repay all other Obligations due and owing to the Agents and the Lenders;
      5.5     Repayments of Loans and Distribution of Collateral Proceeds After Event of Default. In the event that following the occurrence and during the continuance of an Event of Default, the Collateral Agent, any other Agent or any Lender, as the case may be, receives any monies, whether pursuant to Section 8.14 (as applicable) or Section 13.3 or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows (the Borrower hereby authorizing and consenting to such application):

(a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Collateral Agent, for the benefit of the Agents and the Lenders, under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral, including, without limitation, the fees and expenses of counsel to the Agents or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

(b) Second, to pay all accrued and unpaid interest on the Term Loans until paid in full;

(c) Third, to repay the Term Loans until paid in full;

(d) Fourth, to pay the Exit Fee, if any, until paid in full;

(e) Fifth, to repay all other Obligations due and owing to the Agents and the Lenders under the Loan Documents until paid in full;

(f) Sixth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      All distributions in respect of (i) such Obligations shall be made pari passu among Obligations with respect to the Agents’ fees payable pursuant to Section 5.6, and all other Obligations and (ii) Obligations owing to the Lenders with respect to each type of Obligation under each of the categories specified above such as interest, principal, fees and expenses, shall be made among the Lenders entitled thereto pro rata, in accordance with their respective Commitment Percentages; and provided, further, that the Agents may in their discretion make proper allowance to take into account any Obligations not then due and payable.
      5.6     Closing Fee. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, an upfront fee in the amount of the product of two percent (2.00%) times the Total Commitment.
      5.7     Funds for Payments.
      5.7.1     Payments to Administrative Agent. All payments of principal, interest, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent’s Head Office or at such other location that the Administrative Agent may from time to time designate, in each case in immediately available funds in Dollars.
      5.7.2     No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Agents, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agents to receive the same net amount which the Lenders or the Agents would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agents certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.
      5.8     Computations. All computations of interest on the Loans and of commitment fees or other fees shall, unless otherwise expressly provided herein, be based on 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Term Loan Note Records and the other records maintained by the Agents and each Lender from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by any of the Agents or the Lenders of such outstanding amount, such Agent or such Lender shall notify the Borrower to the contrary.

      5.9     Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a) subject any Lender or Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Lender’s Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or Agent), or

(b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or Agent under this Credit Agreement or any of the other Loan Documents, or

(c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(d) impose on any Lender or Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, such Lender’s Commitment, or any class of loans, or commitments of which any of the Loans or such Lender’s Commitment forms a part, and the result of any of the foregoing is

(i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, or such Lender’s Commitment, or

(ii) to reduce the amount of principal, interest, or other amount payable to such Lender or Agent hereunder on account of such Lender’s Commitment, or any of the Loans, or

(iii) to require such Lender or Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or such Agent such additional amounts as will be sufficient to compensate such Lender or such Agent for such additional cost, reduction, payment or foregone interest or other sum.
      5.10     Capital Adequacy. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Lender or such Agent or any corporation controlling such Lender or such Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender’s or such Agent’s commitment with respect to any Loans to a level below that which such Lender or such Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such Agent’s then existing policies with respect to capital adequacy and assuming full utilization of such entity’s capital) by any amount deemed by such Lender or (as the case may be) such Agent to be material, then such Lender or such Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Interest Rate, as applicable, the Borrower agrees to pay such Lender or (as the case may be) such Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such

Lender or (as the case may be) such Agent of a certificate in accordance with Section 5.11 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.
      5.11     Certificate. A certificate setting forth any additional amounts payable pursuant to Sections 5.9 or 5.10 and a brief explanation of such amounts which are due, submitted by any Lender or Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.
      5.12     Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of default by the Borrower in payment of the principal amount of or any interest on Loans as and when due and payable.
      5.13     Registration Rights. The Borrower will file to register the resale of common stock issuable upon exercise of the Warrants referred to in Section 11.18 hereof on a registration statement on Form S-1 as soon as practicable but in no event later than the Filing Deadline (as defined in the Registration Rights Agreement) and be required to have the registration statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement), subject to penalties for failure to file, have declared effective or maintain effectiveness of the registration statement.
6.     COLLATERAL SECURITY.
      The Obligations shall be secured by a perfected security interest (subject only to liens in favor of the Senior Collateral Agent, for the benefit of the Senior Lenders and the Senior Agents and Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.
7.     REPRESENTATIONS AND WARRANTIES.
      The Borrower represents and warrants to the Lenders and the Agents as follows:
      7.1     Corporate Authority.

7.1.1 Incorporation; Good Standing. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

7.1.2 Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

7.1.3 Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      7.2     Governmental Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
      7.3     Title to Properties; Leases. Except as indicated on Schedule 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.
      7.4     Financial Statements and Projections.

7.4.1 Financial Statements. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2004, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP. Such balance sheets and statement of income have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheets and the notes related thereto.

7.4.2 Projections. The projections of the operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements presented to the Agents as the Borrower’s “Business Plan”, copies of which have been delivered to the Agents, are based on a variety of assumptions with respect to general economic, financial and market conditions used in formulating such projections which are believed by the Borrower to be reasonable as of the date of the “Business Plan” but that are inherently subject to significant economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the control of the Borrower. To the knowledge of the Borrower or any of its Subsidiaries, as of the Closing Date no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The “Business Plan” has been prepared on the basis of the assumptions stated therein and reflect the current estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.
      7.5     No Material Changes, etc.; Solvency.

7.5.1 No Material Changes, etc. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Except as expressly permitted by Section 9.4, since the Balance Sheet Date, the Borrower has not made any Distribution.

7.5.2 Solvency. After the closing on, and consummation of the transactions contemplated by the Secured Convertible Note Documents and otherwise giving effect to the transactions contemplated by this Agreement, the other Loan Documents and the Senior Credit Agreement, as amended by the Fourth Amendment to the Senior Credit Agreement, the Borrower and its Subsidiaries on a consolidated basis are Solvent. As used herein, “Solvent” shall mean that the Borrower and its Subsidiaries (i) have assets having a fair value in excess of their liabilities, (ii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iii) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

      7.6     Franchises, Patents, Copyrights, etc. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.
      7.7     Litigation. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, reasonably be expected to materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or might impair or prevent any action taken or to be taken pursuant hereto or thereto.
      7.8     No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower’s officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.
      7.9     Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.
      7.10     Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and sales and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.
      7.11     No Event of Default. No Default or Event of Default has occurred and is continuing.
      7.12     Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
      7.13     Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

      7.14     Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Collateral Agent’s security interest in the Collateral. The Collateral and the Collateral Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.
      7.15     Certain Transactions. Except as set forth on Schedule 7.15 hereto and except for arm’s length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
      7.16     Employee Benefit Plans.

7.16.1 In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agents the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

7.16.2 Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are payable to employees (or their dependents) after termination of employment (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

7.16.3 Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.00.

7.16.4 Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

      7.17     Regulations U and X. The proceeds of the Loans shall be used for working capital and general corporate purposes. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
      7.18     Environmental Compliance. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

(a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation would reasonably be expected to have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

(b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

(c) except as set forth on Schedule 7.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower’s knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower’s knowledge, operating in compliance with such permits and applicable Environmental Laws; and

(d) None of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

      7.19     Subsidiaries, etc. Except as set forth on Schedule 7.19 hereto, the Borrower has no Subsidiaries. Except as set forth on Schedule 7.19 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.
      7.20     Bank Accounts. Schedule 7.20 (as such may be amended from time to time in accordance with Section 9.9 hereof) sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries.
8.     AFFIRMATIVE COVENANTS OF THE BORROWER.
      The Borrower covenants and agrees that, so long as any Loan is outstanding or any Lender has any obligation to make any Loans.
      8.1     Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.
      8.2     Maintenance of Office. The Borrower will maintain its chief executive office in Chicago, Illinois, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agents, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.
      8.3     Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves in accordance with Generally Accepted Accounting Principles.
      8.4     Financial Statements, Certificates and Information. The Borrower will deliver to each of the Lenders:

(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and certified without qualification by PricewaterhouseCoopers LLP or by another “big four” certified public accounting firm or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

(b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Borrower and its Subsidiaries for such month, each prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the Controller, Senior Vice President of Finance or other principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to quarterly and year-end adjustments);

(d) Intentionally Omitted;

(e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

(f) Intentionally Omitted;

(g) Intentionally Omitted;

(h) on or prior to April 30 of each calendar year, projections of the Borrower and its Subsidiaries updating those projections delivered to the Lenders and referred to in Section 7.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 8.4(h);

(i) within thirty (30) days of the end of each fiscal quarter, a report setting forth in reasonable detail all Capital Expenditures that each of the Borrower and its Subsidiaries has become legally obligated to make, including, without limitation, in respect of new leases, purchase contracts and construction contracts entered into in connection with new or existing retail stores or distribution centers, during the next twelve (12)-month period;

(j) prior to the opening by the Borrower of any new retail store or distribution center at which Inventory is to be located, a supplement to Schedule 2 hereto in the form of Exhibit L hereto, listing any additions or deletions to the list of retail stores and distribution centers of the Borrower and its Subsidiaries located in the United States, which supplement, together with Schedule 2 hereto and any prior supplements, shall be deemed to constitute Schedule 2 for all purposes of this Credit Agreement;

(k) within forty-five (45) days after the completion of each of the Borrower’s semi-annual central warehouse inventory counts (which inventory counts may be observed by the Agents or by an independent party acceptable to the Agents) (i) a report with respect to the results of such inventory count and (ii) a report with respect to the results of the Borrower’s inventory counts with respect to its retail store locations conducted since the last such report delivered to the Agents and the Lenders, each in form and detail satisfactory to the Agents and the Lenders; and

(l) from time to time such other financial data and information (including accountants and management letters) as any Agent or any Lender may reasonably request.

      8.5     Notices.

8.5.1 Defaults. The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of (a) any Default or Event of Default hereunder, (b) any Default or Event of Default under and as defined in the Senior Credit Agreement and (c) any Default or Event of Default under and as defined in the Trade Vendor Extension Agreement. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to each of the Agents and each of the Lenders, describing the notice or action and the nature of the claimed default.

8.5.2 Environmental Events. The Borrower will promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Collateral Agent’s mortgages, deeds of trust or security interests pursuant to the Security Documents.

8.5.3 Notification of Claim against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent’s rights with respect to the Collateral, are subject. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any proposed sale or transfer of any Permitted Inventory Location by the owner thereof.

8.5.4 Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.00.
      8.6     Corporate Existence; Maintenance of Properties.
      (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to any other entity.
      (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them; provided that nothing in this Section 8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.
      8.7     Insurance.
      (a) The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement.
      (b) Contemporaneously with the execution of this Credit Agreement, and within fifteen (15) days of any date when any additional or replacement insurance coverage is obtained, the Borrower shall, and will cause each of its Subsidiaries to, deliver to the Administrative Agent true copies of certificates of insurance with respect to such additional insurance or replacement policies and, upon request and to the extent not previously delivered to the Administrative Agent, copies of the original insurance policies evidencing such additional or replacement insurance, which certificates and policies (i) in the case of property and casualty policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Agents and the Lenders, as a mortgagee, loss payee and additional insured, and (ii) in the case of liability policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Agents and the Lenders, as an additional insured, with each such policy providing that such insurance shall not be canceled or amended without thirty (30) days prior written notice to the Collateral Agent.
      8.8     Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.
      8.9     Inspection of Properties and Books, etc.
      8.9.1     General. The Borrower shall permit the Lenders, through the Agents or any of the Lenders’ other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications of the other assets of the Borrower and its Subsidiaries and all systems and procedures of the Borrower and its Subsidiaries, including those relating to cash management and those relating to gold tracking and valuation, all at such reasonable times and intervals as either of the Agents or any Lender may reasonably request.
      8.9.2     Appraisals; Examinations. (a) No more frequently than once each calendar year, or more frequently as determined by the Agents if an Event of Default shall have occurred and be continuing, upon the request of the Agents and, in each case, at the expense of the Borrower but subject to the limitations set forth in Section 16, the Borrower will obtain and deliver to the Administrative Agent such appraisals of the Collateral as the Administrative Agent in its sole discretion, may deem are necessary or appropriate.
      (a) No more frequently than once each calendar year, or more frequently as determined by the Agents if an Event of Default shall have occurred and be continuing, upon the request of the Agents and, in each case at the expense of the Borrower but subject to the limitations set forth in Section 16, the Borrower will obtain and deliver to the Administrative Agent (which may be affiliated with one of the Lenders) such commercial finance field examinations of the Borrower’s books and records as the Administrative Agent, in its sole discretion, may deem necessary or appropriate.
      8.9.3     Intentionally Omitted.
      8.9.4     Communications with Accountants. The Borrower authorizes the Agents and, if accompanied by the Agents, the Lenders to communicate directly with the Borrower’s independent certified public accountants and authorizes such accountants to disclose to the Agents and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agents, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.4
      8.10     Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a materially adverse effect either individually or in the aggregate upon the business, assets or financial condition of the Borrower or any of its Subsidiaries, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, except where the failure to so comply would not reasonably be expected to have a materially adverse effect either individually or in the aggregate upon the business, assets or financial condition of the Borrower or any of its Subsidiaries, and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Lenders with evidence thereof.
      8.11     Employee Benefit Plans. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agents, furnish to each of the Agents a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to each of the Agents any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.
      8.12     Use of Proceeds. The Borrower will use the proceeds of the Term Loan for working capital and general corporate purposes, including, without limitation, that on the Closing Date, the proceeds of the Term Loan shall be disbursed to pay professional fees and expenses, in an aggregate amount equal to approximately $318,000, to Standard & Poor’s Corporate Value Consulting for services performed in connection with the transactions contemplated hereby, and to pay other fees and expenses, in each case as provided in the payment direction letter of even date herewith, executed by the Borrower and delivered to the Administrative Agent.
      8.13     Additional Mortgaged Property. If, after the Closing Date, the Borrower or any of its Subsidiaries acquires or leases for a term in excess of five (5) years real estate used as a manufacturing or warehouse facility, the Borrower shall notify the Agents promptly thereof, and upon the request of the Lenders, the Borrower shall, or shall cause such Subsidiary to, forthwith deliver to the Collateral Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agents, together with title insurance policies, surveys, evidences of insurances with the Collateral Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as shall be reasonably satisfactory to the Agents. The Borrower further agrees that, following the taking of such actions with respect to such real estate, the Collateral Agent shall have for the benefit of the Lenders and the Agents a valid and enforceable mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.
      8.14     Bank Accounts. The Borrower shall, and shall cause each of its Subsidiaries to, comply with the cash management provisions of the Senior Credit Agreement (or any successor or replacement agreement acceptable to Agent), including, without limitation, Section 8.14 of the Senior Credit Agreement (as in effect on the date hereof); provided that, if the Senior Credit Agreement shall have been terminated and the Borrower shall not have entered into a successor or replacement agreement acceptable to the Agents, then the Borrower shall, and shall cause each of its Subsidiaries to, enter into control agreements, cash management agreements, lockbox agreements and other similar agreements in form and substance and reasonably satisfactory to Agents.
      8.15     Inventory Restrictions. The Borrower shall cause, and shall cause each of its Subsidiaries to cause, Consigned Precious Metal and all Eligible Inventory (in each case as such term, and each component definition thereof, is defined in the Senior Credit Agreement) to be located at all times solely at Permitted Inventory Locations, and to be sold or otherwise disposed of in the ordinary course of the Borrower’s or such Subsidiary’s business, consistent with past practices or as required pursuant to the terms of this Credit Agreement.
      8.16     Private Label Credit Card Program. The Borrower will maintain in effect at all times credit programs provided by Persons other than the Borrower and its Subsidiaries which are non-recourse to the Borrower and its Subsidiaries.
      8.17     Operating Accounts. The Borrower will maintain all of its operating accounts (other than Store Accounts subject to a Blocked Account Agreement) with the Senior Administrative Agent.
      8.18     Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Agents and execute such further instruments and documents as any of the Lenders or the Agents shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.
      8.19     New Subsidiaries. The Borrower shall, immediately upon any Investment in a new Subsidiary permitted by Section 9.3(f) hereof, pledge to the Collateral Agent, for the benefit of the Lenders and the Agents, the capital stock of each new Subsidiary in which the Borrower invests pursuant to a stock pledge agreement in form and substance satisfactory to the Agents and the Lenders, and such new Subsidiary shall grant to the Collateral Agent a perfected priority security interest (subject only to liens in favor of the Senior Collateral Agent, for the benefit of the Senior Lenders and the Senior Agents and Permitted Liens entitled to priority under applicable law) in all of its personal property assets (with such exceptions are as acceptable to the Required Lenders) pursuant to an instrument of adherence to the Security Agreement in form and substance satisfactory to the Agents and the Lenders. In addition, the Borrower shall immediately upon such Investment, revise Schedule 7.19 hereto to reflect the acquisition of each new Subsidiary. Each new Subsidiary in which the Borrower invests shall, immediately upon such Investment, execute and deliver to the Collateral Agent, for the benefit of the Lenders and the Agents, a guaranty of the payment and performance of all of the Obligations, in form and substance satisfactory to the Agents and the Lenders, together with acceptable security documents including without limitation, the aforementioned instrument of adherence to the Security Agreement, legal opinions, and other documents and instruments necessary to demonstrate the due authorization, execution and delivery by such new Subsidiary of such guaranty and such security documents and to perfect the Collateral Agent’s security interest in all of such new Subsidiary’s assets, including (a) the resolutions of the Board of Directors or equivalent body of such new Subsidiary and the charter and by-laws (or the equivalent thereof) of such new Subsidiary, certified by an officer of such new Subsidiary, (b) a good standing certificate of such new Subsidiary in its jurisdiction of incorporation, (c) a certificate of the Secretary or an Assistant Secretary of such new Subsidiary certifying the names and true signatures of the officers of such new Subsidiary authorized to sign such guaranty and such security documents, (d) UCC-1 financing statements, and (e) such other documents as the Collateral Agent may reasonably request. Upon delivery of the aforementioned documents, such new Subsidiary shall become a guarantor of the Obligations hereunder and, except as otherwise agreed to by the Required Lenders, shall comply with and be bound by all of the terms and conditions of the Loan Documents as a Subsidiary of the Borrower thereunder, and the Borrower shall cause such new Subsidiary to take all actions which it would have been required to make or take had it been a Subsidiary of the Borrower on the Closing Date, including making all representations and warranties as a guarantor under each of the Loan Documents. Notwithstanding anything contained in this Section 8.19 to the contrary and to the extent permitted pursuant to Section 9.12, no Subsidiary which is incorporated or organized outside the United States of America (a “Foreign Subsidiary”) shall be required hereunder to execute or deliver a guaranty or security agreement or otherwise pledge, or grant a security interest in, any of its assets, and the Borrower and any Subsidiary shall not be required to pledge more than sixty-five percent (65%) of the outstanding capital stock, or other equity interest, of any Foreign Subsidiary, in each case to the extent such guaranty, security agreement, pledge or grant would cause a deemed repatriation of the accumulated earnings and profits of such Foreign Subsidiary to its parent.
      8.20     Landlord Waivers. To the extent required by the Administrative Agent in its sole discretion upon written notice to the Borrower, the Borrower shall exercise commercially reasonable best efforts to obtain Landlord Waivers with respect to all Permitted Inventory Locations that are subject to Specified Leases, including, without limitation, Landlord Waivers in connection with leases extended, renegotiated or entered into after the Closing Date.
9.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
      The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:
      9.1     Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Senior Lenders arising under any of the Senior Loan Documents and the Secured Convertible Note Documents;

(b) Indebtedness to the Lenders and the Agents arising under any of the Loan Documents;

(c) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

(e) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(g) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

(h) Indebtedness owed by the Borrower or any of its Subsidiaries to trade vendors, in the amount of the cost to the Borrower or such Subsidiary of inventory held on consignment from such trade vendors, including in connection with and pursuant to the Trade Vendor Extension Agreement; and

(i) Indebtedness of the Borrower and its Subsidiaries other than that permitted elsewhere in this Section 9.1 in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; provided that (i) the Net Proceeds from such Indebtedness are applied in accordance with Section 5.4.5 hereof and (ii) no Default or Event of Default has occurred and is continuing at the time such Indebtedness is incurred and none would exist after giving effect thereto;

provided, however, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any form of “off balance sheet” financing, including, without limitation, the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term “Indebtedness.”
      9.2     Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist (the “Permitted Liens”):

(a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

(b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(c) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(e);

(e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

(f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

(g) liens existing on the date hereof and listed on Schedule 9.2hereto;

(h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness in an amount permitted by Section 9.1(i), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

(i) liens in favor of the Senior Collateral Agent, for the benefit of the Senior Lenders and the Senior Agents, under the Senior Loan Documents; provided that such liens are subject to the Intercreditor Agreement;

(j) liens to secure obligations under the Secured Convertible Note Documents;

(k) liens to secure obligations under any notes provided to the trade vendors pursuant to the Trade Vendor Extension Agreement; provided that such liens are subject to the Trade Vendor Intercreditor Agreement; and

(l) liens on inventory and proceeds thereof (up to the cost thereof to the Borrower or such Subsidiary) held on consignment from trade vendors securing obligations to return or pay the purchase price of such inventory.
      9.3     Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or such Subsidiary;

(b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

(c) securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P 1” if rated by Moody’s Investors Services, Inc., and not less than “A 1” if rated by Standard and Poor’s;

(d) Investments existing on the date hereof and listed on Schedule 9.3 hereto;

(e) Investments consisting of loans, advances or guaranties to or for the benefit of employees in the ordinary course of business not to exceed $250,000.00 in the aggregate at any time outstanding; and

(f) Investments to the extent permitted under Section 9.4;
provided, however, that, with the exception of demand deposits referred to in Section 9.3(b) and loans and advances referred to in Section 9.3(e), such Investments will be considered Investments permitted by this Section 9.3 only if all actions have been taken to the satisfaction of the Agents to provide to the Collateral Agent, for the benefit of the Lenders and the Agents, a perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.
      9.4     Distributions. Except as contemplated and/or required by the Secured Convertible Note Documents and the Warrants, the Borrower will not make any Distributions, except for (i) Distributions to existing shareholders to “cash out” fractional shares and similar matters incidental to the Convertible Note Documents, and (ii) either (x) Distributions to effect repurchases of any of the Borrower’s common stock, or (y) cash Distributions; provided that, with respect to either the Distributions to effect repurchases of the Borrower’s common stock or the cash Distributions described in this clause (ii): (A) such Distributions may be made only once during any twelve (12) month period, and then only within the sixty (60) day period after the delivery by the Borrower of its year end audited financial statements, with the first such Distribution not to be made until after the delivery of the fiscal year end January 31, 2007 audited financial statements; (B) at the time of the making the proposed Distribution the Borrower is not then in Default and no Event of Default has occurred or is continuing, nor would the making of the proposed Distribution cause the Borrower to be in Default or cause an Event of Default; (C) immediately after giving effect to the proposed Distribution, (1) the Borrower would have excess Borrowing Availability (as such term, and each component definition thereof, is defined in the Senior Credit Agreement) of at least $22,000,000.00, and (2) the Borrower is projected to maintain excess Borrowing Availability (as such term, and each component definition thereof, is defined in the Senior Credit Agreement) of not less than $22,000,000.00 at all times on a pro forma basis for the succeeding twelve (12) month period (as satisfactorily established pursuant to projections reviewed and approved by the Agents, in their sole and exclusive discretion); and (D) immediately after giving effect to the proposed Distribution, the Borrower would have maintained a Fixed Charge Coverage Ratio, as defined below, on a trailing 12 month basis, of not less than 1.2X (as satisfactorily established pursuant to a compliance certificate executed by the Borrower’s chief financial officer and submitted to, and approved by the Agents, in their sole and exclusive discretion, including all calculations relevant thereto). As used herein, the term “Fixed Charge Coverage Ratio” shall be the result of (i) Consolidated EBITDA for the trailing 12 month period minus Capital Expenditures and cash taxes divided by (ii) the sum of cash interest expense, principal payments on Indebtedness, payments on Capital Leases (without duplication), and Distributions otherwise permitted herein.
      9.5     Merger, Consolidation; Disposition of Assets; Issuance of Equity Securities.

9.5.1 Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower. The Borrower will not, and will not permit any of its Subsidiaries to, agree to or effect any asset acquisition or stock acquisition without the prior written consent of the Required Lenders.

9.5.2 Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of (a) inventory in the ordinary course of business, consistent with past practices, (b) inventory, equipment, fixtures and leasehold interests of the Borrower in connection with the sale by the Borrower in the ordinary course of business of any retail store locations, (c) obsolete equipment in connection with the replacement thereof provided that such assets shall not have an aggregate value in excess of $750,000.00 for all such sales occurring in any fiscal year, (d) retail installment sales accounts so long as such sales (i) are without recourse to the Borrower, (ii) are for cash in an amount equal to not less than 85% of the amount of such accounts, (iii) are done within one month of the creation of such accounts, and (iv) are otherwise consistent with past practices of the Borrower, (e) other assets pursuant to sale transactions or sale and leaseback transactions provided that (i) the Borrower receives cash proceeds from such transactions equal to the fair market value of such assets, (ii) the Net Proceeds from such transactions are applied in accordance with Section 5.4.5 hereof and (iii) no Default or Event of Default has occurred and is continuing at the time any such transaction is consummated and none would exist after giving effect thereto, and (f) notwithstanding anything to the contrary contained elsewhere in any Loan Documents, non-exclusive licenses of intellectual property including trademarks and tradenames, and outside of the United States, exclusive licenses of such intellectual property.
      9.6     Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.
      9.7     Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, where, in the case of any such violation described in this clause (e), such violation could reasonably be expected to have a materially adverse effect, either individually or in the aggregate, upon the business, assets or financial condition of the Borrower or any of its Subsidiaries.
      9.8     Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will

(a) engage in any non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to result in a material liability for the Borrower or any of its Subsidiaries; or

(b) permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency”, as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

(c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could reasonably be expected to result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

(d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 7.16.3.
      9.9     Bank Accounts. The Borrower will not, and will not permit any of its Subsidiaries to, (a) establish any bank accounts, including, without limitation, any deposit accounts, other than those listed on Schedule 7.20 (as such may be amended from time to time to include those depository institutions acceptable to the Administrative Agent which have executed and delivered Blocked Account Agreements in favor of the Senior Collateral Agent or, if required by Section 8.14, in favor of the Collateral Agent and substantially in the form of Exhibit M hereto) without the Agents’ prior written consent, (b) violate directly or indirectly any bank agency or lock box agreement in favor of the Collateral Agent for the benefit of the Lenders and the Agents with respect to such account.
      9.10     Consignment Transactions. Except pursuant to this Credit Agreement, the Borrower will not, nor will the Borrower permit or suffer any of its Subsidiaries to, enter into any consignment transactions, including consignments of Precious Metal; provided, that the Borrower or its Subsidiaries may enter into arrangements for consignments of inventory from vendors in the ordinary course of business, consistent with past practices.
      9.11     Transactions with Affiliates. Except for transactions which are described on Schedule 7.15 hereto, the Borrower will not, nor will the Borrower permit or suffer any of its Subsidiaries to, conduct any transactions among themselves or with any Affiliates of the Borrower, other than transactions in the ordinary course of the Borrower’s or such Subsidiary’s business, consistent with past practices, and upon terms not materially less favorable to such Borrower or Subsidiary than it could obtain in a comparable arm’s-length transaction with a party other than the Borrower, such Subsidiary or such Affiliate.
      9.12     Subsidiaries. The Borrower will not create any Foreign Subsidiary without the prior written consent of the Administrative Agent. Other than Whitehall Jewelers.com, LLC, which is a dormant Subsidiary, the Borrower will not create any Subsidiaries unless the Borrower and such Subsidiary complies with Section 8.19. The Borrower will not permit Whitehall Jewelers.com, LLC to conduct any operations or own any assets until such Subsidiary complies with Section 8.19.
      9.13     Issuance of Equity Securities. Except as contemplated and/or required by the Secured Convertible Note Documents, the Borrower will not, and will not permit any of its Subsidiaries to, issue any equity securities, including, without limitation, any issuance of warrants, options or subscription rights, unless (i) the Borrower receives solely cash proceeds from each such issuance, (ii) the Net Proceeds from such issuance are applied in accordance with Section 5.4.4 hereof and (iii) no Default or Event of Default has occurred and is continuing at the time any such issuance is consummated and none would exist after giving effect thereto.
      9.14     Amendments of Senior Loan Documents. Unless the Lenders and the Agents provide their prior written consent, the Borrower will not, and will not permit any Subsidiary to, amend, modify, alter, increase, or change any of the terms or conditions of (or permit the amendment, modification, alteration, increase or other change in any manner of) any of the Senior Loan Documents if such amendment, modification, alteration, increase or other change would:

(a) cause the Obligations as defined in and under the Senior Credit Agreement to exceed $155,000,000 plus bank product obligations;

(b) increase the interest rate applicable to any obligation in respect of Indebtedness under the Senior Credit Agreement by more than 200 basis points above the rate of interest applicable to such obligation under the Senior Credit Agreement (as in effect on the date hereof) (except in connection with (A) the imposition of a default rate of interest in accordance with the terms of the Senior Loan Documents or (B) as expressly contemplated by the definitions of the terms “Base Rate” and “LIBOR Rate”, respectively, in each case as set forth in the Senior Loan Documents (as in effect on the date hereof));

(c) release any Reserve (as such term is defined in the Senior Credit Agreement);

(d) amend the definition (including each component thereof) of, or change the methodology of calculating, the following terms, other than as expressly permitted pursuant to the terms of the Intercreditor Agreement: “Borrowing Availability”, “Borrowing Base”, “Collateral”, “Outstanding Facility Amounts”, “Reserves” or “Revolving Loan Borrowing Base”, or amend any provision of the Security Documents (as defined in the Senior Credit Agreement) in any manner adverse to the Agents or the Lenders.
10.     FINANCIAL COVENANTS OF THE BORROWER.
      The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:
      10.1     Availability. The Borrower shall maintain Borrowing Availability (as such term, and each component definition thereof, is defined in the Senior Credit Agreement) in an amount greater than $7,000,000.00 at all times.
      10.2     Intentionally Omitted.
      10.3     Business Plan. No sooner than Ninety (90) nor later than Thirty (30) days prior to the end of each of the Borrower’s fiscal years, the Borrower shall have delivered to the Administrative Agent a business plan covering the succeeding fiscal year, in form and substance acceptable to the Agents, in the Agents’ sole and exclusive discretion, demonstrating adequate liquidity for the Borrower’s business operations through the end of that succeeding fiscal year.
      10.4     Intentionally Omitted.
11.     CLOSING CONDITIONS.
      The effectiveness of this Credit Agreement and the obligations of the Lenders to make the Term Loan shall, except as otherwise agreed to in the Post Closing Matters Agreement of even date herewith between Administrative Agent and Borrower, be subject to the satisfaction of the following conditions precedent:
      11.1     Loan Documents, etc. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Registration Rights Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document and such other documents and certificates as the Agents may request.
      11.2     Certified Copies of Charter Documents. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.
      11.3     Corporate, Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

      11.4     Incumbency Certificate. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party and; (b) to give notices and to take other action on its behalf under the Loan Documents.
      11.5     Validity of Liens. The Security Documents shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agents to protect and preserve such security interests shall have been duly effected. The Collateral Agent shall have received evidence thereof in form and substance satisfactory to the Agents and the Lenders.
      11.6     Perfection Certificate and UCC Search Results. The Collateral Agent shall have received from the Borrower a completed and fully executed Perfection Certificate and the results of current UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agents and the Lenders.
      11.7     Certificates of Insurance. The Agents shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).
      11.8     Borrowing Base Report; Consigned Precious Metal Report; Monthly Inventory Report. The Agents shall have received from the Borrower a Borrowing Base Report dated October 3, 2005, the initial Consigned Precious Metal Report (as defined in, and as each component definitions is defined in the Senior Credit Agreement), and the initial Monthly Inventory Report , in each case prepared on the basis of the best available data, each dated as of the Closing Date.
      11.9     Accounts Payable Aging Report. The Agents shall have received from the Borrower the most recent accounts payable aging report of the Borrower dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrower shall have notified the Agents in writing on the Closing Date of any material deviation from the accounts payable values reflected in such accounts payable aging report and shall have provided the Agents with such supplementary documentation as the Agents may reasonably request.
      11.10     Trade Vendor Term Sheet. No less than 90% of the Suppliers shall have signed the Trade Vendor Term Sheet, on terms and conditions satisfactory to the Lenders.
      11.11     Intercreditor Agreement. The Senior Agents, on behalf of the Senior Lenders and the Agents, on behalf of the Lenders shall have entered into the Intercreditor Agreement, which shall be in form and substance satisfactory to the Agents.
      11.12     Opinion of Counsel. Each of the Lenders and the Agents shall have received a favorable legal opinion addressed to the Lenders and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agents, from Sidley Austin Brown & Wood LLP, counsel to the Borrower and its Subsidiaries, and such other opinions as the Agents may request.
      11.13     Payment of Fees. The Borrower shall have paid to the Lenders or the Agents, as appropriate, the Closing Fee pursuant to Section 5.6 and all other amounts due and payable under this Agreement.
      11.14     Terms of Consignment. Each of the Agents and each of the Lenders shall be satisfied with the terms of all consignment, leasing, “lay away” and purchase and sale arrangements of the Borrower and each of its Subsidiaries.

      11.15     Financial Statements. The Agents and the Lenders shall have received the financial statements required to be delivered to them by Section 8.4.
      11.16     Consents and Approvals. The Agents shall have received evidence that there shall have been obtained by all of the parties to the transactions contemplated hereby, and shall be in full force and effect all regulatory, creditor, lessor and other third party consents and approvals necessary to complete the transactions contemplated hereby.
      11.17     Capitalization of the Borrower. The Agents shall have reviewed all of the documents relating to the capitalization of the Borrower, which documents and capitalization shall be in form and substance satisfactory to each of the Agents.
      11.18     Warrants. The Borrower shall issue Warrants for a number of shares equal to 19.9% of the total outstanding shares of the Borrower’s common stock.
      11.19     Inventory Appraisal. Borrower shall have delivered the results of the inventory appraisal currently being conducted by Gordon Brothers and such results shall be satisfactory to the Lenders.
      11.20     Due Diligence. The Agents shall have completed their business and legal due diligence with respect to the Borrower.
      11.21     Senior Loan Documents. The Agents shall have received fully executed copies of the Senior Credit Agreement and all related Loan Documents (as defined therein), including, without limitation, an amendment and waiver, dated as of the Closing Date, to the Senior Credit Agreement (and, to the extent required, to any related Loan Documents (as defined therein)), in form and substance satisfactory to the Agents, together with a certificate of an authorized officer of the Borrower certifying that such Senior Loan Documents remain in full force and effect and that no Default or Event of Default (as defined in the Senior Credit Agreement) exists thereunder or will result from the transactions contemplated herein.
      11.22     Representations True; No Event of Default. Each of the representations and warranties of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the Closing Date and no Default or Event of Default shall have occurred and be continuing.
      11.23     No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.
      11.24     Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.
      11.25     Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Agents and the Administrative Agent’s Special Counsel, and the Lenders, the Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agents or such Lenders may reasonably request.

12.     INTENTIONALLY DELETED.
13.     EVENTS OF DEFAULT; ACCELERATION; ETC.
      13.1     Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable or required, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) the Borrower or any of its Subsidiaries (i) shall fail to pay any interest on the Loans (A) within one (1) day following the date when the same shall become due and payable, other than at the stated date of maturity or any accelerated date of maturity or (B) when the same shall become due and payable at the stated date of maturity or any accelerated date of maturity or (ii) shall fail to pay sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c) the Borrower shall fail to comply with any of its covenants contained in Section 8 (other than Sections 8.6(b), 8.13 and 8.17), 9 or 10;

(d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

(e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f) the Borrower or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or (ii) fail to observe or perform any material term, covenant, or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received, or in respect of any Capitalized Leases, in each case under this subparagraph (f) in excess of $1,000,000.00, including without limitation, under the Senior Loan Documents or under the Trade Vendor Term Sheet or the Trade Vendor Extension Agreement, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, whether or not any such acceleration has taken place;

(g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

(h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $1,500,000.00;

(j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Collateral Agent’s security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,500,000.00 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

(m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than ten (10) consecutive days, the cessation or substantial curtailment of revenue producing activities at retail locations of the Borrower or any of its Subsidiaries constituting twenty-five percent (25%) or more of the Borrower’s and its Subsidiaries retail locations if such event or circumstance is not covered by business interruption insurance;

(n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

(o) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $1,500,000.00; or

(p) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event so long as the same may be continuing, the Agents may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agents or any Lenders.
      13.2     Intentionally Omitted.
      13.3     Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Lender, if owed any amount with respect to the Loans may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agents or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.
14.     SETOFF.
      Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of any Lender may be applied to or set off by such Lenders against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agrees with each other Lenders that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lenders, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lenders, and (b) if such Lenders shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, such Lenders by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, such Lenders any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lenders will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
15.     THE AGENTS.
      15.1     Appointment of the Agents.
      (a) Each Lender appoints and designates PWJ Lending LLC as the “Administrative Agent” and as “Collateral Agent” hereunder and under the Loan Documents.

      (b) Each Lender authorizes the Agents:

(i) To execute those of the Loan Documents and all other instruments relating thereto to which the Agents are a party.

(ii) To take such action on behalf of the Lenders and to exercise all such powers as are expressly delegated to the Agents hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto.
      15.2     Responsibilities of Agents.
      (a) The Agents shall not have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.
      (b) Neither the Agents nor any of their Affiliates or Related Funds shall be responsible to any Lender for any of the following:

(i) Any recitals, statements, representations or warranties made by the Borrower or any other Person.

(ii) Any appraisals or other assessments of the assets of the Borrower or of any other Person responsible for or on account of the Obligations.

(iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, the Loan Documents, or any other document referred to or provided for therein.

(iv) Any failure by the Borrower or any other Person (other than that Agent) to perform its obligations under the Loan Documents.
      (c) The Agents may employ attorneys, accountants, and other professionals and agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys in fact selected by the Agents with reasonable care. No such attorney, accountant, other professional, agent, or attorney in fact shall be responsible for any action taken or omitted to be taken by any other such Person.
      (d) Neither the Agents, nor any of their directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.
      (e) The Agents shall not have any responsibility in any event for more funds than the Agents actually receive and collect.
      (f) The Agents, in their separate capacity as a Lender, shall have the same rights and powers hereunder as any other Lender.
      15.3     Concerning Distributions By the Agents.
      (a) The Agents in the Agents’ reasonable discretion based upon the Agents’ determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Obligations.
      (b) The Agents may disburse funds prior to determining that the sums which the Agents expect to receive have been finally and unconditionally paid to the Agents. If and to the extent that the Agents do disburse funds and it later becomes apparent that the Agents did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Agents made the funds available, on demand from the Agents, shall refund to the Agents the sum paid to that person.

      (c) If, in the opinion of the Agents, the distribution of any amount received by the Agents might involve the Agents in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agents may refrain from making distribution until the Agents’ right to make distribution has been adjudicated by a court of competent jurisdiction.
      (d) The proceeds of any Lender’s exercise of any right of, or in the nature of, set off shall be deemed, First, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under this Agreement.
      (e) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agents is to be repaid or disgorged or (y) those Lenders adversely affected thereby determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Agents which had made such distribution, that Lender’s pro rata share of the amount so adjudged or determined to be repaid or disgorged.
      15.4     Distributions of Notices and Other Documents. Each Agent will forward to each Lender, promptly after that Agent’s receipt thereof, a copy of each notice or other document furnished to the Agents pursuant to this Agreement, including Borrowing Base Reports, and annual financial statements received from the Borrower pursuant to this Agreement, other than any of the following:

(a) Routine or nonmaterial communications.

(b) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrower.

(c) Any notice or document of which any Agents has knowledge that such notice or document had been forwarded to the Lenders other than by the Agents.
      15.5     Confidential Information.
      (a) Each Lender will maintain, as confidential, all of the following:

(i) Proprietary approaches, techniques, and methods of analysis which are applied by the Agents in the administration of the credit facility contemplated by this Agreement.

(ii) Proprietary forms and formats utilized by the Agents in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

(iii) The results of financial examinations, reviews, inventories, analysis, appraisals, and other information concerning, relating to, or in respect of the Borrower and prepared by or at the request of, or furnished to any of, the Lenders by or on behalf of the Agents.
      (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.
      15.6     Reliance by Agents. The Agents shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agents to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agents. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Agents shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable consent required by this Agreement. Instructions given with the requisite consent shall be binding on all Lenders.
      15.7     Non-Reliance on Agents and Other Lenders.

      (a) Each Lender represents to all other Lenders and to the Agents that such Lender:

(i) Independently and without reliance on any representation or act by Agents or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender’s own appraisal of the financial condition and affairs of the Borrower and decision to enter into this Agreement.

(ii) Has relied upon that Lender’s review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.
      (b) Each Lender agrees that such Lender, independently and without reliance upon the Agents or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender’s own appraisals of the financial condition and affairs of the Borrower when determining whether to take or not to take any discretionary action under this Agreement.
      (c) The Agents, in the discharge of that Agents’ duties hereunder, shall not

(i) Be required to make inquiry of, or to inspect the properties or books of, any Person.

(ii) Have any responsibility for the accuracy or completeness of any financial examination, review, inventory, analysis, appraisal, and other information concerning, relating to, or in respect of the Borrower and prepared by or at the request of, or furnished to any of, the Lenders by or on behalf of the Agents.
      (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of the Agents.
      (e) Each Lender, at such Lender’s request, shall have reasonable access to all non-privileged documents in the possession of the Agents, which documents relate to the Agents’ performance of their duties hereunder.
      15.8     Indemnification.
      Without limiting the liabilities of the Borrower under any this or any of the other Loan Documents, each Lender shall indemnify the Agents, pro rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys’ reasonable fees and expenses and other out of pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agents and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agents as to which a final judicial determination has been or is made (in a proceeding in which each Agent has had an opportunity to be heard) that the Agents had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.
      15.9     Resignation of Agents.
      (a) Any Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrower, not to be unreasonably withheld and, in any event, deemed given by the Borrower if no written objection is provided by the Borrower to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If there is no Majority Lenders or if a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent in consultation with the Borrower so long as no Event of Default is then continuing may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $200 Million. The consent of the Borrower otherwise required by this Section (a) shall not be required if an Event of Default has occurred.

      (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent’s duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agents as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner in bad faith or in willful misconduct.
      (c) After any retiring Agent’s resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person’s benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent
      15.10     Administration of Credit Facilities.
      (a) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate, provided, however, no Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.
      (b) Except as otherwise specifically provided in this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent’s discretion, the Agents shall have the sole right in their reasonable judgment to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lenders. The rights granted to the Lenders with respect to any consent shall not otherwise limit or impair the Agents’ exercise of their discretion under the Loan Documents.
      (c) Notwithstanding any other provision of this Agreement or any Loan Document, including without limitation, any other provision of this Section 15, any matter that requires the consent of the Required Lenders, Majority Lenders, or Unanimous Lenders shall also require the consent of each of the Agents.
      15.11     Actions Requiring or On Direction of Majority Lenders. Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.
      (a) The Majority Lenders may undertake the following if an Event of Default has occurred and not been duly waived:

(i) Require the Agents to declare all Obligations to be immediately payable in full.

(ii) Direct the Agents to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.
      15.12     Action Requiring Certain Consent. The consent or direction of the following is required for the following actions:

(a) Any forgiveness of all or any portion of any payment Obligation: All Lenders whose payment Obligation is being so forgiven (other than any Delinquent Lender).

(b) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any fee payable to the Agents (for which the consent of the Agents shall be required): All Lenders adversely affected thereby (other than any Delinquent Lender).

(c) Any waiver, amendment, or modification which has the effect of increasing any Commitment shall be subject to the consent of the Unanimous Lenders (other than any Delinquent Lender).
      15.13     Actions Requiring or Directed By Unanimous Lenders. None of the following may take place except with Unanimous Lenders:

(a) Any release of a material portion of the Collateral, other than a release of Collateral otherwise required or provided for in the Loan Documents, unless such release is being made to facilitate a liquidation which has been previously authorized, or is otherwise permitted hereunder, in which case no such Unanimous Consent is required.

(b) Any release of any Person obligated on account of the Obligations.

(c) Any amendment of this Section 15.

(d) Amendment of any of the following Definitions:

“Majority Lenders”

“Unanimous Lenders”

(e) Any amendment of the Maturity Date.

(f) Any amendment of Sections 5.4, 5.5 8.14 or 13.
      15.14     Actions Requiring Agents’s Consent.
      (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects any Agent in their respective capacity as an Agent may be undertaken without the written consent of such Agent.
      (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of any Agent shall be effective without the written consent of such Agent.
      15.15     Miscellaneous Actions.
      (a) Notwithstanding any other provision of this Agreement, no single Lender (other than any Agent, as applicable) independently may exercise any right of action or enforcement against or with respect to the Borrower.
      (b) The Agents shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Lender unless the Agents shall first:

(i) receive such clear, unambiguous, written instructions as the Agents deem appropriate; and

(ii) be indemnified to that Agent’s satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.
      (c) The Agents may establish reasonable procedures for the providing of direction and instructions from the Lenders to the Agents, including their reliance on multiple counterparts, facsimile transmissions, and time limits within which such directions and instructions must be received in order to be included in a determination of whether the requisite Lenders have provided their direction, consent, or instructions.
      (d) No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either of the Agents or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
16.     EXPENSES.
      The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by any of the Agents or any of the Lenders (other than taxes based upon any Agent’s or any Lender’s net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify each of the Agents and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel or any local counsel to any of the Agents incurred in connection with the preparation, administration, interpretation or enforcement of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of each of the Agents incurred by such Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agents or any Lender in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (f) all reasonable out-of pocket expenses incurred by the Agents, or, after the occurrence and during the continuance of a Default or an Event of Default, any Lender, in connection with periodic field examinations, fixed asset appraisals, environmental review, monitoring of Collateral and other assets and otherwise in maintaining and monitoring the transactions contemplated hereby, and in each case in accordance with the terms of this Credit Agreement; (g) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys’ fees and costs, which attorneys may be employees of any Lender or any of the Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or any Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender’s or any Agent’s relationship with the Borrower or any of its Subsidiaries and (h) all reasonable fees, expenses and disbursements of the Agents incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 16 shall survive payment or satisfaction of all other Obligations.
17.     INDEMNIFICATION.
      The Borrower agrees to indemnify and hold harmless each of the Agents and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds to the Concentration Account(s) from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (f) any sales, use, transfer, documentary and stamp taxes (but excluding any taxes based upon or measured by the income or profits of any Lender or any Agent) and any recording and filing fees paid by the Agents or the Lenders and which arise by reason of the transactions contemplated hereby, or by any of the Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

18.     SURVIVAL OF COVENANTS, ETC.
      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and each of the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders or the Administrative Agent of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to any Lender or any of the Agents at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.
19.     ASSIGNMENT AND PARTICIPATION.
      19.1     Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment, and the same portion of the Loans at the time owing to it, the Notes held by it; provided that (a) each of the Agents and, unless a Default or an Event of Default shall have occurred and be continuing, the Borrower, shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations hereunder, (c) each assignment shall be in an amount that is at least equal to $5,000,000, and (d) the parties to such assignment shall execute and deliver to the Agents, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit N hereto (an “Assignment and Acceptance”), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agents of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement. Notwithstanding the foregoing, no consent shall be required hereunder for any assignment resulting from the acquisition of any Lender by another financial institution.
      19.2     Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

(a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

(b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

(c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(d) such assignee will, independently and without reliance upon the assigning Lender, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

(e) such assignee represents and warrants that it is an Eligible Assignee;

(f) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

(g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; and

(h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.
      19.3     Register. The Agents shall maintain a copy of each Assignment and Acceptance delivered to them and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and as applicable, the Commitment Percentage or the Commitment Percentage of, and principal amount of the Loans, owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assignee Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.
      19.4     New Notes. Upon their receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agents shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agents, in exchange for each surrendered Note, a new Note or Notes to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrower.
      19.5     Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender’s rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $1,000,000.00, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant or extend any regularly scheduled payment date for principal or interest or any scheduled payment.

      19.6     Disclosure. The Borrower agrees that, in addition to disclosures made in accordance with standard and customary banking practices, any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless it otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process, and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.
      19.7     Assignee or Participant Affiliated with the Borrower. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to Section 13.1 or Section 13.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender’s interest in any of the Loans. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Agents of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans.
      19.8     Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agents certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 19 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.
      19.9     Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.
20.     NOTICES, ETC.
      Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a) if to the Borrower, at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606-1719, Attention: John R. Desjardins, Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

(b) if to the Administrative Agent or the Collateral Agent, to it c/o Prentice Capital Management, LP, 623 Fifth Avenue, 32nd Floor, New York, New York 10022, Attention: Michael Weiss, or such other address for notice as the Administrative Agent or the Collateral Agent shall last have furnished in writing to the Person giving the notice;

(c) if to any Lender, at such Lender’s address set forth on the signature pages hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.
Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.
21.     GOVERNING LAW.
      THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 20. THE BORROWER HEREBY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
22.     HEADINGS.
      The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
23.     COUNTERPARTS.
      This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
24.     ENTIRE AGREEMENT, ETC.
      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 15.
25.     WAIVER OF JURY TRIAL.
      THE BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF WHICH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR EITHER OF THE AGENTS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENTS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
26.     INTENTIONALLY OMITTED.
27.     SEVERABILITY.
      The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.
28.     INTERCREDITOR AGREEMENT.
      The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens are subordinate in the manner and to the extent set forth in the Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof) dated as of October 3, 2005 among the Agent, the Borrower, and the Senior Agent, as “Administrative Agent” and “Collateral Agent” for all of the Senior Lenders under the Senior Credit Agreement to the liens and security interests securing indebtedness (including interest) owed by the Borrower and its Subsidiaries pursuant to the Senior Credit Agreement, and certain guarantees of the indebtedness evidenced thereby, as such Senior Credit Agreement and such guarantees have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time as permitted under the Intercreditor Agreement and to the liens and security interests securing indebtedness refinancing the indebtedness under such agreements as permitted by the Intercreditor Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.
SIGNATURE PAGES FOLLOW

(Signature page to Bridge Term Loan Credit Agreement)
      IN WITNESS WHEREOF, the undersigned have duly executed this Bridge Term Loan Credit Agreement as of the date first set forth above.

BORROWER:
WHITEHALL JEWELLERS, INC.

/s/ John R. Desjardins

Name: John R. Desjardins

Title:	Executive Vice President and

Chief Financial Officer

(Signature page to Bridge Term Loan Credit Agreement)

AGENTS:
PWJ LENDING LLC, as Administrative Agent and as Collateral Agent

By:	/s/ Jonathan Duskin

Name: Jonathan Duskin

Title:	Managing Director

(Signature page to Bridge Term Loan Credit Agreement)

LENDERS:
PWJ LENDING LLC, as a Lender

By:	/s/ Jonathan Duskin

Name: Jonathan Duskin

Title:	Managing Director

(Signature page to Bridge Term Loan Credit Agreement)

HOLTZMAN OPPORTUNITY FUND, L.P.,
as a Lender

By: Holtzman Financial Advisors, LLC, its General Partner

By: SH Independence, LLC, its Managing Member

By:	/s/ Seymour Holtzman

Name: Seymour Holtzman

Title:	Sole Member

FORM OF
TERM LOAN NOTE

$	, 200
      FOR VALUE RECEIVED, the undersigned WHITEHALL JEWELLERS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                     (the “Lender”) at the Lender’s Head Office at                     :

(a) prior to or on the Maturity Date the principal amount of Dollars ($ ) or, if less, the aggregate unpaid principal amount of the Term Loan advanced by the Lender to the Borrower pursuant to the Bridge Term Loan Credit Agreement, dated as of October 3, 2005 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrower, the Lender and the other parties thereto;

(b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.
      This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
      The Borrower irrevocably authorizes the Lender to make or cause to be made, on the Closing Date and at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Term Loan shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.
      The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.
      If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
      No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.
      The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.
      THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      IN WITNESS WHEREOF, the undersigned has caused this Term Loan Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

WHITEHALL JEWELLERS, INC.

By:

Name:
Title:

		Amount of	Balance of
	Amount of	Principal Paid	Principal	Notation
Date	Loan	or Prepaid	Unpaid	Made By:

SCHEDULE 1
Commitment Percentages, Lending Offices and Notice Address
      Lenders and their respective Commitment Percentage of the Total Revolver Commitment are as follows:

		Commitment Percentage
Lender	Total Commitment	(Pro Rata Share)

PWJ Lending LLC	$22,500,000	75%
Holtzman Opportunity Fund, L.P.	$7,500,000	25%

TOTALS	$30,000,000	100%

Lenders and their respective Address for Notices are as follows:

Lender

PWJ Lending LLC
c/o Prentice Capital Management, LP
623 Fifth Avenue, 32nd Floor
New York, New York 10022
Attention: Michael Weiss
Telephone: 212-756-8045
Facsimile: 212-756-1480

Lender

Holtzman Opportunity Fund, L.P.
100 North Wilkes-Barre Blvd.
4th Floor
Wilkes-Barre, Pennsylvania 18702
Attention: Rick Huffsmith
Telephone: 570-822-6277, ext. 18
Facsimile: 570-820-7014

APPENDIX C
Form of Warrants
      NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
WHITEHALL JEWELLERS, INC.
Warrant To Purchase Common Stock
Warrant No.:
Number of Shares of Common Stock:
Date of Issuance: October 4, 2005 (“Issuance Date”)
      WHITEHALL JEWELLERS, INC., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], a Delaware limited liability company, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), up to [                    ] fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of October 3, 2005 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”).
      1.     Exercise of Warrant.
      (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the

Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
      (b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $[          ], subject to adjustment as provided herein.
      (c) Company’s Failure to Timely Deliver Securities. In addition to the foregoing, if within three (3) Business Days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s exercise hereunder, and if on or after such Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.
      (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) — (A x C)
                         B

      For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
      (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.
      (f) Limitations on Exercises.

(i) Beneficial Ownership. From and after such time that the Holder informs the Company that the Holder is electing that this Warrant will be governed by this Section 1(f)(i), the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of [ ]% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant (including, as applicable, any shares of Common Stock issued upon conversion or exercise of the SPA Securities) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Buyer shall be issued, upon exercise of any SPA Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock issued to such Buyer pursuant to the Securities Purchase

Agreement on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock issued to the Buyers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s SPA Warrants, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of SPA Warrants shall exercise all of such holder’s SPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of SPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the SPA Warrants then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 1(f)(ii), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Closing Sale Price and the Exercise Price as of the date of the attempted exercise.

      2.     Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined in the SPA Securities) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. Subject to Section 1(f)(ii), upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration mutually determined in good faith by the Company (as approved by a majority of the Company Disinterested Directors) and the Required Holders or in the absence of agreement on the foregoing, in accordance with Section 12 hereof. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. For purposes of this Section 2(a)(iv), the term “Company Disinterested Directors” shall mean the directors of the Company (or its successor), as of the date of any relevant determination hereunder, that are not employees, directors or officers of the Holder or any of its Affiliates, where “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person through the ownership of such Person’s voting securities, by contract or otherwise.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      (b) Adjustment upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
      (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.
      3.     Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a);

provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

      4.     Purchase Rights; Fundamental Transactions.
      (a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
      (b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market; provided that the Company may enter into such a Fundamental Transaction without complying with the foregoing obligations if the Fundamental Transaction involves a Change of Control (as defined in the Notes) where the consideration being paid by the acquiring entity for the Common Stock in such transaction is cash if, prior to consummation of such Fundamental Transaction, the Company shall have provided pursuant to agreements in form and substance satisfactory to the Required Holders for the Holders to receive contemporaneous with completion of the Fundamental Transaction in exchange for surrender of the Warrants, a cash payment equal to the fair market value of the Warrants held by such Holder (based on then prevailing customary valuation methodologies for derivative securities like the Warrants and the terms thereof), as determined by mutual agreement of the Company (as approved by the Company Disinterested Directors) and the Required Holders (a “Company Warrant Purchase”); provided, further that if agreement cannot be reached on such fair market value, fair market value shall be determined in accordance with Section 12 hereof. Unless a Company Warrant Purchase has occurred, upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Unless a Company Warrant Purchase has occurred, upon consummation of the Fundamental Transaction, the

Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event’ ’), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.
      5.     Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).
      6.     Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.
      7.     Reissuance of Warrants.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

      8.     Notices. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
      9.     Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.
      10.     Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

      11.     Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
      12.     Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If (i) the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, (ii) the Holder and the Company are unable to agree to the determination of the allocation of consideration under Section 2(a)(iv) hereof or (iii) the Required Holders and the Company are unable to agree on the fair market value of the Warrants as provided in Section 4(b), then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price, the allocation of consideration under the first sentence of Section 2(a)(iv) or the fair market value of the Warrants, to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
      13.     Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
      14.     Transfer. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.
      15.     Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Common Stock” means (i) the Company’s shares of Common Stock, $[ ] par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f) “Eligible Market” means the Principal Market, the American Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap Market.

(g) “Expiration Date” means the date eighty-four months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(h) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) changed the members constituting its Board of Directors such that the individuals who constituted the Board of Directors on the Subscription Date or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the company was approved by a vote of 66 2/3% of the directors then still in office who were either directors on the Subscription Date or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office, or (vi) reorganize, recapitalize or reclassify its Common Stock; provided that the issuance of the Notes, the Other Notes or the Warrants or the issuance of shares of Common Stock upon the exercise or conversion thereof shall not constitute a Fundamental Transaction.

(i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(j) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(k) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l) “Principal Market” means The New York Stock Exchange, Inc.

(m) “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Buyers.

(n) “Required Holders” means the holders of the SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

(o) “SPA Securities” means the Notes issued pursuant to the Securities Purchase Agreement.

(p) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.
[Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

WHITEHALL JEWELLERS, INC.

By:

Name:
Title:

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
WHITEHALL JEWELLERS, INC.
      The undersigned holder hereby exercises the right to purchase                     of the shares of Common Stock (“Warrant Shares”) of WHITEHALL JEWELLERS, INC., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
      1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares;
and/or

a “Cashless Exercise” with respect to Warrant Shares.
      2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                    to the Company in accordance with the terms of the Warrant.
      3. Delivery of Warrant Shares. The Company shall deliver to the holder                     Warrant Shares in accordance with the terms of the Warrant.

Date: ,

Name of Registered Holder

By:

Name:
Title:

ACKNOWLEDGMENT
      The Company hereby acknowledges this Exercise Notice and hereby directs LaSalle Bank to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated October      , 2005 from the Company and acknowledged and agreed to by LaSalle Bank.

WHITEHALL JEWELLERS, INC.

By:

Name:
Title:

APPENDIX D
Purchase Agreement
SECURITIES PURCHASE AGREEMENT
      SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 3, 2005, by and among Whitehall Jewellers, Inc., a Delaware corporation, with headquarters located at 155 N. Wacker Dr., Ste. 500, Chicago, IL 60606 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).
      WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized a new series of secured convertible notes of the Company, which notes shall be convertible into the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of such notes.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the “Notes”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $50,000,000) (as converted, collectively, the “Conversion Shares”).

D. The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (“Interest Shares”).

E. On the date hereof, each Buyer (or its affiliated lender under the Bridge Facility Documents (as defined herein)) will receive, as consideration for the execution of this Agreement and the Bridge Facility Documents (as defined herein), Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”).

F. The Company and its rights agent have, contemporaneously with the execution of this Agreement, executed an amendment to that certain Amended and Restated Stockholders Rights Agreement (the “Rights Agreement”), dated as of April 28, 1999 between the Company and BankBoston, N.A., in the form attached hereto as Exhibit H (the “Rights Plan Amendment”) and such Rights Plan Amendment has not been amended or otherwise modified since the date hereof.

G. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Warrant Shares and, if issued, the Conversion Shares and the Interest Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

H. Concurrently herewith, the Company and certain of its subsidiaries are entering into temporary financing arrangements with certain of the Buyers, as secured lenders, and as more fully set forth in a credit agreement by and among the Company as a borrower (the “Bridge Borrower”), PWJ Lending LLC, as administrative agent and collateral agent (in such capacity the “Bridge Agent”), and the lenders thereunder, as lenders (collectively, the “Bridge Lenders”), and certain other security and ancillary documents related thereto, and an intercreditor and lien subordination agreement by and among the Bridge Agent and LaSalle Bank National Association, as administrative agent and collateral agent (the “Senior Agent”) for certain lenders (the “Senior Lenders”), acknowledged and assented to by the

Bridge Borrower (the “Bridge Facility”), pursuant to which, subject to the satisfaction of certain borrowing conditions, the Buyers are making available to the Bridge Borrower a $30 million secured term loan (the “Bridge Amount”). The documents entered into in connection with the Bridge Facility are referred to herein as the “Bridge Facility Documents”.

I. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

J. The Notes will be secured by a third lien on substantially all of the personal property assets of the Bridge Loan Parties. The Notes and the liens securing such Notes are fully subordinated to the debt and liens in favor of the Senior Agent and the Senior Lenders pursuant to the Subordination Agreement, dated as of the date hereof, among the Senior Lenders and the Buyers, and certain other security and ancillary documents related thereto (collectively, the “Security Documents”).

      NOW, THEREFORE, the Company and each Buyer hereby agree as follows:
      1.     Purchase and Sale of Notes and Warrants.
      (a) Purchase of Notes and Warrants.

(i) Purchase of Warrants. Concurrently with the execution of this Agreement, the Company shall (A) issue to each Buyer a Warrant (allocated in the amounts as such Buyer shall request and duly executed on behalf of the Company and registered in the name of such Buyer or its designee) to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (B) deliver to the Buyers an opinion of Sidley Austin Brown & Wood LLP, the Company’s outside counsel, dated as of the date hereof, substantially covering the matters set forth in Exhibit E attached hereto.

(ii) Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers; provided; however, that if any Buyer does not purchase from the Company the full principal amount of the Notes as is set forth opposite its name in such schedule (a “Breaching Buyer”), the Majority Buyer (as defined below) shall be obligated to purchase from the Company all or any remaining portion of such Notes, as the case may be, not so purchased by such Breaching Buyer, if any, and the Majority Buyer shall be entitled to pursue damages, to the same extent as the Company (and the Majority Buyer shall be deemed a third party beneficiary of the Company’s rights in respect thereof), caused by such Breaching Buyer. In addition to the foregoing, any Breaching Buyer shall be required to assign its participation for the Bridge Facility to the Majority Buyer. Prentice (as defined below) agrees that it will be the “Majority Buyer” for all purposes of this Agreement between the date hereof and the Closing Date.

(iii) Closing. The date and time (the “Closing Date”) of the consummation of the transactions contemplated by Section 1(a)(ii) above (the “Closing”) shall be five (5) Business Days after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and the holders of at least a majority of the principal amount of the Notes issued and, prior to the Closing, issuable hereunder (the “Majority Buyer”)) at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iv) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers less (A) such Buyer’s pro rata share of any outstanding Bridge Amount (including any outstanding principal, accrued and unpaid interest, fees, late charges and other amounts due in respect thereof) or to an affiliate of such Buyer as directed by such Buyer, to the extent such

Buyer’s affiliate holds outstanding Bridge Amount and (B) in the case of PWJ Funding LLC (“Prentice”) (a Buyer), a withholding amount with respect to certain expenses in accordance with Section 4(g)(ii).

      (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.
      2.     Buyers’ Representations and Warranties.
      Each Buyer represents and warrants with respect to only itself that:

(a) No Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants, (ii) upon conversion or exchange of the Notes will acquire the Conversion Shares, and (iii) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For the purpose of this Agreement, “Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Each Buyer further represents to the Company that the decision of each such Buyer to enter into the Transaction Documents, as applicable, has been based solely on the independent evaluation by such Buyer and its representatives and the representations, warranties and covenants of the Company contained herein and the other Transaction Documents.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) offered for sale, sold, assigned or transferred to an affiliate of such Buyer, (B) subsequently registered thereunder, (C) such Buyer shall have delivered to the Company an opinion of counsel selected by the Buyer, in a reasonably acceptable form to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”) and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

(g) Legends. Such Buyer understands that neither the Notes or the Warrants, and until such time as the resale of the Conversion Shares, the Interest Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such instruments):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN]REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A REASONABLY ACCEPTABLE FORM TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a reasonably acceptable form to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h) Authorization; Validity; Enforcement. Each Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Bridge Facility Documents and any other certificate, instrument or document contemplated hereby or thereby. This Agreement, the Registration Rights Agreement and the Bridge Facility Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by such Buyer, and constitute the legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Bridge Facility Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k) Brokerage. The Buyer shall be responsible for the payment of any financial advisory fees or brokers’ commissions (other than for Persons engaged by the Company or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Buyers shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

      3.     Representations and Warranties of the Company.
      The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification.

(i) The Company and its “Subsidiaries” (which for purposes of this Agreement means with respect to any Person at any time, any partnership (general or limited), joint venture, corporation, trust, estate, limited liability company, association, joint-stock company, unincorporated organization or other entity of which (or in which) more than 50% of (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, association, joint stock company, unincorporated organization, limited liability company or other entity, or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries) and, except as set forth in Schedule 3(a), are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The

Company has no Subsidiaries except as set forth on Schedule 3(a). Schedule 3(a) sets forth the nature and percentage ownership of the Company in each Subsidiary. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes and the Warrants, the Registration Rights Agreement, the Bridge Facility Documents, the Security Documents, the Issuance Documents (as defined in Section 4(a)(ii)), the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and any other certificate, instrument or document contemplated hereby or thereby (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the reservation for issuance and the issuance of the Interest Shares issuable in accordance with the terms of the Notes and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and, other than the filings specified in Section 3(e) and the Stockholder Approval (as defined in Section 4(n)(i)), no further filing, consent, or authorization or other corporate action is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Notes and the Warrants and, subject to Stockholder Approval, the issuance of the Conversion Shares, Interest Shares and Warrant Shares are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 105% of the maximum number of shares Common Stock issuable as Interest Shares in accordance with the terms of the Notes, issuable upon conversion of the Notes and issuable upon exercise of the Warrants. Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares, the Interest Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties made by the Buyers in this Agreement, the offer and issuance by the Company of the Notes and Warrants is exempt from registration under the 1933 Act.

(d) No Conflicts. Subject, as applicable, to obtaining the Stockholder Approval, and except as set forth on Schedule 3(d) hereto, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Notes and the Warrants, and reservation for issuance and issuance of the Conversion Shares, the Interest Shares and the Warrant Shares, without regard to the limitation on issuance thereof) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of is Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) to the extent that such violation, conflict, default or right would not have a Material Adverse Effect and except in the case of (iii) to the extent that such violation, conflict, default or right results in a delisting of the Common Stock from the Principal Market.

(e) Consents. Except as set forth in Schedule 3(e), the Company is not required to obtain any material consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. Except as set forth in Schedule 3(e), the Company and its Subsidiaries have not been informed by any Person that they will not be able to obtain or effect any of the registration, application or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting individually and solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of the Subsidiaries to enter into the Transaction Documents, as applicable, has been based solely on the independent evaluation by the Company, its Subsidiaries and their representatives and the representations, warranties and covenants of the Buyers contained herein and the other Transaction Documents.

(g) No General Solicitation; Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the financial advisory division of Standard & Poors Corporation (now Duff & Phelps LLC) (the “Company Financial Advisor”) in connection with the sale of the Securities. Except as set forth in Schedule 3(g) and other than the Company Financial Adviser, the Company has not engaged any placement agent, financial advisor or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or, assuming the receipt of the Stockholder Approval, any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes, the Interest Shares issuable in accordance with the terms of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that, subject to the Closing occurring, its obligation to issue Conversion Shares upon conversion of the Notes and the Interest Shares issuable in accordance with the terms of the Notes, each in accordance with this Agreement and the Notes, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect, which may be substantial, that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. Except as set forth on Schedule 3(j)(a), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company (each “Rights Plan”). The Board of Directors of the Company has, prior to the execution of this Agreement, adopted a resolution exempting the issuance of the Securities from any Rights Plan of the Company and from any control share acquisition statute applicable to the Company, which is attached hereto as Schedule 3(j)(b).

(k) SEC Documents; Financial Statements. Except as set forth on Schedule 3(k), during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l) Absence of Certain Changes. Other than as set forth in the SEC Documents and except as set forth in Schedule 3(l), since the date of the Company’s most recent SEC Documents, there has been no material adverse change and no material adverse development, which constitutes a Material Adverse Effect as defined in Section 8(e) of this Agreement. Except as set forth on Schedule 3(l) hereto, from January 31, 2005 to the date hereof, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business, (iii) made capital expenditures, individually, in excess of $100,000 or $1,000,000 in the aggregate, other than expenditures made pursuant to the Company’s 2005 annual capital expenditure budget in effect as of the date hereof (iv) waived any material rights with respect to any Indebtedness or other rights in excess of $250,000 owed to it.

(m) [Intentionally Omitted]

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Except, as set forth in Schedule 3(n), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. From February 1, 2005 through the date hereof, except as set forth in Schedule 3(n), (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, as presently operated, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and since February 1, 2003 neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. Except as set forth on Schedule 3(p), the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(r), none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors or pursuant to existing employment agreements or benefit plans or arrangements executed or in effect as of the date hereof), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock, of which as of the date hereof, 13,969,297 are issued and outstanding and 4,989,605 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans, (ii) 26,026 shares of Class B Common Stock, $1.00 par value per share (the “Class B Common Stock”), of which as of the date hereof, 142 shares are issued and outstanding and (iii) 2,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued and outstanding or reserved for issuance, other than shares of Series A Junior Participating Preferred Stock that are reserved in accordance with the Rights Agreement. Except as set forth in Schedule 3(r), all of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) other than with respect to the Company’s outstanding Indebtedness identified in Schedule 3(s)(i) hereto or otherwise not contemplated by Section 3(s)(i), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company relating to Indebtedness in excess of $250,000; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. As of the date hereof, other than its Subsidiaries, the Company does not own, directly or indirectly, any equity or other ownership interests in, or have any obligation to acquire any equity or other ownership interest in, any Person, and none of the Company nor any of its Subsidiaries is a member, partner, stockholder of or otherwise holds any ownership interest or profit participation in any Person.

(s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries on the date hereof (i) has any outstanding Indebtedness (as defined below), in excess of $250,000 individually or in the aggregate (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. generally accepted accounting principals (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. For the avoidance of doubt, the term “Indebtedness” under this Agreement shall not be deemed to include any amounts owed not relating to Indebtedness for borrowed money, under the Company’s merchandising consignment agreements entered into in the ordinary course of business.

(t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors that, in either case, reasonably can be expected to result in damages to the Company or any of its Subsidiaries in excess of $100,000 and are not covered by the Company’s existing insurance policies or otherwise seeking declarative or injunctive relief. Schedule 3(t) sets forth summary descriptions of any such litigation.

(u) Insurance. Except as set forth in Schedule 3(u), the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as set forth on Schedule 3(u), neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth on Schedule 3(v), no executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. Except as set forth on Schedule 3(v), no executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. Except as set forth on Schedule 3(w), the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights. Except as set forth in Schedule 3(x), the Company and its Subsidiaries own or possess adequate rights or licenses to use (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively, “Intellectual Property Rights”), collectively with all licenses and other agreements providing the Company or its Subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the SEC Documents. None of the Company or any of its Subsidiaries has knowledge that any of them has infringed in any material respect on any of the Intellectual Property Rights of any Person and none of the Company or any of its Subsidiaries is infringing on any of the Intellectual Property Rights of any Person in any material respect. There is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company’s knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights in any material respect. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company in any material respect of, any rights of a third party with respect to any Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. Except as set forth in Schedule 3(y), the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. Except as set forth on Schedule 3(aa), the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 3(aa), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No liens have been filed by or against the Company or any of its Subsidiaries with respect to any taxes (other than liens for taxes not yet due and payable). Except as set forth in Schedule 3(aa), neither the Company nor it Subsidiaries has received notice of assessment or proposed assessment of any material taxes claimed to be owed by it or any other Person on its behalf. Neither the Company nor its Subsidiaries is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect, other than such tax sharing agreements between the Company and its Subsidiaries. Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. The Company is not a United States Real Property Holding Corporation within the meaning of Section 897 (c)(2) of the Code.

(bb) [Intentionally Omitted]

(cc) Ranking of Notes. Except as set forth on Schedule 3(cc), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Disclosure. All disclosure included in this Agreement and the Schedules to this Agreement provided to the Buyers regarding the Company, its business and the transactions contemplated hereby,

taken as a whole, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ff) Independent Accountants. PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of the Company as of January 31, 2005, are independent public accountants within the meaning of the 1933 Act with respect to the Company.

(gg) Investment Company. Neither the Company nor its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an “investment company”, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

      4.     Covenants.
      (a) Reasonable Best Efforts; Conversion Cooperation.

(i) Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(ii) Each party agrees that during the period from and after the date hereof and prior to the Closing Date, if the Buyers so request, the parties shall work in good faith to amend the Transaction Documents (other than the Issuance Documents (defined below)) to allow for the maximum flexibility with respect to the buying and selling of Notes and Warrants in markets approved by the Buyers, including, without limitation, the creation of an indenture with respect to the issuance of the Notes (the “Indenture”), warrant agreements with respect to the Warrants (collectively, the “Warrant Agreements”, and together with the Indenture, the “Issuance Documents”) and amend this Agreement and the Registration Rights Agreement to reflect any necessary terms of the Issuance Documents; provided; however; that the terms and conditions of the Issuance Documents are substantially consistent with the terms and conditions of such corresponding Transaction Documents.
      (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such exemption or qualification so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.
      (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Securities (i) pursuant to a registration statement declared effective under the 1933 Act or (ii) pursuant to Rule 144 of the 1933 Act (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.
      (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for repayment in full of the Bridge Facility and general working capital purposes, including payment of trade creditors and expenses incurred in connection with the transactions contemplated by this Agreement. The Company will not use the proceeds from the sale of the Securities for the (i) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries, other than repayment of outstanding Indebtedness of the Company and its Subsidiaries under the Bridge Facility or (ii) redemption or repurchase of any of its equity securities.
      (e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
      (f) Listing. The Company shall promptly secure the listing of all of the Conversion Shares, Interest Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares, Interest Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents for so long as the Common Stock is so listed on the Principal Market, provided; however; if the Common Stock is delisted or suspended from the Principal Market, the Company shall use its reasonable best efforts to promptly secure the listing of all of the Conversion Shares, Interest Shares and Warrant Shares on The NASDAQ National Market System, and if the Company does not meet the eligibility requirements thereof, the Over the Counter Bulletin Boards (an ”Alternate Exchange”). The Company shall use its reasonable best efforts to maintain the Common Stocks’ authorization for quotation on the Principal Market or an Alternate Exchange. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market and shall take all action reasonably necessary to maintain the listing of the Common Stock and the Conversion Shares, the Warrant Shares and the Interest Shares on the Principal Market or Alternate Market, as the case may be including without limitation, exhausting all available remedies, appeal reviews and other similar mechanisms and procedures provided for under the rules and regulations of the Principal Market or Alternate Exchange, as applicable, to permit the continued listing of the Common Stock and the Conversion Shares, the Warrant Shares and the Interest Shares on the Principal Market or Alternate Market, as applicable. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).
      (g) Fees. (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of any trustee or warrant agent, (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, (C) in connection with the admission for trading of the Notes and Warrants on any securities exchange or inter-dealer quotation system, (D) related to any filing with the Principal Market, (E) the satisfaction of the conditions set forth in Sections 6 and 7, in each case whether or not the Closing Date occurs or this Agreement is terminated, and (F) otherwise in connection with satisfying its obligations hereunder. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to any agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out of pocket expenses) arising in connection with any claim relating to any such payment.

(ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated (other than pursuant to Section 8(e)), the Company shall pay or cause to be paid all out-of-pocket costs, fees and expenses (including, without limitation, all fees and other client charges and expenses of Schulte Roth & Zabel LLP, counsel for Prentice) (“Expenses”) incurred by, or on behalf of, Prentice in connection with the transactions contemplated by this Agreement, including, but not limited to, in connection with (i) any accounting, business, environmental, legal, or regulatory due diligence review of the Company and its business and (ii) the revision, negotiation, execution and delivery of all Transaction Documents, the Bridge Facility and any related documents up to a maximum reimbursement for (i) and (ii) of $750,000. The Company shall within ten (10) Business Days of any written request by Prentice, pay or reimburse Prentice for the Expenses set forth in such written request, and Prentice shall withhold any Expenses not previously reimbursed from its Purchase Price at the Closing.

      (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof unless otherwise required by applicable law; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
      (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, on the first Business Day following the date of this Agreement, the Company shall file a press release and, on or before 8:30 a.m., New York time, on the third Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, all documents relating to the Bridge Facility, the form of the Notes, the form of the Warrants and the Registration Rights Agreement) as exhibits to such filing, which press release and Form 8-K shall be in form and substance reasonably acceptable to the Buyers (including all attachments, the “Initial 8-K Filing”). On or before 5:00 p.m., New York time, on the first Business Day following the date of any material amendment to the terms set forth in this Agreement, the Company shall file a press release and a Current Report on Form 8-K describing the terms of such amendment or modification in the form required by the 1934 Act and attaching any material transaction documents, as entered into, prepared, modified or amended, as exhibits to such filing (including all attachments, an “Amending 8-K Filing”). On or before 5:00 p.m., New York time, on the first Business Day following the Closing Date, the Company shall file a press release and a Current Report on Form 8-K describing the Closing in the form required by the 1934 Act and attaching any material transaction documents not previously filed as exhibits to such filing (including all attachments, the “Final 8-K Filing”, and collectively with the Initial 8-K Filing and all Amending 8-K Filings, the “8-K Filings”). In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such information contemplated by the immediately preceding sentence, without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and provided that in any case the Company shall not disclose the identity of any Buyer without such Buyer’s express written consent unless required by applicable law and regulations).
      (j) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

      (k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 105% of the maximum number of shares Common Stock issuable as Interest Shares pursuant to the terms of the Notes, issuable upon conversion of the Notes and issuable upon exercise of the Warrants.
      (l) Conduct of Business.

(i) Unless the Company shall otherwise agree in writing with the Majority Buyer (such agreement not to be unreasonably withheld or delayed) and except as expressly contemplated by the Transaction Documents, during the period from the date of this Agreement to the Closing Date, (i) the Company shall conduct, and it shall cause its Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice but after taking into account the Company’s financial position as of the date hereof, and the Company shall, and it shall cause its Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all Persons with whom it does business and (ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will:

(1) amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

(2) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of capital stock of the Company or any of its Subsidiaries, except for the issuance of shares pursuant to the exercise of either incentive or non-qualified stock options, including management stock options, outstanding on the date of this Agreement in accordance with their present terms;

(3) hire any executive officer of the Company;

(4) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

(5) (a) create, incur or assume any Indebtedness, except refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms or ordinary course borrowings under the Company’s senior secured credit facility; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Subsidiary), except for capital expenditures that do not exceed $1,000,000 in the aggregate more than the aggregate amount provided in the Company’s 2005 capital budget; (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business consistent with past practice but after taking into account the Company’s financial position as of the date hereof; or (f) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (v);

(6) increase in any manner the compensation of any of its officers (i.e., elected officers, senior vice presidents and regional vice presidents) or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer (i.e., elected officers, senior vice presidents and regional vice presidents), director, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice;

(7) enter into or commit to enter into any material transaction or material monetary commitment or enter into, amend, modify or terminate any material agreement (including real estate leases that are material in the aggregate);

(8) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the securities of, or by any other manner, any Person, or otherwise acquire or agree to acquire all or substantially all of the assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of the business of the Company);

(9) settle or compromise any litigation, proceeding, action or claim that could reasonably be expected to result in payments (to the extent not covered by insurance) that exceed $250,000 in the aggregate;

(10) fail to use its commercially reasonable efforts to comply in all material respects with any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company permits necessary for, or otherwise material to, such business; and

(11) agree or commit to do any of the foregoing.

      (m) Additional Issuances of Securities.

(i) For purposes of this Section 4(m), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) From the date hereof until the date that is 30 Trading Days (as defined in the Notes) following the Effective Date (as defined in the Registration Rights Agreement) (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase (other than options granted pursuant to an Approved Stock Plan (as defined in the Notes), or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(iii) From the Trigger Date until the thirty-six (36) month anniversary of the later of the date of this Agreement and the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(m)(iii).

(1) The Company shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers the Offered Securities allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(3) The Company shall have 15 Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(m)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(m)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(m)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(m)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(m)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Any Offered Securities not acquired by the Buyers or other Persons in accordance with Section 4(m)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(m) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes).
      (n) Proxy Statement; Stockholder Approval.

(i) The Company shall use its best efforts to prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than 30 days after the date hereof, preliminary proxy materials, substantially in the form that has been previously reviewed and reasonably approved by Prentice and Schulte Roth & Zabel LLP with respect to a special or annual meeting of the stockholders of the Company (the “Stockholder Meeting”), which the Company shall use its reasonable best efforts to hold (i) in the event the SEC does not review the preliminary proxy materials, by no later than December 15, 2005 and (ii) in the event the SEC does review the preliminary proxy materials, by no later than January 20, 2006 (the “Stockholder Meeting Deadline”), for the purpose of approving resolutions (the “Transaction Resolutions”) providing for (A) the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market, (B) a 1 for 2 reverse stock split of the outstanding equity of the Company and (C) the nomination of such Persons designated by the Majority Buyer to the Company’s Board of Directors for the election to such class or classes with the latest term (subject to the limitations in the Company’s Certificate of Incorporation) (such affirmative approval being referred to herein as the “Stockholder Approval”). Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement, substantially in the form that has been previously reviewed and reasonably approved by Prentice and Schulte Roth & Zabel LLP. The proxy materials shall not contain any information concerning any Buyer without such Buyer’s consent, such consent not to be unreasonable withheld or delayed. The proxy materials at the time they are filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall not establish any record date for determining holders of Common Stock entitled to vote at the Stockholder Meeting, without giving written notice to the Majority Buyer, which shall be given not less than three days prior to the record date so established.

(ii) The Company shall provide each stockholder entitled to vote at the Stockholder Meeting a proxy statement, and subject to Sections 4(u)(iv) and (v), the Company shall use its reasonable best efforts to solicit its the stockholders’ approval of the Transaction Resolutions (which best efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor) and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Transaction Resolutions. The Company shall use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

(iii) Except as may be required by applicable law or under the Company’s Certificate of Incorporation or Bylaws, if the Company calls a special (or annual) meeting of stockholders pursuant to this Section 4, neither prior to nor at such meeting shall the Company put forth any matter, other than approving the Transaction Resolutions, to the holders of Common Stock or any other voting securities of the Company for their approval without the prior written consent (such consent not to be unreasonably withheld or delayed) of the Majority Buyer, except that the Company may include in any meeting a proposal regarding the election of directors and a proposal regarding the adoption of an employee stock incentive plan in a form reasonably acceptable to the Majority Buyer.

      (o) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
      (p) Integration. None of the Company or any of its Subsidiaries will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) in a manner that would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the 1933 Act.
      (q) Notification of Certain Matters. The Company shall give prompt notice to each Buyer if any of the following occur between the date of this Agreement and the Closing Date: (i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Person (including, but not limited to, the SEC, NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Material Adverse Effect; or (iv) the commencement or threat of any litigation involving or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated by the Transaction Documents.
      (r) Access and Information. Between the date of this Agreement and the Closing Date, the Company will give, and shall direct its accountants and legal counsel to give, each Buyer and their respective authorized representatives (including, without limitation, its financial advisors, accountants, proxy solicitor, consultants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and its Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers and other employees promptly to furnish such Buyer with (a) such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Buyer may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of applicable securities laws or the NASD; provided; however; that the Company, its legal counsel and other authorized representatives shall not be required to disclose any information protected under attorney-client or attorney work-product privilege. Notwithstanding the foregoing, the treatment of such information and documentation shall remain subject to the confidentiality agreement between Prentice Capital Management, L.P. and the Company, dated as of September 9, 2005, as may be amended, modified or supplemented from time to time (the “Confidentiality Agreement”).
      (s) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.
      (t) Qualification Under Trust Indenture Act. To the extent that the parties enter into an Indenture pursuant hereto, prior to any registration of the Notes or the Conversion Shares pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”) and enter into any necessary supplemental indentures in connection therewith.
      (u) Exclusivity. (i) The Company agrees that, during the period from the date hereof until the Closing Date, it shall not, and shall cause its directors, officers, agents, representatives, and any other person acting on its behalf (collectively, the “Representatives”) not to, directly or indirectly, (1) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into: (A) a merger, consolidation or other business combination involving the Company, (B) an acquisition of 10% or more of the then-outstanding equity securities of the Company, (C) an acquisition of equity securities, or of debt securities or other securities convertible into or exchangeable for equity securities of the Company, which would, after giving effect to such conversion or exchange, constitute more than 10% of the outstanding equity securities of the Company, (D) the issuance of debt securities not permitted by the Bridge Facility Documents, (E) a sale, transfer, conveyance, lease or disposal of all or any significant portion of the assets of the Company in one transaction or a series of related transactions (other than sales of inventory or assets no longer useful in the business, in each case, in the ordinary course of business), (F) a liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution by the Company, (G) an agreement, understanding or other arrangement providing for the occurrence of individuals who at the beginning of such period constituted the Board of Directors or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), ceasing for any reason to constitute a majority of such Board of Directors then in office or (H) any other transaction in lieu of, or which would intend to impede or prevent, the transactions contemplated by the Transaction Documents (any of the foregoing, a “Competing Transaction”), (2) participate or engage in any discussions (except to notify of the existence of these provisions) or negotiations with, or disclose or provide any non-public information or data relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records or employees of the Company or any Subsidiary of the Company to, any third party relating to an Competing Transaction, or knowingly facilitate any effort or attempt to make or implement an Competing Transaction or accept an Competing Transaction; or (3) enter into any contract (including any agreement in principle, letter of intent or understanding) with respect to or contemplating any Competing Transaction or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

(ii) Notwithstanding anything to the contrary contained in Section 4(u), in the event that, prior to the approval of this Agreement by the stockholders of the Company as provided herein, the Company receives an unsolicited bona fide written Competing Transaction (under circumstances in which the Company has complied with its obligations under Section 4(u)(i)(1)) with respect to itself from a third party that its Board of Directors has in good faith concluded (following the receipt of the advice of its reputable outside legal counsel and its financial advisor of recognized reputation) (i) that such Competing Transaction is, or is reasonably likely to result in, a Superior Proposal and (ii) that the failure to provide nonpublic information or data concerning the Company or participate in negotiations or discussions concerning such Competing Transaction would result in a breach by the Board of Directors of the Company of its fiduciary duties to the Company’s stockholders or creditors under applicable law, it may then take the following actions: (1) furnish nonpublic information to the third party making such Competing Transaction, provided that (A) concurrently with furnishing any such nonpublic information to such party, it gives the Majority Buyer written notice of its intention to furnish such nonpublic information, (B) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic information furnished to such third party on its behalf, the terms of which are at least as restrictive on the third party as the terms contained in the Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 4(u)) and (C) contemporaneously with furnishing any nonpublic information to such third party, it furnishes such nonpublic information to the Majority Buyer (to the extent such nonpublic information has not been previously so furnished); and (2) engage in negotiations with the third party with respect to the Competing Transaction, provided that concurrently with entering into negotiations with such third party, it gives the Buyers written notice of its intention to enter into negotiations with such third party.

(iii) Subject to Sections 4(u)(iv) and (v), neither the Board of Directors of the Company nor any committee thereof shall (1) withdraw, qualify, modify or amend (or publicly propose to withdraw, qualify, modify or amend) in any manner adverse to the Buyers, its recommendation of this Agreement (the “Recommendation”) or take any action or make any statement, filing or release, in connection with the meeting of the stockholders of the Company called pursuant to Section 4(n) or otherwise, inconsistent with the its recommendation of this Agreement (it being understood that taking a neutral position or no position with respect to an Competing Transaction shall each be considered an adverse modification of its Recommendation) or (2) approve or recommend (or propose publicly to approve or recommend) any Competing Transaction (each of the foregoing is referred to herein as a “Company Change in Recommendation”).

(vi) Notwithstanding anything in this Agreement to the contrary, the Company’s Board of Directors shall be permitted, at any time prior to approval of this Agreement by the stockholders of the Company, in response to an unsolicited bona fide Competing Transaction (a copy of which shall be provided to the Majority Buyer within 24 hours of receipt thereof, including any amendments or modifications thereto), to approve or recommend, or propose to approve or recommend, any Competing Transaction and, subject to the Company first exercising its right to terminate this Agreement under Section 8(c), enter into a bona fide agreement contemplating a Competing Transaction, and in connection therewith, to withdraw, modify or change the approval or recommendation by the Board of Directors of this Agreement, but only if (1) the Board of Directors of the Company concludes in good faith after consultation with the Company’s financial advisor of recognized reputation and reputable outside legal counsel that such Competing Transaction constitutes a Superior Proposal, (2) the Company shall promptly (but in no event later than 24 hours after the Board of Directors of the Company reaches such conclusion) have given written notice to the Majority Buyer advising the Majority Buyer that the Company has received a Superior Proposal from a third party, specifying the material terms and conditions of such Superior Proposal and (3) either (A) the Majority Buyer shall not have revised its proposal with respect to the transactions contemplated hereby within (i) 10 Business Days after the date on which such notice is deemed to have been given to the Majority Buyer or (ii) in the event of any counter-proposal with respect to such Competing Transaction from a third party that has previously submitted a Superior Proposal, three Business Days after the date on which notice of such counter-proposal is deemed to have been given to the Majority Buyer or (B) if the Majority Buyer within such period shall have revised its proposal with respect to the transactions contemplated hereby, the Board of Directors of the Company, after consultation with the Company’s financial advisor of recognized reputation and reputable outside legal counsel, shall have determined in good faith that the third party’s Competing Transaction is a Superior Proposal relative to the Buyers’ revised proposal.

(v) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the 1934 Act to the extent required by applicable law; provided, however, that any such disclosure relating to an Competing Transaction shall be deemed a Company Change in Recommendation unless the Board of Directors reaffirms its Recommendation in such disclosure. Nothing contained in this Agreement shall prohibit the Board of Directors of the Company or any committee thereof from making a Company Change in Recommendation if the Board of Directors or such committee concludes in good faith after consultation with reputable legal counsel that the failure to do would result in a breach by the Board of Directors or such committee of its fiduciary duties to the Company’s stockholders or creditors.

(vi) The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any of its representatives with respect to any Competing Transactions existing on the date of this Agreement. The Company will promptly notify each Buyer if the Company (or any of its Representatives) receives any such Competing Transactions and the details thereof, and keep each Buyer informed with respect to each such Competing Proposal.

(vii) For purposes of this Agreement, the following terms shall have the following meanings:

(1) “Superior Proposal” shall mean a Competing Transaction that the Board of Directors of the Company has in good faith concluded (following the receipt of advice of its reputable outside legal counsel and its financial advisor of recognized reputation), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person or group making the proposal, to be more favorable, from a financial point of view, to the Company, its stockholders and creditors, taken as a whole, than the terms of this Agreement and is reasonably capable of being consummated.

(viii) The Company acknowledges that each Buyer will be entitled to obtain a court order in any court of competent jurisdiction against acts of non-compliance with this Section 4(u), without the posting of bond or other security, in addition to, and not in lieu of, other remedies it may have.
      (v) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes.
      (w) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Conversion Shares may be tacked onto the holding period of the Notes and the holding period of the Warrant Shares may be tacked onto the holding period of the Warrants (in the case of Cashless Exercise (as defined in the Warrants)) and the Company agrees not to take a position contrary to this Section 4(z).
      (x) HSR Act. To the extent any Buyer determines that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any applicable non-U.S. merger control or competition laws is required with respect to the Securities, the Company shall cooperate with such Buyer and shall use its reasonable best efforts to promptly make all necessary registrations and filings, and thereafter make any other required submissions, with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby required under the HSR Act and any applicable non-U.S. merger control or competition laws; provided; however that any filing fees incurred in connection therewith shall be borne solely by the applicable Buyer.
      (y) Rights Plan Amendment. The Company shall not waive, amend, modify or terminate the Rights Plan Amendment or the Rights Agreement without the prior written consent of the Majority Buyer.
      (z) Registration Rights Agreement. Promptly following execution of this Agreement, the Company shall use its reasonable best efforts to cause the execution of a waiver of that certain Second Amended and Restated Registration Rights Agreement, dated as of May 1, 1996 by and among the Company (as successor) and the persons and entities identified on Schedules 1-5 thereto, as amended, (the “Existing Registration Rights Agreement”) in form and substance reasonably satisfactory to the Majority Buyer (the “Registration Rights Agreement Waiver”) by the holders of at least 66 2/3% of the Investor Registrable Shares (as defined in the Existing Registration Rights Agreement).
      (aa) Interim CEO. Within two (2) Business Days of the date of this Agreement, the Majority Buyer shall present to the Company and its Board of Directors one or more candidates it believes to be an acceptable interim chief executive officer of the Company. The Company and the Majority Buyer shall discuss promptly the selection in good faith of an appropriate candidate, it being understood and agreed that Mr. Jonathan Duskin is acceptable to the Majority Buyer.
      (bb) Indemnification; Directors and Officers Insurance.

(i) The Company shall honor to the fullest extent permitted under applicable law, for a period of not less than six years from the Closing Date (or, in the case of matters occurring at or prior to the Closing Date that have not been resolved prior to the sixth anniversary of the Closing Date, until such matters are finally resolved), all rights to indemnification or exculpation, existing in favor of the individuals who at or prior to the Closing were a director, officer, employee or agent (an “Indemnified Person”) of the Company or any of its Subsidiaries (including, without limitation, rights relating to advancement of expenses and indemnification rights to which such Persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of the Company or any of its Subsidiaries), as provided in the Company’s Certificate of Incorporation and Bylaws or any indemnification agreement, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Closing Date. Without limiting the generality of the preceding sentence, in the event that any Indemnified Person becomes involved in any actual or threatened action, suit, claim, proceeding or investigation after the Closing Date, the Company shall advance to such Indemnified Person his or her legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a determination of a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

(ii) Prior to the Closing Date, the Company shall have the right to obtain and pay for in full “tail” coverage directors’ and officers’ liability insurance policies (“D&O Insurance”) covering those Persons who, as of immediately prior to the Closing Date, are covered by the D&O Insurance, for a period of not less than six years after the Closing Date and providing coverage in amounts and on terms consistent with the Company’s existing D&O Insurance. In the event the Company is unable to obtain such insurance, the Company shall maintain its D&O Insurance for a period of not less than six years after the Closing; provided, that the Company may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers.

(iii) After the Closing Date, if the Company has been unable to comply with the provisions of Section 4(bb) the Buyers shall provide the Company with any incremental additional funds the Company cannot otherwise designate for use for such purpose in order to obtain such coverage; provided that reasonably satisfactory arrangements shall be made to reimburse the Buyers for such amount upon the Company having an amount of availability under the Company’s senior secured credit facility sufficient to make such reimbursement or such other funding arrangements shall be made that are reasonably satisfactory to the Buyers.

(iv) The provisions of this Section 4(bb) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Company.

      (cc) Raff Litigation. The Company has commenced a claim in arbitration against Beryl Raff (“Raff”) and has or intends to commence litigation against J.C. Penney Co. Inc. (“JCP”) or other parties (Raff, JCP and such other parties being collectively referred to as the “Potential Defendants”) arising out of or relating to the Company’s employment agreement with Raff as the Chief Executive Officer of the Company, Raff’s failure to fulfill her obligations to the Company and termination of such agreement and the role or other actions of JCP or such other parties in such failure (any claims, whether in contract, tort or otherwise and whether brought in litigation, arbitration or otherwise, against any of the Potential Defendants relating to any of the foregoing matters, being collectively referred to as the “Raff/ JCP Claims”). Subject to compliance with its obligations under the Company’s senior secured credit facilities, the Company will cause the Raff/ JCP Claims to be analyzed and will direct the course of action with respect the Raff/ JCP Claims, including, in its reasonable discretion and subject to the fiduciary duties of the Company’s Board of Directors to its stakeholders, the prosecution or settlement thereof. The Company will be responsible for all of its fees and expenses, including but not limited to attorneys’ fees and costs, incurred with respect to the Raff/ JCP Claims (the “Litigation Costs”). All proceeds received by the Company on account of any Raff/ JCP Claims from any Potential Defendant, through litigation, arbitration, settlement or otherwise (net of any amounts paid in respect of any counterclaim against the Company) (the “Proceeds”), shall first be used to (i) reimburse the Company for any and all Litigation Costs paid by the Company and (ii) pay any Litigation Costs incurred but not yet paid by the Company. Any Proceeds remaining after reimbursement/payment of all Litigation Costs (the “Net Proceeds”) shall be shared between the Company and a trust or other vehicle (the “Vehicle”) established by the Company (as determined by the Company’s Board of Directors) for the benefit of its shareholders prior to the Closing Date and potentially certain creditors of the Company, as determined by the Company, so that the Company shall be entitled to twenty percent (20%) of the Net Proceeds and the Vehicle shall be entitled to eighty percent (80%) of the Net Proceeds.
      (dd) Security Documents. The Company and the Buyers shall cooperate in effecting, at and subject to the Closing occurring, a transfer or assignment of the security interests currently in favor of the Bridge

Lenders to the Buyers (or a designated agent thereof), as security for the Notes and shall enter into security agreements in favor of the Buyers (or a designated agent thereof) and intercreditor and other ancillary agreements with the Buyers and Senior Agent that are no less favorable to the Company than those entered into (or acknowledged and assented to) in connection with the Bridge Facility.
      5.     Register; Transfer Agent Instructions.
      (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants, in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
      (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s) or transferee, for the Securities issued at the Closing or pursuant to or upon conversion of the Notes or exercise of the Warrants or transfer of the Notes, or the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion or transfer of the Notes or exercise or transfer of the Warrants in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents, subject to applicable law. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
      6.     Conditions to the Company’s Obligation to Sell.
      (a) Closing Date. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Prentice, the amounts withheld pursuant to Section 4(g)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) Stockholder Approval shall have been obtained.

(v) The Company shall have obtained all governmental or regulatory consents and approvals, if any, necessary to be obtained for the sale of the Securities.

(vi) No court, public board, government agency, self-regulatory organization or body having jurisdiction over the Company or the Buyers shall have instituted, enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that has the effect of making illegal or otherwise prohibiting or invalidating consummation of the transactions contemplated hereby substantially on the terms contemplated by this Agreement or result or would result in a Material Adverse Effect or seeks to restrain, prohibit or invalidate consummation of the transactions contemplated by this Agreement substantially on the terms contemplated by this Agreement or result or would result in a Material Adverse Effect.

(vii) The Buyers shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.
      7.     Conditions to Each Buyer’s Obligation to Purchase.
      (a) Closing Date. The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have executed and delivered to such Buyer (i) each of the Transaction Documents (including the Issuance Documents, if any, and (ii) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iii) Each Buyer shall have received the opinion of Sidley Austin Brown & Wood LLP, the Company’s outside counsel, dated as of the Closing Date, substantially covering the matters set forth in Exhibit E attached hereto (as to matters identified therein to be addressed at Closing).

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its material Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business, as of a date within 10 days of the Closing Date, except where the failure to so qualify would not, individually or in the aggregate, reasonable be excepted to have a Material Adverse Effect.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date, which shall reflect the amendment contemplated by the Transaction Resolutions.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation, as amended and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(viii) (x) The representations and warranties of the Company shall be true and correct in all material respects (without regard to any “Material Adverse Effect” or materiality qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date); provided, that the condition set forth in this Section 7(a)(viii)(x) shall only be deemed to not have been satisfied if the failure of any such representation(s) and warranty(ies) (other than Sections 3(b), (c) and (r) which shall be true and correct in all material respects) to be true and correct have or would reasonably be likely to have, individually or in the aggregate, an Extremely Detrimental Effect and (y) the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect, certifying as to the fulfillment of the conditions specified in Section 7 of this Agreement and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G. An “Extremely Detrimental Effect” shall mean any event, circumstance or fact which, individually or in the aggregate, is or could reasonably be expected to be significantly more adverse on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, than any event, circumstance or fact constituting a Material Adverse Effect.

(ix) No event, circumstances or fact shall have occurred which has resulted in, would result in or could reasonably be expected to result in, individually or in the aggregate, an Extremely Detrimental Effect.

(x) Stockholder Approval shall have been obtained and each Buyer shall have been provided with evidence reasonably satisfactory thereof.

(xi) At least a majority of the members of the Board of Directors of the Company shall consist of directors designated by the Buyers.

(xii) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(xiii) The Company shall have obtained all governmental and regulatory consents and approvals, if any, necessary to be obtained for the sale of the Securities.

(xiv) The Senior Lenders shall have executed and delivered the Security Documents to which they are a party and the Company shall have obtained the consent or waiver of the respective lenders under the Senior Credit Agreement to the transactions contemplated by the Transaction Documents, if required, including the issuance and sale of the Securities and the Company’s performance of its other obligations thereunder, which consents and/or waivers shall be in form and substance satisfactory to Schulte Roth & Zabel LLP.

(xv) The Company shall have completed a 1 for 2 reverse stock split of the outstanding equity of the Company.

(xvi) No court, public board, government agency, self-regulatory organization or body having jurisdiction over the Company or the Buyers shall have instituted, enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that has the effect of making illegal or otherwise prohibiting or invalidating consummation of the transactions contemplated hereby substantially on the terms contemplated by this Agreement or result or would result in a Material Adverse Effect or seeks to restrain, prohibit or invalidate consummation of the transactions contemplated by this Agreement substantially on the terms contemplated by this Agreement or result or would result in a Material Adverse Effect.

(xvii) The Registration Rights Agreement Waiver shall have been obtained.

(xviii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as the Majority Buyer or its counsel may reasonably request.

      8.     Termination.
      This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Majority Buyer;

(b) by the Majority Buyer if the Board of Directors of the Company or the Company, as the case may be, (1) shall have made a Company Change in Recommendation, whether or not permitted by the terms hereof, (2) shall have failed to call a Stockholder Meeting in accordance with Section 4(n) or the Stockholder Approval shall have not been obtained at any Stockholder Meeting, (3) shall have failed to publicly reaffirm the Company Recommendation within five Business Days after the Majority Buyer requests such at any time following the public announcement of a Competing Transaction, or (4) shall have recommended to the stockholders of the Company any Competing Transaction;

(c) by the Company if (1) the Board of Directors of the Company shall have determined that it has received a Competing Transaction that constitutes a Superior Proposal, (2) the Company shall have given written notice to the Majority Buyer required by Section 4(u)(iv) and which further provides that the Company intends to terminate this Agreement in accordance with this Section 8(c) and (3) either (A) the Buyers shall not have revised their proposal with respect to the transactions contemplated hereby within the time periods contemplated pursuant to Section 4(u)(iv), or (B) if the Buyers within such period shall have revised their proposal with respect to the transactions contemplated hereby, the Board of Directors of the Company, after consultation with the Company’s financial advisor of recognized reputation and reputable outside legal counsel, shall have determined in good faith that the third party’s Competing Transaction is a Superior Proposal relative to the Buyers’ revised proposal; provided that the Company may not effect such termination pursuant to this Section 8(c) unless the Company has contemporaneously with such termination tendered payment to the Majority Buyer of any fees and out of pocket expenses due under Section 4(g)(ii) hereto and, if the termination is pursuant to this Section 8(c), the time periods referenced above has expired.

(d) by either the Company or the Majority Buyer if any Person shall have issued an order, decree, or ruling that permanently restrains, enjoins, or otherwise prohibits consummation of the transactions contemplated hereby;

(e) by the Company, (A) upon a material breach of any covenant or agreement on the part of the Majority Buyer set forth in this Agreement or if any representation or warranty of the Majority Buyer set forth in this Agreement shall not be true and correct, except to the extent that such breach of a covenant or agreement or untrue or incorrect representation or warranty does not constitute a material adverse effect on ability of the Majority Buyer to consummate the transactions contemplated hereby, in either case such that the conditions set forth in Section 7 would not be satisfied or the representations and warranties of the Majority Buyer shall not have been true and correct in all material respects on the date hereof (a “Terminating Buyer Breach”); provided, that such Terminating Buyer Breach shall not have been waived by the Company or, to the extent curable, cured within the earlier of 30 days after written notice of such Terminating Buyer Breach is given to such breaching Buyers by the Company or the Drop Dead Date (as defined below); or (B) if any condition to the Company’s obligations to close at the Closing set forth in Section 6 is or becomes impossible to fulfill (other than because of the failure of the Company to comply with its obligations under this Agreement or any Transaction Document), and the Company has not waived such condition;

(f) by the Majority Buyer, (A) upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, except to the extent that such breach of a covenant or agreement or untrue or incorrect representation or warranty does not constitute a Material Adverse Effect, in either case such that the conditions set forth in Section 7 would not be satisfied or the representations and warranties of the Company shall not have been true and correct in all material respects on the date hereof (a “Terminating Company Breach”); provided, that such Terminating Company Breach shall not have been waived by such Buyer or, to the extent curable, cured within the earlier of 30 days after written notice of such Terminating Company Breach is given to the Company by such Buyer or the Drop Dead Date; or (B) if any condition to such Buyer’s obligations to close at the Closing set forth in Section 7 is or becomes impossible to fulfill (other than because of the failure of such Buyer to comply with its obligations under this Agreement or any Transaction Document), and such Buyer has not waived such condition;

(g) by the Majority Buyer, upon any Voluntary Bankruptcy or Involuntary Bankruptcy of the Company or its Subsidiaries. For the purpose of this Agreement:

(i) “Voluntary Bankruptcy” shall mean, with respect to any Person, (a) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (b) the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (c) corporate action taken by such Person to authorize any of the actions set forth above; and

(ii) “Involuntary Bankruptcy” shall mean, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation or the filing of any such petition against such Person which order or petition shall not be dismissed within 30 days or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within 30 days;
      (h) by either the Company or the Majority Buyer, if the Closing Date has not occurred by January 31, 2006 (the “Drop Dead Date”).
      9.     Effect of Termination. If this Agreement is terminated by any party pursuant to Section 8 and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect and there shall be no liability on the part of any party hereto (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party), except as set forth in this Section 9; provided, however, this if this Agreement is terminated pursuant to Section 8 (other than Section 8(e), the Company shall remain obligated to reimburse Prentice for the expenses described in Section 4(g) above; and provided, further, that any termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of any provisions of this Agreement. This Section 9 shall survive termination of this Agreement in accordance with its terms. If this Agreement is terminated by the Company pursuant to a Terminating Buyer Breach, then the Warrants shall be cancelled by the Company and shall be null and void.
      10.     Miscellaneous.
      (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New

York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
      (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
      (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
      (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
      (e) Entire Agreement; Amendments. This Agreement, together with the Confidentiality Agreement, supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Majority Buyer, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. By executing and delivering this Agreement, each Buyer hereby agrees to be bound by the Confidentiality Agreement as if a party thereto.
      (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one

Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
      If to the Company:

Whitehall Jewellers, Inc.
155 North Wacker Drive, Suite 500
Chicago, Illinois 60606
Telephone: (312) 782-6800
Facsimile: (312)
Attention: General Counsel
      With a copy (for informational purposes only) to:

Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
Telephone: (312) 853-7000
Facsimile: (312) 853-7036
Attention: John Sabl, Esq.
      If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,
      With a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Robert Goldstein, Esq.
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
      (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Buyer, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). Subject to the proviso in Section 1(a)(ii), a Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Buyer of any of the Securities in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. In addition to the foregoing, the Company acknowledges that any of the Buyers may assign and transfer some of the rights and obligations in connection with the purchase of the Securities prior to Closing to other Buyers, which Buyers shall become party hereto by execution of a signature to this Agreement and by updating of the Schedule of Buyers hereto in which case such assignee shall be deemed a Buyer for all purposes hereunder as if such assignee executed this Agreement on the date hereof. In the event that any Buyer fails to provide its Purchase Price at the Closing, Prentice shall have the right to purchase such Buyer’s Securities hereunder.

      (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as provided in Section 4(bb) and Section 4(cc).
      (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 10 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
      (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
      (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, other than any such breach directly caused by a breach of any covenant, agreement or obligation of the Buyers or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents, in each case, other than to the extent resulting from, or arising out of, or relating to breaches under this Agreement by such Buyer or to the extent resulting from, or arising out of, or relating to, such Buyer’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
      (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
      (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedied which such holder have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
      (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
      (o) Independent Nature of Buyers’ Obligations and Rights.

(i) Subject to the proviso in Section 1(a)(ii), the obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Company acknowledges that each Buyer has independently participated in the negotiation of the transaction contemplated hereby and did not act as a group. Each Buyer, other than Prentice, acknowledges that (i) Schulte Roth & Zabel LLP solely represented Prentice in connection with the transaction contemplated hereby and (ii) Prentice did not provide any advice in connection herewith and such Buyer’s determination to participate herein was based solely on its own evaluation of the risks and merits of the investment contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(ii) Each Buyer hereby appoints the Majority Buyer to act as the attorney-in-fact and agent for and on behalf of the Buyers with respect to the taking of any and all actions and the making of any decisions required or permitted to be taken by the Majority Buyer under this Agreement and the other Transaction Documents, including, without limitation, the power to (i) arbitrate, resolve, settle or compromise any dispute regarding indemnification claims or matters arising out of this Agreement and (ii) take all actions necessary in the judgment of the Majority Buyer for the accomplishment of the foregoing. Notices to or from the Majority Buyer shall constitute notice to or from each Buyer. A decision, act, consent or instruction of the Majority Buyer in connection with any of the foregoing matters shall constitute a decision of all of the Buyers and shall be final, binding and conclusive upon each of the Buyers, and the Company may rely upon any such written decision, consent or instruction of the Majority Buyer as being the decision, consent or instruction of each and every Buyer. In performing the functions specified in this Agreement, the Majority Buyer will not be liable to any Buyer in the absence of fraud or willful misconduct on the part of the Majority Buyer, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of the Majority Buyer good faith. If the Majority Buyer shall resign or become unable to fulfill its duties as such, then the Majority Buyer shall be entitled to appoint its replacement (which shall be another Buyer) and shall promptly notify the Company of such appointment; provided however; that such resignation and replacement shall not relieve the Majority Buyer of its obligation under Section 1(a)(ii).
[Signature Page Follows]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
WHITEHALL JEWELLERS, INC.

By:	/s/ John R. Desjardins

Name: John R. Desjardins

Title:	Executive Vice President and Chief Financial Officer

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
PWJ FUNDING LLC

By:	/s/ Michael Weiss

Name: Michael Weiss

Title:	CFO of Prentice Capital Management, LP, the Manager

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
PWJ LENDING LLC

By:	/s/ Jonathan Duskin

Name: Jonathan Duskin

Title:	Managing Director

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
HOLTZMAN OPPORTUNITY FUND, L.P.

By:	Holtzman Financial Advisors, LLC,

its General Partner

By:	SH Independence, LLC, its Managing Member

By:	/s/ Seymour Holtzman

Name: Seymour Holtzman

Title:	Sole Member

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)

		Aggregate	Number
		Principal	of
		Amount of	Warrant	Purchase	Legal Representative’s Address and
Buyer	Address and Facsimile Number	Notes	Shares	Price	Facsimile Number

PWJ Funding LLC	c/o Prentice Capital Management, LP 623 Fifth Avenue 32nd Floor New York, NY 10022 Attention: Michael Zimmerman Charles Phillips Facsimile: 212-756-1464	$37,500,000	0	$37,500,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Robert Goldstein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000
PWJ Lending LLC	c/o Prentice Capital Management, LP 623 Fifth Avenue 32nd Floor New York, NY 10022 Attention: Michael Zimmerman Charles Phillips Facsimile: 212-756-1464	$0	2,094,346	Paid as part of the consideration for making Bridge Loans under the Bridge Facility $12,500,000 for the Note and	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Robert Goldstein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000
Holtzman Opportunity Fund, L.P.		$12,500,000	698,116	consideration paid for the warrant as part of the consideration for making Bridge Loans under the Bridge Facility

Total		$50,000,000	2,792,462

APPENDIX E
Form of Notes
      NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 20(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.
WHITEHALL JEWELLERS, INC.
SECURED CONVERTIBLE NOTE

Issuance Date: , 200	Principal: U.S. $[ ]
      FOR VALUE RECEIVED, WHITEHALL JEWELLERS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [                    ] or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate equal to [                    ]% per annum (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Notes (collectively, the “Notes” and such other Convertible Notes, the “Other Notes”) issued pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 30.
      (1) MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The “Maturity Date” shall be [insert three year anniversary from the Issuance Date] (the “Original Maturity Date”), as may be extended (a) by the Company as provided in the immediately succeeding sentence and (b) at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5) is delivered prior to the Maturity Date. The Company shall have the right to extend the Original Maturity Date until [insert four year anniversary from the issuance Date] by giving written notice to each Holder not less than 30 nor more than 60 day’s notice prior to the Original Maturity Date and, if so extended, may further extend the Original Maturity Date until [insert five year anniversary from the Issuance Date] by giving written notice to each Holder not less than 30 nor more than 60 day’s notice prior to [insert four year anniversary from the issuance date]; provided that the Company may not extend the Maturity Date if between the date such notice is delivered and the Maturity Date (as extended, if applicable) an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default.
      (2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the last day of each Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being [insert last day of first Calendar Quarter after Issuance Date]. If any Interest Date is not a Business Day, Interest shall be paid on the next Business Day immediately succeeding the applicable Interest Date. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock (“Interest Shares”) equal to the quotient of (a) the amount of Interest payable on such Interest Date and (b) the Conversion Price in effect on the applicable Interest Date. In connection with the payment of Interest Shares paid on an Interest Date, the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the foregoing shall not apply, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled. Notwithstanding the foregoing, the Company may not pay Interest in Interest Shares but shall be obligated to pay interest in cash on all Interest Dates occurring after the Original Maturity Date. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i). From and after the occurrence of an Event of Default, the Interest Rate shall be increased to [                    ]% (the “Default Rate”). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. The Company shall pay any and all documentary stamp or similar taxes that may be payable with respect to the issuance and delivery of Interest Shares.
      (3) CONVERSION OF NOTES. This Note shall be convertible into shares of common stock of the Company, par value $[          ] per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.
      (a) Conversion Right. At any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
      (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount plus the Make Whole Interest Amount, if any, by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $[ ], subject to adjustment as provided herein.
      (c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice

(which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

      (4) RIGHTS UPON EVENT OF DEFAULT.
      (a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(iii) at any time following the forty-fifth (45th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion);

(iv) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three Business Days;

(v) any default shall have occurred and be continuing that gives the holder of Indebtedness the right to accelerate the payment of, redemption of or acceleration prior to maturity of any Indebtedness (as defined in Section 3(s) of the Securities Purchase Agreement) of more than $[ ] individually of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) other than with respect to any Other Notes;

(vi) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $[ ] are rendered against the Company or any of its Subsidiaries and which judgments are not, within ninety (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $[ ] amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix) (1) any representation or warranty made by the Company in the Securities Purchase Agreement was breached in a material respect when made and was not known by the Majority Buyer (as defined in the Securities Purchase Agreement) on or before the Closing Date and, if so known, would have given the Majority Buyer (as so defined) the right not to have closed under the Securities Purchase Agreement or (2) any covenant or other term in the Transaction Documents has been breached by the Company and such breach continues unwaived and uncured for at least (10) consecutive Business Days after notice thereof is given by the Holder to the Company;

(x) any breach or failure in any respect to comply with Section 16(a), (b) and (d) of this Note; or

(xi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

      (b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the Conversion Amount to be redeemed (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13.
      (5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.
      (a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes, and satisfactory to the Required Holders or (ii) in the case of a Fundamental Transaction involving a Change of Control where the consideration being paid by the acquiring party for the Common Stock is cash, the Company complies with its obligations under Section 5(b) below (a “Cash Transaction”). Upon the occurrence of any Fundamental Transaction that is not a Cash Transaction, the

Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. In the event that the Successor Entity in a Fundamental Transaction that is not a Cash Transaction is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market but such Successor Entity has a Parent Entity, the Required Holders may elect to treat such Parent Entity as the Successor Entity for purposes of this Section 5(a) and, in such case, upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.
      (b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) 125% of the Conversion Amount being redeemed (the “Change of Control Redemption Price”); provided if the Change of Control giving rise to the payment of the Change of Control Redemption Price is not approved by a majority of the Company Disinterested Directors (if the approval of the Company’s Board of Directors is required for such Change of Control), “125%” in clause (ii) above shall be replaced with 100%. Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to shareholders in connection with a Change of Control.
      (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.
      (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
      (b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.
      (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.
      (a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any

Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an amount mutually determined in good faith by the Company (as approved by a majority of the Company Disinterested Directors) and the Required Holders or in the absence of agreement on the foregoing, in accordance with Section 25 hereof. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.
      (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.
      (8) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).
      (9) INTENTIONALLY OMITTED.
      (10) INTENTIONALLY OMITTED.
      (11) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.
      (12) RESERVATION OF AUTHORIZED SHARES.
      (a) Reservation. The Company initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to [                    ]% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, [                    ]% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved of the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.
      (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

      (13) HOLDER’S REDEMPTIONS.
      (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.
      (b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.
      (14) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, except as provided in Section 4(cc) of the Securities Purchase Agreement, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders.
      (15) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the General Corporate Law of the State of Delaware, and as expressly provided in this Note.
      (16) COVENANTS.
      (a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes, (b) shall rank subordinate to the Existing Senior Indebtedness and (c) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

      (b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness.
      (c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.
      (d) Restricted Payments. Except as provided in Section 4(cc) of the Securities Purchase Agreement, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Existing Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.
      (17) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.
      (18) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. This Note and the Other Notes may be amended or any provision thereof may be waived by the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders.
      (19) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.
      (20) REISSUANCE OF THIS NOTE.
      (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 20(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.
      (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.
      (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d) and in principal amounts of at least $[          ] representing in the aggregate the outstanding

Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
      (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.
      (21) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
      (22) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.
      (23) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers (as defined in the Securities Purchase Agreement) and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.
      (24) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
      (25) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price or the Closing Sale Price or the arithmetic calculation of the applicable Conversion Rate or a Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, or if the Company and the Holder fail to agree on the allocation of consideration under the first sentence of Section 7(a)(iv), then the Company shall, within one (1) Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price or the Closing Sale Price or the allocation of consideration under the first sentence of Section 7(a)(iv) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or such Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
      (26) NOTICES; PAYMENTS.
      (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
      (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).
      (27) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
      (28) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.
      (29) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

      (30) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:
      (a) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.
      (b) “Bloomberg” means Bloomberg Financial Markets.
      (c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
      (d) “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.
      (e) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.
      (f) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
      (g) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.
      (h) “Company Disinterested Directors” shall mean the directors of the Company (or its successor), as of the date of any relevant determination hereunder, that are not employees, directors, officers or beneficial owners of 10% or more of the economic equity interests of the Holder or any of its Affiliates where “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person through the ownership of such Person’s voting securities, by contract or otherwise.

      (i) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
      (j) “Eligible Market” means The New York Stock Exchange, Inc., the American Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap Market.
      (k) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Notes or the exercise of the Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $[          ] (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”); (iv) in connection with the payment of any Interest Shares on the Notes (v) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date and (vi) without the approval of a majority of the Company Disinterested Directors.
      (l) “Existing Senior Indebtedness” means the Indebtedness of the Company and its Subsidiaries under the Second Amended and Restated Revolving Credit and Gold Consignment Agreement,. Dated as of July 29, 2003 (as amended, modified, supplemented or restated and in effect as of the Subscription Date, the “Senior Credit Agreement”), by and among the Company, the banks listed on Schedule 1 thereto, LaSalle National Bank National Association, as Administrative Agent and Collateral Agent, for the Agents and the Banks. ABN Amro Bank, N.V. ,as Syndication Agent for the Agents and the Banks and JPMorgan Chase Bank, as Documentation Agent.
      (m) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Common Stock or the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock; provided that the issuance of the Notes, the Other Notes or the Warrants or the issuance of shares of Common Stock upon the exercise or conversion thereof shall not constitute a Fundamental Transaction.
      (n) “Make-Whole Interest Amount” means, as of the date of determination of the number of shares of Common Stock issuable upon conversion of any Conversion Amount prior to the Original Maturity Date, the aggregate amount of Interest that would have been payable from the date of determination on the portion of the Principal comprising such Conversion Amount to be converted through the Original Maturity Date, if such Interest on such Principal were paid in cash at the Interest Rate, assuming such Principal remained outstanding through the Original Maturity Date.
      (o) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
      (p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

      (q) “Permitted Indebtedness” means the Existing Senior Indebtedness and any other Indebtedness expressly permitted under the Senior Credit Agreement, as in effect on the Subscription Date, as the same may be refinanced from time to time but only to the extent the principal amount of Indebtedness does not increase in connection with such refinancing from the maximum borrowings permitted thereunder on the Subscription Date.
      (r) “Permitted Liens” means any “Permitted Lien” under the Senior Credit Agreement, as in effect on the Subscription Date, as the same may be refinanced from time to time.
      (s) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
      (t) “Principal Market” means The New York Stock Exchange, Inc.
      (u) “Registration Rights Agreement” means that certain registration rights agreement between the Company and the initial holders of the Warrants, dated as of the Subscription Date, relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants.
      (v) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.
      (w) “SEC” means the United States Securities and Exchange Commission.
      (x) “Securities Purchase Agreement” means that certain securities purchase agreement dated the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.
      (y) “Subscription Date” means October 4, 2005.
      (z) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.
      (aa) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
      (bb) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.
[Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

WHITEHALL JEWELLERS, INC.

By:

Name:
Title:

EXHIBIT I
WHITEHALL JEWELLERS, INC.
CONVERSION NOTICE
      Reference is made to the Convertible Note (the “Note”) issued to the undersigned by WHITEHALL JEWELLERS, INC. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $[          ] per share (the “Common Stock”), as of the date specified below.
      Date of Conversion:
________________________________________________________________________________
      Aggregate Conversion Amount to be converted:

Please confirm the following information:

      Conversion Price:
________________________________________________________________________________
      Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
      Issue to:
________________________________________________________________________________

      Facsimile Number:
________________________________________________________________________________
      Authorization:
________________________________________________________________________________
      By:
________________________________________________________________________________
      Title:
________________________________________________________________________________
Dated:
________________________________________________________________________________

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT
      The Company hereby acknowledges this Conversion Notice and hereby directs [Insert Name of Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 2005 from the Company and acknowledged and agreed to by [Insert Name of Transfer Agent].

WHITEHALL JEWELLERS, INC.

By:

Name:
Title:

APPENDIX F
Registration Rights Agreement
REGISTRATION RIGHTS AGREEMENT
      REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 3, 2005, by and among Whitehall Jewellers, Inc., a Delaware corporation, with headquarters located at 155 N. Wacker Drive, Suite 500, Chicago, IL 60606 (the “Company”), and the undersigned buyers (each, a “Buyer” and collectively, the “Buyers”).
      WHEREAS:
      A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyers an aggregate of (i) Fifty Million Dollars ($50,000,000) of the Company’s secured convertible notes due three years after the date of issuance (such notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Notes”) which will, among other things, be convertible into shares of the common stock, $0.001 par value per share (“Common Stock”) of the Company (as converted, the “Conversion Shares”) in accordance with the terms of the Notes and (ii) at the time of the execution of the Securities Purchase Agreement, warrants (the “Warrants”) which will be exercisable to purchase additional shares of Common Stock (as exercised, the “Warrant Shares”).
      B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.
      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:
      1.     Definitions.
      As used in this Agreement, the following terms shall have the following meanings:

a. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

b. “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

c. “Effective Date” means the date the Registration Statement has been declared effective by the SEC.

d. “Effectiveness Deadline” means the date which is (i) in the event that the Registration Statement is not subject to a full review by the SEC, 90 days after the earlier of (A) the Closing Date and (B) the date on which the Securities Purchase Agreement terminates for any reason (the “Termination Date”) or (ii) in the event that the Registration Statement is subject to review by the SEC, 150 days after the earlier of (i) the Closing Date and (B) the Termination Date.

e. “Filing Deadline” means 45 days after the earlier of (i) the Termination Date and (ii) the Closing Date.

f. “Investor” means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

g. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

h. “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

i. “Registrable Securities” means (A) in the event of a termination of the Securities Purchase Agreement, (i) the Warrant Shares issued and issuable upon exercise of the Warrants and (ii) any shares of capital stock issued or issuable with respect to the Warrant Shares and the Warrants, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the of the Warrants and (B) from and after the Closing Date, (i) the Conversion Shares issued or issuable upon conversion or redemption of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) the Interest Shares (as defined in the Notes) issued or issuable under the Notes and (iv) any shares of capital stock issued or issuable with respect to the Conversion Shares, the Interest Shares, the Warrant Shares, the Notes and the Warrants, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercises of Warrants.

j. “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

k. “Required Holders” means the holders of at least a majority of the Registrable Securities.

l. “Required Registration Amount” means (A) in the event of a termination of the Securities Purchase Agreement, 130% of the Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination and, (B) from and after the Closing Date, the sum of (i) 130% of the sum of the number of Conversion Shares issued and issuable as of the trading day immediately preceding the applicable date of determination, and the number of Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination, and (ii) 100% of the Interest Shares issued or issuable under the Notes, in each case subject to adjustment as provided in Section 2(e).

m. “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

n. “SEC” means the United States Securities and Exchange Commission.
      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.
      2.     Registration.
      a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-1 covering the resale of all of the Registrable Securities. The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Shareholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.
      b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of the applicable Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.
      c. Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review any registration pursuant to this Section 2, which shall be Schulte Roth & Zabel LLP or such other counsel as is thereafter designated in writing by the Required Holders prior to the initiation of such other legal counsel’s review of any registration (“Legal Counsel”). The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.
      d. Eligibility to use Form S-3. The Company shall use its reasonable best efforts to become eligible to use a Form S-3 to register the Registrable Securities as soon as practicable after the Closing, subject to the rules and regulations of the SEC regarding eligibility to use Form S-3, including by seeking a waiver from the SEC regarding any act or omission by the Company that resulted in a failure of the Company to be eligible to use Form S-3. If at any time the Company regains such eligibility, the Company shall register the Registrable Securities on Form S-3 (or convert the Registration Statement then in effect covering the Registrable Securities to a Form S-3) as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
      e. Sufficient Number of Shares Registered. In the event the number of Registrable Securities available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount, but as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the Required Registration Amount. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants and such calculation shall assume that (i) the Notes and the Warrants are then convertible or exercisable into shares of Common Stock and assuming the maximum number of Conversion Shares and Warrant Shares, as the case may be, will be issued at the then prevailing Conversion Price (as defined in the Notes) and Exercise Price (as defined in the Warrants) and (ii) the maximum number of Interest Shares under the Notes, as applicable, assuming the applicable portions of the initial outstanding principal amount of the Notes remains outstanding through the applicable scheduled maturity dates and assuming no conversions or redemptions of the Notes prior to the scheduled maturity date, are issuable at the then prevailing Interest Conversion Price (as defined in the Notes) or Conversion Rate (as defined in the Notes), as applicable.
      f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor’s Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Filing Failure is cured; (ii) the day of an Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Effectiveness Failure is cured and (iii) the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full.
      3.     Related Obligations.
      At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a) or 2(e), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The term “reasonable best efforts” shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, and the approval of Legal Counsel pursuant to Section 3(c), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

c. The Company shall (A) permit Legal Counsel to review and comment upon (i) the Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for reports incorporated by reference therein) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld or delayed. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e. The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify Legal Counsel and each Investor in writing, of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h. At the reasonable request of any Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request the Company shall (i) use reasonable best efforts to furnish to such Investor, a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) furnish to such Investor an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

i. The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees, counsel and the Company’s independent certified public accountants to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the

Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) the Company reasonably determines, after consultation with the Investors and Legal Counsel, disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its reasonable best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market, or (iii) if, despite the Company’s reasonable best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on The Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

m. If requested by an Investor, the Company shall within five days of receipt of notice from such Investor (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

n. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

o. The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

p. The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

q. Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

r. Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 20 consecutive days and during any 365 day period such Grace Periods shall not exceed an aggregate of 60 days and the first day of any Grace Period must be at least 2 trading days after the last day of any prior Grace Period (an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.
      4.     Obligations of the Investors.

a. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) or Section 3(r), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required or the end of the applicable Grace Period or such earlier date as designated in the notice contemplated by Section 3(r) hereof . Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) or Section 3(r) and for which the Investor has not yet settled.

d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

      5.     Expenses Of Registration.
      All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse PWJ Funding LLC for the reasonable fees and disbursements of Legal Counsel incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement.
      6.     Indemnification.
      In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such

Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to SectionS 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

      7.     Contribution.
      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.
      8.     Reports Under The 1934 Act.
      Until the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Notes or Warrants is outstanding, with a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.
      9.     Assignment of Registration Rights.
      The rights under this Agreement shall be automatically assignable by the Investors to any transferee of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.
      10.     Amendment of Registration Rights.
      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
      11.     Miscellaneous.
      a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.
      b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
      If to the Company:

Whitehall Jewellers, Inc.
155 North Wacker Drive, Suite 500
Chicago, Illinois 60606
Telephone: (312) 782-6800
Facsimile: (312)
Attention: General Counsel
      With a copy (for informational purposes only) to:

Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
Telephone: (312) 853-7000
Facsimile: (312) 853-7036
Attention: John Sabl, Esq.
      If to Legal Counsel:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Robert Goldstein, Esq.
If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
      c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
      d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
      e. This Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
      f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
      g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
      h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
      i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
      j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the Notes held by Investors then outstanding have been converted into Registrable Securities and all Warrants then outstanding have been exercised for Registrable Securities without regard to any limitations on conversion of the Notes or on exercises of the Warrants.
      k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
      l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
      m. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no provision of this Agreement is intended to confer any obligations on any Buyer vis a vis any other Buyer. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.
* * * * * *

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:
WHITEHALL JEWELLERS., INC.

By:	/s/ John R. Desjardins

Name: John R. Desjardins

Title:	Executive Vice President and Chief Financial Officer

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYER:
PWJ FUNDING LLC

By:	/s/ Michael Weiss

Name: Michael Weiss

Title:	CFO of Prentice Capital Management, LP, the Manager

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYER:
PWJ LENDING LLC

By:	/s/ Jonathan Duskin

Name: Jonathan Duskin

Title:	Managing Director

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYER:
HOLTZMAN OPPORTUNITY FUND, L.P.

By:

Holtzman Financial Advisors, LLC, its General Partner

By:

SH Independence, LLC, its Managing Member

By:	/s/ Seymour Holtzman

Name: Seymour Holtzman

Title:	Sole Member

SCHEDULE OF BUYERS

Buyer’s Representative’s Address and
Buyer	Buyer Address and Facsimile Number	Facsimile Number

PWJ Funding LLC	623 Fifth Avenue 32nd Floor New York, NY 10022 Attention: Michael Zimmerman Facsimile: 212-756-1464 Telephone: ( ) -	Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attn: Robert Goldstein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000
PWJ Lending LLC	623 Fifth Avenue 32nd Floor New York, NY 10022 Attention: Michael Zimmerman Facsimile: 212-756-1464 Telephone: ( ) -	Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attn: Robert Goldstein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000
Holtzman Opportunity Fund, L.P.
EXHIBIT A
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
LaSalle Bank
135 South LaSalle Street
Chicago, IL 60603
[
Attention:
      Re: WHITEHALL JEWELLERS, INC.
Ladies and Gentlemen:
      We are counsel to Whitehall Jewellers, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders secured convertible notes (the “Notes”) convertible into shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”) and warrants (the “Warrants”) exercisable for shares of Common Stock (the “Warrant Shares”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and as interest under the Notes and upon exercise of the Warrants under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                      , 2005, the Company filed a Registration Statement on Form S-3 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.
      In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.
      This letter shall serve as our standing opinion to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated October      , 2005. This letter shall serve as our standing instructions to you with regard to this matter.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC: [LIST NAMES OF HOLDERS]

EXHIBIT B
SELLING STOCKHOLDERS
      The shares of common stock being offered by the selling stockholders are issuable upon conversion of the secured convertible notes and as interest thereon upon exercise of the warrants. For additional information regarding the notes and warrants, see “Private Placement of Secured Convertible Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. In addition to the ownership of the notes and the warrants, the selling stockholders have had only the following material relationships with the Company over the past three years:                    .
      The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the notes and the warrants, as of                     , 200                    , assuming conversion of all the notes and exercise of all warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise.
      The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.
      In accordance with the terms of registration rights agreements with the holders of the notes and the warrants, this prospectus generally covers the resale of at least (A) 130% of the sum of (i) the maximum number of shares of common stock issuable upon conversion of the notes (assuming that the notes are convertible at their initial Conversion Price and without taking into account any limitations on the conversion of the notes set forth in such notes) and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants (without taking into account any limitations on the exercise of the warrants set forth in the warrants) and (B) the maximum number of Interest Shares under the Notes, as applicable, assuming the applicable portions of the initial outstanding principal amount of the Notes remains outstanding through the applicable scheduled maturity dates and assuming no conversions or redemptions of the Notes prior to the scheduled maturity date, are issuable at the then prevailing Interest Conversion Price (as defined in the Notes) or Conversion Rate (as defined in the Notes), as applicable., in each case as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
      The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Maximum Number of
	Number of Shares	Shares to be Sold	Number of Shares
	Owned Prior to	Pursuant to this	Owned After
Name of Selling Stockholder	Offering	Prospectus	Offering

[PWJ Funding/ LLC/ PWJ Lending LLC.](1)			0
Holtzman Opportunity Fund, L.P.
[Other Buyers]

PLAN OF DISTRIBUTION
      We are registering the shares of common stock issuable upon conversion of the notes and upon exercise of the warrants and as interest on the notes to permit the resale of these shares of common stock by the holders of the notes and the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
      The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
      If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
      The selling stockholders may pledge or grant a security interest in some or all of the notes and the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
      The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
      Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
      There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
      The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
      We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[          ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
      Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

APPENDIX G
Fourth Amendment to the Senior Credit Agreement
WAIVER, CONSENT, AND FOURTH AMENDMENT TO SECOND AMENDED
AND RESTATED REVOLVING CREDIT AND GOLD CONSIGNMENT AGREEMENT
      THIS WAIVER, CONSENT, AND FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GOLD CONSIGNMENT AGREEMENT (this “Amendment”) is entered into as of the 3 day of October, 2005 by and among the banks that are or may from time to time become parties hereto (individually a “Bank” and collectively, the “Banks”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (“Administrative Agent”) and collateral agent, and as an Accommodation Bank, BANK OF AMERICA, N. A., a national banking association, as managing agent (“Managing Agent”), BACK BAY CAPITAL FUNDING LLC (“Back Bay”), as Accommodation Facility agent (“Accommodation Facility Agent”) and as an Accommodation Bank, and WHITEHALL JEWELLERS, INC., a Delaware corporation (“Borrower”).
WITNESSETH:
      WHEREAS, the Agents (as defined in the Agreement, as amended hereby), the Banks and the Borrower are parties to that certain Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of July 29, 2003, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of March 23, 2004, that certain Second Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of January 31, 2005, and that certain Third Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of April 6, 2005 (collectively, the “Agreement”); and
      WHEREAS, on or about September 14, 2005, the Administrative Agent notified the Borrower that one or more Events of Default had occurred under the Agreement (collectively, the “Existing Defaults”); and
      WHEREAS, the Borrower has advised the Administrative Agent that the Borrower has agreed to a “Bridge Loan Term Sheet” with Prentice Capital Management, LP (“Prentice”), a copy of which is annexed hereto marked Exhibit “A”, pursuant to which the Borrower intends to enter into a $30,000,000.00 loan arrangement with Prentice and/or one or more entities managed by Prentice and other participating investors, and which is to be secured by a security interest in substantially all of the Borrower’s assets subordinate to the security interest granted to, and held by, the Agents and the Banks (the “Subordinate Financing”); and
      WHEREAS, the Borrower has advised the Administrative Agent that the Borrower has entered into a term sheet (the “Trade Lien Term Sheet”), a copy of which is annexed hereto marked Exhibit “B”, with respect to the treatment of the Borrower’s trade indebtedness, and that as contemplated therein, the Borrower intends to enter into a “Trade Lien Agreement” with a “Collateral Trustee” on behalf of the Borrower’s trade vendors; and
      WHEREAS, the Borrower has advised the Administrative Agent that the Subordinate Financing is contemplated to be a bridge loan facility leading to a $50,000,000.00 Secured Convertible Note facility (the “Convertible Facility”), as contemplated in a term sheet (the “Convertible Facility Term Sheet”) entered into by the Borrower with Prentice, a copy of which is annexed hereto marked Exhibit “C”;
      WHEREAS, the Borrower has requested that the Agents and the Banks (i) waive the Existing Defaults and reinstate the commitment of the Banks and the Accommodation Banks to make loans and advances and to grant financial accommodations to or for the benefit of the Borrower, (ii) consent to the Subordinate Financing, the Trade Lien Agreement, and the execution of the term sheet with respect to the Convertible Facility, and (iii) amend certain other provisions of the Agreement; and
      WHEREAS, the Agents and the Banks are willing to do so in accordance with the terms and conditions of this Amendment.

      NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement (as amended hereby), and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Section 6 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2. Preconditions to Effectiveness. This Amendment shall not take effect unless and until each and all of the following items has been satisfied or delivered, as the case may be, and in all events, to the satisfaction of the Agents, in their sole and exclusive discretion. The willingness of the Agents and the Banks to enter into this Amendment is expressly conditioned upon the prior satisfaction of the following conditions precedent. The Borrower expressly acknowledges and agrees that the Agents and the Banks are relying upon the satisfaction of the following conditions precedent (collectively, the “Preconditions to Effectiveness”):

(a) The Borrower shall have closed on, or be simultaneously closing with Prentice on, the Subordinate Financing, and the Subordinate Financing shall be upon terms and conditions acceptable to the Agents, in their sole and exclusive discretion, substantially in accordance with the Bridge Loan Term Sheet.

(b) The Agents shall have entered into an Intercreditor and Lien Subordination Agreement with Prentice and/or the lenders participating in the Subordinate Financing on terms and conditions acceptable to the Agents, in their sole and exclusive discretion.

(c) The Trade Lien Term Sheet shall be fully executed and in full force and effect.

(d) The Administrative Agent shall have entered into a security agreement, blocked account agreement, control agreement, or similar agreement, and received whatever additional documents, instruments, and agreements may be necessary to perfect the Agents’ and the Banks’ security interest in all cash deposited into escrow in as contemplated in connection with the Trade Lien Term Sheet;

(e) The Agents shall have finalized the form of Intercreditor and Lien Subordination Agreement with Prentice and/or the lenders who shall be participating in the Convertible Facility on terms and conditions acceptable to the Agents, in their sole and exclusive discretion.

(f) The Administrative Agent shall have received from the Borrower each of the following fully executed documents, in form and substance satisfactory to the Administrative Agent, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:
      (i) This Amendment;
      (ii) A Fee Letter with the Administrative Agent and the Managing Agent in form and substance acceptable to them, in their sole and exclusive discretion;
      (iii) An Accommodation Facility Fee Letter in form and substance acceptable to the Accommodation Facility Agent, in its sole and exclusive discretion;
      (iv) Secretary’s Certificate of the Borrower with resolutions and incumbency; and
      (v) A Borrowing Base report dated October 3, 2005 confirming that the Borrower would have had Borrowing Availability as of October 3, 2005 in an amount not less than $15,000,000.00, after giving effect to all payments required to be made at the closing on this Amendment and the Subordinate Financing (including the escrowed funds), including closing fees, costs, expenses, and attorneys’ fees payable by the Borrower and the application of the proceeds of the Subordinate Financing in accordance with this Amendment, and after giving effect to the requirements of Section 10.1 of the Agreement as amended by this Amendment;
      (vi) Such other documents, certificates, and opinions as the Agents may request; and

(g) The Administrative Agent shall have delivered to the Borrower written notice confirming satisfaction of each and all of the other Preconditions to Effectiveness of this Amendment.
      3.     Waiver of Existing Defaults. Subject to the Preconditions to Effectiveness set forth in Section 2, above, the Agents and the Banks hereby waive the Existing Defaults. The Commitments of the Banks and the Accommodation Banks to make loans and advances and to grant financial accommodations to or for the benefit of the Borrower are hereby reinstated.
      (a) This waiver and reinstatement shall not take effect upon the execution of this Amendment by the Agents and the Banks, and only shall become effective upon satisfaction in full of each of the Preconditions to Effectiveness;
      (b) This waiver relates only to the identified Existing Defaults, is a one-time waiver, and shall not be deemed to constitute a consent or waiver with respect to (x) similar matters of the Borrower, or (y) any other Events of Default, whether now existing or hereafter arising, including, without limitation, on account of the breach of any other provision of the Agreement; and
      (c) This waiver and reinstatement is made in express reliance upon the terms and conditions of this Amendment, including all representations, warranties, and covenants of the Borrower set forth herein.
      4.     Consent to Subordinate Financing, Trade Lien Agreement, and Convertible Facility. In the absence of this Amendment, the Subordinate Financing, the Trade Lien Agreement, the execution of the Convertible Facility Term Sheet, and the other documents or agreements entered into in connection with any of the foregoing would violate, among other provisions, the terms and conditions of the following Sections of the Agreement: (i) Section 5.8.2, “New Issuance Prepayment,” (ii) Section 9.1, “Restrictions on Indebtedness,” (iii) Section 9.2, “Restrictions on Liens”, (iv) Section 9.13, “Issuance of Equity Securities”, and (v) Section 13.1(p).
      (a) The Agents and the Banks consent to the Subordinate Financing, the Trade Lien Term Sheet, the Trade Lien Agreement, and the execution of the Convertible Facility Term Sheet, and the other documents or agreements entered into in connection with any of the foregoing, and waive any violation of the Agreement which may be, or has been, occasioned thereby, including without limitation, any violation of the terms and conditions of the foregoing enumerated Sections of the Agreement. The Net Proceeds of the Subordinate Financing shall be applied in accordance with Section 5.9(c) of the Agreement, as amended by this Amendment.
      (b) The foregoing consent and waiver is made in express reliance upon the terms and conditions of this Amendment, including all representations, warranties, and covenants of the Borrower set forth herein.
      (c) In connection with the Convertible Facility, the Borrower shall (i) file a notice of meeting, proxy statement and form of proxy (together, the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, on or before October 31, 2005 relating to a special meeting of the Borrower’s stockholders to approve: (A) up to a 1 to 3 reverse stock split, (B) the Convertible Facility, and (C) the issuance of shares of common stock upon payment of interest on, or conversion of, the “Convertible Note”, and exercise of the “Warrants” (as defined in the Convertible Facility Term Sheet); and (ii) obtain the requisite approvals of the Borrower’s stockholders to the proposals in the Proxy Statement at a special meeting of the Borrower’s stockholders to be held on or before (x) December 30, 2005, or (y) if the SEC determines to review the foregoing, January 31, 2006.
      (d) The Borrower has delivered to the Administrative Agent copies of the forms of the documents, instruments, and agreements which will be used to evidence, consummate, and implement the Convertible

Facility which are annexed hereto collectively marked Exhibit “D” (collectively, the “Convertible Facility Documents”). So long as the Convertible Facility is evidenced, consummated, and implemented in accordance with the Convertible Facility Documents, then the Agents and the Banks (i) consent to the consummation and implementation of the Convertible Facility, (ii) notwithstanding the provisions of Section 5.8.2 of the Agreement, consent to the use of a portion of the proceeds thereunder to, among other things, repay the amounts due under the Subordinate Financing, and (iii) waive any violation of the Agreement which may be, or has been, occasioned thereby, including any violation of the terms and conditions of the foregoing enumerated Sections.
      (e) The Borrower acknowledges and agrees that except with respect to a closing on the Convertible Facility and use of a portion of the proceeds thereof received by the Borrower to repay the amounts due on the Subordinate Financing (or use of a portion of the proceeds of another independent source of equity which shall have been obtained on terms and conditions acceptable to the Agents, in their sole and exclusive discretion), no proceeds of Revolving Credit Loans shall be used to repay the Subordinate Financing.
      5.     Store Closing Program. Incidental to the Bridge Financing and the contemplated closing on the Convertible Facility, the Borrower has indicated that it may implement a program of store closing sales pursuant to which the Borrower liquidates all Collateral located at, and thereafter closes certain of its stores. In this regard:

(a) Not less than fourteen (14) days prior to the intended implementation of the store closing program, the Borrower shall have presented to the Administrative Agent a definitive list of the stores designated to be included in the store closing program, along with pro forma financial projections incorporating the anticipated results and economic impact of consummating the store closing sales.

(b) Any such store closing program shall be implemented and the store closing sales shall be conducted by a nationally recognized professional retail inventory liquidation firm (a “Liquidator”) on behalf of the Borrower, and the Borrower shall implement the store closing program in accordance with a written so-called “Agency Agreement” with the Liquidator.

(c) The number of stores to be included in the store closing program, the Borrower’s pro forma financial projections, and the Agency Agreement all shall be on terms and conditions acceptable to the Agents, in their sole and exclusive discretion. Further, upon the commencement of the store closing sales, all Inventory at the Borrower’s stores which are to be included in the sales shall be removed from Eligible Inventory in such amounts as the Agents may determine, in their sole and exclusive discretion.

(d) All proceeds payable by the Liquidator pursuant to the Agency Agreement on account of the store closing sales shall be paid directly to the Administrative Agent and applied in reduction of the Obligations under the Agreement in accordance with Section 5.9(c). Further, upon receipt of the proceeds of the store closing sales, the Borrowing Base shall be permanently adjusted and reduced in a manner to be determined by the Agents, in their sole and exclusive discretion.

(e) Nothing in this Amendment shall be deemed consent by the Agents to the implementation of store closing sales or similarly styled sales. Any such consent shall be granted only pursuant to a further agreement in writing executed on behalf of the Borrower and the Agents, the execution and delivery of whatever additional documents, instruments, and agreements that the Agents may require, and shall otherwise be upon such terms and conditions as the Agents may require, in their sole and exclusive discretion.
      6.     Amendment of the Agreement. Subject to the Preconditions to Effectiveness set forth in Section 2, above, from and after the execution of this Amendment, the Agreement is amended as set forth in this Section 6. However, this Amendment (i) shall not take effect upon the execution of this Amendment by the Borrower, the Agents and the Banks, and only shall become effective upon satisfaction in full of each of the Preconditions to Effectiveness, and (ii) is made in express reliance upon the terms and conditions of this Amendment, including all representations, warranties, and covenants of the Borrower set forth herein.

      (a) New Definitions. The following definitions are hereby inserted in their appropriate alphabetical order:

Agent or Agents. Any or all, as the case may be, of the Administrative Agent, the Managing Agent, and/or the Accommodation Facility Agent.

Early Termination Fee. Any “Early Termination Fee” set forth in either that certain Fee Letter executed as of the Fourth Amendment Closing Date between the Borrower and the Administrative Agent, or that certain Accommodation Facility Fee Letter executed as of the Fourth Amendment Closing Date among the Borrower, the Administrative Agent, and the Accommodation Facility Agent.

Fourth Amendment Closing Date. October 3, 2005.

Consolidated EBITDA. With respect to the Borrower and its Subsidiaries and any particular fiscal period, the consolidated earnings (or loss) from operations of the Borrower and its Subsidiaries for such period, after eliminating therefrom all non-cash extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses and other proper charges, but before payment or provision for (a) any income taxes or interest expenses for such period, (b) depreciation for such period, (c) amortization for such period, and (d) all other non-cash charges for such period, all determined in accordance with Generally Accepted Accounting Principles.

Majority Banks. As of any date, the Banks (other than Delinquent Banks) whose aggregate Commitments together constitute fifty-one percent (51%) of the Total Commitment.

Subordinate Facility. Both (i) that certain bridge term loan financing facility (the “Bridge Loan”) established on October 3, 2005 by and between the Borrower and Prentice Capital Management, LP (or one or more entities managed by such Person) evidenced by, among other things, a Bridge Term Loan Credit Agreement of even date, and (ii) the secured convertible note facility contemplated to refinance the Bridge Loan (the “Convertible Facility”).

Trade Lien Agreement. That certain Trade Lien Agreement to be entered into by and between the Borrower and a Collateral Trustee to be named therein, as contemplated by the “Trade Lien Term Sheet” (so-called herein) executed September, 2005.

Unanimous Banks. As of any date, the Banks (other than Delinquent Banks) whose aggregate Commitments together constitute One hundred percent (100%) of the Total Commitment.

Unused Line Fee. Is defined in Section 2.13(c).
      (b) Revised Definitions. The following definitions are hereby deleted and amended and restated as follows:

Balance Sheet Date. October 3, 2005.

Delinquent Bank. Means any Bank that fails (i) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of §15 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement. A “Delinquent Bank” shall be deemed a Delinquent Bank until such time as such delinquency is satisfied.

NRLV. NRLV means that percentage, as determined by the Administrative Agent and the Managing Agent from the then most recent appraisal of the Borrower’s inventory undertaken at the request of the Agents, reflecting the estimate of the net recovery on the Borrower’s Inventory in the event of an in-store liquidation of that inventory.

      (c) Deleted Definitions. The following definitions are hereby deleted and each reference to the specified terms is correspondingly removed:

(i) Required Availability Reserve;

(ii) Appraised (GOB) Percentage of Eligible Inventory;

(iii) Effective Percentage;

(iv) Field Examination Reserve; and

(v) Minimum Excess Availability.
      (d) Increase in Commitment.
      (i) The definition of the term “Total Revolver Commitment” is hereby amended by deleting the figure “$125,000,000.00” contained therein, and substituting the figure “$140,000,000.00” in its place.
      (ii) Schedule 1 is hereby deleted and replaced with a new Schedule 1 in the form annexed hereto marked Exhibit “E”.
      (e) Extended Maturity Date.
      (i) The definition of “Maturity Date” and Section 2.12(c) are hereby amended by deleting the date “July 31, 2006” contained therein and substituting the date “October 3, 2008” in its place in each instance.
      (ii) Section 2.8 is hereby deleted in its entirety and the following is inserted in its place:
      Maturity. The Borrower shall pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Obligations, including all Revolving Credit Loans and Loans under the Accommodation Facility, outstanding on such date, together with any and all accrued and unpaid interest thereon, and all fees, costs, expenses, and other amounts due by the Borrower hereunder.
      (f) Amendment of Borrowing Base.
      (i) The definition of “Borrowing Base” is hereby amended by deleting the first sentence thereof, and substituting the following in its place:

Borrowing Base. At the relevant time of reference thereto, an amount equal to the least of:

(i) $140,000,000.00,

(ii) the lesser of either (x) the Revolving Loan Borrowing Base, plus the outstanding principal balance of the Accommodation Facility, or (y) $125,000,000.00, plus the outstanding principal balance of the Accommodation Facility, or

(iii) during the period of:

1. Subject to subparagraph 2, below:

(A) January 16 through December 18 each year, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 100% of the NRLV of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.

(B) December 19 through December 30 each year, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 88% of the NRLV of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.

(C) December 31 through January 15 each year, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 85% of the NRLV of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.

2. Notwithstanding the foregoing, for the period from the Fourth Amendment Closing Date through December 18, 2006 only:

(A) Fourth Amendment Closing Date through December 25, 2005, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 65% of the cost value of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.

(B) December 26, 2005 through January 1, 2006, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 88% of the NRLV of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.

(C) January 2, 2006 through January 8, 2006, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 90% of the NRLV of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.

(D) January 9, 2006 through January 15, 2006, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 93% of the NRLV of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.

(E) January 16, 2006 through December 18, 2006, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 100% of the NRLV of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.

(ii) The definition of “LIBOR Applicable Margin” is hereby deleted and the following is inserted in its place:

LIBOR Applicable Margin. At all times, two and one-half percent (2.50%).

(iii) The definition of “Revolving Loan Borrowing Base” is hereby deleted in its entirety and the following is inserted in its place:

Revolving Loan Borrowing Base. At the relevant time of reference thereto, an amount determined by the Administrative Agent and the Managing Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agents pursuant to §5.2(a), which is equal to:

(A) During the period from the Fourth Amendment Closing Date through December 25, 2005, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) the 60% of the cost value of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion;

(B) During the period from December 26, 2005 and thereafter, the sum of (a) 85% of Eligible Credit Card Receivables, plus (b) 85% of the NRLV of Eligible Inventory, minus (c) such Reserves as may be established by the Administrative Agent and the Managing Agent in their sole and exclusive discretion.
      (g) Submission of Borrowing Base Reports.
      (i) Section 5.2(a) is hereby deleted in its entirety and the following is inserted in its place:

(a) The Banks shall have no obligation to make any Extension of Credit if, at any time, the Outstanding Facility Amounts, after giving effect to such Extension of Credit, would exceed the Borrowing Base. The Borrowing Base shall be determined by the Administrative Agent and the Managing Agent by reference to the most recent Borrowing Base Report delivered to the Administrative Agent by the Borrower, which shall be delivered weekly, at or before 11:00 AM each Wednesday, and which may, in the Borrower’s discretion, be submitted more frequently, including daily, via facsimile or by e-mail, with the original submitted thereafter by first class mail.

      (ii) Schedule A to the Agreement (Borrowing Base Report) is hereby deleted and replaced with the Schedule attached hereto as Schedule A (Borrowing Base Report).
      (iii) The provisions of Section 8.4(f) are hereby deleted in their entirety and the following is inserted in their place:
      [Intentionally Omitted].
      (iv) Section 12.5 is hereby amended by deleting the reference “§8.4(f)” and substituting the reference “5.2(a)” in its place in each instance.
      (h) Fees.
      (i) Section 2.12(e) is hereby deleted in its entirety and the following is hereby inserted in its place:

(e) The Borrower shall pay to the Accommodation facility Agent and the Accommodation Banks the fees in the amounts and at the times, and in accordance with that certain Accommodation Facility Fee Letter dated as of the Fourth Amendment Closing Date entered into by and between the Borrower and the Accommodation Banks. Such fees shall be for the sole benefit of the Accommodation Facility Agent and the Accommodation Banks, as set forth therein and shall constitute Obligations.
      (ii) A new Section 2.13 is hereby created and inserted in its appropriate numerical order, as follows:

2.13. Unused Line Fee. In addition to any other fee payable by the Borrower hereunder, the Borrower shall pay the Administrative Agent for the ratable benefit of each Bank (other than the Accommodation Banks) the “Unused Line Fee” (so referred to herein) of .375% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Maturity Date) between the Borrowing Base and the aggregate of the Outstanding Facility Amounts. The Unused Line Fee shall be paid in arrears, on the last day of each calendar month after the execution of this Agreement and on the Maturity Date. The Administrative Agent is hereby authorized by the Borrower to make a Revolving Credit Loan to timely pay the Unused Line Fee as and when due set forth herein.
      (i) Letters of Credit Fees. Section 3.6 is hereby deleted in its entirety and the following is inserted in its place:

Letter of Credit Fee. The Borrower shall pay to the Administrative Agent for the ratable accounts of the Banks (other than the Accommodation Facility Banks) a fee (in each case, a “Letter of Credit Fee”) in respect of Letters of Credit on the average daily Maximum Drawing Amount at a rate per annum equal to (a) with respect to each standby Letter of Credit, 3.0% and (b) with respect to each documentary Letter of Credit, 2.5%, such Letter of Credit Fees being payable monthly in arrears on the last Business Day of each calendar month and on the Maturity Date. The Borrower shall also pay to each Issuing Bank, at such time or times as such charges are customarily made by each Issuing Bank, the Issuing Bank’s customary issuance fees or amendment fees, as the case may be, and each Issuing Bank’s customary time negotiation fees per document examination or other administrative fees.
      (j) Financial Statements and Projections.
      (i) Section 7.4.2 is hereby deleted in its entirety and the following is hereby inserted in its place:

Projections. The projections of the operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements presented to the Agents as the Borrower’s “Business Plan”, copies of which have been delivered to the Agents, are based on a variety of assumptions with respect to general economic, financial and market conditions used in formulating such projections which are believed by the Borrower to be reasonable as of the date of the Business Plan but that are inherently subject to significant economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the control of the Borrower. To the knowledge of the

Borrower or any of its Subsidiaries, as of the Fourth Amendment Closing Date no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The Business Plan has been prepared on the basis of the assumptions stated therein and reflect the current estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

      (ii) Section 7.5.2 is hereby amended by deleting the first sentence thereof, and substituting the following in its place:
      After the closing on, and consummation of, the Convertible Facility and otherwise giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents, the Borrower and its Subsidiaries on a consolidated basis are Solvent.
      (iii) Section 8.4(d) is hereby deleted in its entirety and the following is inserted in its place:
      [Intentionally Omitted].
      (iv) The date for submission of the Borrower’s (x) finalized month end July, 2005 financial statements is hereby extended to October 31, 2005; (y) draft management month-end August, 2005 financial statements is hereby extended to October 15, 2005, and (z) finalized month end August, 2005 financial statements is hereby extended to November 15, 2005.
      (k) Inventory Appraisals; Examinations. Sections 8.9.2 and 8.9.3 of the Agreement are hereby deleted in their entirety, and the following are inserted in their place:

8.9.2. Appraisals; Examinations. (a) The Agents shall obtain such appraisals of the Collateral at the times, and with such frequency, as the Agents, in their sole and exclusive discretion, may determine, to be conducted by such appraisers as are satisfactory to the Agents. Notwithstanding the foregoing, (i) prior to the occurrence of any Event of Default, the Borrower shall only be obligated to reimburse the Agents for Three (3) appraisals of the Collateral in any Twelve (12) month period, and (ii) from and after the occurrence of any Event of Default, the Agents may cause such additional appraisals to be undertaken as the Agents, in their sole and exclusive discretion, deem necessary or appropriate, each of which shall be at the Borrower’s expense.

(b) The Agents shall conduct such commercial finance field examinations of the Borrower’s books and records at the times, and with such frequency, as the Agents, in their sole and exclusive discretion, may determine, to be conducted by such examiners as are satisfactory to the Agents. Notwithstanding the foregoing, (i) prior to the occurrence of any Event of Default, the Borrower shall only be obligated to reimburse the Agents for Three (3) commercial finance field examinations in any Twelve (12) month period, and (ii) from and after the occurrence of any Event of Default, the Agents may cause such additional commercial finance field examinations to be undertaken as the Agents, in their sole and exclusive discretion, deem necessary or appropriate, each of which shall be at the Borrower’s expense.

8.9.3. Intentionally Omitted.
      (l) Permitted Indebtedness. Section 9.1 is hereby amended by inserting new subparagraphs (i) and (j) in their appropriate place and alphabetical order:

(i) Indebtedness pursuant to the Subordinate Facility.

(j) Indebtedness pursuant to the Trade Lien Agreement.
      (m) Permitted Liens. Section 9.2 is hereby amended by inserting new subparagraphs (k) and (l) in their appropriate place and alphabetical order:

(k) liens in connection with and to secure Indebtedness pursuant to the Subordinate Facility.

(l) liens in connection with and to secure Indebtedness pursuant to the Trade Lien Agreement; provided that such liens are subject to an Intercreditor and Lien Subordination Agreement in form and substance acceptable to the Agents, in their sole and exclusive discretion.

      (n) Revised Financial Performance Covenants.
      (i) Section 10.1 is hereby deleted in its entirety and the following is inserted in its place:

“The Borrower shall maintain Borrowing Availability in an amount greater than $7,000,000.00 at all times.”
      (ii) Section 10.2 is hereby deleted in its entirety and the following is inserted in its place:

“The Borrower (i) shall not suffer to occur at any time a vote of the Borrower’s shareholders failing to approve or rejecting the Convertible Facility, (ii) shall not withdraw the proxy statement relating to the Convertible Facility, and (iii) shall have received Net Proceeds from the consummation of the Convertible Facility in an amount not less than $18,000,000.00 (after repayment of the amounts due on the Subordinate Financing) on or before December 30, 2005 or, if the Securities Exchange Commission determines to conduct a review of the Convertible Facility, January 31, 2006.”
      (iii) Section 10.3 is hereby deleted in its entirety and the following is inserted in its place:

“No sooner than Ninety (90) nor later than Thirty (30) days prior to the end of each of the Borrower’s fiscal years, the Borrower shall have delivered to the Administrative Agent a business plan covering the succeeding fiscal year, in form and scope acceptable to the Agents, in the Agents’ sole and exclusive discretion, demonstrating adequate liquidity for the Borrower’s business operations through the end of that succeeding fiscal year.”
      (iv) Section 10.4 is hereby deleted in its entirety and the following is inserted in its place:

“Intentionally Omitted.”
      (v) Section 10.5 is hereby deleted in its entirety and the following is inserted in its place:

“Intentionally Omitted.”
      (o) Private Label Credit Cards. Section 8.16 is hereby deleted in its entirety and the following is inserted in its place:

Private Label Credit Card Program. The Borrower will maintain in effect at all times credit programs provided by Persons other than the Borrower and its Subsidiaries which are non-recourse to the Borrower and its Subsidiaries.
      (p) Distributions.
      (i) The provisions of Section 9.4 are hereby deleted in their entirety and the following are inserted in their place:

Distributions. The Borrower will not make any Distributions, except for (i) Distributions to existing shareholders to “cash out” fractional shares and similar matters incidental to the Convertible Facility, and (ii) either (x) Distributions to effect repurchases of any of the Borrower’s common stock, or (y) cash Distributions; provided that, with respect to either the Distributions to effect repurchases of the Borrower’s common stock or the cash Distributions described in this clause (ii): (A) such Distributions may be made only once during any twelve (12) month period, and then only within the sixty (60) day period after the delivery by the Borrower of its year end audited financial statements, with the first such Distribution not to be made until after the delivery of the fiscal year end January 31, 2007 audited financial statements; (B) at the time of the making the proposed Distribution the Borrower is not then in Default and no Event of Default has occurred or is continuing, nor would the making of the proposed Distribution cause the Borrower to be in Default or cause an Event of Default; (C) immediately after giving effect to the proposed Distribution, (1) the Borrower would have excess Borrowing Availability of at least $22,000,000.00, and (2) the Borrower is projected to maintain excess Borrowing Availability of not less than $22,000,000.00 at all times on a pro forma basis for the succeeding twelve (12) month period (as satisfactorily established pursuant to projections reviewed and approved by the Agents, in their sole and exclusive discretion); and (D) immediately after giving effect to the proposed Distribution, the Borrower would have maintained a Fixed Charge Coverage Ratio as defined below, on a trailing 12 month basis, of not less than 1.2X (as satisfactorily established pursuant to a compliance certificate executed by the Borrower’s chief financial officer and submitted to, and approved by the Agents, in their sole and exclusive discretion, including all calculations relevant thereto). As used herein, the term “Fixed Charge Coverage Ratio” shall be the result of (i) Consolidated EBITDA for the trailing 12 month period minus Capital Expenditures and cash taxes divided by (ii) the sum of cash interest expense, principal payments on Indebtedness, payments on Capital Leases (without duplication), and Distributions otherwise permitted herein.

      (ii) The last sentence of Section 7.5.1 is hereby deleted and the following is inserted in its place:

Except as expressly permitted by Section 9.4, since the Balance Sheet Date, the Borrower has not made any Distribution.
      (q) Section 9.5.2 of the Agreement, “Disposition of Assets,” is hereby amended by deleting the figure “80%” contained therein, and substituting the figure “85%” in its place.
      (r) Conforming Amendments.
      (i) Section 5.8.1 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

5.8.1 Asset Disposition Prepayment. The Borrower shall pay to the Administrative Agent, for the accounts of the Banks (each, an “Asset Disposition Prepayment”), immediately upon the receipt by the Borrower of the proceeds of any asset dispositions, an amount equal to one hundred percent (100%) of the Net Proceeds received by the Borrower in connection with such asset disposition.
      (ii) Section 5.8.2 of the Agreement, New Issuance Prepayment, is hereby amended by:

(1) Deleting the phrase “within ten (10) days” contained therein, and substituting the phrase “immediately” in its place.

(2) Deleting the phrase “fifty percent 50%” contained therein, and substituting the phrase “one hundred percent (100%)” in its place.
      (iii) Section 5.8.3 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

5.8.3 Applications of Mandatory Prepayments. Each Asset Disposition Prepayment or New Issuance Prepayment (collectively, “Mandatory Prepayments”) received by the Administrative Agent shall be applied to the Obligations as follows:

(i) first, to pay all fees and expenses then due and payable under this Credit Agreement (including fees and expenses for cash management, but excluding the Early Termination Fee);

(ii) second, to pay all Permitted Overadvances, plus all accrued and unpaid interest thereon;

(iii) third, to pay all accrued and unpaid interest on the Revolving Credit Loans (including Loans under the Accommodation Facility);

(iv) fourth, to cash collateralize all Reimbursement Obligations, including 102% of the face amount of all outstanding Letters of Credit;

(v) fifth, to repay the Revolving Credit Loans (other than under the Accommodation Facility) which are Base Rate Loans;

(vi) sixth, to repay the Revolving Credit Loans (other than under the Accommodation Facility) which are LIBOR Loans;

(vii) seventh, to repay all other Obligations (other than any Early Termination Fee) due and owing to the Agents and the Banks (other than the Accommodation Banks under the Accommodation Facility) under the Loan Documents;

(viii) eighth, to repay the Revolving Credit Loans which are outstanding under the Accommodation Facility;

(ix) ninth, to pay any Early Termination Fee due and owing to the Banks (other than the Accommodation Banks under the Accommodation Facility) under the Loan Documents;

(x) tenth, to pay any Early Termination Fee and all other Obligations due and owing to the Accommodation Banks under the Loan Documents; and

(xi) eleventh, to the Borrower’s Operating Accounts.
      (iv) The first paragraph of Section 5.9(c) of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

(c) Prior to the occurrence of an Event of Default, all funds transferred to the Concentration Accounts and any amounts required to be repaid pursuant to §5.9(b)(i) shall be applied to the Obligations as follows:

(A) first, to pay all fees and expenses then due and payable under this Credit Agreement (including fees and expenses for cash management, but excluding any Early Termination Fee);

(B) second, to pay all Permitted Overadvances, plus all accrued and unpaid interest thereon;

(C) third, to pay all accrued and unpaid interest on the Revolving Credit Loans (including Loans under the Accommodation Facility);

(D) fourth, but only in the case of a required repayment pursuant to §5.9(b)(i), to cash collateralize all Reimbursement Obligations, including 102% of the face amount of all outstanding Letters of Credit;

(E) fifth, to repay Revolving Credit Loans (other than under the Accommodation Facility) which are Base Rate Loans;

(F) sixth, to repay Revolving Credit Loans (other than under the Accommodation Facility) which are LIBOR Loans;

(G) seventh, to repay all other Obligations (other than any Early Termination Fee) due and owing to the Agents and the Banks (other than the Accommodation Banks under the Accommodation Facility) under the Loan Documents;

(H) eighth, to repay Revolving Credit Loans which are outstanding under the Accommodation Facility;

(I) ninth, to pay any Early Termination Fee due and owing to the Banks (other than the Accommodation Banks under the Accommodation Facility) under the Loan Documents;

(J) tenth, to pay any Early Termination Fee and all other Obligations due and owing to the Accommodation Banks under the Loan Documents; and

(K) eleventh, to the Borrower’s Operating Accounts.
      (v) Section 5.10 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

5.10 Repayments of Loans and Distribution of Collateral Proceeds After Event of Default. In the event that following the occurrence and during the continuance of an Event of Default, the Collateral Agent, any other Agent or any Bank, as the case may be, receives any monies, whether pursuant to §4.4(c), §8.14 or §13.4 or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows (the Borrower hereby authorizing and consenting to such application):

(a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Collateral Agent, for the benefit of the Agents and the Banks, under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral, including, without limitation, the fees and expenses of counsel to the Agents, or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

(b) Second, to pay all Permitted Overadvances, plus all accrued and unpaid interest thereon;

(c) Third, to pay all accrued and unpaid interest on the Revolving Credit Loans (including Loans under the Accommodation Facility);

(d) Fourth, to cash collateralize all Reimbursement Obligations, including 102% of the face amount of all outstanding Letters of Credit;

(e) Fifth, to repay the Revolving Credit Loans (other than under the Accommodation Facility) which are Base Rate Loans;

(f) Sixth, to repay the Revolving Credit Loans (other than under the Accommodation Facility) which are LIBOR Loans;

(g) Seventh, to repay all other Obligations (other than any Early Termination Fee) due and owing to the Agents and the Banks (other than the Accommodation Banks under the Accommodation Facility) under the Loan Documents;

(h) Eighth, to repay the Revolving Credit Loans which are outstanding under the Accommodation Facility;

(i) Ninth, to pay any Early Termination Fee due and owing to the Banks (other than the Accommodation Banks under the Accommodation Facility) under the Loan Documents;

(j) Tenth, to pay any Early Termination Fee and any other Obligations due and owing to the Accommodation Banks under the Loan Documents;

(j) Eleventh, upon payment and satisfaction in full or other provisions for payment in full satisfactory to each of the Banks and the Agents of all of the Obligations, to the payment of any unpaid obligations required to be paid pursuant to §9-615(a) of the Uniform Commercial Code of the State of Illinois; and

(k) Twelfth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

All distributions in respect of (i) such Obligations shall be made pari passu among Obligations with respect to the Agents’ fees payable pursuant to §5.12, and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation under each of the categories specified above such as interest, principal, fees and expenses, shall be made among the Banks entitled thereto pro rata, in accordance with their respective Commitment Percentages (or in the case of the Accommodation Banks, in accordance with their respective share of the Accommodation Facility Commitment Amount); and provided, further, that the Agents may in their discretion make proper allowance to take into account any Obligations not then due and payable.

      (vi) Section 5.22 is hereby deleted in its entirety and the following is inserted in its place:
      [Intentionally omitted.]
      (vii) Section 13.1 of the Agreement is amended by the deletion of the following sentence at the end thereof which was added pursuant to the Third Amendment:
      (viii) “Each Accommodation Bank shall have the right, exercisable at any time after 60 days following an Event of Default arising from the breach by the Borrower of the covenant contained in Section 10.4 by notice to the Administrative Agent, to direct the Administrative Agent to declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations immediately due and payable.”
      (ix) Section 13.1(f) is hereby deleted in its entirety and the following is inserted in its place:
      (f) the Borrower or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or (ii) fail to observe or perform any material term, covenant, or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received, or in respect of any Capitalized Leases, in each case under this subparagraph (f) in excess of $1,000,000.00, including without limitation, under the Subordinate Facility or under the Trade Lien Term Sheet or the Trade Lien Agreement, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, whether or not any such acceleration has taken place;
      (x) Section 13.2 of the Agreement is amended by the deletion of the following sentence at the end thereof which was added pursuant to the Third Amendment:
      “Each Accommodation Bank shall have the right, exercisable at any time after 60 days following an Event of Default arising from the breach by the Borrower of the covenant contained in Section 10.4 by notice to the Administrative Agent, to direct the Administrative Agent to notify the Borrower to terminate the unused portion of the credit under this Credit Agreement.”
      (xi) Section 13.3 of the Agreement is amended by the deletion of the following sentence at the end thereof which was added pursuant to the Third Amendment:

“Each Accommodation Bank shall have the right, exercisable at any time after (i) 60 days following an Event of Default arising from the breach by the Borrower of the covenant contained in Section 10.4 or (ii) the occurrence of an Event of Default specified in § § 13.1(g) or 13.1 (h), to proceed (or by notice to the Administrative Agent to direct the Administrative Agent to so proceed) to protect and enforce its rights by suit in equity, action at law, or other appropriate proceeding , whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Agents and Banks.”
      (s) Accommodation Banks. Section 19.10 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

19.10 The initial Accommodation Banks (LaSalle and Back Bay) agree that, except in the case of a buyout and replacement of a “Non-consenting Bank” pursuant to Section 26 of this Agreement:

(a) So long as LaSalle holds its entire initial interest as of the Fourth Amendment Closing Date in the Loans under the Accommodation Facility for its own account, Back Bay (or an affiliate of Back Bay) shall at all times continue to hold its entire initial interest in the loans under the Accommodation Facility for its own account.

(b) LaSalle may sell or assign a portion of its initial interest as of the Fourth Amendment Closing Date in the Loans under the Accommodation Facility, so long as: (i) Back Bay shall have a corresponding right to sell or assign an equal portion of its initial interest in the Loans under the Accommodation Facility to the proposed purchaser or assignee; (ii) any such purchaser or assignee shall also simultaneously be purchasing an interest in the Revolving Loans as well; and (iii) LaSalle at all times must continue to hold not less than $1,000,000.00 of Loans under the Accommodation Facility.

For purposes of clarity and the avoidance of doubt, the foregoing shall not restrict the right of any Bank which is a Bank hereunder as of the Fourth Amendment Closing Date from selling or assigning a portion of its interest in the Revolving Credit Loans as otherwise provided herein.
      (t) Agency, Voting, and Consent. The provisions of Section 15 of the Agreement are hereby deleted in their entirety and the following provisions are inserted in their place. In addition, to the extent that any provisions of the Agreement are inconsistent with Section 15 as amended hereby, the following provisions shall control:

15.1. Appointment of the Agents.

(a) Each Bank appoints and designates LaSalle Bank National Association as the “Administrative Agent,” Bank of America, N. A. as “Managing Agent”, and Back Bay Capital Funding LLC, as “Accommodation Facility Agent” hereunder and under the Loan Documents.

(b) Each Bank authorizes the Agents:

(i) To execute those of the Loan Documents and all other instruments relating thereto to which the Agents are a party.

(ii) To take such action on behalf of the Banks and to exercise all such powers as are expressly delegated to the Agents hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto.

15.2 Responsibilities of Agents.

(a) The Agents shall not have any duties or responsibilities to, or any fiduciary relationship with, any Bank except for those expressly set forth in this Agreement.

(b) Neither the Agents nor any of their Affiliates shall be responsible to any Bank for any of the following:

(i) Any recitals, statements, representations or warranties made by the Borrower or any other Person.

(ii) Any appraisals or other assessments of the assets of the Borrower or of any other Person responsible for or on account of the Obligations.

(iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, the Loan Documents, or any other document referred to or provided for therein.

(iv) Any failure by the Borrower or any other Person (other than that Agent) to perform its obligations under the Loan Documents.

(c) The Agents may employ attorneys, accountants, and other professionals and agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys in fact selected by the Agents with reasonable care. No such attorney, accountant, other professional, agent, or attorney in fact shall be responsible for any action taken or omitted to be taken by any other such Person.

(d) Neither the Agents, nor any of their directors, officers, or employees shall be responsible for any action taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

(e) The Agents shall not have any responsibility in any event for more funds than the Agents actually receive and collect.

(f) The Agents, in their separate capacity as a Bank, shall have the same rights and powers hereunder as any other Bank.

15.3 Concerning Distributions By the Agents.

(a) The Agents in the Agents’ reasonable discretion based upon the Agents’ determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Obligations.

(b) The Agents may disburse funds prior to determining that the sums which the Agents expect to receive have been finally and unconditionally paid to the Agents. If and to the extent that the Agents do disburse funds and it later becomes apparent that the Agents did not then receive a payment in an amount equal to the sum paid out, then any Bank to whom the Agents made the funds available, on demand from the Agents, shall refund to the Agents the sum paid to that person.

(c) If, in the opinion of the Agents, the distribution of any amount received by the Agents might involve the Agents in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agents may refrain from making distribution until the Agents’ right to make distribution has been adjudicated by a court of competent jurisdiction.

(d) The proceeds of any Bank’s exercise of any right of, or in the nature of, set off shall be First, to the extent that a Bank is entitled to any distribution hereunder, deemed to constitute such distribution and Second, shared with the other Banks as if distributed pursuant to (and shall be deemed as distributions under, this Agreement.

(e) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agents is to be repaid or disgorged or (y) those Banks adversely affected thereby determine to effect such repayment or disgorgement, then each Bank to which any such distribution shall have been made shall repay, to the Agents which had made such distribution, that Bank’s pro rata share of the amount so adjudged or determined to be repaid or disgorged.

15.4 Distributions of Notices and Other Documents. Each Agent will forward to each Bank, promptly after that Agent’s receipt thereof, a copy of each notice or other document furnished to the Agents pursuant to this Agreement, including Borrowing Base Reports, and annual financial statements received from the Borrower pursuant to this Agreement, other than any of the following:

(a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of Letters of Credit.

(b) Routine or nonmaterial communications.

(c) Any notice or document required by any of the Loan Documents to be furnished to the Banks by the Borrower.

(d) Any notice or document of which any Agents has knowledge that such notice or document had been forwarded to the Banks other than by the Agents.

15.5 Confidential Information.

(a) Each Bank will maintain, as confidential, all of the following:

(i) Proprietary approaches, techniques, and methods of analysis which are applied by the Agents in the administration of the credit facility contemplated by this Agreement.

(ii) Proprietary forms and formats utilized by the Agents in providing reports to the Banks pursuant hereto, which forms or formats are not of general currency.

(iii) The results of financial examinations, reviews, inventories, analysis, appraisals, and other information concerning, relating to, or in respect of the Borrower and prepared by or at the request of, or furnished to any of, the Banks by or on behalf of the Agents.

(b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

15.6 Reliance by Agents. The Agents shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agents to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agents. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Agents shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable consent required by this Agreement. Instructions given with the requisite consent shall be binding on all Banks.

15.7 Non-Reliance on Agents and Other Banks.

(a) Each Bank represents to all other Banks and to the Agents that such Bank:

(i) Independently and without reliance on any representation or act by Agents or by any other Bank, and based on such documents and information as that Bank has deemed appropriate, has made such Bank’s own appraisal of the financial condition and affairs of the Borrower and decision to enter into this Agreement.

(ii) Has relied upon that Bank’s review of the Loan Documents by that Bank and by counsel to that Bank as that Bank deemed appropriate under the circumstances.

(b) Each Bank agrees that such Bank, independently and without reliance upon the Agents or any other Bank, and based upon such documents and information as such Bank shall deem appropriate at the time, will continue to make such Bank’s own appraisals of the financial condition and affairs of the Borrower when determining whether to take or not to take any discretionary action under this Agreement.

(c) The Agents, in the discharge of that Agents’ duties hereunder, shall not

(i) Be required to make inquiry of, or to inspect the properties or books of, any Person.

(ii) Have any responsibility for the accuracy or completeness of any financial examination, review, inventory, analysis, appraisal, and other information concerning, relating to, or in respect of the Borrower and prepared by or at the request of, or furnished to any of, the Banks by or on behalf of the Agents.

(d) Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agents hereunder, the Agents shall not have any affirmative duty or responsibility to provide any Bank with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of the Agents.

(e) Each Bank, at such Bank’s request, shall have reasonable access to all non-privileged documents in the possession of the Agents, which documents relate to the Agents’ performance of their duties hereunder.

15.8 Indemnification.

Without limiting the liabilities of the Borrower under any this or any of the other Loan Documents, each Bank shall indemnify the Agents, pro rata, for any and all liabilities, obligations,

losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys’ reasonable fees and expenses and other out of pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agents and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Bank shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agents as to which a final judicial determination has been or is made (in a proceeding in which each Agent has had an opportunity to be heard) that the Agents had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

15.9 Resignation of Agents.

(a) Any Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon receipt of any such notice of resignation by LaSalle Bank National Association, Bank of America, N. A. shall be appointed successor Administrative Agent, and upon any resignation by Bank of America, N. A., LaSalle Bank National Association shall be appointed successor Managing Agent. In the event that either or both of Bank of America, N. A. or LaSalle Bank National Association decline to be so appointed as successor agent, the Majority Banks shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrower, not to be unreasonably withheld and, in any event, deemed given by the Borrower if no written objection is provided by the Borrower to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent in consultation with the Borrower so long as no Event of Default is then continuing may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $200 Million. The consent of the Borrower otherwise required by this Section (a) shall not be required if an Event of Default has occurred.

(b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent’s duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agents as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in bad faith, or in willful misconduct.

(c) After any retiring Agent’s resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person’s benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

15.10 Administration of Credit Facilities.

(a) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate, provided, however, no Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

(b) Except as otherwise specifically provided in this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent’s discretion, the Agents shall have the sole right in their reasonable judgment to take, or refrain from taking, such action without, and notwithstanding, any vote of the Banks. The rights granted to the Banks with respect to any consent shall not otherwise limit or impair the Agents’ exercise of their discretion under the Loan Documents.

(c) Notwithstanding any other provision of this Agreement or any Loan Document, including without limitation, any other provision of this Section 15:

(i) Any matter that requires the consent of the Required Banks, Majority Banks, or Unanimous Banks shall also require the consent of each of the Agents.

(ii) Except as set forth in Section 15.10(c)(iii), below, any matter which may be determined by the Administrative Agent in its discretion, shall also require the consent of each of the Agents.

(iii) Any matter relating to the administration of the Borrowing Base shall require the consent of both the Administrative Agent and the Managing Agent.

(iv) Upon the occurrence of any Event of Default, the Agents, in their discretion may, and any of the Administrative Agent, the Managing Agent, or the Accommodation Facility Agent, acting singly, may require the Agents to, cease making Revolving Credit Loans, declare the occurrence of an Event of Default, implement any default rate of interest, accelerate all Obligations, and require the enforcement of the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral.

15.11 Actions Requiring or On Direction of Majority Banks Except as otherwise provided in this Agreement, the consent or direction of the Majority Banks is required for any amendment, waiver, or modification of any Loan Document.

(a) The Majority Banks may direct the Agents to require the prompt repayment of Permitted Overadvances that have been outstanding for more than forty-five (45) consecutive Business Days or that have been made more than twice in any twelve month period (the Banks recognizing that, except as described in this Section 15.11(a), any loan or advance under the Revolving Credit which results in a Permitted Overadvance may be made by the Administrative Agent and the Managing Agent in their discretion without the consent of the Banks and that each Bank shall be bound thereby).

(b) The Majority Banks may direct the Agents to suspend making Revolving Credit Loans (including the making of any Permitted Overadvances), if the Borrower is then in Default, following which direction, and for as long as the Borrower is in Default, the only Revolving Credit Loans which may be made are the following:

(i) Permitted Overadvances not otherwise terminated as provided in Section 15.11(a).

(ii) Revolving Credit Loans made to “cover” the honoring of Letters of Credit.

(iii) Revolving Credit Loans made with consent of the Majority Banks.

(c) The Majority Banks may undertake the following if an Event of Default has occurred and not been duly waived:

(i) Require the Agents to declare all Obligations to be immediately payable in full.

(ii) Direct the Agents to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

15.12. Action Requiring Certain Consent. The consent or direction of the following is required for the following actions:

(a) Any forgiveness of all or any portion of any payment Obligation: All Banks whose payment Obligation is being so forgiven (other than any Delinquent Bank).

(b) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any fee payable to the Agents (for which the consent of the Agents shall be required): All Banks adversely affected thereby (other than any Delinquent Bank).

15.14. Actions Requiring or Directed By Unanimous Banks. None of the following may take place except with Unanimous Banks:

(a) Any release of a material portion of the Collateral, other than a release of Collateral otherwise required or provided for in the Loan Documents, unless such release is being made to facilitate a liquidation which has been previously authorized, or is otherwise permitted hereunder, in which case no such Unanimous Consent is required.

(b) Any amendment of the definitions of “Borrowing Base” or “Borrowing Availability” or of any definition of any component thereof, such that more credit would be available to the Borrower, based on the same assets, as would have been available to the Borrower immediately prior to such amendment, it being understood, however, that:

(i) The foregoing shall not limit the adjustment by the Agents of any Reserve in the Agents’ administration of the Revolving Credit Loans as otherwise permitted by this Agreement.

(ii) The foregoing shall not prevent the Agents, in their administration of the Revolving Credit Loans, from restoring any component of Borrowing Base which had been lowered by the Agents back to the value of such component, as stated in this Agreement or to an intermediate value.

(c) Any release of any Person obligated on account of the Obligations.

(d) The making of any Revolving Credit Loan which, when made, exceeds Borrowing Availability and is not a Permitted Overadvance, subject, however, to the following:

(i) No consent is required in connection with the making of any Revolving Credit Loan to “cover” any honoring of a drawing under any L/ C.

(ii) Each Bank recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permitted Overadvance, the unpaid principal balance of the Revolving Credit Loans may exceed Borrowing Availability on account of changed circumstances beyond the control of any Agent (such as a drop in collateral value).

(e) Any amendment which has the effect of limiting the Administrative Agent’s and the Managing Agent’s right or ability to make Permitted Overadvances.

(f) The waiver of the obligation of the Borrower to reduce the Outstanding Facility Amounts under the Revolving Credit to an amount permitted by the Borrowing Base (other than a Permitted Overadvance).

(g) Any amendment of this Article 15.

(h) Amendment of any of the following Definitions:

“Majority Banks”

“Permitted Overadvance”

“Unanimous Banks”

(i) Any amendment of the Maturity Date.

(j) Any amendment of Section 10.1.

(k) Any waiver, amendment, or modification which has the effect of increasing any Commitment .

15.13. Actions Requiring Agents’ Consent

(a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects any Agent in its respective capacity as an Agent may be undertaken without the written consent of such Agent.

(b) No action referenced herein which affects the rights, duties, obligations, or liabilities of any Agent shall be effective without the written consent of that Agent.

15.14. Miscellaneous Actions

(a) Notwithstanding any other provision of this Agreement, no single Bank independently may exercise any right of action or enforcement against or with respect to the Borrower.

(b) The Agents shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Bank unless the Agents shall first:

(i) receive such clear, unambiguous, written instructions as the Agents deem appropriate; and

(ii) be indemnified to that Agent’s satisfaction by the Banks against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

(c) The Agents may establish reasonable procedures for the providing of direction and instructions from the Banks to the Agents, including their reliance on multiple counterparts, facsimile transmissions, and time limits within which such directions and instructions must be received in order to be included in a determination of whether the requisite Banks have provided their direction, consent, or instructions.
      (u) Section 16(c) of the Agreement is hereby deleted and the following is substituted in its place:

the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel, counsel to the Managing Agent, or any local counsel to any of the Agents incurred in connection with the preparation, administration, interpretation, or enforcement of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents, or waivers hereto or hereunder,
      (v) Section 26 is hereby deleted in its entirety and the following is inserted in its place:

If any action to be taken hereunder requires the consent, authorization, or agreement of each Accommodation Bank, and an Accommodation Bank (the “Non-consenting Bank”) fails to give its consent, authorization, or agreement and but for such failure to give such consent, authorization or agreement, the action would be have been approved to be taken, then the Accommodation Bank Agent, upon at least 5 Business Days prior irrevocable notice to the Non-consenting Bank, may permanently replace the Non-consenting Bank with one or more substitute Accommodation Banks (each, a “Replacement Bank”), and the Non-consenting Bank shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-consenting Bank shall specify an effective date for such replacement, which date shall not be later than 12 Business Days after the date such notice is given. Notwithstanding the delivery by the Administrative Agent of notice to the Non-consenting Bank that a Replacement Bank is to be substituted in the place of the Non-consenting Bank, if the Non-consenting Bank does in fact thereafter provide its express written consent to the subject action prior to the date that the Non-consenting Bank has actually been replaced by a Replacement Bank, then the notice to replace the Non-consenting Bank shall be deemed of no further force and effect and the previously designated Non-consenting Bank shall remain as an Accommodation Bank.

Prior to the effective date of such replacement, the Non-consenting Bank and each Replacement Bank shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Non-consenting Bank being repaid its share of the outstanding Accommodation Facility Obligations (including an allocable portion (such portion to be determined based on the relative portion of the Accommodation Facility Commitment Amount advanced by the Non-consenting Bank) of the Early Termination Fee to the extent it is received by the Accommodation Banks) without any premium or penalty of any kind whatsoever. In the event the conditions to the payment of the Early Termination Fee are satisfied, the Replacement Bank shall use reasonable efforts to collect such Early Termination Fee, if the Accommodation Facility Agent determines, in its sole and exclusive discretion, that it is economically reasonable and otherwise prudent to do so. If the Non-consenting Bank shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Non-consenting Bank shall be deemed to have executed and delivered such Assignment and Acceptance Agreement, and the Administrative Agent is hereby authorized to execute such Assignment and Acceptance in the name of, and on behalf of, the Non-consenting Bank. The replacement of any Non-consenting Bank shall be made in accordance with the terms of Section 19.

      (w) Revised Schedules. All of the existing schedules to the Agreement (other than Schedule 1) are hereby deleted and replaced with the schedules annexed hereto collectively marked Exhibit “F”. Each of Sections 9.1(f), 9.2(g), and 9.3(d) of the Agreement are hereby amended by deleting the phrase “the date hereof” where it appears therein and substituting the phrase “the Fourth Amendment Closing Date” in each instance.
      7.     SEC Filing. The Borrower shall file its 10-Q report for the period ending July 31, 2005 with the Securities Exchange Commission on or before October 31, 2005.
      8.     Trade Lien Agreement. On or before October 24, 2005, the Borrower shall have closed with the Collateral Trustee on the Trade Lien Agreement, and the Trade Lien Agreement shall be upon terms and conditions acceptable to the Agents, in their sole and exclusive discretion, substantially in accordance with the Trade Lien Term Sheet. At such time, the Agents shall have entered into an Intercreditor and Lien Subordination Agreement with the Collateral Trustee on terms and conditions acceptable to the Agents, in their sole and exclusive discretion.
      9.     Retention of Consultant. The Borrower shall continue to retain FTI Consulting as its management and business consultant through the closing on the Convertible Facility to assist the Borrower’s management in its financial reporting and analysis and otherwise complying with the terms and conditions of the Agreement and this Amendment.
      10.     Representations, Warranties and Covenants. The representations and warranties set forth in Section 7 and all covenants set forth in Sections 8, 9 and 10 of the Agreement shall be deemed remade and affirmed as of the date hereof by the Borrower, except any and all references to the Agreement in such representations, warranties and covenants shall be deemed to include this Amendment.
      11.     Reference to the Effect on the Agreement.
      (a) References. Upon the date of this Amendment and on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement, as amended hereby.
      (b) Defaults. The Borrower acknowledges and agrees that its failure to promptly, punctually, and faithfully perform all and singular the terms and conditions of this Amendment, including without limitation, the requirements of Sections 4, 5, 7, 8, and 9, above, the shall constitute Events of Default under the Agreement.
      (c) Ratification. As specifically modified above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.
      12.     Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to Agents and the Banks as of the date hereof as follows:

(a) The execution and delivery of this Amendment and the performance by Borrower of its obligations hereunder are within the Borrower’s powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Certificate of Incorporation or By-laws of the Borrower;

(b) The Agreement (as amended by this Amendment) and the other Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms by the Agents and the Banks against the Borrower, and the Borrower expressly reaffirms each of its obligations under the

Agreement (as amended by this Amendment) and each of the other Loan Documents, including, without limitation, the Borrower’s Obligations. The Borrower further expressly acknowledges and agrees that Administrative Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral on behalf of the Banks, except as otherwise set forth in the Agreement. The Borrower agrees that it shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the other Loan Documents or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of the Administrative Agent’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

(c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment; and

(d) The execution, delivery and performance of this Amendment by the Borrower does not and will not violate any law, governmental regulation, judgment, order or decree applicable to the Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of the Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which the Borrower is a party or is subject or by which the Borrower or any of its real or personal property may be bound.

(e) The Borrower hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower under the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

(f) The Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents or the Banks or their respective parents, affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents, the Banks, or their respective parents, affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Agents and the Banks and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

      13.     Fees and Expenses. (a) The Borrower agrees to pay on demand all costs, fees and expenses of or incurred by the Agents in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the reasonable fees and expenses of counsel for any of the Agents, search fees, and taxes payable in connection with this Amendment and any future amendments to the Agreement.
      (b) In the event that after the date of this Amendment, the Banks (other than the Accommodation Banks) become entitled to any increase in the interest rate payable on the Revolving Credit Loans held by such Banks or any additional or increased fees payable to such Banks, the Accommodation Banks shall be entitled to a corresponding proportional (based on the total amount of all Revolving Credit Loans outstanding) increase in the interest rate or additional fee or increased fee payable to the Accommodation Banks, as the case may be.

      14.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

(Waiver, Consent, and Fourth Amendment to Second Amended
and Restated Revolving Credit and
Gold Consignment Agreement)
      IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver, Consent, and Fourth Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement as of the date first above written.

WHITEHALL JEWELLERS, INC.

By:	/s/ John R. Desjardins

Name: John R. Desjardins

Title:	Executive Vice President and

Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION,
for itself as a Bank and an Accommodation
Bank and as Administrative Agent for the Banks

By:	/s/ Daniel O’Rourke

Name: Daniel O’Rourke

Title:	First Vice President

BANK OF AMERICA, N. A.,
for itself as a Bank and as Managing Agent for the Banks

By:	/s/ Christine Hutchinson

Name: Christine Hutchinson

Title:	Vice President

BACK BAY CAPITAL FUNDING LLC,
for itself as a Bank and an Accommodation Bank and as Accommodation Facility Agent for the Accommodation Banks

By:	/s/ Kristan M. O’Connor

Name: Kristan M. O’Connor

Title:	Managing Director

Exhibit “E”
Schedule 1
Commitment Percentages and Notice Addresses
      Banks and their respective Commitment Percentage of the Total Revolver Commitment are as follows:

		Accommodation	Commitment Percentage
Bank	Commitment	Facility Commitment*	(Pro Rata Share)

LaSalle Bank National Association	$65,500,000.00	$3,000,000.00	46.79%
Bank of America, N. A	$62,500,000.00	$0.00	44.64%
Back Bay Capital Funding LLC	$12,000,000.00	$12,000,000.00	8.57%

TOTALS	$140,000,000.00	$15,000,000.00	100%

* A Bank’s “Accommodation Facility Commitment” is included within, and not in addition to, such Bank’s “Commitment”
      Banks and their respective Address for Notices are as follows:

Bank

LaSalle Bank National Association c/o LaSalle Retail Finance 25 Braintree Hill Office Park Suite 205 Braintree, MA 02184 Attention: Daniel F. O’Rourke Telephone: 781-353-6126 Facsimile: 781-353-6101

ABN AMRO Bank N.V. 65 Fifth Avenue, 25th Floor New York, New York 10017 Attention: Jeffrey Sarfaty Telephone: 212-649-5133 Facsimile: 212-649-5149

Bank of America, N. A.
c/o Bank of America Retail Finance Group
f/k/a Fleet Retail Group
40 Broad Street, 10th Floor
Boston, MA 02109
MA5-505-10-1
Attention: Christine Hutchinson
Telephone: 617-434-2385
Facsimile: 617-434-4185

Back Bay Capital Funding LLC 40 Broad Street, 10th Floor Boston, MA 02109 MA5-505-10-1 Attention: Kristan O’Connor Telephone: 617-434-4397 Facsimile: 617-434-4185

APPENDIX H
Vendor Term Sheet
Prentice Capital Management, LP
Terms for Treatment of Trade Indebtedness Of Whitehall Jewelers, Inc.
      This term sheet (the “Term Sheet”) is intended to be and constitutes a legally binding commitment or agreement of Whitehall Jewelers, Inc. (the “Company”), Prentice Capital Management, LP, and the trade vendors signatory hereto in connection with the treatment by the Company of its indebtedness to suppliers of inventory in the event of consummation of the Investor’s proposed investment in the Company (the “Investment”).

Company:	Whitehall Jewelers, Inc.

Investor:	Funds and accounts managed directly or indirectly by, and other investors approved by, Prentice Capital Management, LP.

Suppliers:	All suppliers of inventory to the Company.

Payment Terms:	The Company’s indebtedness to each Supplier, in each case as of September 23, 2005 (the “Trade Debt”), shall be satisfied as follows:

• Twenty-five (25%) of the Trade Debt due and owing each Supplier shall be paid in cash, and a Note shall be issued to the Collateral Trustee (as defined below) for the benefit of the Suppliers upon the first funding of the Investment, which payment and Note shall be released from the Escrow Account (defined below) upon delivery to the Company of 50% in the aggregate of the asset merchandise to be delivered to the Company in October 2005 (the “First Payment”);

• Twelve and one-half percent (12.5%) of the Trade Debt due and owing each Supplier shall be paid in cash to such Supplier on or about December 23, 2005;

• Twelve and one-half percent (12.5%) of the Trade Debt due and owing each Supplier shall be paid in cash to such Supplier on or about January 16, 2006; and

• Fifty percent (50%) of the Trade Debt due and owing each Supplier shall be paid in cash to such Supplier on or about September 30, 2007.

Upon consummation and funding of the Investment, the Company shall deposit with the Collateral Trustee (the “Escrow Account”) that portion of the proceeds of the Investment sufficient to pay the cash component of the First Payment. If any Supplier delivers either (i) the asset merchandise scheduled to be delivered by such Supplier to the Company in October 2005, or (ii) the memo/consignment goods scheduled to be delivered by such Supplier to the Company in October 2005, such Supplier shall receive its pro rata share of the cash component of the First Payment from the Escrow Account, regardless of whether or not 50% in the aggregate of the asset merchandise scheduled to be delivered to the Company in October 2005 has been so delivered.

CONFIDENTIAL

The Escrow Account shall be an interest bearing account, with all accrued interest payable to the Company.

Upon the Company’s completion of all of the foregoing payments, (i) the Trade Debt of each Supplier shall be deemed satisfied in full, and (ii) each Supplier shall forgive any and all other debts due or owing to them by the Company, including any and all amounts in excess of such Supplier’s Trade Debt that could have or should have been invoiced to the Company prior to or on September 23, 2005.

Note Priority and Security:	Each Note shall be secured by a perfected lien on and security interest in those assets and property in and on which the Company has granted security interests and liens to the Investor. Such lien and security interest will be subordinate in all respects to the liens and security interests of the Company’s existing senior secured lenders and the Investor.

Note Maturity:	Each Note shall mature on September 30, 2007 (the “Maturity Date”), with the principal balance of the Note payable on the Maturity Date.

Interest:	Starting on January 17, 2006, each Note shall accrue interest at the rate of six percent (6%) per annum, payable on the Maturity Date.

Memo Goods:	September 23, 2005 through January 15, 2006: One week reporting and one day pay (by wire).

After January 15, 2006: One week reporting and 15-day payment (by wire).

On or about December 1, 2005, the Company shall cause to be issued a standby letter of credit (the “Letter of Credit”) naming the Collateral Trustee as beneficiary for the benefit of the Suppliers, to be drawn upon only in the event the Company fails to timely make required payments for memo goods. The face amount of the Letter of Credit shall be:

• $7 million from December 1, 2005 through December 18, 2005;

• $10 million from December 19, 2005 until the date of payment for all sales through December 26, 2005 (expected to be December 27, 2005);

• $5 million from the day (expected to be December 27, 2005) following the date of payment for all sales through December 26, 2005 through January 15, 2006.

• The letter of credit shall terminate on January 15, 2006.

The Company, each of the senior secured lenders and the Investor will recognize the valid and perfected consignment/purchase money security interests of the Suppliers in current and future memo goods without regard to technical perfection; provided, however, that each of the Suppliers acknowledges that its respective consignment/purchase money security interests in the memo goods relate solely to such goods and terminate once such goods

CONFIDENTIAL

are sold. Each of the Suppliers will agree not to challenge the valid and perfected security interests of the Investor or the senior secured lenders in the Company’s assets. Each of the Suppliers will disclaim any interest in the collateral of the senior secured lenders, other than those security interests provided for herein with respect to the Note.

All consigned/memo goods shall, in the event of a store closing sale, remain in place and be liquidated along with all other inventory. Each Supplier will be paid for the consigned/memo goods in the amount that would be owed by the Company, as the proceeds of the liquidation sale are received.

Commercially Reasonable Efforts:	Each Supplier shall use its commercially reasonable efforts to satisfy all shipping deadlines set forth in the Company’s outstanding purchase orders, as amended and agreed to by the Company and the respective Supplier, and in all purchase orders placed on or after September 26, 2005, which are hereafter accepted by the respective Supplier, in its discretion.

Payment Terms for Asset Goods:	60-days for goods delivered between September 26, 2005 and December 15, 2005 90-days for goods delivered after December 15, 2005.

Reporting:	Financial reporting by the Company to the Collateral Trustee for the benefit of the Suppliers in form and substance to be agreed upon by the parties.

Collateral Trustee:	A trustee shall be appointed as the representative of the Suppliers for purposes of implementation of the transactions contemplated by this Term Sheet, including, among others, maintaining the Escrow Account, serving as beneficiary of the Letter of Credit, receiving financial reporting from the Company implementation of the transactions contemplated by this Term Sheet. The reasonable expenses of the Collateral Trustee shall be paid by the Company.

Convertible Notes Interest:	Interest on convertible notes issued to Investor to accrue for a period of not less than 12 months from date of issuance, after which, interest to continue to accrue or be paid at any time at Investor’s option.

Senior Bank Facilities	Only covenant in senior bank facilities to be minimum excess availability covenant.

OTHER MATTERS:

Representations, Warranties, and Covenants:	The definitive documentation shall contain representations, warranties, and covenants customary for a transaction of this nature, including default/acceleration provisions based on, inter alia, (i) payment defaults, (ii) failure to post the Letter of Credit, (iii) a provision that a default under the Company’s credit agreements with the secured lenders and the Investor shall cause a default under this Term Sheet, and (iv) a provision that remedies for a default under this Term Sheet shall be limited to those

CONFIDENTIAL

contained in an inter-creditor agreement to be entered into by the parties.

Conditions Precedent to Payment of Settlement Amount and Agreement of the Suppliers:	• Execution and delivery by Suppliers holding not less than 90%, or such lesser percentage as agreed to in writing by the Investor, of the Company’s total Trade Debt of appropriate definitive documentation, including, but not limited to, an extension agreement and related acceptance form, in form and substance satisfactory to the Investor and including customary closing conditions, and the satisfaction of all such conditions.

• Consummation of the Investment.

• No law or injunction or other legal restraint existing that prevents consummation of payment of the Settlement Amount or entry into the other transactions contemplated hereby.

• The aggregate of all payables due to Suppliers as of September 23, 2005 shall have been confirmed to the satisfaction of the Company and the Investor.

• Satisfaction of additional customary closing conditions.

Alternate Transactions:	This transaction has been negotiated by the Company, the Investor and the Suppliers. The Suppliers reserve the right not to enter into the same transaction or any other transaction with any other investor, except in their sole and absolute discretion.

Confidentiality:	All parties agree to keep this proposal and all conversations and exchanged information related thereto strictly confidential, with the exception of any disclosure required for purposes of compliance with applicable law. Notwithstanding the foregoing, any Supplier may discuss the terms of this proposal with another Supplier, but no Supplier shall, without the prior written consent of the Company and the Investor, disclose the existence or terms of this proposal to any party other than a Supplier.

Binding Effect	The signature below of an authorized representative of a Supplier shall constitute an acceptance by such Supplier (each, a “Participating Supplier”) of the terms set forth in this Term Sheet. This Term Sheet shall bind and benefit each of the Company, the Investor and the Participating Suppliers and their respective successors, assigns, executors, administrators, and successors in interest; provided, however, that Suppliers that have not expressly accepted the terms herein by execution of this Term Sheet, shall have no right to enforce such terms against the Company or the Investor.
      Superseded by Definitive Documents: This agreement shall have no effect upon the execution of definitive agreements regarding the subject matter hereof.
      Counterparts: This Term Sheet may be signed in two or more original or facsimiled counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement. The rights under this Term Sheet may not be assigned.

CONFIDENTIAL
      Amendments: This agreement may only be amended through a written instrument executed by all of the parties hereto.

WHITEHALL JEWELERS, INC.

By:	/s/ John R. Desjardins

Name: John R. Desjardins

Title:	Executive Vice President and

Chief Financial Officer

Address for Notices:
155 North Wacker Drive, 5th Floor
Chicago, Illinois 60606

PRENTICE CAPITAL MANAGEMENT, LP

By:	/s/ Jonathan Duskin

Name: Jonathan Duskin
Title: Managing Director

Address for Notices:
623 Fifth Avenue, 32nd Floor
New York, New York 10022
      ACKNOWLEDGED AND AGREED, WITH RESPECT TO “MEMO GOODS” AND “SENIOR BANK FACILITIES”:

LASALLE NATIONAL BANK, as Agent

By:	/s/ Robert Barnhand

Name: Robert Barnhand
Title: Senior Vice President, Group Head

Address for Notices:

CONFIDENTIAL

ACCEPTED AND AGREED TO:
S.H.R. Ltd.

By:	/s/ Michael Shaffet

Name: Michael Shaffet
Title: Treasurer

Address for Notices:
One Rockefeller Plaza
New York, NY 10020

ACCEPTED AND AGREED TO:
Clover Corporation

By:	/s/ Michael Shaffet

Name: Michael Shaffet
Title: Treasurer

Address for Notices:
One Rockefeller Plaza
New York, NY 10020

ACCEPTED AND AGREED TO:
[ ]

By:	/s/ David Gaynes

Name: David Gaynes
Title: President

Address for Notices:
154 W. 14th Street, 12th Floor
New York, NY 10011

CONFIDENTIAL

ACCEPTED AND AGREED TO:
M. Fabrikant & Sons

By:	/s/ Michael Shaffet

Name: Michael Shaffet
Title: Treasurer

Address for Notices:
One Rockefeller Plaza
New York, NY 10020

ACCEPTED AND AGREED TO:
Fabrikant — Leer International Ltd. /f/k/a Leer Gem Ltd.

By:	/s/ Michael Shaffet

Name: Michael Shaffet
Title: Treasurer

Address for Notices:
One Rockefeller Plaza
New York, NY 10020

ACCEPTED AND AGREED TO:
Fine Facet Diamonds, Inc.

By:	/s/ Jhaveri Abjiay F.

Name: Jhaveri Abjiay F.
Title: President

Address for Notices:
Fine Facet Diamonds, Inc.
15 W. 47th Street, 10th Floor, #1005
New York, NY 10036

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Paras Diamond Corporation d/b/a Amikam

By:	/s/ Ravi Gopalan

Name: Ravi Gopalan
Title: Vice President

Address for Notices:
592 Fifth Ave., 3rd Floor
New York, NY 10036

ACCEPTED AND AGREED TO:
Aurafin LLC

By:	/s/ Steven L. Hansen

Name: Steven L. Hansen
Title: CFO

Address for Notices:
6701 Nob Hill Road
Tamarac, FL 33076

ACCEPTED AND AGREED TO:
Rharat Diamond Corp

By:	/s/ Shreyas R. Mehta

Name: Shreyas R. Mehta
Title: President

Address for Notices:
Rharat Diamond Corp
50 Main Street #1260
White Plains, NY 10606

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Basic Programs
Paul Winston — Eurostar

By:	/s/ Isaac Gold

Name: Isaac Gold
Title: President

Address for Notices:
151 West 46th St. 11th Floor
New York, NY 10036

ACCEPTED AND AGREED TO:
Frederick Goldman Inc.

By:	/s/ Richard Goldman

Name: Richard Goldman
Title: President

Address for Notices:
154 West 14th Street
New York, New York 10011

ACCEPTED AND AGREED TO:
Nathan Hennick & Co. Ltd.

By:	/s/ Brian Hennick

Name: Brian Hennick
Title: Vice-President

Address for Notices:
Nathan Hennick & Co. Ltd.
6 Tippett Road
Toronto Ontario M3H2V2

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Jewelex New York, Ltd.

By:	/s/ Nandini Doshi (Rupa)

Name: Nandini Doshi (Rupa)
Title: CFO

Address for Notices:
22 West 48th St.
New York, NY 10036

ACCEPTED AND AGREED TO:
JC Trading, Inc.

By:	/s/ Simon Jeckell

Name: Simon Jeckell
Title: Vice President

Address for Notices:
JC Trading, Inc.
1001 West Newport Center, Suite 111
Deerfield Beach, FL 33442

ACCEPTED AND AGREED TO:
B&M Imports, Inc.

By:	/s/ Mois Medine

Name: Mois Medine
Title: President

Address for Notices:
12 East 46th Street
4th Floor
New York, NY 10017

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Color Craft

By:	/s/ Todd Wolleman

Name: Todd Wolleman
Title: President

Address for Notices:
45 West 45th Street
New York, NY 10036

ACCEPTED AND AGREED TO:
Combine International, Inc.

By:	/s/ Shrikant Mehta

Name: Shrikant Mehta
Title: President/ CEO

Address for Notices:
Combine International, Inc.
354 Indusco Court
Troy, MI 48083
Attn: Roger Parsons

ACCEPTED AND AGREED TO:
Continental Jewellery (Mfg) Ltd.

By:	/s/ Charles Chan

Name: Charles Chan
Title: Managing Director

Address for Notices:
Flat M, 1/ F. Kaiser Estate
Phase 3, li Hok Yuen Street
Hunghom, Kowloon
Hong Kong

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Simon Korn Inc.

By:	/s/ David Bader

Name: David Bader
Title: President

Address for Notices:
580 5th Ave. #612
New York, NY 10036

ACCEPTED AND AGREED TO:
Legend Jewelry Co. Ltd. (Macao Commercial Offshore)

By:	/s/ Patrick Luk

Name: Patrick Luk
Title: Managing Director

Address for Notices:
Legend Jewelry Co. Ltd (Macao Commercial Offshore)
Avenida Xian Xing Hai, S/ N Edf.
Zhu Kuan C.C., 13 Andar K. NAPE Macau

ACCEPTED AND AGREED TO:
Lorenzo Jewelry Inc.

By:	/s/ Daryl Shamitoff

Name: Daryl Shamitoff
Title: President

Address for Notices:
5506 6th Ave. S
Seattle, WA 98108

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Merit Diamond Corporation

By:	/s/ Henry M. Dubron

Name: Henry M. Dubron
Title: CFO

Address for Notices:
33 West 46th St.
New York, NY 10036

ACCEPTED AND AGREED TO:
Diaco International

By:	/s/ Eli Hollander

Name: Eli Hollander
Title: Controller

Address for Notices:
Diaco International
1271 Avenue of the Americas, 47th Floor
New York, NY 10020

ACCEPTED AND AGREED TO:
Epoque Jewelry Inc.

By:	/s/ John Wong

Name: John Wong
Title: Vice President

Address for Notices:
207 Canal Street
New York, NY 10013

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Eyalrd Corp.

By:	/s/ Albert Kallati

Name: Albert Kallati
Title: President

Address for Notices:

ACCEPTED AND AGREED TO:
SDC Designs

By:	/s/ Abhay Javeri

Name: Abhay Javeri
Title: President

Address for Notices:
6 East 45th St., Suite #901
New York, NY 10017

ACCEPTED AND AGREED TO:
Rosy Blue, Inc.

By:	/s/ Nirau Dalal

Name: Nirau Dalal
Title: Controller

Address for Notices:
529 Fifth Avenue
New York, NY 10017
Attn: Nirav Dalal

with a copy to:
Laurence L. Ginsburg, Esq.
Moses & Singer LLP
The Chrysler Building

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Sandberg & Sikorski Corp.

By:	/s/ Samuel Sandberg

Name: Samuel Sandberg
Title: Secretary & Treasurer

Address for Notices:
37 West 26th Street
New York, NY 10010

ACCEPTED AND AGREED TO:
Leo Schachter Diamonds, LLC

By:	/s/ Eric Austein

Name: Eric Austein
Title: Partner

Address for Notices:
579 5th Ave.
New York, NY 10017

ACCEPTED AND AGREED TO:
STS Jewels Inc.

By:	/s/ Paramjeet Bhaha

Name: Paramjeet Bhaha
Title: Chief Operating Officer

Address for Notices:
30-00 LIC Center - I
5th Floor
Long Island City, NY 11101

CONFIDENTIAL

ACCEPTED AND AGREED TO:
Suberi Bros. LLC

By:	/s/ Maniu Markman

Name: Maniu Markman
Title: Chairman & CEO

Address for Notices:
902 Broadway
New York, NY 10010

ACCEPTED AND AGREED TO:
Thien Po Jewelry Ltd.

By:	/s/ Kenneth Lo

Name: Kenneth Lo
Title: Managing Director

Address for Notices:
47/27 M004, Sukhaphban 2 Road
Dokmar, Pravet
Bangkok 10250, Thailand

ACCEPTED AND AGREED TO:
Sumit Diamond Corp.

By:	/s/ Kumar Javeri

Name: Kumar Javeri
Title: President

Address for Notices:
592 5th Ave.
New York, NY 10036

APPENDIX I
Stockholder Rights Plan Amendment
FIRST AMENDMENT TO
AMENDED AND RESTATED STOCKHOLDERS RIGHTS AGREEMENT
      This First Amendment, dated as of October 3, 2005 (this “Amendment”), to the Amended and Restated Stockholders Rights Agreement, dated as of April 28, 1999 (the “Rights Agreement”), is made between Whitehall Jewellers, Inc., a Delaware corporation (the “Company”), and LaSalle Bank, a national banking association (the “Rights Agent”). Capitalized terms not otherwise defined herein have the meaning given to such terms in the Rights Agreement.
      WHEREAS, the Company has proposed to enter into a Securities Purchase Agreement dated as of October      , 2005 (the “Purchase Agreement”) pursuant to which, among other things, the investor or investors listed on the schedule attached thereto from time to time (individually, a “Buyer” and collectively, the “Buyers”) will purchase Securities (as such term is defined therein);
      WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement to exempt the issuance of the Securities (as defined in the Purchase Agreement) and to correct the reference to the Rights Agreement in the stock certificate legend;
      WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent; and
      WHEREAS, pursuant to its authority under Section 27 of the Rights Agreement, the Board of Directors of the Company has authorized and approved this Amendment to the Rights Agreement set forth herein as of the date hereof.
      NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth in this Amendment, the parties hereby agree as follows:

1. The following language is added to the end of the definition of “Acquiring Person” in Section 1(a) to the Rights Agreement:

“Notwithstanding anything to the contrary contained herein, (i) none of the Buyers, including without limitation, Prentice Capital Management, LP, a Delaware limited partnership (“Prentice”), or any of its respective Affiliates or Associates (including, without limitation, PWJ Funding LLC, a Delaware limited liability company and PWJ Lending LLC, a Delaware limited liability company), Prentice, the Buyers and their respective Affiliates and Associates being collectively referred to as the “Buying Persons”) shall become an Acquiring Person, (ii) no Distribution Date or Share Acquisition Date shall occur, in each case, as a result of the execution and delivery of the Securities Purchase Agreement, dated as of October , 2005, by and among the Buyers (as defined therein) and the Company (as it may be amended from time to time, the “Purchase Agreement”), the Bridge Term Loan Credit Agreement dated as of such date by and among the Lenders (as defined therein), the agent named therein and the Company (as it may be amended from time to time, the “Bridge Loan Agreement”) or the issuance of any warrant, convertible note or other agreement contemplated thereby (as they may be amended from time to time, the Securities Purchase Agreement, Bridge Loan Agreement and any such warrant, convertible note or other agreement contemplated thereby being collectively referred to as the “Buyer Documents”), the public announcement of execution and delivery, the performance of the Buyer Documents, or the consummation of the other transactions contemplated by the Buyer Documents (including, without limitation, the exercise of any conversion rights or warrants) and (iii) for the avoidance of doubt, the warrants and any shares of Common Stock issuable upon exercise thereof shall not be counted in any determination of whether the Buyers shall have become an Acquiring Person or that a Distribution Date or Share Acquisition Date has occurred. From and after the closing of the sale of convertible notes under the Securities Purchase Agreement, each Buyer and its Affiliates and Associates shall be deemed to be an “Exempt Person” for purposes of this definition of “Acquiring Person” and, therefore, not an Acquiring Person regardless of the amount of Common Stock Beneficially Owned by such Buyer and its Affiliates and Associates. ‘”

2. The first sentence of the legend set forth in Section 3(c) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Stockholders Rights Agreement dated as of April 28, 1999, as amended on October , 2005 and as it may be amended from time to time (the “Rights Agreement”) between Whitehall Jewellers, Inc. (the “Company”) and LaSalle Bank, as Rights Agent, the terms, provisions and conditions of which are incorporated herein by reference and made a part hereof.

3. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws thereof applicable to contracts to be made and performed entirely within the State of Delaware.

4. Except as otherwise amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.
* * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

WHITEHALL JEWELLERS, INC.

By:	/s/ John R. Desjardins

Name: John R. Desjardins

Title:	Executive Vice President and Chief Financial Officer

LASALLE BANK
as Rights Agent

By:	/s/ Mark F. Rimkus

Name: Mark F. Rimkus

Title:	Vice President

APPENDIX J-1
Financial Statements for the Period Ended July 31, 2005

J-1-1

Whitehall Jewellers, Inc.
Statements of Operations
For the Three Months and Six Months Ended July 31, 2005 and 2004

	Three Months Ended		Six Months Ended

	July 31,	July 31,	July 31,	July 31,
	2005	2004	2005	2004

	(Unaudited, in thousands, except per share data)
Net sales	$68,410	$72,284	$139,409	$145,312
Cost of sales (including buying and occupancy expenses)	50,928	48,220	99,371	96,971

Gross profit	17,482	24,064	40,038	48,341
Selling, general and administrative expenses	27,652	26,972	55,336	54,007
Professional fees and other charges	1,007	1,644	2,229	4,298
Impairment of goodwill	5,662	—	5,662	—

Loss from operations	(16,839)	(4,552)	(23,189)	(9,964)
Interest expense	2,123	1,094	3,421	2,000

Loss before income taxes	(18,962)	(5,646)	(26,610)	(11,964)
Income tax expense (benefit)	5,124	(2,463)	2,420	(5,085)

Net loss	$(24,086)	$(3,183)	$(29,030)	$(6,879)

Basic earnings per share:
Net loss	$(1.72)	$(0.23)	$(2.08)	$(0.49)

Weighted average common shares and common share equivalents	13,967	13,947	13,962	13,937

Diluted earnings per share:
Net loss	$(1.72)	$(0.23)	$(2.08)	$(0.49)

Weighted average common shares and common share equivalents	13,967	13,947	13,962	13,937

The accompanying notes are an integral part of the financial statements.

J-1-2

Whitehall Jewellers, Inc.
Balance Sheets
As of July 31, 2005, January 31, 2005 and July 31, 2004

	July 31,	January 31,	July 31,
	2005	2005	2004

	(Unaudited, in thousands, except share
	data)
ASSETS
Current Assets:
Cash	$1,530	$2,206	$1,433
Accounts receivable, net	2,909	2,688	2,295
Merchandise inventories	199,221	183,676	199,241
Other current assets	682	383	797
Current income tax benefit	249	3,959	4,255
Deferred financing costs	988	360	301
Deferred income taxes, net	—	2,255	6,273

Total current assets	205,579	195,527	214,595
Property and equipment, net	48,179	54,200	57,750
Goodwill, net	—	5,662	5,662
Deferred income taxes, net	—	902	—
Deferred financing costs	—	539	603

Total assets	$253,758	$256,830	$278,610

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Revolver loans	$102,426	$73,793	$97,496
Current portion of long-term debt	—	—	640
Accounts payable	56,599	60,076	42,559
Customer deposits	3,009	3,042	3,047
Accrued payroll	3,314	3,829	3,474
Other accrued expenses and credits	14,202	14,587	25,828

Total current liabilities	179,550	155,327	173,044
Deferred income taxes, net	—	—	2,990
Other long-term liabilities and credits	6,433	4,880	3,589

Total liabilities	185,983	160,207	179,623

Commitments and contingencies	—	—	—
Stockholders’ Equity:
Common stock ($.001 par value; 60,000,000 shares authorized; 18,058,902; 18,058,902 and 18,058,152 shares issued, respectively)	18	18	18
Class B common stock ($1.00 par value; 26,026 shares authorized; 142 shares issued and outstanding)	—	—	—
Additional paid-in capital	106,162	106,123	106,162
Retained earnings	398	29,428	32,432
Treasury stock, at cost (4,092,611; 4,108,703 and 4,117,172 shares, respectively)	(38,803)	(38,946)	(39,625)

Total stockholders’ equity, net	67,775	96,623	98,987

Total liabilities and stockholders’ equity	$253,758	$256,830	$278,610

The accompanying notes are an integral part of the financial statements.

J-1-3

Whitehall Jewellers, Inc.
Statements of Cash Flows
for the six months ended July 31, 2005 and 2004

	Six Months Ended

	July 31,	July 31,
	2005	2004

	(Unaudited, in thousands)
Cash flows from operating activities:
Net loss	$(29,030)	$(6,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,412	6,253
Impairment of long-lived assets	3,070	—
Impairment of goodwill	5,662	—
Loss on disposition of assets	27	148
Deferred compensation expense	186	64
Proceeds from private label credit card contract sign-on bonus	2,000	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net	(244)	249
(Increase) decrease in merchandise inventories	(15,545)	6,905
(Increase) decrease in other current assets	(299)	78
Decrease(increase) in current income tax benefit	3,710	(1,961)
Decrease (increase) in deferred income taxes, net	3,157	(1,210)
(Decrease) in customer deposits	(33)	(554)
(Decrease) in accounts payable	(6,988)	(16,135)
(Decrease) in accrued payroll	(515)	(983)
(Decrease) increase in accrued liabilities	(658)	1,349
(Decrease) increase in other long-term liabilities	(108)	54

Net cash used in operating activities	(29,196)	(12,622)
Cash flows from investing activities:
Capital expenditures	(3,172)	(3,060)

Net cash used in investing activities	(3,172)	(3,060)
Cash flows from financing activities:
Borrowing on revolver loan	181,438	536,257
Repayment of revolver loan	(152,805)	(519,101)
Proceeds from exercise of stock options	—	7
Proceeds under employee stock purchase plan	20	27
Financing costs	(472)	(132)
Increase(decrease) in outstanding checks, net	3,511	(1,844)

Net cash provided by financing activities	31,692	15,214

Net change in cash and cash equivalents	(676)	(468)
Cash and cash equivalents at beginning of period	2,206	1,901

Cash and cash equivalents at end of period	$1,530	$1,433

The accompanying notes are an integral part of the financial statements.

J-1-4

Whitehall Jewellers, Inc.
Notes to Financial Statements

1.	DESCRIPTION OF OPERATIONS
      The financial statements of Whitehall Jewellers, Inc. (the “Company”) include the results of the Company’s chain of specialty retail fine jewelry stores. The Company operates exclusively in one business segment, specialty retail jewelry. The Company has a national presence with 388 stores as of July 31, 2005, located in 38 states, operating in regional and superregional shopping malls.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis for Presentation
      The accompanying unaudited financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X. Consequently, they do not include all of the disclosures required under accounting principles generally accepted in the United States of America for complete financial statements.
      The unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations in the first six months of fiscal year 2005 and in the two previous fiscal years. During the second quarter of fiscal year 2005, the Company slowed payments to certain vendors and received temporary extension of payment terms with certain other vendors in order to manage its liquidity needs. Subsequent to July 31, 2005, the Company has received temporary extension of payment terms, beyond the stated payment terms, with certain of its key merchandise vendors. On October 3, 2005, the Company signed a securities purchase agreement with funds managed by Prentice Capital Management, L.P. and the Holtzman Opportunity Fund, L.P. (collectively “Prentice”) which, if approved by the shareholders of the Company, would bring substantial additional capital to the Company. For information regarding the securities purchase agreement, refer to Note 13 to the financial statements. Should the Company be unable to consummate the transaction contemplated by the securities purchase agreement or other financing alternatives, the Company may be unable to continue as a going concern and, therefore, it may be unable to realize its assets and discharge its liabilities in the normal course of business. The unaudited financial statements do not include any adjustments that might result from the outcome of these uncertainties.
      The interim financial statements reflect all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the financial position, results of operations and cash flows for the interim periods presented. For further information regarding the Company’s accounting policies, refer to the financial statements and footnotes thereto included in the Whitehall Jewellers, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 2005, as amended on May 31, 2005. References in the following notes to years and quarters are references to fiscal years and fiscal quarters.

Consolidation
      The consolidated financial statements include the accounts and transactions of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated.

Use of Estimates
      The preparation of financial statements in conjunction with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Valuation reserves for inventory, accounts receivable, sales returns and deferred tax assets are significant examples of the use of such estimates. Actual results could differ from those estimates.

J-1-5

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)

Merchandise Inventories
      Merchandise inventories are stated principally at the lower of weighted average cost or market. Purchase cost is reduced to reflect certain allowances and discounts received from merchandise vendors. Periodic credits or payments from merchandise vendors in the form of consignment conversions, volume or other purchase discounts and other vendor consideration are reflected in the carrying value of the inventory and recognized as a component of cost of sales as the merchandise is sold. Additionally, to the extent it is not addressed by established vendor return privileges, and if the amount of cash consideration received from the vendor exceeds the estimated fair value of the goods returned, that excess amount is reflected as a reduction in the purchase cost of the inventory acquired. Allowances for inventory shrink, scrap and other provisions are recorded based upon analysis and estimates by the Company.
      Certain of the Company’s agreements with merchandise vendors provide credits for co-op advertising calculated as a percentage of net merchandise purchases. The Company adopted Emerging Issues Task Force (“EITF”) Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”) in fiscal year 2002, which was effective for all arrangements entered into after December 31, 2002. In accordance with EITF 02-16, the Company classifies certain merchandise vendor allowances as a reduction to inventory cost unless evidence exists supporting an alternative classification. The Company earned $1,075,000 and $978,000 of vendor allowances for advertising for the first six months of fiscal years 2005 and 2004, respectively. The Company records such allowances as a reduction of inventory cost, and as the inventory is sold, the Company will recognize a lower cost of sales.
      The Company also obtains merchandise from vendors under various consignment agreements. The consigned inventory and related contingent obligations associated with holding and safekeeping such consigned inventory are not reflected in the Company’s financial statements. At the time of sale of consigned merchandise to customers, the Company records the purchase liability and the related consignor cost of such merchandise in cost of sales.

Long-Lived Assets
      On a quarterly basis or earlier whenever facts and circumstances indicate potential impairment, the Company evaluates the recoverability of long-lived asset carrying values, using projections of undiscounted future cash flows over remaining asset lives. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values. In evaluating long-lived retail store assets for impairment, the Company considers a number of factors such as a history of consistent store operating losses, sales trends, store management turn-over, local competition and changes in mall demographic profiles.

Advertising and Marketing Expense
      The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over the expected period of future benefit. Advertising expense was $3,266,000 and $3,292,000 for the first six months of fiscal years 2005 and 2004, respectively.
      Direct-response advertising consists primarily of mailings to customers including special price-off merchandise offers and value-off coupons for merchandise.

Contract Sign-on Bonus
      During the second quarter of fiscal year 2005, the Company received a $2.0 million contract sign-on bonus related to the renewal of the Company’s private label credit card contract. The Company is amortizing the contract proceeds over the five-year term of the contract as a reduction to credit expense. The unamortized portion of the contract sign-on bonus is included in the Company’s balance sheet.

J-1-6

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)

Income Taxes
      In the second quarter of fiscal year 2005, the Company recorded a valuation allowance of $13.5 million against all of its deferred tax assets. In recording the valuation allowance, management considered whether it was more likely than not that some or all of the deferred tax assets would be realized. This analysis included consideration of expected reversals of existing temporary differences and projected future taxable income.
      Due to the seasonal nature of its business, the Company tends to generate all or a significant majority of its income in the fourth quarter. In accordance with the guidance in FASB Interpretation No. 18 “Accounting for Income Taxes in Interim Periods — an interpretation of APB Opinion No. 28” (“FIN 18”), the Company’s current estimate of the income tax expense associated with the cumulative year-to-date fiscal year 2005 loss and valuation allowance recorded against its deferred tax assets results in an effective income tax rate of 9.1%. Based on the current facts and circumstances, the provisions of FIN 18 effectively limit the amount of income tax expense that can be recorded in the interim period. The effective income tax rate of 27.0% for the three months ended July 31, 2005 is the result of reducing the cumulative year-to-date effective tax rate from a benefit of 35.3% used in the first three months to an expense of 9.1% in the second quarter. To the extent that results in the third and fourth quarter quarters are significantly more or less than expected, the Company’s effective income tax rate for the third and fourth quarters and for the full year could vary significantly from that of the first six months of fiscal year 2005.
      The provision for income taxes on income differs from the statutory tax expense computed by applying the federal corporate rate of 34% for the respective three and six-month periods ended July 31, 2005 and 2004.

	Three Months Ended		Six Months Ended

	July 31,	July 31,	July 31,	July 31,
	2005	2004	2005	2004

	(In thousands)
Taxes (benefit) computed at statutory rate	$(6,447)	$(1,919)	$(9,049)	$(4,068)
State income tax (benefit) net of federal tax effect	(850)	(269)	(1,369)	(967)
Valuation expense	13,508	100	13,704	318
Other	(1,087)	(375)	(866)	(368)

Total income tax expense (benefit)	$5,124	$(2,463)	$2,420	$(5,085)

Stock-Based Compensation
      The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 148 (“SFAS 148”), “Accounting for Stock-Based Compensation-Transition and Disclosure,” during 2002. SFAS 148 amends Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure requirements of SFAS 148 as of January 31, 2003.
      The Company accounts for stock-based compensation according to Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” which results in no charge to earnings when options are issued at fair market value.

J-1-7

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      The following table illustrates the effect on net income and earnings per share for the three and six months ended July 31, 2005 and 2004 as if the Company had applied the fair value recognition provisions of SFAS 123, as amended by SFAS 148, to stock-based employee compensation.

	Three Months Ended		Six Months Ended

	July 31,	July 31,	July 31,	July 31,
	2005	2004	2005	2004

	(In thousands, except for per share amounts)
Net loss, as reported	$(24,086)	$(3,183)	$(29,030)	$(6,879)
Deduct: Total stock-based employee compensation expense determined under fair value based method, net of related tax effects	84	122	142	276

Pro forma net loss	$(24,170)	$(3,305)	$(29,172)	$(7,155)

Earnings per share:
Basic — as reported	$(1.72)	$(0.23)	$(2.08)	$(0.49)

Basic — pro forma	$(1.73)	$(0.24)	$(2.09)	$(0.51)

Diluted — as reported	$(1.72)	$(0.23)	$(2.08)	$(0.49)

Diluted — pro forma	$(1.73)	$(0.24)	$(2.09)	$(0.51)

      The FASB issued SFAS No. 123 (revised 2004), “Shared-Based Payment” (“SFAS 123R”). This statement revised SFAS No. 123 and requires companies to expense the value of employee stock options and similar awards. The effective date of this standard is annual periods beginning after June 15, 2005.
      Upon the adoption of SFAS No. 123R, the Company will be required to expense stock options over the vesting period in its statement of operations. In addition, the Company will need to recognize compensation expense over the remaining vesting period associated with unvested options outstanding for fiscal years beginning after June 15, 2005. The Company is currently evaluating which transition method to use and the effects on its financial statements in connection with the adoption of SFAS No. 123R.
     Accounting for Guarantees
      In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34.”
      The Company has adopted the guidance of FIN 45 and has reflected the required disclosures in its financial statements commencing with the financial statements for the fiscal year ended January 31, 2003. Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences while the officer or director is serving, or was serving, at its request in such capacity. The maximum potential amount of future payments the Company could be required to make pursuant to these indemnification obligations is unlimited; however, the Company has a directors and officers liability insurance policy that, under certain circumstances, enables it to recover a portion of any future amounts paid. The Company has no liabilities recorded for these obligations as of July 31, 2005; however, reference should be made to Note 10 to the financial statements with respect to legal contingencies.

J-1-8

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)

3.	ACCOUNTS RECEIVABLE, NET
      As of July 31, 2005, January 31, 2005 and July 31, 2004, accounts receivable consisted of (in thousands):

	July 31, 2005	January 31, 2005	July 31, 2004

Accounts receivable	$3,263	$3,083	$2,668
Less: allowance for doubtful accounts	(354)	(395)	(373)

Accounts receivable, net	$2,909	$2,688	$2,295

4.	MERCHANDISE INVENTORIES
      As of July 31, 2005, January 31, 2005 and July 31, 2004, merchandise inventories consisted of (in thousands):

	July 31, 2005	January 31, 2005	July 31, 2004

Raw Materials	$8,256	$9,796	$10,386
Finished Goods	190,965	173,880	188,855

Merchandise Inventories	$199,221	$183,676	$199,241

      Raw materials primarily consist of diamonds, precious gems, semi-precious gems and gold. Included within finished goods inventory were allowances for inventory shrink, scrap, and miscellaneous costs of $3,797,000; $4,257,000; and $4,872,000 as of July 31, 2005, January 31, 2005 and July 31, 2004, respectively. As of July 31, 2005, January 31, 2005 and July 31, 2004, consignment inventories held by the Company that were not included in the balance sheets totaled $72,489,000; $82,819,000; and $71,035,000, respectively.
      Certain merchandise procurement, distribution and warehousing costs are allocated to inventory. As of July 31, 2005, January 31, 2005 and July 31, 2004, the amounts included in inventory were $3,796,000; $3,589,000 and $3,520,000, respectively.

5.	IMPAIRMENT OF LONG-LIVED ASSETS
      The Company has recognized impairment charges, included in cost of sales, measured as the excess of net book value of furniture, fixtures and leasehold improvements over their fair values. When facts and circumstances indicate potential impairment, the Company evaluates the recoverability of long-lived asset carrying values, using projections of undiscounted future cash flows over remaining asset lives. In evaluating long-lived retail store assets for impairment, the Company considers a number of factors such as a history of consistent store operating losses, sales trends, store management turn-over, local competition and changes in mall demographic profiles. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values. For the quarter ended July 31, 2005, the Company recorded impairment charges of $3,070,000 compared to none in the prior fiscal year’s quarter. The loss on the impairment of long-lived assets was primarily furniture, fixtures and leasehold improvements in thirty-one of the Company’s retail stores.
      On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. As a result, the Company will record, in accordance with Financial Accounting Standards No. 144 (“FAS 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets” asset held for use model, an impairment charge of approximately $5.4 million during the third quarter of fiscal year 2005. The Company plans to liquidate inventory through store closure sales, and such sales will require additional inventory valuation allowances. It is currently anticipated that such inventory allowances will be no less than $14.0 million. The Company currently expects to close these stores by February 2006. The decision to close these stores will result in an impairment of the respective stores’ long-lived assets, as the carrying amount of the respective

J-1-9

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
stores’ long-lived fixed assets will not be recoverable as such assets will be disposed of before the end of its previously estimated useful life.
      In accordance with FASB Statement No. 146 (“SFAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities,” the Company has not recorded any exit or disposal related expenses, including lease terminations, personnel costs and other expenses, associated with the planned store closures. Such expenses will be recorded in the period in which the liability is incurred. At this time, no agreements have been reached which would permit the Company to estimate such disposal costs, which may be material to the financial statements.

6.	GOODWILL, NET
      In accordance with the FASB Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” the Company evaluates goodwill for impairment on an annual basis in the fourth quarter or earlier whenever indicators of impairment exist. SFAS 142 requires that if the carrying value of a reporting unit to which the goodwill relates exceeds its fair value, an impairment loss is recognized to the extent that the carrying value of the reporting unit goodwill exceeds the “implied fair value” of reporting unit goodwill.
      As of July 31, 2005, the Company evaluated goodwill for impairment using discounted cash flow and a market multiple approach for impairment and concluded that the entire amount of the Company’s goodwill was impaired. This analysis was based in part upon the Company’s sales performance and financial results for the second quarter of fiscal year 2005 and management’s current expectation of future financial results. The Company recorded a non-cash impairment charge of $5,662,000 to write-off the entire goodwill asset in the second quarter of fiscal year 2005.

7.	ACCOUNTS PAYABLE
      Accounts payable includes outstanding checks, which were $7,544,000, $4,033,000 and $2,322,000 as of July 31, 2005, January 31, 2005 and July 31, 2004, respectively.

8.	FINANCING ARRANGEMENTS
      Effective July 29, 2003, the Company entered into a Second Amended and Restated Revolving Credit and Gold Consignment Agreement (as amended, the “Credit Agreement”) with certain members of its prior bank group to provide for a total facility of up to $125.0 million through July 28, 2007. Interest rates and the commitment fee charged on the unused portion of the facility float based upon the Company’s financial performance as calculated quarterly.
      Under the Credit Agreement, the banks have a collateral security interest in substantially all of the assets of the Company. The Credit Agreement contains certain restrictions, including restrictions on investments, payment of dividends, assumption of additional debt, acquisitions and divestitures. The Credit Agreement also requires the Company to maintain a specified ratio of the sum of earnings before interest, taxes, depreciation and amortization plus minimum store rent to the sum of minimum store rent plus cash interest expense. As of July 31, 2005, the calculated revolver availability, pursuant to the Credit Agreement, was $117.1 million. The Company had $102.4 million of outstanding borrowings under the revolving loan facility as of July 31, 2005.
      On October 3, 2005, the Company entered into a Bridge Term Loan Credit Agreement (the “Bridge Loan Agreement”) with PWJ Lending LLC (“PWJ Lending”), an investment fund managed by Prentice Capital Management, L.P. (“Prentice Capital”), and Holtzman Opportunity Fund, L.P. (“Holtzman”) (together with any other lenders under such agreement from time to time, the “Lenders”), and PWJ Lending as administrative agent and collateral agent for the Lenders. Under the Bridge Loan Agreement, the Lenders provided a term loan (the “Term Loan”) to the Company in the aggregate principal amount of $30,000,000

J-1-10

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
(the “Commitment Amount”), which bears interest at a fixed rate of 18% per annum, payable monthly, and has a stated maturity date as early as December 30, 2005. The proceeds of the Term Loan were used, among other purposes, to repay a portion of the revolving credit loans then outstanding under the Senior Credit Agreement, to fund a segregated account that will promptly be disbursed into a third party escrow account established for the benefit of certain of the Company’s trade vendors and to pay fees and expenses associated with the transaction. The Company’s obligations under the Bridge Loan Agreement are secured by a lien on substantially all of the Company’s assets which ranks junior in priority to the liens securing the Company’s obligations under the Senior Credit Agreement. The Bridge Loan Agreement contains a number of affirmative and restrictive covenants and representations and warranties that generally are consistent with those contained in the Company’s Senior Credit Agreement (as amended by the Fourth Amendment). The Company may prepay the Term Loan at any time, provided, however, that if the Term Loan is prepaid with funds from any source other than the proceeds of the Notes (as defined below), then the Company will be required to pay to the Lenders an exit fee of 4% of the Commitment Amount. Under the Bridge Loan Agreement, the Company is required to use the proceeds of a sale of the Notes to retire the Term Loan. While the Lenders may accelerate the obligations of the Company under the Bridge Loan Agreement to be immediately due and payable upon an Event of Default (as defined in the Bridge Loan Agreement), the rights of the Lenders to enforce the obligations are subject to an intercreditor agreement with the holders of debt under the Senior Credit Agreement.
      In connection with the Bridge Loan Agreement, the Company issued 7-year warrants (the “Warrants”), which are immediately exercisable, with an exercise price of $0.75 per share to the Lenders to purchase 2,792,462 shares of the Company’s common stock (i.e., 19.99% of the number of shares currently outstanding). The exercise price of the Warrants will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $0.75 per share.
      On October 3, 2005, the Company entered into a Waiver, Consent and Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Revolving Credit and Gold Consignment Agreement (the “Senior Credit Agreement”), dated as of July 29, 2003, by and among the Company, LaSalle Bank National Association (“LaSalle”), as administrative agent and collateral agent for the banks party thereto (“Banks”), the Banks, Bank of America, N.A., as managing agent, and Back Bay Capital Funding LLC, as accommodation facility agent.
      Under the Senior Credit Agreement (as amended by the Fourth Amendment), the Banks provide a revolving line of credit of up to $140,000,000 (the “Revolving Facility”) and an accommodation facility of $15,000,000 (the “Accommodation Facility”), each having a maturity date of October 3, 2008. The Fourth Amendment removes the financial performance covenants and modifies the borrowing base calculation and increases the minimum required availability covenant. The Senior Credit Agreement remains secured by substantially all of the assets of the Company. The Senior Credit Agreement continues to contain affirmative and negative covenants and representations and warranties customary for such financings. Borrowings under the Revolving Facility shall bear interest at the option of the Company (i) at the LIBOR rate plus 250 basis points, or (ii) at the lesser of (a) LaSalle Bank, National Association’s prime rate and (b) the federal funds effective rate plus 50 basis points (such lesser rate, the “Base Rate”). Borrowings under the Accommodation Facility bear interest at the Base Rate plus 800 basis points. The Company may prepay without penalty and reborrow under the Revolving Facility. The Company will be required to pay an early termination fee under certain circumstances if the Revolving Facility is terminated early or if the Accommodation Facility is prepaid. The Banks may accelerate the obligations of the Company under the Senior Credit Agreement to be immediately due and payable upon an Event of Default. The Company intends to use the proceeds for working capital needs, fees and costs associated with the Bridge Loan Agreement and the proposed Note conversion (as described in Note 13 to the financial statements) and for general corporate purposes.

J-1-11

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      The Company was in compliance with the financial covenants of the amended Credit Agreement as of July 31, 2005. Should the Company be unable to consummate the transaction contemplated by the securities purchase agreement, as described in Note 13 to the financial statements, the Company would be in default of the Senior Credit Agreement. The Company’s business is highly seasonal, and historically, income generated in the fourth fiscal quarter ending each January 31 represents all or a significant majority of the income generated during the fiscal year.

9.	DILUTIVE SHARES THAT WERE OUTSTANDING DURING THE PERIOD
      The following table summarizes the reconciliation of the numerators and denominators for the basic and diluted earnings per share (“EPS”) computations for the three and six months ended July 31, 2005 and 2004.

	Three Months Ended		Six Months Ended

	July 31, 2005	July 31, 2004	July 31, 2005	July 31, 2004

	(In thousands)
Net loss	$(24,086)	$(3,183)	$(29,030)	$(6,879)
Weighted average shares for basic EPS	13,967	13,947	13,962	13,937
Incremental shares upon conversions:
Stock options	—	—	—	—
Weighted average shares for diluted EPS	13,967	13,947	13,962	13,937
Stock options excluded from the calculation of diluted earnings per share due to their antidilutive effect on the calculations	2,667	2,640	2,665	2,314

10.	COMMITMENTS AND CONTINGENCIES

Class Action Lawsuits
      On February 12, 2004, a putative class action complaint captioned Greater Pennsylvania Carpenters Pension Fund v. Whitehall Jewellers, Inc., Case No. 04 C 1107, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The complaint makes reference to the litigation filed by Capital Factors, Inc. (“Capital Factors”) and settled as disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2004 and to the Company’s November 21, 2003 announcement that it had discovered violations of Company policy by the Company’s Executive Vice President, Merchandising, with respect to Company documentation regarding the age of certain store inventory. The complaint further makes reference to the Company’s December 22, 2003 announcement that it would restate results for certain prior periods. The complaint purports to allege that the Company and its officers made false and misleading statements and falsely accounted for revenue and inventory during the putative class period of November 19, 2001 to December 10, 2003. The complaint purports to allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“1934 Act”) and Rule 10b-5 promulgated thereunder.
      On February 17, 2004, a putative class action complaint captioned Michael Radigan v. Whitehall Jewellers, Inc., Case No. 04 C 1196, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The factual allegations and claims of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On February 19, 2004, a putative class action complaint captioned Milton Pfeiffer, v. Whitehall Jewellers, Inc., Case No. 04 C 1285, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The factual allegations and

J-1-12

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
claims of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On April 6, 2004, the District Court in the Greater Pennsylvania Carpenters case, No. 04 C 1107 consolidated the Pfeiffer and Radigan complaints with the Greater Pennsylvania Carpenters action, and dismissed the Radigan and Pfeiffer actions as separate actions. On April 14, 2004, the court designated the Greater Pennsylvania Carpenters Pension Fund as the lead plaintiff in the action and designated Greater Pennsylvania’s counsel as lead counsel.
      On June 10, 2004, a putative class action complaint captioned Joshua Kaplan v. Whitehall Jewellers, Inc., Case No. 04 C 3971, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The factual allegations and claims of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On June 14, 2004, lead plaintiff Greater Pennsylvania Carpenters Pension Fund in Case No. 04C 1107 filed a consolidated amended complaint. On July 14, 2004, the District Court in the Greater Pennsylvania Carpenters action consolidated the Kaplan complaint with the Greater Pennsylvania Carpenters action, and dismissed the Kaplan action as a separate action. On August 2, 2004, the Company filed a motion to dismiss the consolidated amended complaint. On January 7, 2005, the motion to dismiss was granted in part and denied in part, with plaintiffs granted leave to file an amended complaint by February 10, 2005. On February 10, 2005, the lead plaintiff filed a first amended consolidated complaint. On March 2, 2005, the Company filed a motion to dismiss the amended complaint. On June 30, 2005, the Court denied Defendants’ motions to dismiss. On July 28, 2005, Defendants filed their Answers to the First Amended Consolidated Complaint. Written discovery has commenced and document production is ongoing. On September 23, 2005, lead plaintiff filed its motion for class certification. Briefing on this motion is not yet completed. The parties have scheduled a mediation for November 8, 2005 in an attempt to resolve the 10(b)-5 claims and the below described state and federal derivative claims.
     State Derivative Complaints
      On June 17, 2004, a shareholder derivative action complaint captioned Richard Cusack v. Hugh Patinkin, Case No. 04 CH 09705, was filed in the Circuit Court of Cook County, Illinois, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, breach of fiduciary duties for insider selling and misappropriation of information, and contribution and indemnification. The factual allegations of the complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On April 19, 2005, a shareholder derivative action complaint captioned Marilyn Perles v. Executor of the Estate of Hugh M. Patinkin, Case No. 05 CH 06926, was filed in the Circuit Court of Cook County, Illinois, for the alleged benefit of the Company against, inter alia, certain of the Company’s officers and directors. The complaint asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, breach of fiduciary duties for insider selling and misappropriation of information, and contribution and indemnification. The factual allegations of the complaint are similar to those made in the Cusack complaint discussed above. The Perles complaint also purports to assert claims on behalf of the Company against PricewaterhouseCoopers LLP, the Company’s outside auditor.
      On June 13, 2005, a shareholder derivative action complaint captioned Carey Lynch v. Berkowitz, Case No. 05CH09913, was filed in the Circuit Court of Cook County, Illinois, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts, inter alia, a claim for

J-1-13

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
breach of fiduciary duty. The factual allegations of the complaint are similar to those made in the Cusack and Perles complaints discussed above.
      On July 18, 2005, the Circuit Court of Cook County consolidated the Cusack, Perles and, Lynch actions. On August 26, 2005, plaintiffs filed a consolidated amended derivative complaint against certain of the Company’s current and former officers and directors and PricewaterhouseCoopers LLP, the Company’s outside auditor. On October 3, 2005, defendants, other than PricewaterhouseCoopers LLP, filed their motion to dismiss the consolidated amended derivative complaint based, inter alia, on the failure of plaintiffs to make a pre-suit demand upon the Company’s Board of Directors and failure to state a claim.
     Federal Derivative Complaints
      On February 22, 2005, a verified derivative complaint captioned Myra Cureton v. Richard K. Berkowitz, Case No. 05 C 1050, was filed in the United States District Court, Northern District of Illinois, Eastern Division, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts a claim for breach of fiduciary duty. The factual allegations of the complaint are similar to those made in the Cusack and Greater Pennsylvania Carpenters Pension Fund complaints discussed above.
      On April 13, 2005, a verified derivative complaint captioned Tai Vu v. Richard Berkowitz, Case No. 05 C 2197, was filed in the United States District Court, Northern District of Illinois, Eastern Division, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts a claim for breach of fiduciary duty. The factual allegations of the complaint are similar to those made in the Cusack and Greater Pennsylvania Carpenters Pension Fund complaints discussed above. On May 11, 2005, plaintiffs in the Cureton and Vu actions filed an unopposed motion to consolidate those two actions, and these cases were consolidated on May 25, 2005. On June 20, 2005, plaintiffs filed a consolidated amended derivative complaint asserting claims for breach of fiduciary duty of good faith, breach of duty of loyalty, unjust enrichment, a derivative Rule 10b-5 claim, and a claim against Browne for reimbursement of compensation under Section 304 of the Sarbanes-Oxley Act. On July 15, 2005, defendants moved to stay the consolidated action under the Colorado River doctrine pending the outcome of the state derivative actions. The motion is fully briefed and awaiting decision from the court.
      The Company intends to contest vigorously these putative class actions and the shareholder derivative suits and exercise all of its available rights and remedies. Given that these cases are in their early stages and may not be resolved for some time, it is not possible to evaluate the likelihood of an unfavorable outcome in any of these matters, or to estimate the amount or range of potential loss, if any. While there are many potential outcomes, an adverse outcome in any of these actions could have a material adverse effect on the Company’s results of operations, financial condition and/or liquidity.
Other
      As previously disclosed, in September 2003 the Securities and Exchange Commission (the “SEC”) initiated a formal inquiry of the Company with respect to matters that were the subject of the consolidated Capital Factors actions. The Company has fully cooperated with the SEC in connection with this formal investigation.
      By letter from counsel dated October 26, 2004, A.L.A. Casting Company, Inc. (“ALA”), a supplier and creditor of Cosmopolitan Gem Corporation (“Cosmopolitan”), informed the Company that it had been defrauded by Cosmopolitan and was owed $506,081.55 for goods shipped to Cosmopolitan for which payment was never received. ALA claimed that the Company is jointly and severally liable for the full amount of $506,081.55 owed by Cosmopolitan because the Company aided and abetted Cosmopolitan’s fraud and participated in, induced or aided and abetted breaches of fiduciary duty owed to ALA by Cosmopolitan. ALA has indicated its intention to pursue its claim, but the Company has not received notice that litigation has been

J-1-14

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
filed. The Company intends to vigorously contest this claim and exercise all of its available rights and remedies.
      On September 27, 2005, the Company filed an arbitration proceeding, as required under the Beryl Raff employment agreement, seeking damages and to enforce the non-competition provision. See note 13 to the financial statements regarding the employment matters involving Ms. Raff. Ms. Raff’s response has not yet been filed. In addition, on October 21, 2005, the Company was served with a declaratory judgment action, filed by J.C. Penney (Ms. Raff’s employer), in the 380th Judicial District in Collin County, Texas seeking a declaration of rights, that among other things, J.C. Penney has not violated any of the rights of the Company with respect to Ms. Raff’s employment. The Company’s answer is due on or about November 14, 2005.
      The Company is also involved from time to time in certain other legal actions and regulatory investigations arising in the ordinary course of business. Although there can be no certainty, it is the opinion of management that none of these other actions or investigations will have a material adverse effect on the Company’s results of operations or financial condition.

11.	RELATED PARTY TRANSACTIONS
      The Company offers health insurance coverage to the members of its Board of Directors. The health insurance policy options and related policy cost available to the Directors are similar to those available to the Company’s employees.

12.	SALES BY MERCHANDISE CATEGORY
      The following table sets forth our percentage of total merchandise sales by category for the following periods:

	Three Months
	Ended		Six Months Ended

	July 31,	July 31,	July 31,	July 31,
	2005	2004	2005	2004

Diamonds	66.2%	65.8%	67.1%	65.6%
Gold	16.2	15.6	16.2	16.0
Precious/ Semi-Precious	11.4	12.2	11.4	13.1
Watches	6.2	6.4	5.3	5.3

Total Merchandise Sales	100.0%	100.0%	100.0%	100.0%

      Along with our merchandise assortments, we provide jewelry repair services to our customers (sales from which represented 2.8% and 2.9% of net sales in the three months ended July 31, 2005 and 2004, respectively; and 2.9% of net sales in each of the six months ended July 31, 2005 and 2004, respectively) and jewelry service plans provided through a third party provider (sales from which represented 3.2% and 3.1% in the three months ended July 31, 2005 and 2004, respectively; and 3.2% and 3.0% of net sales in the six months ended July 31, 2005 and 2004, respectively). Jewelry repair services are provided through independent jewelers under contract.

13.	SUBSEQUENT EVENTS
      On August 12, 2005, the Company announced that Ms. Beryl Raff was named Chief Executive Officer and would join the Company’s Board of Directors. On September 8, 2005, the Company announced that

J-1-15

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
Ms. Raff had resigned all positions with the Company. All transition related compensation paid to Ms. Raff has been subsequently returned to the Company. In addition, all incentive stock options granted to Ms. Raff by the Company have been cancelled. Ms. Lucinda Baier, who had served as Chief Executive Officer, continued as President and Chief Operating Officer of the Company. On September 27, 2005, the Company commenced an arbitration proceeding relating to Ms. Raff’s employment with the Company seeking damages as well as enforcement of a non-competition agreement. Ms. Raff’s response has not yet been filed. On October 21, 2005, the Company was served with a declaratory judgment, filed by J.C Penney (Ms. Raff’s employer), in the 380th Judicial District in Collin County, Texas seeking a declaration of rights, that among other things, J.C. Penney has not violated any of the rights of the Company with respect to Ms. Raff’s employment. The Company’s answer is due on or about November 14, 2005.
      On October 11, 2005, the Company’s Board of Directors elected Daniel H. Levy to serve as interim Chief Executive Officer, while the Company conducts a search to find a permanent Chief Executive Officer. On October 12, 2005, the Company announced that Lucinda Baier resigned as President and Chief Operating Officer.
      On November 1, 2005, the Company announced that Robert Baumgardner has been hired as its President and Chief Executive Officer. Mr. Baumgardner plans to join the Company on November 14, 2005.
      On October 3, 2005, the Company entered into a Bridge Term Loan Credit Agreement (the “Bridge Loan Agreement”) with PWJ Lending LLC (“PWJ Lending”), an investment fund managed by Prentice Capital Management, L.P. (“Prentice Capital”), and Holtzman Opportunity Fund, L.P. (“Holtzman”) (together with any other lenders under such agreement from time to time, the “Lenders”), and PWJ Lending as administrative agent and collateral agent for the Lenders. Under the Bridge Loan Agreement, the Lenders provided a term loan (the “Term Loan”) to the Company in the aggregate principal amount of $30,000,000 (the “Commitment Amount”), which bears interest at a fixed rate of 18% per annum, payable monthly, and has a stated maturity date as early as December 30, 2005, but no later than January 31, 2005. The proceeds of the Term Loan were used, among other purposes, to repay a portion of the revolving credit loans then outstanding under the Senior Credit Agreement, to fund a segregated account that will promptly be disbursed into a third party escrow account established for the benefit of certain of the Company’s trade vendors and to pay fees and expenses associated with the transaction. The Company’s obligations under the Bridge Loan Agreement are secured by a lien on substantially all of the Company’s assets which ranks junior in priority to the liens securing the Company’s obligations under the Senior Credit Agreement. The Bridge Loan Agreement contains a number of affirmative and restrictive covenants and representations and warranties that generally are consistent with those contained in the Company’s Senior Credit Agreement (as amended by the Fourth Amendment). The Company may prepay the Term Loan at any time, provided, however, that if the Term Loan is prepaid with funds from any source other than the proceeds of the Notes (as defined below), then the Company will be required to pay to the Lenders an exit fee of 4% of the Commitment Amount. Under the Bridge Loan Agreement, the Company is required to use the proceeds of a sale of the Notes to retire the Term Loan. While the Lenders may accelerate the obligations of the Company under the Bridge Loan Agreement to be immediately due and payable upon an Event of Default (as defined in the Bridge Loan Agreement), the rights of the Lenders to enforce the obligations are subject to an intercreditor agreement with the holders of debt under the Senior Credit Agreement.
      In connection with the Bridge Loan Agreement, the Company issued 7-year warrants (the “Warrants”), which are immediately exercisable, with an exercise price of $0.75 per share to the Lenders to purchase 2,792,462 shares of the Company’s common stock (i.e., 19.99% of the number of shares currently outstanding). The exercise price of the Warrants will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $0.75 per share.

J-1-16

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      Contemporaneously with the entry into the Bridge Loan Agreement, the Company, PWJ Funding LLC (“PWJ Funding”), another fund affiliated with Prentice Capital, and Holtzman entered into a Securities Purchase Agreement (the “Purchase Agreement,” and PWJ Lending, PWJ Funding and Holtzman are collectively referred to herein as “Prentice”).
      Subject to certain terms and conditions set forth in the Purchase Agreement, the Company has agreed to issue to Prentice $50,000,000 of secured convertible notes (the “Notes”). The stated maturity of the Notes will be three years after the date of issuance which maturity generally may be extended by the Company for up to two years. Prentice will have the option to extend the maturity date in the event and for so long as an event of default shall have occurred and be continuing under the Notes or through the date that is ten business days after the consummation of a change of control of the Company in the event a change of control is publicly announced prior to the maturity date. The Notes will be secured by the same second security interest that secures the Term Loan.
      The Notes will bear interest at a rate of 12% per annum, payable quarterly. Interest that becomes payable during the initial three year term of the Notes will be paid in shares of common stock of the Company at the Conversion Price (initially $0.75 per share). The Conversion Price will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $0.75 per share. Interest that becomes payable after the initial three year term of the Notes will be paid in cash.
      Upon a change of control of the Company (as defined in the Purchase Agreement), the holder of a Note may require the Company to redeem all or any portion of the Note for a price equal to (i) the outstanding principal amount of the Notes, together with any accrued and unpaid interest or late charges thereon multiplied by (ii) 125% (unless the change of control is not approved by a majority of the disinterested members of the Company’s board of directors, in which case the 125% will be 100%).
      The issuance of the Notes under the Purchase Agreement is subject to certain conditions including (i) the approval by the stockholders of the Company of (A) the issuance of the shares of common stock pursuant to the terms of the Notes, (B) an amendment to the Company’s certificate of incorporation providing for a 1-for-2 reverse stock split, and (C) the election of persons designated by Prentice to the Company’s board of directors (the “Board Nominees”), (ii) upon election, such Board Nominees constituting a majority of the members of the board of directors, and (iii) no occurrence of an event, circumstance or fact which resulted in, would result in or could reasonably be expected to a result in an extremely detrimental event to the Company. The Company may terminate the Purchase Agreement under certain circumstances in order to accept a superior proposal. The Notes will contain certain covenants, including limitations on indebtedness, and liens and a prohibition on dividends.
      Under the Purchase Agreement, the Company may not solicit offers, inquiries or proposals or conduct negotiations with any third parties regarding a transaction that involved debt or equity fundraising or that would otherwise be done in lieu of the transaction with Prentice, subject to the Company’s board of directors fulfilling its fiduciary duties to the Company’s shareholders and creditors. The Company may terminate the Purchase Agreement under certain circumstances in order to accept a superior proposal.
      The shares of common stock issuable (i) upon exercise of the Warrants, (ii) upon conversion of the Notes, and (iii) as payment of interest under the Notes, will represent approximately 87% of the issued and outstanding shares of common stock of the Company, assuming (A) no anti-dilution adjustment to the Conversion Price or the Exercise Price and (B) no issuance of common stock or securities convertible, exercisable or exchangeable for common stock prior to the closing of the transaction, other than pursuant to the Notes and Warrants.

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Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      The proceeds to be received by the Company upon the sale of the Notes will be used to retire the Term Loan and for general working capital purposes.
      The Purchase Agreement contains a provision contemplating that 80% of any proceeds to the Company from any proceedings by the Company against Beryl Raff or certain other persons relating to the termination of her employment with the Company, net of litigation costs and the costs relating to any counterclaim against the Company, would be paid by the Company to a trust or other vehicle to be established for the benefit of certain shareholders prior to the closing under the Purchase Agreement and possibly certain creditors.
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company and Prentice entered into a Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of common stock that may be issued (i) upon exercise of the Warrants, (ii) upon conversion of the Notes, and (iii) in payment of interest under the Notes.
      The Company’s Board of Directors formed a Special Committee to consider the terms of the Bridge Loan Agreement, Warrants, Securities Purchase Agreement and Registration Rights Agreement, as well as other financing alternatives. In connection with their evaluation of these transactions the Special Committee and the Board of Directors received the opinion of Duff & Phelps, LLC that the terms of these transactions are fair to the shareholders of the Company from a financial point of view.
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company entered into a Waiver, Consent and Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Revolving Credit and Gold Consignment Agreement (the “Senior Credit Agreement”), dated as of July 29, 2003, by and among the Company, LaSalle Bank National Association (“LaSalle”), as administrative agent and collateral agent for the banks party thereto (“Banks”), the Banks, Bank of America, N.A., as managing agent, and Back Bay Capital Funding LLC, as accommodation facility agent.
      Under the Senior Credit Agreement (as amended by the Fourth Amendment), the Banks provide a revolving line of credit of up to $140,000,000 (the “Revolving Facility”) and an accommodation facility of $15,000,000 (the “Accommodation Facility”), each having a maturity date of October 3, 2008. The Fourth Amendment removes the financial performance covenants and modifies the borrowing base calculation and increases the minimum required availability covenant. The Senior Credit Agreement remains secured by substantially all of the assets of the Company. The Senior Credit Agreement continues to contain affirmative and negative covenants and representations and warranties customary for such financings. Borrowings under the Revolving Facility shall bear interest at the option of the Company (i) at the LIBOR rate plus 250 basis points, or (ii) at the lesser of (a) LaSalle Bank, National Association’s prime rate and (b) the federal funds effective rate plus 50 basis points (such lesser rate, the “Base Rate”). Borrowings under the Accommodation Facility bear interest at the Base Rate plus 800 basis points. The Company may prepay without penalty and reborrow under the Revolving Facility. The Company will be required to pay an early termination fee under certain circumstances if the Revolving Facility is terminated early or if the Accommodation Facility is prepaid. The Banks may accelerate the obligations of the Company under the Senior Credit Agreement to be immediately due and payable upon an Event of Default. The Company intends to use the proceeds for working capital needs, fees and costs associated with the Bridge Loan Agreement and the proposed Note conversion and for general corporate purposes.
      The Company, Prentice Capital and the Banks executed a term sheet (the “Term Sheet”) with certain trade vendors. Vendors holding over 99% of the Company’s aggregate trade debt to inventory suppliers (“Suppliers”) have now executed the Term Sheet. The Term Sheet provides a mechanism for (i) the Company’s satisfaction of its current trade debt (“Trade Debt”) to participating Suppliers, and (ii) the

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Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
participating Suppliers’ prompt delivery of merchandise to the Company for the upcoming holiday season. Under the provisions of the Term Sheet, the Company will make payments totaling 50% of the Trade Debt at various times up to January 16, 2006. A final payment in the amount of 50% of the Trade Debt, plus accrued interest at 6% from and after January 17, 2006, is required to be made on or about September 30, 2007. The obligations to pay the final 50% of the Trade Debt will be secured by a security interest in substantially all of the Company’s assets ranking junior to the interests securing the Senior Credit Agreement, the Bridge Loan Agreement and the Notes. The Term Sheet is subject to and conditioned upon the execution of definitive documentation among the parties.
      Contemporaneously with the execution of the Purchase Agreement, the Company entered into an amendment to its Amended and Restated Stockholders Rights Plan, dated as of April 28, 1999, between the Company and LaSalle Bank, as the Rights Agent (as so amended, the “Stockholders Rights Plan”) to provide that none of Prentice, any of the other purchasers that may be added under the Securities Purchase Agreement or any of their affiliates or associates (each, a “Buying Person”) shall be deemed to be an Acquired Person (as defined in the Stockholders Rights Plan) and no Distribution Date or Share Acquisition Date (each, as defined in the Stockholders Rights Plan) shall occur and no Rights will otherwise become exercisable as a result of the execution and delivery of the Purchase Agreement, the Notes or the Warrants, the public announcement of such execution and delivery, the performance of the Purchase Agreement, the Notes or the Warrants or the consummation of the other transactions contemplated thereby. After the closing of sale of the Notes under the Purchase Agreement, each Buying Person shall be deemed to be an “Exempt Person” for purposes of the definition of Acquiring Person and, therefore, not an Acquiring Person regardless of the amount of common stock of the Company beneficially owned by such Buying Person.
      On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. As a result, the Company will record, in accordance with FAS 144 asset held for use model, an impairment charge of approximately $5.4 million during the third quarter of fiscal year 2005. The Company plans to liquidate inventory through store closure sales, and such sales will require additional inventory valuation allowances. It is currently anticipated that such inventory allowances will be no less than $14.0 million. The Company currently expects to close these stores by February 2006. The decision to close these stores will result in an impairment of the respective stores’ long-lived assets, as the carrying amount of the respective stores’ long-lived fixed assets will not be recoverable as such assets will be disposed of before the end of its previously estimated useful life.
      In accordance with FASB Statement No. 146 (“SFAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities,” the Company has not recorded any exit or disposal related expenses, including lease terminations, personnel costs and other expenses, associated with the planned store closures. Such expenses will be recorded in the period in which the liability is incurred. At this time, no agreements have been reached which would permit the Company to estimate such disposal costs, which may be material to the financial statements.
      On September 1, 2005, the Company’s retail store located in the Oakwood Mall in Gretna, Louisiana, was damaged by fire. Prior to the fire, the mall was damaged by hurricane Katrina. During the third quarter of fiscal year 2005, the Company will write-down the net book value of the store’s fixed assets of approximately $0.2 million. The Company expects to file a claim with its insurance carriers in connection with this loss. It has not yet been determined if this mall will be reconstructed. As such, the Company is unable to determine if it will reopen this retail store.
      On October 17, 2005, the Company received notification from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the NYSE continued listing standards because its average market capitalization had been less than $25 million over a consecutive 30 trading-day period. The

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Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
Company’s common stock was delisted from the NYSE as of the close of the market on October 27, 2005. The Company’s common stock currently is quoted on the “pink sheets”.
      On October 26, 2005, the Company received a proposal from Newcastle Partners, L.P. (“Newcastle”). The proposal, which is subject to a number of conditions and definitive documentation, expresses Newcastle’s willingness to offer $1.10 per share in cash by merger or otherwise and cash out warrants and in-the-money options based on that price. Under the proposal, Newcastle would pay off the Company’s recent $30 million bridge loan. Newcastle expects to obtain a commitment to replace the Company’s Senior Credit Agreement or obtain consents from the Company’s senior lenders. A copy of the proposal letter was contained in an amendment to Newcastle’s Schedule 13D which was filed electronically with the SEC on October 27, 2005. On October 27, 2005, the Special Committee of the Company’s Board of Directors responded to the Newcastle proposal by indicating that, on the advice of its financial advisors and counsel, it could not conclude, from the information provided in the Newcastle proposal, that such proposal is reasonably likely to result in a superior proposal within the meaning of the Securities Purchase Agreement executed by the Company in connection with the Prentice transactions.

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APPENDIX J-2
Financial Statements for the Fiscal Year Ended January 31, 2005
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
      All other schedules are omitted because they are not applicable. The required information is shown in the Financial Statements of Notes thereto.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders,
Whitehall Jewellers, Inc.:
      We have completed an integrated audit of Whitehall Jewellers, Inc.’s January 31, 2005 financial statements and of its internal control over financial reporting as of January 31, 2005 and audits of its January 31, 2004 and 2003 financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.
Financial statements
      In our opinion, the accompanying balance sheets and the related statements of operations, shareholders’ equity, and cash flow present fairly, in all material respects, the financial position of Whitehall Jewellers, Inc. at January 31, 2005 and January 31, 2004, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 21 to the financial statements, the Company has suffered recurring losses from operations and has experienced a liquidity deficiency, which raised substantial doubt about its ability to continue as a going concern. The Company’s plans in regard to these matters are also described in Note 21 and include the receipt of additional liquidity as a result of the consummation of several executed agreements. The consummation of certain executed agreements are still subject to shareholder approval. The financial statements do not include any adjustments that might result from the outcome of future uncertain events.
Internal control over financial reporting
      Also, in our opinion, management’s assessment, included in the accompanying “Management Report on Internal Control Over Financial Reporting”, that the Company maintained effective internal control over financial reporting as of January 31, 2005 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of January 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal

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control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
      A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP
Chicago, Illinois
April 13, 2005, with respect to our
opinion on the consolidated financial
statements insofar as it relates to
Note 21, as to which the date is
November 10, 2005.

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Whitehall Jewellers, Inc.
Statements of Operations
For the Years Ended January 31, 2005, 2004 and 2003

	2005	2004	2003

	(In thousands, except per share data)
Net sales	$334,206	$344,655	$341,037
Cost of sales (including buying and occupancy expenses)	221,370	217,622	213,242

Gross profit	112,836	127,033	127,795
Selling, general and administrative expenses	115,028	114,624	104,891
Professional fees and other charges	7,679	21,874	2,899

(Loss) income from operations	(9,871)	(9,465)	20,005
Interest expense	4,365	4,110	4,341

(Loss) income before income taxes	(14,236)	(13,575)	15,664
Income tax (benefit) expense	(4,353)	(4,861)	5,970

Net (loss) income	$(9,883)	$(8,714)	$9,694

Basic earnings per share:
Net (loss) income	$(0.71)	$(0.62)	$0.67

Weighted average common shares	13,943	14,098	14,545

Diluted earnings per share:
Net (loss) income	$(0.71)	$(0.62)	$0.64

Weighted average common shares and common share equivalents	13,943	14,098	15,038

The accompanying notes are an integral part of the financial statements.

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Whitehall Jewellers, Inc.
Balance Sheets
As of January 31, 2005 and January 31, 2004

	2005	2004

	(In thousands, except
	share data)
ASSETS
Current assets:
Cash	$2,206	$1,901
Accounts receivable, net	2,688	2,544
Merchandise inventories	183,676	206,146
Other current assets	383	875
Current income tax benefit	3,959	2,294
Deferred income taxes, net	2,255	5,712
Deferred financing costs	360	261

Total current assets	195,527	219,733
Property and equipment, net	54,200	60,948
Goodwill, net	5,662	5,662
Deferred income taxes, net	902	—
Deferred financing costs	539	654

Total assets	$256,830	$286,997

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolver loans	$73,793	$80,340
Current portion of long-term debt	—	640
Customer deposits	3,042	3,601
Accounts payable	60,076	60,538
Accrued payroll	3,829	4,457
Other accrued expenses	14,587	24,479

Total current liabilities	155,327	174,055
Deferred income taxes, net	—	3,639
Other long-term liabilities	4,880	3,535

Total liabilities	160,207	181,229
Commitments and contingencies	—	—
Stockholders’ equity:
Common Stock, ($.001 par value; 60,000,000 shares authorized; 18,058,902 shares and 18,055,008 shares issued, respectively)	18	18
Class B Common Stock, ($1.00 par value; 26,026 shares authorized; 142 shares issued and outstanding)	—	—
Additional paid-in capital	106,123	106,091
Retained earnings	29,428	39,311
Treasury stock, (4,108,703 and 4,134,141 shares, respectively, at cost)	(38,946)	(39,652)

Total stockholders’ equity, net	96,623	105,768

Total liabilities and stockholders’ equity	$256,830	$286,997

The accompanying notes are an integral part of the financial statements.

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Whitehall Jewellers, Inc.
Statements of Stockholders’ Equity
For the Years Ended January 31, 2005, 2004, and 2003

		Class B	Additional
	Common	Common	Paid-in	Retained	Treasury
	Stock	Stock	Capital	Earnings	Stock

	(In thousands)
Balance at January 31, 2002	$17	$—	$103,767	$38,331	$(28,970)

Net income	—	—	—	9,694	—
Exercise of options	1	—	2,028	—	(459)
Treasury stock repurchase	—	—	—	—	(6,548)
Stock issued under Employee Stock Purchase Plan	—	—	—	—	40

Balance at January 31, 2003	18	—	105,795	48,025	(35,937)
Net loss	—	—	—	(8,714)	—
Exercise of options	—	—	296	—	40
Treasury stock repurchase	—	—	—	—	(3,831)
Stock issued under Employee Stock Purchase Plan	—	—	—	—	76

Balance at January 31, 2004	18	—	106,091	39,311	(39,652)
Net loss	—	—	—	(9,883)	—
Exercise of Options	—	—	12	—	—
Issuance of Shares	—	—	(652)	—	652
Deferred Compensation	—	—	672	—	—
Stock issued under Employee Stock Purchase Plan	—	—	—	—	54

Balance at January 31, 2005	$18	$—	$106,123	$29,428	$(38,946)

The accompanying notes are an integral part of the financial statements.

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Whitehall Jewellers, Inc.
Statements of Cash Flows
For the Years Ended January 31, 2005, 2004 and 2003

	2005	2004	2003

	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(9,883)	$(8,714)	$9,694
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,834	12,209	11,216
Deferred Compensation	672	—	—
Loss on disposition of assets	343	435	146
Write-off of deferred loan cost	—	516	—
Changes in assets and liabilities:
(Increase) in accounts receivable, net	(144)	(923)	(432)
Decrease (increase) in merchandise inventories, net of gold consignment	22,470	(9,452)	(3,143)
Decrease (increase) in other current assets	492	595	(246)
(Increase) in current income tax benefit	(1,665)	(2,294)	—
(Decrease) increase in deferred taxes, net	(1,084)	(3,053)	1,997
(Decrease) increase in accounts payable	(329)	36,100	(34,381)
(Decrease) increase customer deposits	(559)	147	(509)
(Decrease) increase in income taxes payable	—	(3,303)	46
(Decrease) increase in accrued payroll	(628)	1,175	(2,988)
(Decrease) increase in other accrued expenses	(10,019)	13,099	(1,944)
Increase in other long-term liabilities	80	397	478

Net cash provided by (used in) operating activities	12,580	36,934	(20,066)

Cash flows from investing activities:
Capital expenditures	(4,739)	(11,509)	(8,571)

Net cash used in investing activities	(4,739)	(11,509)	(8,571)

Cash flows from financing activities:
Borrowing on revolver loan	960,168	1,007,773	1,065,170
Repayment of revolver loan	(966,715)	(1,021,923)	(1,005,957)
Repayment of term loan	—	(4,500)	(5,250)
Purchase of gold to settle gold consignment	—	—	(20,453)
Repayment of subordinated debt	(640)	—	—
Financing costs	(282)	(1,117)	—
Proceeds from exercise of stock options	12	296	1,570
Proceeds from stock issued under the Employee Stock Purchase Plan	54	76	40
Purchase of treasury stock	—	(3,831)	(6,548)
(Decrease) in outstanding checks	(133)	(2,346)	(628)

Net cash (used in) provided by financing activities	(7,536)	(25,572)	27,944

Net change in cash and cash equivalents	305	(147)	(693)

Cash and cash equivalents at beginning of period	1,901	2,048	2,741

Cash and cash equivalents at end of period	$2,206	$1,901	$2,048

Supplemental disclosures of cash flow information:
Interest paid during year	$4,062	$2,962	$2,515
Income taxes (refunded)/paid during year	$(1,829)	$3,813	$3,809

The accompanying notes are an integral part of the financial statements.

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Whitehall Jewellers, Inc.
Notes to Financial Statements

(1)	Description of operations
      The financial statements of Whitehall Jewellers, Inc. (the “Company”) include the results of the Company’s chain of specialty retail fine jewelry stores. The Company operates exclusively in one business segment, specialty retail jewelry. The Company has a national presence with 382 and 380 stores located in 38 states operating in regional or superregional shopping malls as of January 31, 2005 and January 31, 2004, respectively.

(2)	Summary of significant accounting policies
      Consolidation The consolidated financial statements include the accounts and transactions of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated.
      Use of Estimates The preparation of financial statements in conjunction with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Valuation reserves for inventory, accounts receivable, sales returns and deferred tax assets are significant examples of the use of such estimates. Actual results could differ from those estimates.
      Cash and Cash Equivalents Cash and Cash Equivalents includes cash on hand, deposits in banks and any temporary cash investments purchased with an original maturity of three months or less.
      Accounts Receivable Accounts receivable consists primarily of customer credit card charges and other non-recourse third party credit arrangements for merchandise delivered to the customer for which the Company has not yet received payment under the terms of the arrangements. Allowance for doubtful accounts represents reserves established to address exposures to chargebacks on credit receivables that have already been collected. The Company accrues an estimate of expected chargebacks based on the Company’s historical chargeback experience.
      Merchandise Inventories Merchandise inventories are stated principally at the lower of weighted average cost or market. Purchase cost is reduced to reflect certain allowances and discounts received from merchandise vendors. Periodic credits or payments from merchandise vendors in the form of consignment buydowns, volume or other purchase discounts and other vendor consideration are reflected in the carrying value of the inventory and recognized as a component of cost of sales as the merchandise is sold. Additionally, to the extent it is not addressed by established vendor return privileges, and if the amount of cash consideration received from the vendor exceeds the estimated fair value of the goods returned, that excess amount is reflected as a reduction in the purchase cost of the inventory acquired. Allowances for inventory shrink, scrap and other provisions are recorded based upon analysis and estimates by the Company.
      Certain of the Company’s agreements with merchandise vendors provide credits for co-op advertising as calculated as a percentage of net merchandise purchases. The Company adopted Emerging Issues Task Force (“EITF”) Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”) in fiscal year 2002, which was effective for all arrangements entered into after December 31, 2002. In accordance with EITF 02-16, the Company classifies certain merchandise vendor allowances as a reduction to inventory cost unless evidence exists supporting an alternative classification. The Company has recorded such merchandise vendor allowances as a reduction of inventory costs.
      The Company earned $2.4 million and $2.7 million of vendor allowances for advertising during fiscal years 2004 and 2003, respectively. The Company records such allowances as a reduction of inventory cost, and as the inventory is sold, the Company will recognize a lower cost of sales.

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Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      The Company also obtains merchandise from vendors under various consignment agreements. The consigned inventory and related contingent obligations associated with holding and safekeeping such consigned inventory are not reflected in the Company’s financial statements. At the time of sale of consigned merchandise to customers, the Company records the purchase liability and the related consignor cost of such merchandise in cost of sales.
      Property and Equipment Property and equipment are carried at cost, less accumulated depreciation and amortization. Furniture and fixtures are depreciated on a straight-line basis over estimated useful lives ranging from five to ten years. Software costs are amortized on a straight-line basis over five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the remaining lease term or ten years.
      Effective with the fourth quarter of fiscal year 2004, the Company has capitalized straight-line rent incurred during the construction period of a retail store as a leasehold improvement. Straight-line rent subsequent to the construction period and prior to the store opening is recognized as expense. As such, the Company recorded a cumulative adjustment of approximately $1.4 million to its balance sheet to record the unamortized portion of rent capitalized during the construction period from current and non-current accrued rents to leasehold improvements.
      Upon retirement or disposition of property and equipment, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are included in the results of operations.
      Long-Lived Assets When facts and circumstances indicate potential impairment, the Company evaluates the recoverability of long-lived asset carrying values, using projections of undiscounted future cash flows over remaining asset lives. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values.
      Goodwill Goodwill represents the excess of cost over the fair value of assets acquired in purchase business combinations. Under the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” goodwill and indefinite lived intangible assets are reviewed annually in the fourth quarter (or more frequently if impairment indicators arise) for impairment. The Company adopted SFAS 142 on February 1, 2002 and has discontinued the amortization of goodwill. The Company reviewed goodwill for impairment as of January 31, 2005 and determined that no impairment existed.
      Deferred Financing Costs In connection with the Company’s financing agreements, the Company incurred various financing costs, which have been deferred on the Company’s balance sheet and are amortized over the terms of the agreements and included in interest expense.
      Accounts Payable Accounts payable include outstanding checks, which were $4,033,000 and $4,166,000 as of January 31, 2005 and 2004, respectively.
      Advertising and Marketing Expense The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over the expected period of future benefit. Advertising expense was $7,392,000 and $8,505,000 for fiscal year 2004 and 2003, respectively.
      Direct-response advertising consists primarily of special offers, fliers and catalogs that include value-off coupons for the merchandise.
      Store Pre-Opening Expense Expenses associated with the opening of new store locations are expensed in the period such costs are incurred.
      Lease Expense The Company leases the premises for its office facilities and all of its retail stores. Certain leases require increasing annual minimum lease payments over the term of the lease. The Company’s

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Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
retail store lease term is deemed to commence on the date the Company has access to and control of the retail space, which is generally two months earlier than the date the Company becomes legally obligated for rent payments. Minimum lease expense under these agreements is recognized on a straight-line basis over the terms of the respective leases.
      Effective with the fourth quarter of fiscal year 2004, the Company has capitalized straight-line rent incurred during the construction period of a retail store as a leasehold improvement. Straight-line rent subsequent to the construction period and prior to the store opening is recognized as expense. The Company recorded a cumulative rent expense adjustment of approximately $187,000 to account for the straight-line rent subsequent to the construction period and prior to the store opening. The Company deemed that this adjustment was immaterial in relation to the results of its fourth quarter of fiscal year 2004 and for the fiscal years ended January 31, 2005, 2004 and 2003 respectively. In addition, the Company recorded a cumulative adjustment of approximately $1.4 million to its balance sheet to record the unamortized portion of rent capitalized during the construction period from current and non-current accrued rents to leasehold improvements.
      Virtually all leases covering retail stores provide for additional contingent rentals based on a percentage of sales. These costs are expensed in the period incurred.
      Self-Insurance The Company self-insures or retains a portion of the exposure for losses related to workers compensation and general liability costs. It is the Company’s policy to record self-insurance reserves, as determined actuarially, based upon claims filed and an estimate of claims incurred but not yet reported.
      Revenue Recognition The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition.” Revenue from merchandise sales is recognized when delivery has occurred and title and risk of loss has transferred to the customer. The Company accrues an estimate of expected returns, which have not yet been presented, based on its historical returns experience, which is governed by the Company’s merchandise returns policy. Repair revenues are recognized when the service is complete and the merchandise is delivered to the customer. The Company recognizes revenue, net of cost reimbursed to an unrelated third party service provider, from the sale of an extended service plan at the time the contract is executed with the customer. The Company records revenue from layaway program sales at the time the customer fulfills the terms of the program, including receipt of full payment and delivery of the merchandise to the customer. The Company charges a monthly fee to cover the costs of administration of inactive layaways.
      Earnings Per Share Basic earnings per share are computed by dividing net earnings available to holders of common stock by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed assuming the exercise of all dilutive stock options. Under these assumptions, the weighted average number of common shares outstanding is increased accordingly.
      Income Taxes Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
      Stock Based Compensation The FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS 148”), “Accounting for Stock-Based Compensation-Transition and Disclosure,” during 2002. This Statement amends Financial Accounting Standards Board Statement No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements to require prominent disclosures in both annual and interim financial statements about the

J-2-10

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure requirements of this statement as of January 31, 2003.
      The Company accounts for stock-based compensation according to Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” which results in no charge to earnings when options are issued at fair market value.
      The following table illustrates the effect on net (loss) income and earnings per share for the fiscal years ended January 31, 2005, 2004 and 2003 if the Company had applied the fair value recognition provisions of SFAS 123, as amended by SFAS 148, to stock-based employee compensation:

	2005	2004	2003

	(In thousands, except per share
	amounts)
Net (loss) income, as reported	$(9,883)	$(8,714)	$9,694
Deduct: Total stock-based employee compensation expense determined under fair value based method, net of related tax effects	(611)	(921)	(1,951)

Pro forma net (loss) income	$(10,494)	$(9,635)	$7,743

Earnings per share:
Basic-as reported	$(0.71)	$(0.62)	$0.67
Basic-pro forma	$(0.75)	$(0.68)	$0.53
Diluted-as reported	$(0.71)	$(0.62)	$0.64
Diluted-pro forma	$(0.75)	$(0.68)	$0.51

      For purposes of pro forma net income and earnings per share calculations in accordance with SFAS 123, for each option granted during the years ended January 31, 2005, 2004 and 2003 the fair value is estimated using the Black-Scholes option-pricing model. The assumptions used are as follows:

	2005	2004	2003

Risk-free interest rate	3.5%	3.3%	4.1%
Dividend yield	0	0	0
Option life	5.5 years	5.5 years	5.5 years
Volatility	58%	60%	62%

      The FASB issued SFAS No. 123 (revised 2004), “Share-based Payment.” This statement revised SFAS No. 123, and requires companies to expense the value of employee stock options and similar awards. The effective date of this standard is annual periods beginning after June 15, 2005.
      Upon the adoption of SFAS No. 123R, the Company will be required to expense stock options over the vesting period in its statement of operations. In addition, the Company will need to recognize expense over the remaining vesting period associated with unvested options outstanding for fiscal years beginning after June 15, 2005. The Company is currently evaluating which transition method to use and the financial statement effects in connection with the adoption of SFAS No. 123R.
      Accounting for Guarantees In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements Nos. 5, 57 and 107 and rescission of FASB Interpretation No. 34.”
      The Company has adopted the guidance of FIN 45 and has reflected the required disclosures in its financial statements commencing with the financial statements for the fiscal year ended January 31, 2003.

J-2-11

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences while the officer or director is serving, or was serving, at its request in such capacity. The maximum potential amount of future payments the Company could be required to make pursuant to these indemnification obligations is unlimited; however, the Company has a directors and officers liability insurance policy that, under certain circumstances, enables it to recover a portion of certain future amounts paid. The Company has no liabilities recorded for these obligations as of January 31, 2005; however, reference is made to Note 16 to the financial statements with respect to legal contingencies.

(3)	Common stock repurchase program
      On July 23, 2002, the Company announced that the Board of Directors had established a stock repurchase program covering up to $25.0 million of its common stock. The stock repurchase program has expired. The Company repurchased a total of 927,000 shares of common stock under the stock repurchase program at a total cost of approximately $10.4 million. During fiscal 2004, the Company did not repurchase any shares of its common stock under this program. During fiscal 2003, the Company repurchased 321,400 shares of common stock under the stock repurchase program at a total cost of approximately $3.8 million. Shares repurchased by the Company reduced the weighted average number of shares of Common Stock outstanding for basic and diluted earnings per share calculations.

(4)	Accounts receivable, net
      As of January 31, 2005 and 2004, accounts receivable consisted of:

	2005	2004

	(In thousands)
Accounts receivable	$3,083	$3,082
Less: allowance for doubtful accounts	(395)	(538)

Accounts receivable, net	$2,688	$2,544

      The Company has charged bad debt expense of $517,000, $973,000 and $1,686,000 for doubtful accounts for the years ended January 31, 2005, 2004 and 2003, respectively.

(5)	Merchandise inventories
      As of January 31, 2005 and 2004, merchandise inventories consisted of:

	2005	2004

	(In thousands)
Raw materials	$9,796	$9,827
Finished goods inventory	173,880	196,319

Merchandise inventories	$183,676	$206,146

      Raw materials primarily consist of diamonds, precious gems, semi-precious gems and gold. Included within finished goods inventory were allowances for inventory shrink, scrap and miscellaneous costs of $4,257,000 and $3,731,000 for the years ended January 31, 2005 and 2004, respectively. As of January 31, 2005 and 2004, merchandise consignment inventories held by the Company that were not included in the balance sheets total $82,819,000 and $91,635,000, respectively.
      Certain merchandise procurement, distribution and warehousing costs are allocated to inventory. As of January 31, 2005 and 2004, these amounts included in inventory are $3,589,000 and $3,500,000, respectively. The amounts comprising the overhead pool of capitalizable costs were $6,082,000, $5,521,000 and $5,566,000 for the years ended January 31, 2005, 2004 and 2003, respectively.

J-2-12

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)

(6)	Property and equipment, net
      As of January 31, 2005 and 2004, property and equipment included:

	2005	2004

	(In thousands)
Furniture and fixtures, and software	$89,373	$86,506
Leasehold improvements	35,830	35,098

Property and equipment	125,203	121,604
Accumulated depreciation and amortization	(71,003)	(60,656)

Property and equipment, net	$54,200	$60,948

      Depreciation expense was $12,116,000, $11,760,000 and $10,704,000 for the years ended January 31, 2005, 2004, and 2003, respectively.
      The Company has recognized impairment charges included in costs of sales, measured as the excess of net book value of furniture, fixtures and leasehold improvements over their fair values. When facts and circumstances indicate potential impairment, the Company evaluates the recoverability of long-lived asset carrying values, using projections of undiscounted future cash flows over remaining asset lives. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values. The Company recorded impairment charges of $422,000 during fiscal year 2004, which is included with depreciation and amortization in the statement of cash flows. The Company did not record any impairment charges for the fiscal years ended January 31, 2004 and 2003.
      The amount of internally developed software capitalized during the year ending January 31, 2005 and 2004 was $27,000 and $115,000, respectively, and is included in furniture, fixtures and software. Amortization of capitalized software in each of the years ended January 31, 2005 and 2004 was $50,000, and $69,000 in the year ended January 31, 2003. The remaining unamortized costs of internally developed software included in property and equipment as of January 31, 2005 and 2004 was $206,000 and $229,000, respectively.

(7)	Goodwill, net
      On September 10, 1998, the Company acquired substantially all of the assets of 36 jewelry stores operating under the Jewel Box name from Carlyle & Co. Jewelers and its affiliates, headquartered in Greensboro, North Carolina. The Company purchased all associated inventory, accounts receivable and fixed assets for approximately $22 million (including fees and other costs) in cash (the “Acquisition”). The Acquisition has been accounted for using the purchase method of accounting, and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of Acquisition. The excess of the purchase price over the fair values of the net assets acquired was $6.6 million and has been recorded as goodwill.
      The Company adopted the provisions of SFAS 142 effective February 1, 2002 and has discontinued the amortization of goodwill. The Company has no other separately identifiable intangible assets. Pursuant to this standard, the Company has completed an assessment of the categorization of its existing goodwill. In addition, the Company completed an analysis of the fair value using both a discounted cash flow analysis and a market multiple approach and has determined that no impairment of goodwill should be recorded. The carrying amount of goodwill as of January 31, 2005 and January 31, 2004 was $5,662,000.

(8)	Other long-term liabilities
      Included in long-term liabilities at January 31, 2005 and 2004 are $4,880,000 and $3,535,000, respectively, of deferred lease costs. Effective with the fourth quarter of fiscal year 2004, the Company has capitalized straight-line rent incurred during the construction period of a retail store as a leasehold

J-2-13

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
improvement. Straight-line rent subsequent to the construction period and prior to the store opening is recognized as expense. As such, the Company recorded a cumulative adjustment of approximately $1.3 million to its balance sheet to record the unamortized portion of rent capitalized during the construction period from non-current accrued rent to leasehold improvements.

(9)	Financing arrangements
      Effective July 29, 2003, the Company entered into a Second Amended and Restated Revolving Credit and Gold Consignment Agreement (the “Credit Agreement”), with certain members of its prior bank group to provide for a total facility of up to $125.0 million through July 28, 2007. Interest rates and the commitment fee charged on the unused portion of the facility float based upon the Company’s financial performance as calculated quarterly. Under the Credit Agreement, the banks have a collateral security interest in substantially all of the assets of the Company. The Credit Agreement contains certain restrictions, including restrictions on investments, payment of dividends, assumption of additional debt, acquisitions and divestitures. The Credit Agreement also requires the Company to maintain a specified ratio of the sum of earnings before interest, taxes, depreciation and amortization plus minimum store rent to the sum of minimum store rent plus cash interest expense. As of January 31, 2005, the calculated revolver availability, pursuant to the Credit Agreement, was $95.2 million. The Company had $73.8 million of outstanding borrowings under the revolving loan facility as of January 31, 2005.
      The Company amended the Credit Agreement effective April 6, 2005 in order to, among other things, (i) provide for additional availability under the revolving credit facility through the funding of a $15.0 million additional facility from LaSalle Bank National Association (“LaSalle”) and Back Bay Capital Funding LLC (“Back Bay”) which was funded at closing and will be due July 31, 2006, (ii) add a discretionary overadvance subfacility from LaSalle in the amount of $2 million, (iii) terminate the precious metal consignment facility, (iv) change the maturity date for all outstanding amounts under the Credit Agreement from July 28, 2007 to July 31, 2006, (v) increase the interest rate payable on LIBOR loans from 2.50% to 3.00% above LIBOR, (vi) amend the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) covenant not to be less than 0.75:1.00 as measured at the last day of each of the months during the period of April 2005 to October 2005, 0.80:1.00 at November 30, 2005 and 1.00:1.00 as measured at the last day of each of the months from December 2005 and each month thereafter, (vii) add additional financial covenants related to Minimum Accounts Payable, Capital Expenditures and Minimum Borrowing Availability of $2.0 million (each as defined in the Credit Agreement), (viii) amend the calculation of the borrowing base to lower the advance rate on inventory for certain periods and to modify the types of inventory and accounts receivable included, (ix) add a reserve in the amount of $7.0 million to the borrowing base pending satisfactory completion of a field examination report by LaSalle and Back Bay and (x) add a reserve in the amount of $5.0 million to the borrowing base effective February 1, 2006. The Company expects to have adequate availability under its revolving credit facility throughout fiscal year 2005. However, should actual results differ unfavorably from the Company’s current forecast, the availability under its revolving credit facility may be adversely impacted.
      The Company amended the Credit Agreement effective January 29, 2005 in order to, among other things, (i) add a reserve in the amount of $15.0 million to the Borrowing Base, and (ii) amend the Fixed Charge Coverage Ratio not to be less than 1.00:1.00 as measured at January 31, 2005 and 1.25:1.00 at the end of each fiscal quarter thereafter.
      The Company amended the Credit Agreement effective March 23, 2004 in order to, among other things, (i) add a Layaway Reserve (as defined in the Credit Agreement) to the Borrowing Base, (ii) add and amend certain financial covenants, including amending the Fixed Charge Coverage Ratio and adding a covenant to maintain a Net Worth (as defined in the Credit Agreement) of at least $90.0 million at January 31, 2005, (iii) cap the borrowings under the facility to a maximum of $85.0 million for at least thirty consecutive calendar days during the period December 15, 2004 through and including February 15, 2005, (iv) increase

J-2-14

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
the interest rate at which LIBOR based borrowings are available under the Credit Agreement to LIBOR plus 2.5% through April 30, 2005, (v) set the Commitment Fee Rate (as defined in the Credit Agreement) at 0.5% through April 30, 2005, and (vi) set the Standby Letter of Credit Fee Rate (as defined in the Credit Agreement) at 2.0% through April 30, 2005.
      Subject to the contingencies identified in Note 16 to the financial statements and other risks, including those identified in Forward-Looking Statements, management expects that the cash flow from operating activities and funds available under the Company’s revolving loan facility should be sufficient to support the Company’s current new store expansion program and seasonal working capital needs.
      The Company intends to contest vigorously the putative class action complaints and the shareholder derivative complaint described in Note 16 to the financial statements and exercise all of its available rights and remedies. Given that these class action cases and the shareholder derivative complaint are in their early stages and may not be resolved for some time, it is not possible to evaluate the likelihood of an unfavorable outcome in any of these matters, or to estimate the amount or range of potential loss, if any. While there are many potential outcomes, an adverse outcome in these actions could have a material adverse effect on the Company’s results of operations, financial condition and/or liquidity.
      The Company was in compliance with the financial covenants of the amended Credit Agreement as of January 31, 2005. The Company’s business is highly seasonal, and historically, income generated in the fourth fiscal quarter ending each January 31 represents all or a significant majority of the income generated during the fiscal year. The Fixed Charge Coverage Ratio is sensitive to changes in the level of the Company’s profitability. Should actual financial results differ unfavorably from the Company’s current forecast, such results may have an adverse impact on the Fixed Charge Coverage Ratio. If an event of default occurs pursuant to the Credit Agreement, the Company may be required to negotiate relief with its lenders or to seek new financing. There is no assurance that new financing arrangements would be available on acceptable terms or at all. If the existing lenders were to cease funding under the revolving loan facility or require immediate repayment and if the Company were not able to arrange new financing on acceptable terms, this would have a material adverse effect on the Company, which could affect the underlying valuation of its assets and liabilities.
      Revolver Loan The revolving loan facility under the Credit Agreement is available up to a maximum of $125.0 million and is limited by a borrowing base computed based on the value of the Company’s inventory and accounts receivables. Availability under the revolver is based on amounts outstanding thereunder. Interest rates and commitment fees on the unused facility float based on the Company’s quarterly financial performance.
      The interest rates for borrowings under the Credit Agreement are, at the Company’s option, based on LIBOR rates or the United States banks’ prime rate. Interest is payable monthly for prime borrowings and upon maturity for LIBOR borrowings.
      The interest expense under the revolver facility for the years ended January 31, 2005, 2004 and 2003 was $3,981,000, $2,900,000 and $3,008,000, respectively, reflecting a weighted average interest rate of 4.4%, 3.2% and 4.2%, respectively.
      Gold Consignment Facility During fiscal year 2004, the Company had the opportunity to enter into gold consignments with certain third party financial institutions. The Company had no obligations under the gold consignment facility. In the event of a consignment of gold, the Company provides the third party financial institution with title to a certain number of troy ounces of gold held in the Company’s existing merchandise inventory in exchange for cash at the current market price of gold. The Company then consigns the gold from the third party financial institution, pursuant to a gold consignment agreement. This agreement entitles the Company to use the gold in the ordinary course of its business. The gold consignment facility is a transfer of title in specified quantities of the gold content of the Company’s inventory (a non-financial asset) to a

J-2-15

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
financial institution in exchange for cash. The Company continues to bear responsibility for damage to the inventory, as is the case in all of its consigned inventory arrangements with its other vendors. Pursuant to the Third Amendment to the Credit Agreement, this gold consignment facility has been terminated.
      Subordinated Notes During the third quarter of fiscal 2004, the Company repaid the Series C Senior Notes due 2004 (the “Series C Notes”) totaling $640,000 at final scheduled maturity. The interest rate for the Series C Notes was 12.15% per annum payable in cash, with interest payments due quarterly. Interest expense was $58,000 for the year ended January 31, 2005, and $78,000 for each of the years ended January 31, 2004 and 2003, respectively.
      The carrying amount of the Company’s borrowings under the Credit Agreement and other long-term borrowings approximates fair value based on current market rates.

(10)	Deferred financing costs
      In conjunction with the Company’s refinancing of its prior credit agreement with certain members of its prior bank group, deferred financing costs of $516,000 related to the prior credit facility were written off and included in interest expense in fiscal 2003. Costs associated with the second amended and restated credit facility totaling approximately $1.0 million are being amortized over the term of the Credit Agreement. Amortization expense in the years ended January 31, 2005, 2004 and 2003 was $298,000, $926,000 and $511,000, respectively.

(11)	Income taxes
      The temporary differences between the tax basis of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the deferred tax asset and deferred tax liability and their approximate tax effects are as follows, as of January 31:

	2005		2004

	Temporary	Tax	Temporary
	Difference	Effect	Difference	Tax Effect

	(In thousands)
Merchandise inventories	$2,216	$864	$1,988	$775
Accrued rent	4,295	1,675	3,798	1,481
Accounts receivable	674	263	872	340
Sales returns	886	345	920	359
Vacation pay	1,140	445	1,154	450
Severance	—	—	900	351
Litigation reserve	—	—	8,572	3,342
Workers’ compensation reserve	1,151	449	774	302
State and local government fees	2,185	852	1,926	752
Store closing payables	—	—	121	47
Other	19	8	4	1
Net operating loss carryforward	11,500	4,485	1,971	769
AMT credit carryforward	110	43	53	21

Total deferred tax asset	24,176	9,429	23,053	8,990

Property and equipment, net	10,498	4,094	14,181	5,530
Goodwill	2,008	783	1,584	618
Valuation allowance	3,508	1,368	1,971	769
Other	68	27	—	—

Total deferred tax liability	(16,082)	(6,272)	(17,736)	(6,917)

Net deferred tax asset	$8,094	$3,157	$5,317	$2,073

J-2-16

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      The net current and non-current components of deferred income taxes recognized in the balance sheet at January 31 are as follows:

	2005	2004

	(In thousands)
Net current assets	$2,255	$5,712
Net non-current asset (liability)	902	(3,639)

Net deferred tax asset	$3,157	$2,073

      At January 31, 2005, the Company had a state net operating loss carryforward of $37,743,000. This net operating loss will expire in tax years 2006 to 2024. A valuation allowance of $1,368,000 and $769,000 for the years ending January 31, 2005 and 2004, respectively, has been established to reflect management’s belief that based on the nature of the net operating losses, the jurisdictions involved and consideration of current tax planning strategies, it is currently unlikely that the deferred tax associated with certain net operating loss carryforwards will be fully realized prior to expiration.
      At January 31, 2005, the Company had $8.3 million of federal net operating loss carryforwards available. The deferred tax asset for net operating loss carryforwards is reviewed for recoverability based on historical taxable income, the expected reversals of existing temporary differences and management’s forecast of future taxable income. Management has concluded that no valuation allowance was necessary on the federal net operating loss carryforward and remaining net deferred tax assets as utilization is considered more likely than not to occur. However, should actual taxable income for fiscal year 2005 differ unfavorably in comparison to management’s forecast of future taxable income, a valuation allowance against the full amount of the federal net operating loss may be required.
      The income tax expense for the years ended January 31, consists of the following:

	2005	2004	2003

	(In thousands)
Current tax (benefit) expense	$(5,702)	$(1,636)	$3,795
Deferred tax (benefit) expense	1,349	(3,225)	2,175

Total income tax (benefit) expense	$(4,353)	$(4,861)	$5,970

      The provision for income taxes on income differs from the statutory tax expense computed by applying the federal corporate tax rate of 34%, 34% and 35% for the years ended January 31, 2005, 2004 and 2003, respectively.

	2005	2004	2003

	(In thousands)
Taxes computed at statutory rate	$(4,840)	$(4,616)	$5,482
State income tax (benefit) expense, net of federal tax effect	(800)	(1,032)	499
Valuation expense	599	769	—
Other	688	18	(11)

Total income tax (benefit) expense	$(4,353)	$(4,861)	$5,970

      Other includes amounts recorded for federal and certain state tax reserves and certain permanent tax differences.

J-2-17

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)

(12)	Common stock
      Following are the number of shares issued and outstanding for each of the Company’s classes of Common Stock as of January 31:

			Class B
	Common Stock	Common Stock	Treasury
	(Par Value $.001)	(Par Value $1.00)	Stock

	(In thousands)
Balance at January 31, 2002	17,809,830	142	(3,200,209)
Exercise of Options/ Restricted Shares	211,138	—	(21,418)
Purchase of Treasury Stock	—	—	(605,600)
Issuance of Stock	—	—	4,590

Balance at January 31, 2003	18,020,968	142	(3,822,637)
Exercise of Options/ Restricted Shares	34,040	—	—
Purchase of Treasury Stock	—	—	(321,400)
Issuance of Stock	—	—	9,896

Balance at January 31, 2004	18,055,008	142	(4,134,141)
Exercise of Options/ Restricted Shares	3,894	—	18,030
Issuance of Stock	—	—	7,408

Balance at January 31, 2005	18,058,902	142	(4,108,703)

      Each share of Class B Common Stock is exchangeable into common stock on a 35.4 for 1 basis. Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 35.4 votes on each matter submitted to stockholders for vote.

(13)	Earnings per common share
      Basic earnings per share are computed by dividing net earnings available to holders of common stock by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed assuming the exercise of all dilutive stock options. Under these assumptions, the weighted average number of common shares outstanding is increased accordingly.
      The following table reconciles the numerators and denominators of the basic and diluted earnings per share (“EPS”) computations for the years ended January 31:

	2005		2004		2003

	Basic	Diluted	Basic	Diluted	Basic	Diluted

	(In thousands, except per share amounts)
EPS Numerator:
Net (loss) income	$(9,883)	$(9,883)	$(8,714)	$(8,714)	$9,694	$9,694
EPS Denominator:
Average common shares outstanding:	13,943	13,943	14,098	14,098	14,545	14,545
Effect of dilutive securities:
Stock options	—	—	—	—	—	493

Total shares	13,943	13,943	14,098	14,098	14,545	15,038

Earnings per share	$(0.71)	$(0.71)	$(0.62)	$(0.62)	$0.67	$0.64

Stock options excluded from the calculation of diluted earnings per share (due to their antidilutive effect on the calculation)	—	2,713	—	2,909	—	606

J-2-18

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)

(14)	Employee benefit plans
      Effective October 1, 2001, the Company established an Employee Stock Purchase Plan (“ESPP”) for the benefit of substantially all employees. Employees become eligible to participate in the ESPP after six consecutive months of employment and if the employee’s customary employment is more than 20 hours per week. Through employee contributions to the ESPP, the employee can purchase common stock of the Company at 90% of the market value.
      Effective October 1, 1997, the Company established a 401(k) Plan (the “Plan”) for the benefit of substantially all employees, the assets of which are not commingled with Company funds. Employees become eligible to participate in the Plan after one year of service, which is defined as at least one year of employment and 1,000 hours worked in that year. The Company may make discretionary contributions to the Plan. No such discretionary contributions have been made since inception.
      In 1988, the Company established an Employee Stock Ownership Plan (the “ESOP”), which is a noncontributory plan established to acquire shares of the Company’s Class B Common Stock for the benefit of all employees. In conjunction with completion of the Company’s initial public offering and recapitalization of its financing arrangements, the Company restructured the ESOP. As of January 31, 1998, all remaining shares had been released to participants. As long as the stock is publicly traded the Company is not required to repurchase shares from ESOP participants. However, if the Company were to cease being public, the Company’s shares held by the ESOP would be subject to redemption at market value. As of January 31, 2005 and 2004, there were approximately 380,000 and 425,000 Company shares with a market value of approximately $2.7 million and $3.9 million held by ESOP, respectively. The only remaining activity of the ESOP is to make distributions to existing participants or beneficiaries.

(15)	Stock plans
      In April 1996, the Company approved the 1996 Long-Term Incentive Plan (the “1996 Plan”). Under the 1996 Plan, the Company may grant incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options.
      In addition, the Company may grant stock appreciation rights (“SARs”), bonus stock awards which are vested upon grant, stock awards which may be subject to a restriction period and specified performance measures and performance shares. Performance shares are rights, contingent upon the attainment of the performance measures within a specified performance period, to receive one share of common stock, which may be restricted, or the fair market value of such performance share in cash. No compensatory options have been granted under the 1996 Plan during fiscal 2004. A total of 1,156,784 shares of common stock have been reserved for issuance under the 1996 Plan. Grants may be made under the 1996 Plan during the ten years after its effective date. Options granted under the 1996 Plan generally vest in four equal annual installments and expire ten years after the date of grant. Options and shares granted under the plans are subject to forfeiture based on, among other things, the nature and timing of the termination of employment.
      The Company approved the 1997 Long-Term Incentive Plan (the “1997 Plan”) on February 24, 1997 and the stockholders adopted the 1997 Plan on June 5, 1997. On June 8, 1999, June 1, 2000 and June 11, 2002, the stockholders adopted amendments to the 1997 Plan to increase the common stock reserved for issuance under the 1997 Plan. Under the 1997 Plan, the Company may grant ISOs or nonqualified stock options. The 1997 Plan also provides for the grant of SARs, bonus stock awards which are vested upon grant, stock awards which may be subject to a restriction period and specified performance measures, and performance shares. Performance shares are rights, contingent upon the attainment of performance measures within a specified performance period, to receive one share of common stock, which may be restricted, or the fair market value of such performance share in cash. No compensatory options have been granted under the 1997 Plan during fiscal 2004. A total of 2,500,000 shares of Common Stock have been reserved for issuance

J-2-19

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
under the 1997 Plan. Grants may be made under the 1997 Plan during the ten years after its effective date. Options granted under the 1997 Plan generally vest in three or four equal annual installments and expire ten years after the date of grant.
      In December 1998, the Company adopted the 1998 Non-Employee Director Stock Option Plan (the “1998 Plan”), effective February 1, 1998. Under the 1998 Plan, non-employee directors may elect to receive all or a designated amount of their directors’ fee in the form of stock options. A total of 37,500 shares have been reserved for issuance under the 1998 Plan. Grants may be made during the ten years after its effective date. Options granted under the 1998 Plan vest at the end of the quarter in which the date of grant occurs and expire ten years after the date of grant. During fiscal 2004 and fiscal 2003, no options were granted under the 1998 Plan.
      Grants of restricted stock, which generally are subject to a restriction period from the date of grant before vesting and receiving the shares without restriction, have been awarded to certain officers and key employees under the 1997 plan. During fiscal year 2004, restrictions on 7,799 shares of restricted stock previously granted to officers and employees lapsed. There were 105,501 shares of restricted stock outstanding at January 31, 2005, for which restrictions have not yet lapsed. Unearned deferred compensation expense with respect to the restricted stock grants was $711,000 at January 31, 2005, which is included in additional paid-in capital. Deferred compensation expense was $672,000 in fiscal year 2004. During fiscal year 2004, 98,112 shares of restricted stock were granted with a weighted average fair value of $8.46 per share.
      Option activity for the years ended January 31, 2003, 2004 and 2005 was as follows:

		Weighted-Average	Options
	Shares	Exercise Price	Exercisable

Balance at January 31, 2002	2,760,958	$11.36	1,566,879

Options granted	394,489	13.58
Options exercised	(206,198)	8.89
Options canceled	(22,257)	14.16

Balance at January 31, 2003	2,926,992	$11.81	2,105,495

Options granted	72,834	10.36
Options exercised	(34,066)	7.60
Options canceled	(246,596)	11.19

Balance at January 31, 2004	2,719,164	$11.88	2,337,028

Options granted	9,110	9.41
Options exercised	(1,626)	7.52
Options canceled	(31,229)	11.67

Balance at January 31, 2005	2,695,419	$11.87	2,545,752

      The weighted-average fair value of 9,110, 72,834 and 394,489 options granted was $9.41, $10.36 and $13.58 for the years ended January 31, 2005, 2004 and 2003, respectively.

J-2-20

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      The following table summarizes the status of outstanding stock options as of January 31, 2005:

	Options Outstanding			Options Exercisable

	Number of	Weighted Average		Number of
	Options	Remaining	Weighted-Average	Options	Weighted-Average
Range of Exercise Prices	Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price

$ 6.753 - $ 9.290	458,236	5.59	$8.018	422,954	$7.965
$ 9.333 - $ 9.333	978,550	1.26	9.333	978,550	9.333
$ 9.525 - $12.165	676,654	4.84	11.143	641,157	11.214
$12.167 - $24.250	581,979	5.77	20.035	503,091	20.749

$ 6.753 - $24.250	2,695,419	3.87	$11.874	2,545,752	$11.836

(16)	Commitments and contingencies
      During fiscal year 2005, the Company entered into a letter agreement with one of its merchandise vendors. Under the terms of this letter agreement, the merchandise vendor has the sole option to require the Company to purchase certain consignment goods up to a maximum of $2,010,000, based on current prices, held by the Company as of February 1, 2006.
      On February 12, 2004, a putative class action complaint captioned Greater Pennsylvania Carpenters Pension Fund, et al. v. Whitehall Jewellers, Inc. et al., Case No. 04 C 1107, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers. The complaint makes reference to the litigation filed by Capital Factors, Inc. (“Capital Factors”) and settled as disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2004 and to the Company’s November 21, 2003 announcement that it had discovered violations of Company policy by the Company’s Executive Vice President, Merchandising, with respect to Company documentation regarding the age of certain store inventory. The complaint further makes reference to the Company’s December 22, 2003 announcement that it would restate results for certain prior periods. The complaint purports to allege that the Company and its officers made false and misleading statements and falsely accounted for revenue and inventory during the putative class period of November 19, 2001 to December 10, 2003. The complaint purports to allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“1934 Act”) and Rule 10b-5 promulgated thereunder.
      On February 18, 2004, a putative class action complaint captioned Michael Radigan, et al., v. Whitehall Jewellers, Inc. et al., Case No. 04 C 1196, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers, charging violations of Sections 10(b) and 20(a) of the 1934 Act and Rule 10b-5 promulgated thereunder, and alleging that the Company and its officers made false and misleading statements and falsely accounted for revenue and inventory during the putative class period of November 19, 2001 to December 10, 2003. The factual allegations of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On February 20, 2004, a putative class action complaint captioned Milton Pfeiffer, et al., v. Whitehall Jewellers, Inc. et al., Case No. 04 C 1285, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers, charging violations of Sections 10(b) and 20(a) of the 1934 Act and Rule 10b-5 promulgated thereunder, and alleging that the Company and its officers made false and misleading statements and falsely accounted for revenue, accounts payable, inventory, and vendor allowances during the putative class period of November 19, 2001 to December 10, 2003. The factual allegations of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.

J-2-21

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      On April 6, 2004, the District Court in the Greater Pennsylvania Carpenters case, No. 04 C 1107 consolidated the Pfeiffer and Radigan complaints with the Greater Pennsylvania Carpenters action, and dismissed the Radigan and Pfeiffer actions as separate actions. On April 14, 2004, the court granted the plaintiffs up to 60 days to file an amended consolidated complaint. The Court also designated the Greater Pennsylvania Carpenters Pension Fund as the lead plaintiff in the action and designated Greater Pennsylvania’s counsel as lead counsel.
      On June 10, 2004, a putative class action complaint captioned Joshua Kaplan, et al., v. Whitehall Jewellers, Inc. et al., Case No. 04 C 3971, was filed in the U.S. District Court for the Northern District of Illinois against the Company and certain of the Company’s current and former officers, charging violations of Sections 10(b) and 20(a) of the 1934 Act and Rule 10b-5 promulgated thereunder, and alleging that the Company and its officers made false and misleading statements and falsely accounted for revenue, accounts payable, inventory, and vendor allowances during the putative class period of November 19, 2001 to December 10, 2003. The factual allegations of this complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above.
      On June 14, 2004, lead plaintiff Greater Pennsylvania Carpenters Pension Fund in Case No. 04C 1107 filed a consolidated amended complaint. On July 14, 2004, the District Court in the Greater Pennsylvania Carpenters action consolidated the Kaplan complaint with the Greater Pennsylvania Carpenters action, and dismissed the Kaplan action as a separate action. On August 2, 2004, Whitehall filed a motion to dismiss the consolidated amended complaint. The motion to dismiss was granted in part and denied in part, with plaintiffs granted leave to file an amended complaint by February 10, 2005. On February 10, 2005, the lead plaintiff filed a first amended consolidated complaint. On March 2, 2005, the Company filed a motion to dismiss the amended complaint. Briefing on this motion is not yet complete. If the Company is successful on its motion, the class in this action may be limited to the period November 19, 2001 through June 6, 2002.
      On June 15, 2004, a shareholder derivative action complaint captioned Richard Cusack v. Hugh Patinkin, et al., Case No. 04 CH 09705, was filed in the Circuit Court of Cook County, Illinois, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, breach of fiduciary duties for insider selling and misappropriation of information, and contribution and indemnification. The factual allegations of the complaint are similar to those made in the Greater Pennsylvania Carpenters Pension Fund complaint discussed above. The plaintiff has agreed to the filing of a joint motion to stay the proceedings in this case pending the District Court’s determination of the Defendants’ motions to dismiss in the federal securities class actions. On September 8, 2004, the Court granted a stay motion without argument. The lawsuit has been stayed through June 30, 2005.
      On February 22, 2005, a verified derivative complaint captioned Myra Cureton v. Richard K. Berkowitz, et. al., Case No. 05 C 1050, was filed in the United States District Court, Northern District of Illinois, Eastern Division, for the alleged benefit of the Company against certain of the Company’s officers and directors. The complaint asserts a claim for breach of fiduciary duty. The factual allegations of the complaint are similar to those made in the Richard Cusack and Greater Pennsylvania Carpenters Pension Fund complaints discussed above. The defendants’ time to answer or otherwise plead has not yet come.
      The Company intends to vigorously contest these putative class action complaints and the derivative complaints and exercise all of its available rights and remedies. Given that these cases are in their early stages, it is not possible to evaluate the likelihood of an unfavorable outcome in any of these matters, or to estimate the amount or range of potential loss, if any. While there are many potential outcomes, an adverse outcome in any of these actions could have a material adverse effect on the Company’s results of operations, financial condition or liquidity.

J-2-22

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      As previously disclosed in September 2003, the SEC initiated a formal inquiry of the Company with respect to matters that were the subject of the consolidated Capital Factors actions. The Company has fully cooperated with the SEC in connection with this formal investigation.
      By letter from counsel dated October 26, 2004, A.L.A. Casting Company, Inc. (“ALA”), a supplier and creditor of Cosmopolitan Gem Corporation (“Cosmopolitan”), informed the Company that it had been defrauded by Cosmopolitan and was owed $506,081.55 for goods shipped to Cosmopolitan for which payment was never received. ALA claimed that the Company is jointly and severally liable for the full amount of $506,081.55 owed by Cosmopolitan because the Company aided and abetted Cosmopolitan’s fraud and participated in, induced or aided and abetted breaches of fiduciary duty owed to ALA by Cosmopolitan. ALA has indicated its intention to pursue its claim, but the Company has not received notice that litigation has been filed. The Company intends to vigorously contest this claim and exercise all of its available rights and remedies.
      The Company is also involved from time to time in certain other legal actions and regulatory investigations arising in the ordinary course of business. Although there can be no certainty, it is the opinion of management that none of these other actions or investigations will have a material adverse effect on the Company’s results of operations or financial condition. The Company leases the premises for its office facilities and all of its retail stores, and certain office and computer equipment generally under noncancelable agreements for periods ranging from two to 13 years. Most leases require the payment of taxes, insurance and maintenance costs. Future minimum rentals under noncancelable operating leases as of January 31, 2005 are as follows:

Years Ending January 31	Amount

(In thousands)
2006	$31,142
2007	29,853
2008	28,322
2009	25,053
2010	21,245
Thereafter	48,647

Total future minimum rent obligations	$184,262

      Total rental expense for all operating leases for the years ended January 31, is as follows:

	2005	2004	2003

	(In thousands)
Rental expense:
Minimum	$30,736	$29,750	$28,437
Rentals based on sales	570	761	923
Other	151	387	431

Total rental expense	$31,457	$30,898	$29,791

(17)	Related party transactions
      At the end of fiscal year 2004, Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin owned a 52% equity interest in Double P Corporation, PDP Limited Liability Company and CBN Limited Liability Company which own and operate primarily mall-based snack food stores. A substantial portion of the remaining equity interest is owned by the adult children and other family members of Norman Patinkin, a member of the Company’s Board of Directors. One of Norman Patinkin’s adult children is a director and chief

J-2-23

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
executive officer of Double P Corporation. Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin spent a limited amount of time providing services to Double P Corporation, PDP Limited Liability Company and CBN Limited Liability Company, and such services were provided in accordance with the Company’s Code of Conduct. Messrs. Hugh Patinkin, John Desjardins and Matthew Patinkin received no remuneration for these services other than reimbursement of expenses incurred. In the past, the Company and Double P Corporation agreed to divide and separately lease contiguous mall space. The Company and Double P Corporation concurrently negotiated separately with each landlord (“Simultaneous Negotiations”) to reach agreements for their separate locations. Since the Company’s initial public offering, its policy had required that the terms of any such leases must be approved by a majority of the Company’s outside directors. The Company had conducted such negotiations in less than ten situations, since the Company’s initial public offering in 1996. The Company’s current policy is that it will no longer enter into such Simultaneous Negotiations.
      The Company offers health insurance coverage to the members of its Board of Directors. The health insurance policy options and related policy cost available to the Directors are the same as those available to the Company’s senior level employees.
      The Company operated a program under which executive officers and directors, and parties introduced to the Company by its executive officers and directors, were permitted to purchase most Company merchandise at approximately ten percent above the Company’s cost. No such purchases were made under this program during fiscal year 2004 as compared to approximately $174,000 of such purchases in fiscal year 2003. This program was discontinued during the third quarter of fiscal year 2004. Executive officers and directors, and parties introduced to the Company by its executive officers and directors are now permitted to purchase Company merchandise at the same level of discount that is offered to the Company’s support office employees, field supervisors and store managers, which is less favorable in comparison to the discount that was offered under the discontinued program.

(18)	Unaudited quarterly results
      The Company’s results of operations fluctuate on a quarterly basis. The following table sets forth summary unaudited financial information of the Company for each quarter in fiscal 2004 and 2003. In the opinion of management, this quarterly information has been prepared on a basis consistent with the Company’s audited financial statements appearing elsewhere in this annual report, and reflects adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such unaudited quarterly results when read in conjunction with the audited financial statements and notes thereto.

	2004 Quarters Ended

	April 30,	July 31,	October 31,	January 31,
	2004	2004	2004	2005

	(In thousands, except per share data)
Net sales	$73,028	$72,284	$63,340	$125,554
Gross profit	24,276	24,064	17,559	46,937
Income (loss) from operations	(5,413)	(4,552)	(10,593)	10,687
Net income (loss)	(3,696)	(3,183)	(8,308)	5,304
Diluted earnings per share:
Net income (loss)	$(0.27)	$(0.23)	$(0.60)	$0.38

J-2-24

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)

	2003 Quarters Ended

	April 30,	July 31,	October 31,	January 31,
	2003	2003	2003	2004

	(In thousands, except per share data)
Net sales	$69,149	$72,732	$66,179	$136,595
Gross profit	23,111	24,192	20,880	58,850
Income (loss) from operations	(3,659)	(3,031)	(9,661)	6,886
Net income (loss)	(2,787)	(2,803)	(7,408)	4,284
Diluted earnings per share:
Net income (loss)	$(0.20)	$(0.20)	$(0.53)	$0.30

      In the fourth quarter of fiscal 2003, the Company accrued a litigation reserve of $8.6 million for the consolidated Capital Factors actions and the United States Attorney and SEC investigation.

(19)	Sales by merchandise category
      The following table sets forth our percentage of total merchandise sales by category for the following periods:

	Fiscal Year Ended
	January 31,

	2003	2004	2005

Diamonds	66.4%	65.3%	65.6%
Gold	17.4	15.6	15.6
Precious/ Semi-Precious	14.2	14.6	13.1
Watches	2.0	4.5	5.7

Total Merchandise Sales	100.0%	100.0%	100.0%

      Along with our merchandise assortments, we provide jewelry repair services to our customers (sales from which represented 2.5%, 2.4%, and 2.7% of net sales in the fiscal years ended January 31, 2005, 2004 and 2003, respectively) and jewelry service plans provided through a third party provider (sales from which represented 2.9%. 2.4%, 2.0% in the fiscal years ended January 31, 2005, 2004 and 2003, respectively). Jewelry repair services are provided through independent jewelers under contract.

(20)	Subsequent events
      On March 30, 2005, Hugh M. Patinkin, the Company’s Chairman and Chief Executive Officer, passed away unexpectedly. The Company’s Board of Directors appointed Daniel H. Levy, a member of the Company’s Board of Directors since 1997, as Chairman and Lucinda M. Baier, the Company’s President and Chief Operating Officer as Chief Executive Officer, President and Chief Operating Officer.
      The Company amended the Credit Agreement effective April 6, 2005 in order to, among other things, (i) provide for additional availability under the revolving credit facility through the funding of a $15.0 million additional facility from LaSalle Bank National Association (“LaSalle”) and Back Bay Capital Funding LLC (“Back Bay”) which was funded at closing and will be due July 31, 2006, (ii) add a discretionary overadvance subfacility from LaSalle in the amount of $2 million, (iii) terminate the precious metal consignment facility, (iv) change the maturity date for all outstanding amounts under the Credit Agreement from July 28, 2007 to July 31, 2006, (v) increase the interest rate payable on LIBOR loans from 2.50% to 3.00% above LIBOR,

J-2-25

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
(vi) amend the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) covenant not to be less than 0.75:1.00 as measured at the last day of each of the months during the period of April 2005 to October 2005, 0.80:1.00 at November 30, 2005 and 1.00:1.00 as measured at the last day of each of the months from December 2005 and each month thereafter, (vii) add additional financial covenants related to Minimum Accounts Payable, Capital Expenditures and Minimum Borrowing Availability of $2.0 million (each as defined in the Credit Agreement), (viii) amend the calculation of the borrowing base to lower the advance rate on inventory for certain periods and to modify the types of inventory and accounts receivable included, (ix) add a reserve in the amount of $7.0 million to the borrowing base pending satisfactory completion of a field examination report by LaSalle and Back Bay and (x) add a reserve in the amount of $5.0 million to the borrowing base effective February 1, 2006. The Company expects to have adequate availability under its revolving credit facility throughout fiscal year 2005. However, should actual financial results differ unfavorably from the Company’s current forecast, the availability under its revolving credit facility may be adversely impacted.
(21)     Additional Subsequent Events
      The Company has experienced recurring losses from operations in the first six months of fiscal year 2005 and in the two previous fiscal years. In August 2005, the Company announced that it had named a new Chief Executive Officer. During August 2005, with the participation of the recently named CEO, the Company updated its current and future years financial projections based upon the Company’s recent operating performance, underlying business climate and potential changes in strategic direction. The comparable store sales assumptions were lowered in such projections, which resulted in a decrease in the Company’s projected profitability and cash flows. For the fiscal year ending January 31, 2006, the Company currently is expecting substantially larger pre-tax losses compared to pre-tax loss included in the original budget. As a result of these changes to the Company’s outlook, as of July 31, 2005, the Company recorded: a valuation allowance for the full amount of its deferred tax assets of $13.5 million, a goodwill impairment charge of $5.6 million and an impairment of $3.1 million on certain long-lived assets. Additionally, during the second quarter of fiscal year 2005, the Company slowed payments to certain vendors and received temporary extension of payment terms with certain other vendors in order to manage its liquidity needs. Subsequent to July 31, 2005, the Company received a temporary extension of payment terms, beyond the stated payment terms, with certain of its key merchandise vendors. In early September, 2005, the recently named CEO notified the Company that she would not be assuming employment with the Company causing further uncertainty with regard to the financing alternatives and strategic direction of the Company. As a result of these events, which have occurred subsequent to the completion of the financial statements for the year ended January 31 2005, the Company may be unable to continue as a going concern and, therefore, it may be unable to realize its assets and discharge its liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.
      The Company has taken the following actions to address its liquidity needs, improve its operating performance and implement its strategic plan. These actions, some of which are subject to shareholder approval, are as follows:
      On October 3, 2005, the Company signed a securities purchase agreement with funds managed by Prentice Capital Management, L.P. and the Holtzman Opportunity Fund, L.P. (collectively “Prentice”) which, if approved by the shareholders of the Company, would bring substantial additional capital to the Company.
      On October 3, 2005, the Company entered into a Bridge Term Loan Credit Agreement (the “Bridge Loan Agreement”) with PWJ Lending LLC (“PWJ Lending”), an investment fund managed by Prentice Capital Management, L.P. (“Prentice Capital”), and Holtzman Opportunity Fund, L.P. (“Holtzman”)

J-2-26

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
(together with any other lenders under such agreement from time to time, the “Lenders”), and PWJ Lending as administrative agent and collateral agent for the Lenders. Under the Bridge Loan Agreement, the Lenders provided a term loan (the “Term Loan”) to the Company in the aggregate principal amount of $30,000,000 (the “Commitment Amount”), which bears interest at a fixed rate of 18% per annum, payable monthly, and has a stated maturity date as early as December 30, 2005, but no later than January 31, 2006. The proceeds of the Term Loan were used, among other purposes, to repay a portion of the revolving credit loans then outstanding under the Senior Credit Agreement, to fund a segregated account that will promptly be disbursed into a third party escrow account established for the benefit of certain of the Company’s trade vendors and to pay fees and expenses associated with the transaction. The Company’s obligations under the Bridge Loan Agreement are secured by a lien on substantially all of the Company’s assets, which ranks junior in priority to the liens securing the Company’s obligations under the Senior Credit Agreement. The Bridge Loan Agreement contains a number of affirmative and restrictive covenants and representations and warranties that generally are consistent with those contained in the Company’s Senior Credit Agreement (as amended by the Fourth Amendment). The Company may prepay the Term Loan at any time, provided, however, that if the Term Loan is prepaid with funds from any source other than the proceeds of the Notes (as defined below), then the Company will be required to pay to the Lenders an exit fee of 4% of the Commitment Amount. Under the Bridge Loan Agreement, the Company is required to use the proceeds of a sale of the Notes to retire the Term Loan. While the Lenders may accelerate the obligations of the Company under the Bridge Loan Agreement to be immediately due and payable upon an Event of Default (as defined in the Bridge Loan Agreement), the rights of the Lenders to enforce the obligations are subject to an intercreditor agreement with the holders of debt under the Senior Credit Agreement.
      In connection with the Bridge Loan Agreement, the Company issued 7-year warrants (the “Warrants”), which are immediately exercisable, with an exercise price of $0.75 per share to the Lenders to purchase 2,792,462 shares of the Company’s common stock (i.e., 19.99% of the number of shares currently outstanding). The exercise price of the Warrants will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $0.75 per share.
      Contemporaneously with the entry into the Bridge Loan Agreement, the Company, PWJ Funding LLC (“PWJ Funding”), another fund affiliated with Prentice Capital, and Holtzman entered into a Securities Purchase Agreement (the “Purchase Agreement,” and PWJ Lending, PWJ Funding and Holtzman are collectively referred to herein as “Prentice”).
      Subject to certain terms and conditions set forth in the Purchase Agreement, the Company has agreed to issue to Prentice $50,000,000 of secured convertible notes (the “Notes”). The stated maturity of the Notes will be three years after the date of issuance which maturity generally may be extended by the Company for up to two years. Prentice will have the option to extend the maturity date in the event and for so long as an event of default shall have occurred and be continuing under the Notes or through the date that is ten business days after the consummation of a change of control of the Company in the event a change of control is publicly announced prior to the maturity date. The Notes will be secured by the same second security interest that secures the Term Loan.
      The Notes will bear interest at a rate of 12% per annum, payable quarterly. Interest that becomes payable during the initial three year term of the Notes will be paid in shares of common stock of the Company at the Conversion Price (initially $0.75 per share). The Conversion Price will be reduced, subject to certain limited exceptions, if the Company subsequently issues common stock or the right to acquire common stock at a price of less than $0.75 per share. Interest that becomes payable after the initial three year term of the Notes will be paid in cash.

J-2-27

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      Upon a change of control of the Company (as defined in the Purchase Agreement), the holder of a Note may require the Company to redeem all or any portion of the Note for a price equal to (i) the outstanding principal amount of the Notes, together with any accrued and unpaid interest or late charges thereon multiplied by (ii) 125% (unless the change of control is not approved by a majority of the disinterested members of the Company’s board of directors, in which case the 125% will be 100%).
      The issuance of the Notes under the Purchase Agreement is subject to certain conditions including (i) the approval by the stockholders of the Company of (A) the issuance of the shares of common stock pursuant to the terms of the Notes, (B) an amendment to the Company’s certificate of incorporation providing for a 1-for-2 reverse stock split, and (C) the election of persons designated by Prentice to the Company’s board of directors (the “Board Nominees”), (ii) upon election, such Board Nominees constituting a majority of the members of the board of directors, and (iii) no occurrence of an event, circumstance or fact which resulted in, would result in or could reasonably be expected to a result in an extremely detrimental event to the Company. The Company may terminate the Purchase Agreement under certain circumstances in order to accept a superior proposal. The Notes will contain certain covenants, including limitations on indebtedness, and liens and a prohibition on dividends.
      Under the Purchase Agreement, the Company may not solicit offers, inquiries or proposals or conduct negotiations with any third parties regarding a transaction that involved debt or equity fundraising or that would otherwise be done in lieu of the transaction with Prentice, subject to the Company’s board of directors fulfilling its fiduciary duties to the Company’s shareholders and creditors. The Company may terminate the Purchase Agreement under certain circumstances in order to accept a superior proposal.
      The shares of common stock issuable (i) upon exercise of the Warrants, (ii) upon conversion of the Notes, and (iii) as payment of interest under the Notes, will represent approximately 87% of the issued and outstanding shares of common stock of the Company, assuming (A) no anti-dilution adjustment to the Conversion Price or the Exercise Price and (B) no issuance of common stock or securities convertible, exercisable or exchangeable for common stock prior to the closing of the transaction, other than pursuant to the Notes and Warrants.
      The proceeds to be received by the Company upon the sale of the Notes will be used to retire the Term Loan and for general working capital purposes.
      The Purchase Agreement contains a provision contemplating that 80% of any proceeds to the Company from any proceedings by the Company against Beryl Raff or certain other persons relating to the termination of her employment with the Company, net of litigation costs and the costs relating to any counterclaim against the Company, would be paid by the Company to a trust or other vehicle to be established for the benefit of certain shareholders prior to the closing under the Purchase Agreement and possibly certain creditors.
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company and Prentice entered into a Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of common stock that may be issued (i) upon exercise of the Warrants, (ii) upon conversion of the Notes, and (iii) in payment of interest under the Notes.
      The Company’s Board of Directors formed a Special Committee to consider the terms of the Bridge Loan Agreement, Warrants, Securities Purchase Agreement and Registration Rights Agreement, as well as other financing alternatives. In connection with their evaluation of these transactions the Special Committee and the Board of Directors received the opinion of Duff & Phelps, LLC that the terms of these transactions are fair to the shareholders of the Company from a financial point of view.

J-2-28

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
      Contemporaneously with the entry into the Bridge Loan Agreement and the Purchase Agreement, the Company entered into a Waiver, Consent and Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Revolving Credit and Gold Consignment Agreement (the “Senior Credit Agreement”), dated as of July 29, 2003, by and among the Company, LaSalle Bank National Association (“LaSalle”), as administrative agent and collateral agent for the banks party thereto (“Banks”), the Banks, Bank of America, N.A., as managing agent, and Back Bay Capital Funding LLC, as accommodation facility agent.
      Under the Senior Credit Agreement (as amended by the Fourth Amendment), the Banks provide a revolving line of credit of up to $140,000,000 (the “Revolving Facility”) and an accommodation facility of $15,000,000 (the “Accommodation Facility”), each having a maturity date of October 3, 2008. The Fourth Amendment removes the financial performance covenants and modifies the borrowing base calculation and increases the minimum required availability covenant. The Senior Credit Agreement remains secured by substantially all of the assets of the Company. The Senior Credit Agreement continues to contain affirmative and negative covenants and representations and warranties customary for such financings. Borrowings under the Revolving Facility shall bear interest at the option of the Company (i) at the LIBOR rate plus 250 basis points, or (ii) at the lesser of (a) LaSalle Bank, National Association’s prime rate and (b) the federal funds effective rate plus 50 basis points (such lesser rate, the “Base Rate”). Borrowings under the Accommodation Facility bear interest at the Base Rate plus 800 basis points. The Company may prepay without penalty and reborrow under the Revolving Facility. The Company will be required to pay an early termination fee under certain circumstances if the Revolving Facility is terminated early or if the Accommodation Facility is prepaid. The Banks may accelerate the obligations of the Company under the Senior Credit Agreement to be immediately due and payable upon an Event of Default. The Company intends to use the proceeds for working capital needs, fees and costs associated with the Bridge Loan Agreement and the proposed Note conversion and for general corporate purposes.
      The Company, Prentice Capital and the Banks executed a term sheet (the “Term Sheet”) with certain trade vendors. Vendors holding over 99% of the Company’s aggregate trade debt to inventory suppliers (“Suppliers”) have now executed the Term Sheet. The Term Sheet provides a mechanism for (i) the Company’s satisfaction of its current trade debt (“Trade Debt”) to participating Suppliers, and (ii) the participating Suppliers’ prompt delivery of merchandise to the Company for the upcoming holiday season. Under the provisions of the Term Sheet, the Company will make payments totaling 50% of the Trade Debt at various times up to January 16, 2006. A final payment in the amount of 50% of the Trade Debt, plus accrued interest at 6% from and after January 17, 2006, is required to be made on or about September 30, 2007. The obligations to pay the final 50% of the Trade Debt will be secured by a security interest in substantially all of the Company’s assets ranking junior to the interests securing the Senior Credit Agreement, the Bridge Loan Agreement and the Notes. The Term Sheet is subject to and conditioned upon the execution of definitive documentation among the parties.
      Contemporaneously with the execution of the Purchase Agreement, the Company entered into an amendment to its Amended and Restated Stockholders Rights Plan, dated as of April 28, 1999, between the Company and LaSalle Bank, as the Rights Agent (as so amended, the “Stockholders Rights Plan”) to provide that none of Prentice, any of the other purchasers that may be added under the Securities Purchase Agreement or any of their affiliates or associates (each, a “Buying Person”) shall be deemed to be an Acquired Person (as defined in the Stockholders Rights Plan) and no Distribution Date or Share Acquisition Date (each, as defined in the Stockholders Rights Plan) shall occur and no Rights will otherwise become exercisable as a result of the execution and delivery of the Purchase Agreement, the Notes or the Warrants, the public announcement of such execution and delivery, the performance of the Purchase Agreement, the Notes or the Warrants or the consummation of the other transactions contemplated thereby. After the closing of sale of the Notes under the Purchase Agreement, each Buying Person shall be deemed to be an “Exempt

J-2-29

Whitehall Jewellers, Inc.
Notes to Financial Statements — (Continued)
Person” for purposes of the definition of Acquiring Person and, therefore, not an Acquiring Person regardless of the amount of common stock of the Company beneficially owned by such Buying Person.
      On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. As a result, the Company will record, in accordance with SFAS 144’s asset held for use model, an impairment charge of approximately $5.4 million during the third quarter of fiscal year 2005. The Company plans to liquidate inventory through store closure sales, and such sales will require additional inventory valuation allowances. It is currently anticipated that such inventory allowances will be no less than $14.0 million. The Company currently expects to close these stores by February 2006. The decision to close these stores will result in an impairment of the respective stores’ long-lived assets, as the carrying amount of the respective stores’ long-lived fixed assets will not be recoverable as such assets will be disposed of before the end of its previously estimated useful life.
      In accordance with FASB Statement No. 146 (“SFAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities,” through the quarter ended July 31, 2005, the Company has not recorded any exit or disposal related expenses, including lease terminations, personnel costs and other expenses, associated with the planned store closures. Such expenses will be recorded in the period in which the liability is incurred. At this time, no agreements have been reached which would permit the Company to estimate such disposal costs, which may be material to the financial statements.
      On October 17, 2005, the Company received notification from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the NYSE continued listing standards because its average market capitalization had been less than $25 million over a consecutive 30 trading-day period. The Company’s common stock was delisted from the NYSE as of the close of the market on October 27, 2005. The Company’s common stock currently is quoted on the “pink sheets”.
      On October 26, 2005, the Company received a proposal from Newcastle Partners, L.P. (“Newcastle”). The proposal, which is subject to a number of conditions and definitive documentation, expresses Newcastle’s willingness to offer $1.10 per share in cash by merger or otherwise and cash out warrants and in-the-money options based on that price. Under the proposal, Newcastle would pay off the Company’s recent $30 million bridge loan. Newcastle expects to obtain a commitment to replace the Company’s Senior Credit Agreement or obtain consents from the Company’s senior lenders. A copy of the proposal letter was contained in an amendment to Newcastle’s Schedule 13D which was filed electronically with the SEC on October 27, 2005. On October 27, 2005, the Special Committee of the Company’s Board of Directors responded to the Newcastle proposal by indicating that, on the advice of its financial advisors and counsel, it could not conclude, from the information provided in the Newcastle proposal, that such proposal is reasonably likely to result in a superior proposal within the meaning of the Securities Purchase Agreement executed by the Company in connection with the Prentice transactions.
      On November 1, 2005, the Company announced that Robert Baumgardner has been hired as its President and Chief Executive Officer. Mr. Baumgardner has joined the Company as of November 9, 2005.
      On November 10, 2005, the Board of Directors removed Mr. Steven J. Pully as Chairman of the Board of Directors and appointed Mr. Daniel H. Levy to serve as Chairman.

J-2-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
FINANCIAL STATEMENT SCHEDULE
To the Board of Directors and Shareholders of,
Whitehall Jewellers, Inc.:
      Our audits of the financial statements, of management’s assessment of the effectiveness of internal control over financial reporting and of the effectiveness of internal control over financial reporting referred to in our report dated April 13, 2005 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedule listed in Item 8 of this Form 10-K (Schedule II). In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

PricewaterhouseCoopers LLP
Chicago, Illinois
April 13, 2005

J-2-31

WHITEHALL JEWELLERS, INC.
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
TWELVE MONTHS ENDED JANUARY 31, 2003, 2004 AND 2005

Column A	Column B	Column C	Column D	Column E

	Balance at	Charged to		Balance at
	Beginning	Costs and		End of
Description	of Period	Expenses	Deduction	Period

	(Dollars in thousands)
Twelve months ended 1/31/03
Allowance for doubtful accounts	$673	$1,686	$1,815	$544

Inventory allowance	3,579	7,480	7,492	3,567

Deferred tax valuation allowance	—	—	—	—

Twelve months ended 1/31/04
Allowance for doubtful accounts	$544	$973	$979	$538

Deferred tax valuation allowance	—	769	—	769

Inventory allowance	3,567	5,987	5,823	3,731

Twelve months ended 1/31/05
Allowance for doubtful accounts	$538	$517	$660	$395

Inventory allowance	3,731	7,878	7,352	4,257

Deferred tax valuation allowance	769	599	—	1,368

J-2-32

WHITEHALL JEWELLERS, INC.
Special Meeting of Stockholders
[            ], [            ] [      ], 2005
[Time]
[Location]
[Address]
[Address]
Whitehall Jewellers, Inc.

155 North Wacker Drive, Suite 500, Chicago, Illinois 60606	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on [           ], [           ] [      ], 2005.
By signing this proxy, you hereby appoint                      and                     , and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of capital stock of Whitehall Jewellers, Inc. (the “Company”) held by you as of [          ] [     ], 2005 on the matters shown on the reverse side at the Company’s Special Meeting of Stockholders to be held on [          ] [     ], 2005 or at any postponement or adjournment of the meeting.
Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company’s proxy statement.
Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted “FOR” each proposal.
See reverse for voting instructions.

COMPANY #
CONTROL #
There are three ways to vote your Proxy.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE—TOLL FREE—[            ]—QUICK—EASY—IMMEDIATE

1	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until [___] (E.S.T.) on [ ] [ ], 2005.

2	You will be prompted to enter your [___].

3	Follow the simple instructions the voice provides you.
VOTE VIA INTERNET—[            ]—QUICK—EASY—IMMEDIATE

1	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until [___] (E.S.T.) on [ ] [ ], 2005.

2	You will be prompted to enter your [___].
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Whitehall Jewellers, Inc., c/o [                                          ].
By voting by phone or Internet, you acknowledge receipt of the Notice of the Company’s Special Meeting of Stockholders and the Company’s Proxy Statement dated [            ] [       ], 2005.
If you vote by phone or Internet, please do not mail your proxy card
Ú Please detach here Ú
The Board of Directors Recommends a Vote “FOR” Each Proposal.
Approve the issuance of shares of the Company’s common stock pursuant to the terms of the Company’s secured convertible notes:
☐ For ☐ Against ☐ Abstain
Approve an amendment to the Company’s certificate of incorporation to effect a 1-for-2 reverse stock split of the Company’s capital stock:
☐ For ☐ Against ☐ Abstain
Elect the Director nominees:
Nominee (1) — Charles G. Phillips
☐ For ☐ Against ☐ Abstain
Nominee (2) — Jonathan Duskin
☐ For ☐ Against ☐ Abstain
Nominee (3) — Seymour Holtzman
☐ For ☐ Against ☐ Abstain

Nominee (4) — [____________]
☐ For ☐ Against ☐ Abstain
Nominee (5) — [____________]
☐ For ☐ Against ☐ Abstain
Nominee (6) — [____________]
☐ For ☐ Against ☐ Abstain
By signing this proxy, you hereby acknowledge receipt of the Notice of the Company’s Special Meeting of Stockholders and the Company’s Proxy Statement dated [            ] [      ], 2005.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED THE PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.